UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Rule 14a-101)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Talend S.A.

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TALEND S.A.
5-7 rue Salomon de Rothschild
92150 Suresnes, France
Telephone: +33 (0) 1 46 25 06 00
NOTICE OF ORDINARY AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
To Be Held in Camera at 5-7 rue Salomon de Rothschild, 92150 Suresnes, France at 2:30 p.m. Paris Time on July 26, 2021
To Our Shareholders:
Notice is hereby given that an ordinary and extraordinary general meeting (the “Combined Meeting”) of the shareholders of Talend S.A., a société anonyme organized under the laws of France (which we refer to as Talend or the Company), will be held at 5-7 rue Salomon de Rothschild, 92150 Suresnes, France on July 26, 2021 at 2:30 p.m., local time, for the following purposes, as more fully described in the accompanying proxy statement:
Within the authority of the Ordinary Shareholders’ Meeting:
1.
To approve appointment of Amy Coleman Redenbaugh as director subject to conditions precedent.

2.
To approve appointment of Kenneth Virnig as director subject to conditions precedent.

3.
To approve appointment of Mike Hoffmann as director subject to conditions precedent.

4.
To approve appointment of Elizabeth Yates as director subject to conditions precedent.

5.
To approve appointment of David Murphy as director subject to conditions precedent.

6.
To approve appointment of Kristin Nimsger as director subject to conditions precedent.

7.
To approve appointment of Jim Hagan as director subject to conditions precedent (proposals no. 1 – 7, the “Appointments,” and such proposals together, the “Governance Proposal”).

Within the authority of the Extraordinary Shareholders’ Meeting:
8.
To review and approve a draft partial asset contribution agreement and approval of the contribution subject thereof, governed by the demerger legal regime (apport partiel d’actifs soumis au régime des scissions) by the Company to Talend SAS, a wholly-owned subsidiary of the Company, of all of its assets and liabilities, rights and obligations of any kind and other legal relationships in relation to its business in accordance with the terms of the Contribution Agreement (as this term is defined herein) (the “Demerger”) and delegation of powers to the board of directors (the “Board”) to implement such contribution (the “Demerger Proposal”).

9.
To review and approve a draft cross-border merger plan by absorption of the Company by Tahoe AcquireCo B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, in accordance with the terms of the Merger Plan (as this term is defined herein) (the “Merger,” and such proposal, the “Merger Proposal” and the Governance Proposal, the Demerger Proposal, and the Merger Proposal together are referred to herein as the “Post-Offer Reorganization Proposals.” )

10.
To give powers to carry out all filing and publication formalities required by law (the “Powers Proposal”).

This proxy statement will also provide information to shareholders of Talend S.A. concerning the offer (the “Offer”) made by Tahoe Bidco B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Purchaser”) and an affiliate of Tahoe Bidco (Cayman), LLC, an exempted company organized under the laws of the Cayman Islands (“Parent”) and an affiliate of Thoma Bravo L.P. (“Thoma Bravo”), to purchase all of the issued and outstanding ordinary shares of the Company, nominal value €0.08 per share (the “Ordinary Shares”) and American Depository Shares, each representing one Ordinary Share (which we refer to as “ADSs”), of Talend for $66.00 per Ordinary Share and ADS, in cash. The Offer was launched by Purchaser on June 11, 2021 pursuant to the Memorandum of Understanding, dated March 10, 2021, by and between Talend S.A. and Parent (the “Memorandum of Understanding”), which was filed as Exhibit 2.1 to a Current Report on Form 8-K filed with the Securities Exchange Commission on March 10, 2021. A copy of the Memorandum of Understanding is attached as Annex B to the accompanying proxy statement. This is a discussion item only and shareholders will not vote on this item.
The Memorandum of Understanding, the Offer and certain of the other transactions contemplated by the Memorandum of Understanding which would be effected in connection with the Offer are described more fully in the attached proxy statement, and we urge you to read it carefully and in its entirety.
The Board has unanimously determined that the foregoing resolutions and the other transactions contemplated by the Memorandum of Understanding are fair to, and in the best interests of, Talend and the shareholders of Talend and approved and declared advisable the Memorandum of Understanding and the Offer and the other transactions contemplated by the Memorandum of Understanding. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors, including those discussed in the attached proxy statement.
The Board recommends that you vote “FOR” the Governance Proposal, “FOR” the Demerger Proposal, “FOR” the Merger Proposal, and “FOR” the Powers Proposal.
The failure of the Combined Meeting to adopt the Post-Offer Reorganization Proposals and the Powers Proposal may delay Purchaser’s ability to consummate the Merger and the Demerger if the Offer is consummated. Please note that you are NOT being asked to tender your Ordinary Shares and ADSs with this proxy statement. Pursuant to the Memorandum of Understanding, on June 11, 2021, Purchaser commenced a tender offer for all of the outstanding Ordinary Shares, ADSs, and certain other outstanding equity interests of Talend.
Your vote is very important, regardless of the number of Ordinary Shares or ADSs you own. The Demerger and the Merger cannot be completed unless the Demerger Proposal and the Merger Proposal are adopted by the affirmative vote of two-thirds of the total number of votes cast at the Combined Meeting, and the Appointments cannot be completed unless the Governance Proposal is adopted by a majority of the votes cast at the Combined Meeting. If we fail to secure the number of votes required to adopt and approve the Governance Proposal, Demerger Proposal, Merger Proposal, or the Powers Proposal at the Combined Meeting, Purchaser or one of its affiliates may, in their discretion, elect to request the Company to call a subsequent general meeting to raise the Governance Proposal, the Demerger Proposal, the Merger Proposal and/or the Powers Proposal and vote their shares in favor of the adoption and approval of such proposals. Following the conclusion of the Offer, Purchaser will own a sufficient number of shares to approve the proposals, or any alternative shareholder proposals, without any additional votes from the other shareholders of Talend. However, the failure to adopt and approve the Governance Proposal, the Demerger Proposal, the Merger Proposal and the Powers Proposal at the Combined Meeting may reduce the likelihood of the Demerger and the Merger closing, and the Appointments being made, in a timely manner or at all.
If you are a holder of Ordinary Shares at 00:00 a.m., Paris time, on July 22, 2021, you will be eligible to vote at the Combined Meeting. You may (i) vote by submitting your proxy card by mail, (ii) grant your voting proxy directly to the chairman of the Combined Meeting, or (iii) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union. If you vote in advance of the Combined Meeting by submitting your proxy card, you will not be able to change your vote.

If you are a holder of ADSs, you are not entitled to vote directly at the Combined Meeting. You may instruct JPMorgan Chase Bank, N.A. (the “Depositary”), either directly or through your broker, bank, or other nominee, how to vote the Ordinary Shares underlying your ADSs. Please note that only holders of Ordinary Shares, and not ADS holders, are entitled to vote directly at the Combined Meeting. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Combined Meeting as June 30, 2021 (the “ADS Record Date”). If you wish to have your votes cast at the meeting, you must obtain, complete and timely return a voting instruction form from the Depositary, if you are a registered holder of ADSs, or from your broker, bank, or other nominee in accordance with any instructions provided therefrom.
Please read the proxy statement and the accompanying materials. No matter how many Ordinary Shares or ADSs you own, please submit your proxy card or voting instruction form, as applicable, in accordance with the procedures described above.
By Order of the Board of Directors, Christal Bemont Chief Executive Officer
Suresnes, France Dated: June 21, 2021

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SUMMARY
The following summary highlights selected information in this proxy statement, delivered on or about July 8, 2021 to all holders of the Company’s Ordinary Shares, and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 105.
Parties to the Transactions (Page 30)
Talend S.A., a société anonyme organized under the laws of France (which we refer to as Talend, we or us), with headquarters in Suresnes, France, is a leader in data integration and data integrity. Talend’s software platform, Talend Data Fabric, integrates data and applications in real-time across modern big data and cloud environments, as well as traditional systems, allowing organizations to develop a unified view of their business and customers.
Talend American Depositary Shares (“ADSs”), each representing one ordinary share, nominal value €0.08 per share (the “Ordinary Shares”), are listed on the Nasdaq Stock Market LLC (which we refer to as Nasdaq), under the symbol “TLND”.
Thoma Bravo, L.P., a Delaware limited partnership (which we refer to as Thoma Bravo). Thoma Bravo is one of the largest private equity firms in the world, with more than $78 billion in assets under management as of March 31, 2021. The firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Over the past 20 years, the firm has acquired more than 300 companies representing over $85 billion in enterprise value. Thoma Bravo has offices in Chicago, Miami and San Francisco.
Tahoe Bidco (Cayman), LLC, an exempted company organized under the laws of the Cayman Islands (which we refer to as Parent) and an affiliate of Thoma Bravo, was incorporated for the purpose of consummating the transactions contemplated by the Memorandum of Understanding. On June 8, 2021, Tahoe Bidco (Cayman), LLC assigned all of its rights and obligations under the Memorandum of Understanding to Purchaser.
Tahoe Bidco B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an affiliate of Parent, was incorporated for the purpose of consummating the transactions contemplated by the Memorandum of Understanding.
Tahoe AcquireCo B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an affiliate of Parent, was incorporated for the purpose of consummating the Merger.
Talend S.A.S., Talend S.A.S. is a société par actions simplifiée organized under the laws of France, whose registered office is located at 5-7 rue Salomon de Rothschild, 92150 Suresnes, France, registered with the trade and companies register of Nanterre under the number 852 579 184. Talend S.A.S. is a wholly owned subsidiary of Talend.
The Offer and Post-Offer Reorganization (Page 31)
The Offer (page 31)
As previously announced on June 11, 2021, Purchaser commenced a tender offer (the “Offer”) and filed a Schedule TO with the SEC, as it may be amended to time to time (the “Schedule TO”) to acquire all the outstanding Ordinary Shares of the Company, including ADSs, and Ordinary Shares issuable upon the exercise of any outstanding options, warrants, convertible securities or rights to purchase, subscribe for, or be allocated Ordinary Shares, (the “Company Shares”). The Company has filed a Schedule 14D-9 with the SEC, including with all agreements and exhibits thereto, as may be amended from time to time (the “Schedule 14D-9”). Unless the Offer is earlier terminated, the Offer will expire at 5:00 p.m., New York time, on July 28, 2021 (the “Expiration Time”, unless the Offer is extended in accordance with the Memorandum of Understanding, in which case “Expiration Time” will mean the latest time and date at which the Offer, as so extended by Purchaser, will expire).
The obligation of Purchaser to consummate the Offer is conditioned upon, among other things, the valid tender pursuant to the Offer of 80% of the outstanding Company Shares, including those represented by ADSs, Ordinary Shares issuable upon the exercise conversion or exchange of any option, warrants, convertible notes, stock appreciation rights, or other rights to acquire Ordinary Shares then outstanding (excluding the 1.75% convertible senior notes due September 1, 2024 issued by the Company in September 2019 (the “Convertible Notes”)) (the “Minimum Condition”). However, the Minimum Condition may be reduced to any percentage as low as 67% in Purchaser’s sole discretion.
You are not being asked to tender your shares at the Combined Meeting.
The Post-Offer Reorganization (page 31)
Following and contingent upon the consummation of the Offer, the parties intend to consummate a series of transactions, including the Demerger, the Merger, and the Post-Merger Reorganization, intended to ensure that Purchaser will become the sole owner of the Company’s businesses and operations, and that in exchange therefore, each holder of Company Shares that did not tender its Company Shares in the Offer is entitled to receive (subject to the completion of such transactions) the same consideration that it would have received as if it tendered such Company Shares in the Offer, subject to any applicable taxes. You are not being asked to tender your shares at the Combined Meeting. As a result of the Offer and the other transactions contemplated by the Memorandum of Understanding, Talend will cease to be a publicly traded company and will be (indirectly) wholly owned by Thoma Bravo. However, even if the Proposals contemplated herein are approved by the shareholders, Purchaser may elect, in its sole discretion, to not effect the Post-Offer Reorganization and may instead elect to take alternative action to effectuate a corporate reorganization in a different way.
The Combined Meeting is being called in connection with the Post-Offer Reorganization for Talend shareholders to vote on the resolutions to approve the Appointments, the Demerger, and the Merger. You will also be provided with information regarding the Offer and the Post-Merger Reorganization. See “The Offer and Post-Offer Reorganization — The Post-Offer Reorganization” beginning on page 31.
The Appointments (page 32)
In accordance with the Memorandum of Understanding and effective on the Offer Acceptance Time, Talend and Purchaser have agreed to use reasonable best efforts to ensure that the Board will be comprised of nine (9) directors (or such lesser or greater number as specified by Purchaser). Of the nine (9) directors, at least seven (7) (or such lesser or greater number as specified by Purchaser) of whom are to be designated by Purchaser in its sole discretion, and the remaining two (2) of which are to be “independent” (as defined by Nasdaq rules) and are not employees, directors, officer or representatives of Purchaser or any of their affiliates, designated by Purchaser in its sole discretion.
Each of Nora Denzel, Elizabeth Fetter, Thierry Sommelet, Elissa Fink, and Ryan Kearny have agreed to resign, each of which is subject to and effective only as of the Offer Acceptance Time. Christal Bemont will remain on the Board. Patrick Jones and Steve Singh will remain on the Board as the independent directors.
The shareholders are being asked to, subject to Offer Acceptance Time (i) appoint Amy Coleman Redenbaugh as a director to replace Nora Denzel, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (ii) appoint Kenneth Virnig as a director to replace Elizabeth Fetter, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (iii) appoint Mike Hoffmann as a director to replace Thierry Sommelet, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (iv) appoint Elizabeth Yates as a director to replace Elissa Fink, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (v) appoint David Murphy as a director to replace Ryan Kearny, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (vi) appoint Kristin Nimsger to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; and (vii) to appoint Jim Hagan to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.
If the Offer is not consummated and/or the Offer Acceptance Time does not occur, the resignations of the current directors will have no effect and the appointments of Amy Coleman Redenbaugh, Kenneth Virnig, Mike Hoffmann, Elizabeth Yates, David Murphy, Kristin Nimsger, and Jim Hagan will not occur.
The Demerger (page 32)
Following and subject to the consummation of the Offer, Talend intends to transfer all of its assets and liabilities to a société par actions simplifiée organized under the laws of France and wholly owned by Talend (“Talend SAS”), in accordance with a draft asset contribution agreement under the demerger legal regime in accordance with French law (the “Demerger Agreement” and such transaction, the “Demerger”), in exchange for new ordinary shares of Talend SAS. In connection with the Demerger, Talend will file a tax ruling in accordance with article 209 II of the French Tax Code.
As a result of the Demerger, Talend SAS would own all of Talend’s assets and liabilities, rights and obligations of any kind and other legal relationships in relation to Talend’s business, with the exception of those, as the case may be, specifically excluded as listed in the Contribution Agreement. See “The Offer and Post-Offer Reorganization — The Demerger” beginning on page 32.
The Merger (page 33)
Following and subject to the consummation of the Demerger, a cross-border merger will be effectuated of Talend with and into Tahoe AcquireCo B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands that is a direct, wholly owned subsidiary of Purchaser, pursuant to a cross-border merger plan (the “Merger Plan”), in accordance with inter alia Directive (EU) 2017/1132 of June 14, 2017 relating to certain aspects of company law, Articles 2:309 et seq. and 2:333b et seq. of the Dutch Civil Code (Burgerlijk Wetboek) (the “DCC”), Articles L. 236-1 et seq and L. 236-25 et seq. of the French Commercial Code, entered into between Talend and Tahoe AcquireCo B.V. Tahoe AcquireCo B.V. will survive the Merger and, as a result of such Merger, each Company Share outstanding immediately prior to the consummation of the Merger will be exchanged into one duly authorized, validly issued and fully paid share of Tahoe AcquireCo B.V.
Upon the consummation of the Demerger and the Merger, Talend will cease to exist as société anonyme organized under the laws of France and the surviving entity shall be Tahoe AcquireCo B.V., which, as a result of the Merger, will hold all of the outstanding ordinary shares of Talend SAS.
Any holders of Ordinary Shares or ADSs that did not tender such Company Shares in the Offer will, as a result of the Demerger and the Merger, own an equivalent proportional equity ownership in Tahoe AcquireCo B.V.
See “The Offer and Post-Offer Reorganization — The Merger” beginning on page 33.
The Post-Merger Reorganization (page 34)
Following the completion of the Demerger and the Merger, Purchaser may (but, for the avoidance of doubt, shall not be required to) engage in a series of transactions whereby any holders of equity of Tahoe AcquireCo B.V. that are not affiliates of Thoma Bravo will have their equity cancelled in exchange for the consideration they would have received if they had tendered their Company Shares in the Offer Price, in accordance with Dutch law and subject to any applicable tax withholding. See “The Offer and Post-Offer Reorganization — The Post-Merger Reorganization” beginning on page 34.
Effect on Talend if the Offer is Not Completed (Page 35)
If the Offer is not completed, Talend shareholders will not receive the Offer Price pursuant to the Offer and the Combined Meeting proposals that are adopted as a result of the Combined Meeting will not be implemented. Instead, Talend shareholders would remain shareholders in an independent public company organized under the laws of France. Your vote on the proposals presented at the Combined Meeting, whether for, against or an abstention, will not affect your ability to tender your Company Shares in the Offer.
Effect on Talend if the Governance Proposal, the Demerger Proposal, the Merger Proposal and the Powers Proposal are Not Approved (Page 36)
If each of the Governance Proposal, the Demerger Proposal, the Merger Proposal and the Powers Proposal (together, the “Proposals”) are not approved at the Combined Meeting, the Company may, following consultation with Purchaser, duly call and give notice of another general meeting to consider or reconsider the Proposals. However, the failure to adopt the Proposals at the Combined Meeting or any subsequent meeting called by the Board will have no effect on Purchaser’s obligations to consummate the Offer.
Further, following the consummation of the Offer by Purchaser, Purchaser will own a sufficient number of Company Shares to approve the Proposals at any subsequent general meeting called to reconsider the Proposals. As a result, Purchaser may effectuate the Proposals, or any alternative shareholder proposals, without any additional vote of other holders of Company Shares following the consummation of the Offer.
Nonetheless, the Board encourages you vote to for “FOR” the Proposals at the Combined Meeting. Failure to do so could delay the transactions contemplated by the Memorandum of Understanding and such delay could have a negative impact on Talend’s businesses and operations.
Recommendation of the Board and the Reasons for the Offer and the Other Transactions Contemplated by the Memorandum of Understanding (Page 47)
After careful consideration of various factors as described in the section entitled “Information Related to the Offer and the Other Transactions Contemplated by the Memorandum of Understanding — Recommendation of the Board and Reasons for the Offer and the Other Transactions Contemplated by the Memorandum of Understanding” beginning on page 47, the Board has unanimously determined that the Offer and the other transactions contemplated by the Memorandum of Understanding are consistent with and will further the business objectives and goals of Talend and are in the best interests of Talend and Talend’s shareholders, and has approved and declared advisable the Memorandum of Understanding and the Offer and the other transactions contemplated by the Memorandum of Understanding. The Board has also unanimously resolved that the Post-Offer Reorganization Proposals be submitted for consideration by the shareholders of Talend at a Combined Meeting of Shareholders and recommended that the shareholders of Talend vote to adopt the Proposals. The Board consulted with Talend’s outside financial and legal advisors and senior management and considered a number of factors that the Board believes support its decision.
The Board recommends that you vote “FOR” the Demerger Proposal, “FOR” the Merger Proposal, “FOR” the Governance Proposal and “FOR” the Powers Proposal.
See “Information Related to the Offer and the Other Transactions Contemplated by the Memorandum of Understanding — Recommendation of the Board and Reasons for the Offer and the Other Transactions Contemplated by the Memorandum of Understanding” beginning on page 47.
Opinion of Qatalyst Partners LP (Page 54)
At the meeting of the Board on March 9, 2021, Qatalyst Partners LP (“Qatalyst Partners”) rendered to the Board its oral opinion, subsequently confirmed in writing, to the effect that, as of March 9, 2021, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Offer Price to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the Memorandum of Understanding by the holders of ADSs, in their capacity as holders of ADSs (other than Parent or any affiliate of Parent), was fair, from a financial point of view, to such holders.
The full text of the opinion of Qatalyst Partners, dated as of March 9, 2021, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully and in its entirety.
Qatalyst Partners’ opinion was provided to the Board and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the Offer Price to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the Memorandum of Understanding by the holders of ADSs, in their capacity as holders of ADSs (other than Parent or any affiliate of Parent). It does not address any other aspect of the Offer. It does not constitute a recommendation as to whether any holder should tender Ordinary Shares or ADSs in connection with the Offer and does not in any manner address the price at which the ADSs will trade at any time.
For a description of the opinion that the Board received from Qatalyst Partners, see “Information related to the Offer and the other transactions contemplated by the Memorandum of Understanding — Opinion of Qatalyst Partners LP” beginning on page 54.
Offer Price (Page 60)
If you tender your Company Shares, upon completion of the Offer, you will be entitled to receive $66.00 per Ordinary Share and per ADS, without interest and less applicable withholding taxes, payable in cash, upon the terms and conditions set forth in the Memorandum of Understanding and the Offer (the “Offer Price”). If you hold your Company Shares through a broker, dealer, commercial bank, trust company, or nominee, you should consult such broker, dealer, commercial bank, trust company, or nominee to determine whether any charges will apply.
The Memorandum of Understanding (Page 60)
References in this section to “Parent” mean Purchaser, as successor by assignment to the rights and obligations of Parent under the Memorandum of Understanding.
The Memorandum of Understanding, a copy of which is attached as Annex B, and the summary in this proxy statement are included to provide you with information regarding its terms but does not purport to be complete and is qualified in its entirety by reference to the Memorandum of Understanding itself, which was filed by Talend as Exhibit 2.1 to its Current Report on Form 8-K filed with the SEC on March 10, 2021, and which is incorporated by reference. See “Information Related to the Offer and the Other Transactions Contemplated by the Memorandum of Understanding — The Memorandum of Understanding” beginning on page 60.
Conditions of the Offer (Page 62)
The respective obligations of Talend, Parent and Purchaser to consummate the Offer are subject to the satisfaction or waiver of certain customary conditions, including the receipt of certain regulatory approvals, the absence of any legal prohibitions to the consummation of the Offer, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Memorandum of Understanding. See “Information Related to the Offer and the Other Transactions Contemplated by the Memorandum of Understanding — Conditions of the Offer” beginning on page 62.
Treatment of Equity Awards (Page 64)
Treatment of Ordinary Shares, ADSs, Share Options, Free Shares (RSUs), Warrants, and ESPP (Page 64)
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Ordinary Shares and ADSs.   Each share of our Ordinary Shares and ADSs outstanding immediately prior to the effective time of the Offer (other than excluded shares) will be converted into the right to receive th Offer Price from Thoma Bravo.

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Vested Share Options.   In connection with the Offer, each holder of vested and outstanding share options to purchase our ordinary shares may enter into a cashless arrangement or a financing facility to fund the payment of the aggregate exercise price and withholding obligations upon the exercise of such vested share options, subject to an agreement to tender the ordinary shares acquired upon such exercise and to pay the cost of such aggregate exercise price and withholding obligations in connection with such exercise. In addition, certain vested and outstanding share options to purchase ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled as of the effective time of the Offer, and certain vested and outstanding share options to purchase ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled following the consummation of the Offer, after giving effect to the transactions to be consummated at the end of any Subsequent Offering Period and immediately prior to the consummation of the Post-Offer Reorganization in exchange for a cash indemnification payment in accordance with the applicable option plan.
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Unvested Share Options.   In connection with the Offer, each holder of unvested, outstanding and unexercised share options to purchase our ordinary shares granted under our 2017 stock option plan and our 2016 stock option plan may elect for the cancellation of such unvested share options in exchange for receiving a cash payment in respect of each share subject to such unvested share options in an amount equal to $66.00, less the per share exercise price of such unvested share option, subject to any required withholding of taxes, referred to as the cash replacement option amount. Unvested, outstanding and unexercised share options granted on or after August 4, 2020, will automatically be cancelled in exchange for the right to receive the cash replacement option amount. The cash replacement option amount will be paid when the vesting conditions with respect to the unvested share options for which they are exchanged are satisfied and will generally be subject to the terms of such exchanged share options. In addition, any remaining unvested and outstanding share options to purchase ordinary shares granted under our 2017 stock option plan and our 2016 stock option plan, will be cancelled following the consummation of the Offer, after giving effect to the transactions to be consummated at the end of any Subsequent Offering Period and immediately prior to the consummation of the Post-Offer Reorganization in exchange for a cash payment in accordance with the applicable option plan. Such cash payment will be paid when the vesting conditions with respect to the unvested share options for which they are exchanged are satisfied and will generally be subject to the terms of such exchanged share options.

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Unvested Free Shares.   In connection with the Offer, each outstanding and unvested free share will automatically be cancelled in exchange for the right to receive a cash payment in an amount equal to $66.00 per share, or the cash replacement free share amount. The cash replacement free share amount will be paid when the vesting conditions with respect to the free shares for which they are exchanged are satisfied and will generally be subject to the terms of such exchanged free shares.

•
Company Warrants.   All outstanding and unexercised warrants (BSA or BSPCE) to subscribe for ordinary shares shall immediately vest and become fully exercisable. In connection with the Offer, each holder of a company warrant to purchase our ordinary shares may enter into a cashless arrangement or a financing facility to fund the payment of the aggregate exercise price and withholding obligations upon the exercise of such company warrants, subject to an agreement to tender the ordinary shares acquired upon such exercise and to pay the cost of such aggregate exercise price and withholding obligations in connection with such exercise. In addition, certain vested and outstanding warrants to subscribe for ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled as of the effective time of the Offer, and certain vested and outstanding warrants to subscribe for ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled following the consummation of the Offer, after giving effect to the transactions to be consummated at the end of any Subsequent Offering Period and immediately prior to the consummation of the Post-Offer Reorganization in exchange for a cash indemnification payment in accordance with the applicable warrant agreement.

•
ESPP.   With respect to the Company’s employee stock purchase plan, or the ESPP, in accordance with the applicable provisions of the Memorandum of the Understanding, each offering under the ESPP that was outstanding as of the execution date of the Memorandum of Understanding has been shortened and each then-outstanding purchase right under the ESPP exercised, such that there are no outstanding offerings under the ESPP as of the date hereof. The ESPP was terminated effective as of the commencement date of the tender offer.

See “The Memorandum of Understanding — Treatment of Equity Awards” beginning on page 64.

Go Shop Period; No Shop Period (Page 68)
For a period ending on April 10, 2021 (the “Go Shop Period”), Talend and their respective affiliates and representatives were permitted to:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an alternate acquisition proposal;

•
subject to the entry into, and in accordance with, a confidentiality agreement with the Company on terms not less restrictive in any material respect on such person than the confidentiality agreement between the Company and Parent, furnish to any person any non-public information relating to the Company or afford to any such access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an alternate acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an alternate acquisition proposal, provided, however, that the Company will:

•
promptly (and in any event within 48 hours) provide to Parent, or provide to Parent access to, any such non-public information concerning the Company that is provided to any such person that was not previously provided or made available to Parent, and

•
not provide any competitively sensitive non-public information to any person who is or whose affiliates are a competitor of the Company, except in accordance with the Memorandum of Understanding;

•
amend, modify or waive any rights under or release any person from any “standstill” or other similar agreement with any person solely to allow such person to submit or amend an alternate acquisition proposal on a confidential basis to the Board; and

•
participate or engage in discussions or negotiations with any such person with respect to an alternate acquisition proposal.

As of 12:01 a.m. Pacific time on April 10, 2021 (the “No Shop Period Start Date”), the Go Shop Period ended. Except as otherwise permitted by the Memorandum of Understanding as described below, Talend has agreed that, as of the beginning of the No Shop Period Start Date, neither Talend nor any of its subsidiaries or representatives will, directly or indirectly:
•
initiate, solicit, induce, or knowingly take any action with a view to facilitate or encourage, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an alternate acquisition proposal;

•
engage or otherwise participate in any discussions or negotiations (including by way of furnishing non-public information or granting access to any of the properties or assets of the Company or its subsidiaries) with any person relating to any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an alternate acquisition proposal;

•
accept, approve, endorse or recommend any alternate acquisition proposal;

•
approve or recommend or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, tender offer agreement, acquisition agreement, business combination agreement, joint venture agreement, option agreement or other similar agreement in respect of any alternate acquisition proposal; or

•
propose publicly or agree to do any of the foregoing related to any alternate acquisition proposal.

See “The Memorandum of Understanding — Go Shop Period; No Shop Period” beginning on page 68).
Termination of the Memorandum of Understanding (Page 71)
Talend and Parent may, by mutual written consent, terminate the Memorandum of Understanding and abandon the Offer any time prior to the time at which Purchaser accepts for payment and pays for each Ordinary Share and ADS tendered in the Offer (the “Offer Acceptance Time”).

The Memorandum of Understanding may also be terminated and the Offer and the Post-Offer Reorganization may be abandoned any time prior to the Offer Acceptance Time as follows:
•
by either Parent or Talend:

•
for a failure to consummate the Offer by December 31, 2021, as described in the section entitled “The Memorandum of Understanding — Termination” beginning on page 71;

•
if any order permanently restraining, enjoining or otherwise prohibiting consummation of the Offer has become final and non-appealable; or

•
at any time prior to the public announcement of the recommendation of the Board regarding the Offer following the completion of the consultation with the works council (Comité social et économique) of Talend, in certain circumstances as further described in the section entitled “The Memorandum of Understanding — Termination” beginning on page 71;

provided that certain conditions are satisfied as described in the section entitled “The Memorandum of Understanding — Termination” beginning on page 71;
•
by Parent, if:

•
there is a breach of any representation, warranty, covenant or agreement made by Talend in the Memorandum of Understanding or any such representation and warranty becomes untrue as described in the section entitled “The Memorandum of Understanding — Termination” beginning on page 71; or

•
a triggering event occurs (as further described in the section entitled “The Memorandum of Understanding — Termination” beginning on page 71) occurs; or

•
by Talend:

•
if there is a breach of any representation, warranty, covenant or agreement made by Parent in the Memorandum of Understanding or any such representation and warranty becomes untrue as described in the section entitled “The Memorandum of Understanding — Termination” beginning on page 71; or

•
under certain circumstances, in order to enter into a definitive agreement providing for a superior proposal if Talend, prior to or concurrently with such termination, pays to Parent in immediately available funds $47.9 million.

See “The Memorandum of Understanding — Termination” beginning on page 71.
Specific Performance (Page 73)
Talend and Parent have agreed that in the event of any breach of the Memorandum of Understanding, irreparable harm would occur that monetary damages could not make whole and that accordingly, each party will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of the Memorandum of Understanding in any action without the posting of bond or undertaking.
Interests of Certain Persons in the Offer and the Other Transactions Contemplated by the Memorandum of Understanding (Page 73)
When considering the recommendation of the Board that you vote to adopt each of the proposals presented at the Combined Meeting, you should be aware that certain members of Talend management and the Board may be deemed to have certain interests in the Offer and the other transactions contemplated by the Memorandum of Understanding that are different from or in addition to the interests of Talend shareholders generally. The Board was aware of these interests and considered that such interests may be different from or in addition to the interests of the Talend shareholders generally, among other matters, in determining to approve the Memorandum of Understanding, the Offer and the other transactions contemplated by the Memorandum of Understanding and in recommending the proposals presented at the Combined Meeting. These interests may include the following:

•
continued exculpation, indemnification and advancement of expenses, and directors’ and officers’ liability insurance through six years following the Offer Acceptance Time, to be provided by Talend;

•
if an executive officer’s employment experiences a qualifying termination within the change of control period as described in further detail in the section of this Schedule 14A captioned “— Executive Officer Severance and Change in Control Arrangements,” a lump sum payment in an amount equal to 100% (or 150% for Ms. Bemont) of the executive officer’s annual base salary, subject to the executive officer’s timely execution and non-revocation of a release of claims (the “release requirement”);

•
if an executive officer experiences a qualifying termination within the change of control period, a lump sum payment equal to the pro-rata portion of the executive officer’s target annual bonus (based on the number of full months worked by the executive officer during the fiscal year in which the executive officer’s termination occurs), offset by any portion of the annual bonus attributable to such fiscal year that has become payable as of the date of the named executive officer’s termination;

•
if an executive officer experiences a qualifying termination within the change of control period, reimbursement of COBRA premiums through the earliest of (i) the 12-month anniversary (or 18-month anniversary for Ms. Bemont) of the date of the termination of employment, (ii) the date on which the executive officer or his or her eligible dependents become covered under similar plans, or (iii) the date on which the executive officer or his or her eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if we determine that we cannot make these COBRA reimbursements without potentially violating applicable law, such executive officer will receive a lump sum payment equal to the cost of his or her group health coverage in effect on the date of his or her termination of employment, multiplied by 12 (or 18, in the case of Ms. Bemont); and

•
if an executive officer experiences a qualifying termination within the change of control period, acceleration of vesting of any then-unvested shares subject to then-outstanding equity awards and, for any outstanding equity awards with performance-based vesting requirements, the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels.

See “Information Related to the Offer and the Other Transactions Contemplated by the Memorandum of Understanding — Interests of Certain Persons in the Offer and the Other Transactions Contemplated by the Memorandum of Understanding” beginning on page 73.
Treatment of Certain Indebtedness (Page 77)
It is expected that the Offer will constitute a Fundamental Change (as defined in the Indenture) and a Make-Whole Fundamental Change (as defined in the Indenture) under the terms of the indenture governing the Convertible Notes (the “Indenture”). As a result of the Offer, holders of the Convertible Notes will have the right to convert their Convertible Notes at their option in connection with such Make-Whole Fundamental Change in accordance with the terms of the Indenture. As a result of the Offer, holders of the Convertible Notes will also have the right to require the Company to repurchase their Convertible Notes at a price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest to, but excluding, the date of such repurchase in accordance with the terms of the Indenture.
Certain Material Tax Consequences (Page 77)
Certain U.S. Federal Income Tax Consequences (Page 77)
The receipt of cash in exchange for your Company Shares pursuant to the Offer (including during any subsequent offering period, as it may be extended by Parent or Purchaser) or the Liquidation, assuming the Liquidation actually occurs, generally will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. We urge you to consult with your own tax advisor as to the particular tax consequences to you of receiving cash in exchange for your Company Shares in the Offer or, if you make the decision not to tender your Company Shares in the Offer, in connection with the anticipated Post-Merger Reorganization. See “Certain Material Tax Consequences — Certain U.S. Federal Income Tax Consequences” beginning on page 77.

Certain French Tax Consequences (Page 80)
The receipt of cash in exchange for your Ordinary Shares pursuant to the Offer (including during any subsequent offering period, as it may be extended by Parent or Purchaser) or the Post-Merger Reorganization generally will be a taxable transaction for French tax purposes. In general, a French holder that sells Ordinary Shares pursuant to the Offer will recognize a gain or loss for French tax purposes that will be subject to a different tax regime depending on whether the French holder is an individual subject to personal income tax or a company subject to corporate income tax. In general, a non-French holder that sells Ordinary Shares pursuant to the Offer will not be subject to French income tax in respect of such sale of Ordinary Shares, subject to certain exceptions. We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Offer and the Post-Merger Reorganization. See “Certain Material Tax Consequences — Certain French Tax Consequences” beginning on page 80.
Certain Dutch Tax Consequences (Page 81)
Liquidation proceeds derived from the Liquidation and Second Step Distribution in excess of Tahoe AcquireCo B.V.’s average capital recognized as paid-in for Dutch dividend withholding tax purposes are for Dutch dividend withholding tax purposes considered dividends distributed by Tahoe AcquireCo B.V. Tahoe AcquireCo B.V. is generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by it, subject to possible relief under Dutch domestic law, the Treaty on the Functioning of the European Union or an applicable Dutch income tax treaty depending on a particular holder of Tahoe AcquireCo B.V. Shares’ individual circumstances. A holder of shares issued by Tahoe AcquireCo B.V. (“Tahoe AcquireCo B.V. Shares”) is urged to consult its own tax advisor for a full understanding of the tax consequences of the Offer and the Post-Offer Reorganization to it, including the applicability and effect of Dutch tax laws. See “Certain Material Tax Consequences — Certain Dutch tax Consequences” beginning on page 81.
Appraisal Rights (Page 85)
Subject to certain exceptions, French law does not recognize the concept of appraisal or dissenters’ rights. Accordingly, in the event the Post-Offer Reorganization Proposals are adopted and the Demerger and the Merger are consummated, the Company’s shareholders are not entitled under French law or otherwise to appraisal rights.
Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. Accordingly, in the event the Post-Offer Reorganization Proposals are adopted and the Demerger and the Merger are consummated, Tahoe AcquireCo B.V. shareholders are not entitled under Dutch law or otherwise to appraisal rights.
In the event that the Compulsory Acquisition (as defined below) is permissible under Dutch law and initiated, the Enterprise Chamber of the Amsterdam Court of Appeals will determine in its sole discretion the price to be paid for the shares in the capital of Tahoe AcquireCo B.V. held by the minority Tahoe AcquireCo B.V. shareholders, which price may be greater than, equal to or less than the Offer Price. Such price may potentially be increased by statutory interest accrued at the rate applicable in The Netherlands (currently 2% per annum). The minority Tahoe AcquireCo B.V. shareholders do not have the right to commence a compulsory acquisition proceeding to oblige Purchaser or Parent to buy their shares in the capital of Tahoe AcquireCo B.V.
Regulatory Approvals (Page 85)
Talend and Parent have agreed to cooperate and coordinate with each other and use their respective reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental entities, the expiration or termination of any applicable waiting periods, making all necessary registrations, declarations and filings, including under relevant antitrust laws (as described more particularly in the section entitled “Information Related to the Offer and the Other Transactions Contemplated by the Memorandum of Understanding — Regulatory Approvals” beginning on page 85).

HSR Clearance.   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the HSR Act), and related rules, certain transactions, including the Offer, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division), and the United States Federal Trade Commission (which we refer to as the FTC), and all statutory waiting period requirements have been satisfied. The Memorandum of Understanding requires the parties use reasonable best efforts to make all necessary filings under the HSR Act as promptly as practicable after the date of the Memorandum of Understanding. Completion of the Offer is subject to the expiration or termination of the applicable waiting period under the HSR Act.
On March 31, 2021, the applicable waiting period under the HSR Act expired, satisfying one of the conditions to the Offer.
French Approval.   Under articles L. 151-3 and R. 151-1 et seq. of the French Code Monétaire et Financier, as interpreted and applied by relevant French authorities, the Offer shall not be completed until the express written authorization of the French Ministère chargé de l’Economie et des Finances has been requested, granted and obtained. The filing with the French Ministère chargé de l’Economie et des Finances was submitted on March 30, 2021.
Other Antitrust Law and Foreign Investment Law Clearances.   Completion of the Offer is further subject to the clearances, consents, approvals, and waiting periods applicable to the consummation of the Offer under certain foreign antitrust laws (which we refer to as Competition Act laws) and foreign investment laws (which we refer to as FDI laws) having been obtained or expired or been earlier terminated, as applicable. Parent and Talend have submitted Competition Act filings in Austria and Germany, and FDI filings notably in Germany and Spain (as described more particularly in the section entitled “Information Related to the Offer and the Other Transactions Contemplated by the Memorandum of Understanding — Regulatory Approvals” beginning on page 85). On April 9, 2021, the German Bundeskartellamt provided clearance under the German Competition Act law. On April 22, 2021, the Austrian Federal Competition Authority provided clearance under the Austrian Competition Act law.
Market Price of Ordinary Shares (Page 94)
The closing price of our ADSs on Nasdaq on March 9, 2021, the last trading day prior to the public announcement of the execution of the Memorandum of Understanding, was $51.30 per ADS. If the Offer is completed, you will be entitled to receive the Offer Price, for each Company Share owned by you, which represents (i) a premium of approximately 29% to the closing price on March 9, 2021 and (ii) an 81% premium to the volume weighted average price over the twelve months prior to March 9, 2021.
On June 18, 2021, the most recent practicable date before the filing of this proxy statement, the closing price for our ADSs on Nasdaq was $65.34 per ADS. You are encouraged to obtain current market quotations for our ADSs in connection with voting your Ordinary Shares or ADSs.
The Combined Meeting (Page 25)
Time, Date, Place of the Combined Meeting (Page 25)
This proxy statement and the enclosed form of proxy is being furnished to holders of Ordinary Shares and ADSs in connection with the solicitation of proxies by our Board for use at the Combined Meeting, and any postponements, adjournments or continuations thereof (the “Combined Meeting”). The Combined Meeting will be held in camera on July 26, 2021 at 2:30 p.m., Paris time, at 5-7 rue Salomon de Rothschild, 92150 Suresnes, France.
Record Dates and Quorum (Page 26)
If you are a holder of Ordinary Shares at 00:00 a.m., Paris time, on July 22, 2021, you will be eligible to vote at the Combined Meeting. You may (i) vote by submitting your proxy card by mail, (ii) grant your voting proxy directly to the chairman of the Combined Meeting, or (iii) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union. If you vote in advance of the Combined Meeting by submitting your proxy card, you will not be able to change your vote.
If you hold ADSs, you may instruct the Depositary, either directly or through your broker, bank, or other nominee, how to vote the Ordinary Shares underlying your ADSs. Please note that only holders of Ordinary Shares, and not ADS holders, are entitled to vote directly at the Combined Meeting. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Combined Meeting as June 30, 2021 (the “ADS Record Date”). If you wish to have your votes cast at the meeting, you must obtain, complete and timely return a voting instruction form from the Depositary, if you are a registered holder of ADSs, or from your broker, bank, or other nominee in accordance with any instructions provided therefrom. ADS holders do not have the same rights as holders of our Ordinary Shares. French law governs the rights of holders of our Ordinary Shares. The deposit agreement among the Company, the Depositary and holders of ADSs, and all other persons directly and indirectly holding ADSs, sets out the rights of ADS holders as well as the rights and obligations of the Depositary.
The representation at the Combined Meeting of one-third of all issued and outstanding Ordinary Shares entitled to vote at the Combined Meeting on the decisions within the authority of the ordinary shareholders’ meeting (i.e., the Governance Proposal and the Powers Proposal) and of one-third of all issued and outstanding Ordinary Shares entitled to vote at the Combined Meeting on the decisions within the authority of the extraordinary shareholders’ meeting (i.e., the Merger Proposal and the Demerger Proposal) will constitute a quorum at the Combined Meeting, in accordance with our By-laws and French law. Abstentions (as defined in the section entitled “The Combined General Meeting — Vote Required” beginning on page 27) are not counted as present for the purpose of determining whether a quorum is present.
Vote Required (Page 27)
Approval of each of the Demerger Proposal and the Merger Proposal requires the affirmative vote of two-thirds of the total number of votes cast. Approval of each of the Governance Proposal and the Powers Proposal requires the affirmative vote of a simple majority of the number of votes cast. The votes cast will not include those attached to shares for which the holder of ADSs or shareholder did not participate in the vote, abstained, or voted blank or void.
With respect to Ordinary Shares, an abstention occurs when a shareholder votes by mail with instructions to abstain from voting regarding a particular matter or without making a selection with respect to a particular matter. With respect to ADSs, an abstention occurs when a holder of ADSs sends proxy instructions to the Depositary to abstain from voting regarding a particular matter or without making a selection with respect to a particular matter. Abstentions will have no effect on the outcome of the vote on matters on which a holder as abstained.
As of June 16, 2021, the most recent practicable date before the filing of this proxy statement, the directors and executive officers of Talend beneficially owned, in the aggregate, 41,311 Ordinary Shares eligible to vote, representing approximately 0.13% of the outstanding Ordinary Shares. The directors and executive officers have informed Talend that they currently intend to vote all such Ordinary Shares “FOR” the Demerger Proposal, “FOR” the Merger Proposal, “FOR” the Governance Proposal, and “FOR” the Powers Proposal.
Voting (Page 27)
If you hold Ordinary Shares: whether in registered or bearer form, you have the right to (i)  vote by submitting your proxy card by mail, (ii) grant your voting proxy directly to the chairman of the Combined Meeting, or (iii) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares at 00:00 Paris time, on July 22, 2021. If you would like to submit your proxy card by mail and you are a registered holder of our Ordinary Shares, then you should mark the proxy card provided to you, date and sign, and return it, in accordance with the instructions. In case your Ordinary Shares are in bearer form, your authorized intermediary must first request a proxy card from BNP Paribas Securities Services. Then, mark the proxy card, date and sign, and return it, all in accordance with the instructions. If you choose to vote by mail, however, your proxy card must be received by BNP Paribas Securities Services by July 23, 2021 in

order to be taken into account. So long as BNP Paribas Securities Services receives your proxy card by that date, your shares, subject to French law, will be voted in accordance with your instructions. If you cast your vote by appointing the chairman of the Combined Meeting as your proxy, the chairman of the Combined Meeting will vote your Ordinary Shares in accordance with the Board’s recommendations. If you appoint another shareholder, your spouse or your partner with whom you are in a civil union to act as your proxy, such proxy must be written and made known to the Company.
If you are a holder of ADSs:   you may give voting instructions to the Depositary or your broker, bank or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of June 30, 2021, you have the right to instruct the Depositary — if you held your ADSs directly — or the right to instruct your broker, bank or other nominee — if you held your ADSs through such intermediary — how to vote. So long as the Depositary receives your voting instructions on or prior to 12:00 p.m., New York time, on July 19, 2021, it will, to the extent practicable and subject to French law and the terms of the deposit agreement, vote the underlying Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.
To the extent you provide the Depositary or your broker, bank or other nominee, as applicable, with voting instructions, the Depositary will vote the Ordinary Shares underlying your ADSs in accordance with your instructions.
You also may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADSs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement. However, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Combined Meeting as a holder of record of Ordinary Shares. Holders of ADSs may incur additional costs associated with the surrender and withdrawal process.

QUESTIONS AND ANSWERS ABOUT THE COMBINED GENERAL MEETING AND THE TRANSACTIONS CONTEMPLATED BY THE MEMORANDUM OF UNDERSTANDING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Offer, the Memorandum of Understanding and the ordinary and extraordinary general meeting (the “Combined Meeting”). These questions and answers may not address all questions that may be important to you as a shareholder of Talend. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 105.
Q.
What does a Talend ADS represent?

A.
Each American Depositary Share (“ADS”) represents one ordinary share, nominal value €0.08 of Talend S.A. (“Ordinary Shares”). Each Ordinary Share is entitled to one vote. As of June 16, 2021, 32,714,356 Ordinary Shares were outstanding, of which 32,707,983 were represented by ADSs.

Q.
If I hold ADSs, how do my rights differ from those who hold Ordinary Shares?

A.
ADS holders do not have the same rights as holders of our Ordinary Shares. French law governs the rights of holders of our Ordinary Shares. The deposit agreement among the Company, the Depositary and holders of ADSs, and all other persons directly and indirectly holding ADSs, sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each ADS represents one Ordinary Share (or a right to receive one Ordinary Share) deposited with the principal Paris office of BNP Paribas Securities Services as custodian for the Depositary under the deposit agreement or any successor custodian. Each ADS also represents any other securities, cash or other property which may be held by the Depositary in respect of the depositary facility. The Depositary is the holder of the Ordinary Shares underlying the ADSs. The Depositary’s corporate trust office at which the ADSs are administered is located at 500 Stanton Christiana Road — NCC5, FL2 — Newark, Delaware 19713. The Depositary’s principal executive office is located at 383 Madison Avenue, Floor 11, New York, New York, 10179.

Q.
What matters will be voted at the Combined Meeting?

Within the authority of the Ordinary Shareholders’ Meeting:
1.
To approve appointment of Amy Coleman Redenbaugh as director subject to conditions precedent.

2.
To approve appointment of Kenneth Virnig as director subject to conditions precedent.

3.
To approve appointment of Mike Hoffmann as director subject to conditions precedent.

4.
To approve appointment of Elizabeth Yates as director subject to conditions precedent.

5.
To approve appointment of David Murphy as director subject to conditions precedent.

6.
To approve appointment of Kristin Nimsger as director subject to conditions precedent.

7.
To approve appointment of Jim Hagan as director subject to conditions precedent (proposals no. 1 – 7, the “Appointments,” and such proposals together, the “Governance Proposal”).

Within the authority of the Extraordinary Shareholders’ Meeting:
8.
To review and approve a draft partial asset contribution agreement and approval of the contribution subject thereof, governed by the demerger legal regime (apport partiel d’actifs soumis au régime des scissions) by the Company to Talend SAS, a wholly-owned subsidiary of the Company, of all of its assets and liabilities, rights and obligations of any kind and other legal relationships in relation to its business in accordance with the terms of the Demerger Agreement (as this term is defined herein) and delegation of powers to the Board to implement such demerger (the “Demerger Proposal”).
9.
To review and approve a cross-border merger plan by absorption of the Company by Tahoe AcquireCo B.V., a company governed by Dutch law, in accordance with the terms of the Merger Plan (as this term is defined herein) (the “Merger Proposal” and the Governance Proposal, the Demerger Proposal, and the Merger Proposal together are referred to herein as the “Post-Offer Reorganization Proposals.”)

10.
To give power to carry out all filing and publication formalities required by law (the “Powers Proposal”).

Q.
How does the Board recommend that I vote?

A.
The Board recommends that you vote “FOR” each of the Post-Offer Reorganization Proposals and “FOR” the Powers Proposal.

Q.
When and where is the Combined Meeting?

A.
The Combined Meeting will be held in camera on July 26, 2021 at 2:30 p.m., local time at 5-7 rue Salomon de Rothschild, 92150 Suresnes, France. The Board has decided, in its meeting held on June 15, 2021, to hold the Combined Meeting in camera, without the physical presence of shareholders and other persons entitled to attend, in accordance with article 4 of Ordinance No. 2020-321 of March 25, 2020, as amended.

Q.
Who can vote at the Combined Meeting?

A.
Holders of record of Ordinary Shares at 00:00 a.m., Paris time, on July 22, 2021 will be eligible to vote at the Combined Meeting (see question below “How many votes do I have?”). In deciding all matters at the Combined Meeting, each shareholder will be entitled to one vote for each share of our Ordinary Shares held by them on the record date.

If you are a registered holder of the ADSs on the books of the Depositary, JPMorgan Chase Bank, N.A., on June 30, 2021 (the “ADS Record Date”), then at or prior to 12:00 p.m., New York time, on July 19, 2021 you may provide instructions to the Depositary as to how to vote the Ordinary Shares underlying your ADSs on the issues set forth in this proxy statement. The Depositary will mail you a voting instruction card if you hold ADSs in your own name on the Depositary’s share register (“Registered Holders”). If, however, on the ADS Record Date you held your ADSs through a bank, broker, custodian or other nominee/agent (“Beneficial Holders”), it is anticipated that such bank, broker, custodian or nominee/agent will forward voting instruction forms to you.
Registered Holders.   Registered holders of ADSs must complete, sign and return a Voting Instruction Form to be actually received by the Depositary on or prior to 12:00 p.m., New York time, on July 19, 2021.
Beneficial Holders.   If our ADSs are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those ADSs held in “street name,” and this proxy statement was forwarded to you by your broker or nominee. A holder of ADSs held through a broker, bank or other nominee (a “beneficial holder of ADSs”) should follow the instructions that its broker, bank or other nominee provides to vote the Ordinary Shares underlying its ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Combined Meeting on June 30, 2021.
Q.
How many votes do I have?

A.
Each holder of our Ordinary Shares is entitled to cast one vote on each matter properly brought before the Combined Meeting for each share of our Ordinary Shares that such holder owned as of the record date at 2:30 p.m., Paris time, on July 26, 2021. Each holder of our ADSs is entitled to cast one vote on each matter properly brought before the Combined Meeting for each share of our Ordinary Shares represented by such ADS that such holder owned as of the record date of June 30, 2021.
Q.
What is a quorum? What are the quorum requirements for the Proposals?

A.
A quorum is the minimum number of shares required to be present at the Combined Meeting to be properly held under our By-laws and French law.

The representation by proxy, of one-third of all issued and outstanding shares of our Ordinary Shares entitled to vote at the Combined Meeting will constitute a quorum for the Combined Meeting.
Q.
How do I vote?

A.
If you hold Ordinary Shares, whether in registered or bearer form, you have the right to (i) vote by submitting your proxy card by mail, (ii) grant your voting proxy directly to the chairman of the Combined Meeting, or (iii) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares at 00:00 am., Paris time, on July 22, 2021. If you would like to submit your proxy card by mail and you are a registered holder of our Ordinary Shares, then you should mark the proxy card provided to you, date and sign, and return it, in accordance with the instructions. In case your Ordinary Shares are in bearer form, your authorized intermediary must first request a proxy card from BNP Paribas Securities Services. Then, mark the proxy card, date and sign, and return it, all in accordance with the instructions. If you choose to vote by mail, however, your proxy card must be received by BNP Paribas Securities Services by July 23, 2021 in order to be taken into account. So long as BNP Paribas Securities Services receives your proxy card by that date, your shares, subject to French law, will be voted in accordance with your instructions. If you cast your vote by appointing the chairman of the Combined Meeting as your proxy, the chairman of the Combined Meeting will vote your Ordinary Shares in accordance with the Board’s recommendations. If you appoint another shareholder, your spouse or your partner with whom you are in a civil union to act as your proxy, such proxy must be written and made known to the Company.

If you are a holder of ADSs, you may give voting instructions to the Depositary or your broker, bank or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of June 30, 2021, you have the right to instruct the Depositary — if you held your ADSs directly — or the right to instruct your broker, bank or other nominee — if you held your ADSs through such intermediary — how to vote. So long as the Depositary receives your voting instructions on or prior to 12:00 p.m., New York time on July 19, 2021, it will, to the extent practicable and subject to French law and the terms of the deposit agreement, vote the underlying Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.
To the extent you provide the Depositary or your broker, bank or other nominee, as applicable, with voting instructions, the Depositary will vote the Ordinary Shares underlying your ADSs in accordance with your instructions.
You also may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADSs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement. However, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Combined Meeting as a holder of record of Ordinary Shares. Holders of ADSs may incur additional costs associated with the surrender and withdrawal process.
Q.
How will my Ordinary Shares be voted if I do not vote?

A.
If you hold Ordinary Shares and do not (i) vote by submitting your proxy card by mail, (ii) grant your voting proxy directly to the chairman of the Combined Meeting, or (iii) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, your Ordinary Shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.
If you hold Ordinary Shares and grant your voting proxy directly to the chairman of the Combined Meeting without specifying how you wish to vote with respect to a particular matter, your Ordinary Shares will be voted in accordance with the Board’s recommendations.
If you own Ordinary Shares in “street name” through a broker, bank or other nominee and you do not direct your broker how to vote your shares on the proposals, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is referred to as a broker non-vote. We believe the proposals are non-routine matters and your broker cannot vote your shares for which you have not provided voting instructions. Broker non-votes on a particular proposal will not be counted as votes cast and will have no effect on the outcome of the vote with respect to such matter.
Q.
How will the Ordinary Shares underlying my ADSs be voted if I do not provide voting instructions to the Depositary or my broker, bank or other nominee

A.
With respect to Ordinary Shares represented by ADSs for which no timely voting instructions are received by the Depositary from a holder of ADSs, the Depositary shall not vote such Ordinary Shares. The Depositary will not itself exercise any voting discretion in respect of any Ordinary Shares.

If you own ADSs in “street name” through a broker, bank or other nominee and you do not direct your broker how to instruct the Depositary how to vote the Ordinary Shares represented by your ADSs on the proposals, your shares will not be voted on any proposal on which the broker does not have discretionary authority to provide voting instructions to the Depositary. We believe the proposals are non-routine matters and your broker cannot provide voting instructions to the Depositary with respect to how to vote the Ordinary Shares represented by your ADSs for which you have not provided voting instructions. Broker non-votes on a particular proposal will not be counted as votes cast and will have no effect on the outcome of the vote with respect to such matter.
Q.
How will my Ordinary Shares be voted if I grant my proxy to the chairman of the Combined Meeting?

A.
If you are a holder of Ordinary Shares and you grant your proxy to the chairman of the Combined Meeting, the chairman of the Combined Meeting will vote your Ordinary Shares in accordance with the Board’s recommendations. As a result, your Ordinary Shares would be voted “FOR” each of the Demerger Proposal, the Merger Proposal, the Governance Proposal, and the Powers Proposal.

Q.
Can I revoke my proxy and change my vote?

A.
If you hold Ordinary Shares and submit your proxy card to vote by mail or appoint a proxy in advance of the meeting, you will not be able to revoke your proxy and change your vote.

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to revoke your proxy and change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the Ordinary Shares underlying your ADSs.
Q.
From whom will I receive proxy materials for the Combined Meeting?

A.
If you hold Ordinary Shares in registered form (forme nominative) with our registrar, BNP Paribas Securities Services, you are considered the shareholder of record with respect to those Ordinary Shares and will receive these proxy materials directly from BNP Paribas Securities Services.

If you hold Ordinary Shares in bearer form (forme au porteur), you are considered the beneficial owner of those Ordinary Shares and will receive these proxy materials from your authorized intermediary.

If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive these proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the proxy materials from your broker, bank or other nominee.
Q.
How are proxies solicited for the Combined Meeting?

A.
Our Board is soliciting proxies for use at the Combined Meeting. All expenses associated with this solicitation will be borne by us. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers and employees.

No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have retained Innisfree M&A Incorporated (“Innisfree”) to help us solicit proxies. We expect to pay Innisfree a fee of $30,000 for its services and will reimburse Innisfree for reasonable costs and expenses.
We will make arrangements with the Depositary, brokers, banks and other nominees for the forwarding of solicitation material to the direct and indirect holders of ADSs, and we will reimburse the Depositary and such intermediaries for their related expenses.
Q.
What vote is required for Talend’s shareholders to approve the Proposals?

A.
Approval of the Governance Proposal and the Powers Proposal requires the affirmative vote of a simple majority of the votes cast at the Combined Meeting. Approval of each of the Demerger Proposal and the Merger Proposal require the affirmative vote of two-thirds of the votes cast at the Combined Meeting.

If we fail to secure the number of votes required to adopt and approve the Governance Proposal, Demerger Proposal, Merger Proposal, and the Powers Proposal at the Combined Meeting, Thoma Bravo may, in their discretion, elect to call a subsequent general meeting to raise the Governance Proposal, the Demerger Proposal, the Merger Proposal and the Powers Proposal and vote their shares in favor of the adoption and approval of such proposals. Following the conclusion of the Offer, Thoma Bravo will own a sufficient number of shares to approve the proposals, or any alternative shareholder proposals, without any additional votes from the other shareholders of Talend. However, the failure to adopt and approve the Governance Proposal, the Demerger Proposal, the Merger Proposal and the Powers Proposal at the combined general meeting may delay the consummation of the transactions contemplated by the Memorandum of Understanding.
Q.
What is the proposed Offer and what effects will it have on Talend?

A.
The proposed acquisition transaction is the acquisition of Talend by Purchaser (an affiliate of Thoma Bravo) pursuant to the Memorandum of Understanding by way of a tender offer. Purchaser commenced a tender offer for all of the outstanding Company Shares of Talend on a Schedule TO (the “Offer”). Following the completion of the Offer, Talend will consummate the transactions to reorganize the Company in accordance with the Memorandum of Understanding (the “Post-Offer Reorganization”). As a result of the Offer and the Post-Offer Reorganization, an affiliate of Thoma Bravo will be the sole owner all of the businesses and operations of Talend and Talend will no longer be a publicly held corporation. In addition, following the Offer, our ADSs will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Ordinary Shares.

Q.
What will I receive for my Ordinary Shares if the Offer and Post-Offer Reorganization is completed?

A.
If you tender your Ordinary Shares in the Offer, subject to the terms and conditions of the Memorandum of Understanding, you will be entitled to receive the Offer Price for each Company Share that you own, upon completion of the Offer. If you do not tender your Ordinary Shares in the Offer, upon completion of the Offer and the Post-Offer Reorganization, subject to the terms and conditions of the Memorandum of Understanding, you will be entitled to receive the Offer Price for each Ordinary Shares that you own. For example, if you own 100 Ordinary Shares, you will receive $6,600.00 in cash in exchange for your Ordinary Shares, less any applicable withholding taxes. You will not own any shares of the capital stock in Talend following the completion of the Post-Offer Reorganization. Please do NOT return any stock certificates you hold with your proxy.
Q
What will I receive for my ADSs if the Offer and Post-Offer Reorganization is completed?

A.
If you tender your ADSs in the Offer, subject to the terms and conditions of the Memorandum of Understanding, you will be entitled to receive the Offer Price for each for each ADS that you own, upon completion of the Offer. For example, if you own 100 ADSs, you will receive $6,600.00 in cash in exchange for your ADSs, less any applicable withholding taxes. If you do not tender your ADSs in the Offer but the Minimum Condition was otherwise satisfied, Purchaser intends to, provided that the appropriate notice of termination has been delivered to the holders of ADSs prior to such time, during a subsequent offering period, offer to purchase the Ordinary Shares underlying any untendered ADSs held by the Depositary (the “Remaining Shares” and such tender offer, the “ADS Offer”), in exchange for the Offer Price. If Purchaser makes the ADS Offer for the Remaining Shares, then, pursuant to the Deposit Agreement, as amended by Amendment No. 1 thereto, dated May 24, 2021, the Depositary will cancel the untendered ADSs, will sell all of the Remaining Shares to Purchaser in exchange for the Offer Price, and will hold such aggregate cash payment in trust for the benefit of the holders of such non-tendering ADS holders. The Depositary will arrange to distribute such amount to such holders on a pro rata basis, less any applicable withholding taxes. Any fees and expenses incurred in connection with the cancellation of the ADSs and distribution of the funds will be funded by Purchaser. If Purchaser makes, and the Depositary accepts, the ADS Offer, you will not own any ADSs following the completion of the Offer. If you do not tender your ADSs in the Offer, and Purchaser does not make the ADS Offer, then, upon completion of the Offer and the Post-Offer Reorganization, subject to the terms and conditions of the Memorandum of Understanding, you will be entitled to receive the Offer Price for each ADS that you own. For example, if you own 100 ADSs, you will receive $6,600.00 in cash in exchange for your ADSs, less any applicable withholding taxes. Please do NOT return any stock certificates you hold with your proxy.

Q.
How does the proposed consideration compare to the market price of our Ordinary Shares prior to the announcements of a potential sale transaction?

A.
The Offer consideration of $66.00 per share represents (i) a premium of approximately 29% to the closing price on March 9, 2021 and an 81% premium to the volume weighted average price over the twelve months prior to March 9, 2021, the last full trading day prior to the public announcement of the execution of the Memorandum of Understanding.

Q.
What will happen to Talend equity-based awards and ESPP purchase rights in connection with the tender offer?

A.
Each holder of vested and outstanding share options to purchase our ordinary shares may enter into an arrangement to fund the payment of the aggregate exercise price and withholding obligations upon the exercise of such vested share options, subject to an agreement to tender the ordinary shares acquired upon such exercise and the payment of the cost of such aggregate exercise price and withholding obligations. In addition, certain vested and outstanding share options to purchase ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled as of the effective time of the Offer, and certain vested and outstanding share options to purchase ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled following the consummation of the Offer, after giving effect to the transactions to be consummated at the end of any Subsequent Offering Period and immediately prior to the consummation of the Post-Offer Reorganization in exchange for a cash indemnification payment in accordance with the applicable option plan.

Each holder of unvested, outstanding and unexercised share options to purchase our ordinary shares granted under our 2017 stock option plan and our 2016 stock option plan may elect to receive a cash payment in respect of each share subject to such share options in an amount equal to $66.00, less the per share exercise price of such share option, referred to as the cash replacement option amount, in exchange for the cancellation of such share options. Unvested, outstanding and unexercised share options granted on or after August 4, 2020, will automatically be cancelled in exchange for the right to receive the cash replacement option amount. The cash replacement option amount will be paid when the vesting conditions with respect to the share options for which they are exchanged are satisfied and will generally be subject to the terms of such exchanged share options. In addition, any remaining unvested and outstanding share options to purchase ordinary shares granted under our 2017 stock option plan and our 2016 stock option plan, will be cancelled following the consummation of the Offer, after giving effect to the transactions to be consummated at the end of any Subsequent Offering Period and immediately prior to the consummation of the Post-Offer Reorganization in exchange for a cash payment in accordance with the applicable option plan. Such cash payment will be paid when the vesting conditions with respect to the unvested share options for which they are exchanged are satisfied and will generally be subject to the terms of such exchanged share options.
Each outstanding and unvested free share will automatically be cancelled in exchange for the right to receive a cash payment in an amount equal to $66.00 per share, or the cash replacement free share amount. The cash replacement free share amount will be paid when the vesting conditions with respect to the free shares for which they are exchanged are satisfied and will generally be subject to the terms of such exchanged free shares.
All outstanding and unexercised warrants (BSA or BSPCE) to subscribe for ordinary shares shall immediately vest and become fully exercisable. Each holder of a company warrant to purchase our ordinary shares may enter into an arrangement to fund the payment of the aggregate exercise price and withholding obligations upon the exercise of such company warrants, subject to an agreement to tender the ordinary shares acquired upon such exercise and to pay the cost of such aggregate exercise price and withholding obligations in connection with such exercise. In addition, certain vested and outstanding warrants to subscribe for ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled as of the effective time of the Offer, and certain vested and outstanding warrants to subscribe for ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled following the consummation of the Offer, after giving effect to the transactions to be consummated at the end of any Subsequent Offering Period and immediately prior to the consummation of the Post-Offer Reorganization in exchange for a cash indemnification payment in accordance with the applicable warrant agreement.
With respect to the ESPP, in accordance with the applicable provisions of the Memorandum of the Understanding, each offering under the ESPP that was outstanding as of the execution date of the Memorandum of Understanding has been shortened and each then-outstanding purchase right under the ESPP exercised, such that there are no outstanding offerings under the ESPP as of the date hereof. The ESPP was terminated effective as of the commencement date of the tender offer.
Q.
What happens to my Company Shares if I don’t tender in the Offer?

A.
After the consummation of the Offer, Purchaser intends to cause Talend to terminate the listing of the ADSs on Nasdaq. As a result, we anticipate that there will not be an active trading market for the Company Shares. In addition, after the consummation of the Offer, Purchaser intends to cause Talend to terminate the registration of the ADSs under the Exchange Act as promptly as practicable and take steps to cause the suspension of its reporting obligations with respect to the Company Shares with the SEC. As a result, with respect to the ADSs, Talend would no longer be required to make filings with the SEC or otherwise comply with the rules of the SEC. Further, Purchaser intends to, during a subsequent offering period, offer to purchase the Remaining Shares in exchange for the Offer Price. If Purchaser makes the ADS Offer for the Remaining Shares, then the Depositary will cancel the untendered ADSs, and will sell the Remaining Shares to Purchaser in exchange for the Offer Price. In this circumstance, the Depositary will accept, and arrange for the distribution of, the aggregate cash payment for the benefit of the holders of such Remaining Shares.

If the Offer is consummated as contemplated by the Memorandum of Understanding, Purchaser will effectuate a series of transactions intended to ensure that Purchaser will become the sole owner of the Company’s businesses and operations, and that in exchange therefore, each holder of Company Shares that did not tender their Company Shares in the Offer is entitled to receive (subject to the completion of such transactions) the same consideration that the holder would have received as if the holder had tendered such Company Shares in the Offer, subject to applicable withholding taxes.
Q.
When do you expect the Offer and the Post-Offer Reorganization to be completed?

A.
We are working towards completing the transactions as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by our shareholders of the Proposals, we currently anticipate that the Offer will be completed in the third quarter of 2021 and the Post-Offer Reorganization will be completed in the fourth quarter of 2021.

Q.
What happens if the Offer is not completed?

A.
If the Offer is not consummated for any reason, the Demerger and the Merger and the other transactions contemplated by the Memorandum of Understanding will not occur and the holders of Ordinary Shares and ADSs will not receive any payment for the Company Shares in connection with the transactions contemplated by the Memorandum of Understanding. Instead, Talend will remain an independent public company and our ADSs will continue to be listed and traded on Nasdaq. Under specified circumstances, Talend may be required to pay to a $47.9 million termination fee with respect to the termination of the Memorandum of Understanding, as described under “The Memorandum of Understanding — Termination Fees” beginning on page 72.

Q.
What conditions must be satisfied to complete the Offer and the Post-Offer Reorganization?

A.
Talend and Purchaser are not required to complete the Offer unless a number of conditions are satisfied or waived. These conditions include, among others: (i) the valid tender of at least 80% of the total outstanding Ordinary Shares of Talend, (ii) all waiting periods (and extensions thereof) applicable to the transactions contemplated by the Memorandum of Understanding under the HSR Act will have expired or been terminated and all other applicable antitrust, competition or merger control or regulatory consents (as described more particularly in the section entitled “Information Related to the Offer and the Other Transactions Contemplated by the Memorandum of Understanding — Regulatory Approvals” beginning on page 85) will have been received (or been deemed to have been received by virtue of the expiration or termination of any applicable waiting period), (iii) no governmental entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law or order that is in effect and has the effect of making the Offer illegal or otherwise prohibiting the consummation of the Offer or the other transactions contemplated by the Memorandum of Understanding; and (iv) customary conditions in favor of each of the parties regarding the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Memorandum of Understanding (subject to customary materiality qualifiers). For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the Offer, see “The Memorandum of Understanding — Conditions of the Offer” beginning on page 62.

The consummation of the Post-Offer Reorganization is conditioned on the successful consummation of the Offer by Purchaser in accordance with the terms of the Memorandum of Understanding.
Q.
Is the receipt of cash in exchange for my Company Shares pursuant to the Offer and/or the Post-Offer Reorganization expected to be taxable to me?

A.
Yes. The receipt of cash in exchange for your Company Shares pursuant to the Offer (including during any subsequent offering period, as it may be extended by Purchaser) is generally expected to be a taxable transaction to you. We urge you to consult with your own tax advisor as to the particular tax consequences to you of receiving cash in exchange for your Company Shares in the Offer or, if you make the decision not to tender your Company Shares in the Offer, in the Post-Offer Reorganization. See “Certain Material Tax Consequences” beginning on page 77.

Q.
What happens if I sell my Ordinary Shares or ADSs before the Combined Meeting?

A.
The record date for holders of Ordinary Shares and ADSs entitled to vote at the Combined Meeting are earlier than both the date of the Combined Meeting and the consummation of the Offer and the other transactions contemplated by the Memorandum of Understanding. If you transfer your Ordinary Shares or ADSs after the record date but before the Combined Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your Ordinary Shares or ADSs and each of you notifies Talend in writing of such special arrangements, you will retain your right to vote such Ordinary Shares or ADSs at the Combined Meeting but will transfer the right to receive the consideration to the person to whom you transfer your Ordinary Shares or ADSs.

Q.
What happens if I sell my Ordinary Shares or ADSs after the Combined Meeting but before the consummation of the Offer?

A.
If you transfer your Ordinary Shares or ADSs after the Combined Meeting but before the consummation of the Offer, you will have transferred the right to receive the Offer Price to the person to whom you transfer your Ordinary Shares or ADSs.

Q.
What do I need to do now?

A.
If you hold Ordinary Shares, whether in registered or bearer form, you have the right to (i) vote by submitting your proxy card by mail, (ii) grant your voting proxy directly to the chairman of the Combined Meeting, or (iii) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares at 00:00 a.m., Paris time, on July 22, 2021. You may vote in person at the Combined Meeting so long as you do not submit your proxy card by mail or appoint a proxy in advance of the meeting. If you would like to submit your proxy card by mail and you are a registered holder of our Ordinary Shares, then you should mark the proxy card provided to you, date, and sign, and return it, in accordance with the instructions. In case your Ordinary Shares are in bearer form, your authorized intermediary must first request a proxy card from BNP Paribas Securities Services. Then, mark the proxy card, date, and sign, and return it, all in accordance with the instructions. If you choose to vote by mail, however, your proxy card must be received by BNP Paribas Securities Services by July 23, 2021 in order to be taken into account. So long as BNP Paribas Securities Services receives your proxy card by that date, your shares, subject to French law, will be voted in accordance with your instructions. If you cast your vote by appointing the chairman of the Combined Meeting as your proxy, the chairman of the Combined Meeting will vote your Ordinary Shares in accordance with the Board’s recommendations. If you appoint another shareholder, your spouse, or your partner with whom you are in a civil union to act as your proxy, such proxy must be written and made known to the Company.

If you are a holder of ADSs, you may give voting instructions to the Depositary or your broker, bank, or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of the ADS Record Date, you have the right to instruct the Depositary — if you held your ADSs directly — or the right to instruct your broker, bank, or other nominee — if you held your ADSs through such intermediary — how to vote. So long as the Depositary receives your voting instructions on or prior to 12:00 p.m., New York time, on July 19, 2021, it will, to the extent practicable and subject to French law and the terms of the deposit agreement, vote the underlying Ordinary Shares as you instruct. If your ADSs are held through a broker, bank, or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ordinary Shares underlying your ADSs. Please check with your broker, bank, or other nominee, as applicable, and carefully follow the voting procedures provided to you.
To the extent you provide the Depositary or your broker, bank, or other nominee, as applicable, with voting instructions, the Depositary will vote the Ordinary Shares underlying your ADSs in accordance with your instructions.
You also may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADSs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement. However, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Combined Meeting as a holder of record of Ordinary Shares. Holders of ADSs may incur additional costs associated with the surrender and withdrawal process.
Q.
Where can I find documents referenced in this proxy statement?

A.
An English translation of the full text of the resolutions to be submitted to shareholders at the Combined Meeting is included in Annex A of this proxy statement and this proxy statement will be filed with the SEC and made available on our website at https://investor.talend.com. In addition, once available, the following documents will be posted on our website at https://investor.talend.com: (i) information on the nominees for directors, (ii) an English translation of the Demerger Agreement, (iii) an English translation of the Merger Agreement, (iv) an English translation of the appraisal reports for each of the Demerger and the Merger, (v) an English translation of the Board reports to the shareholders including the report on the Demerger, the joint report on the Merger and the report on the other shareholders’ resolutions, and (vi) an English translation of the certified annual financial statements of the Company for the year ended December 31, 2020 and the approved and certified annual financial statements for the years ended December 31, 2019 and December 31, 2018 of the Company and the related management reports.

You may obtain additional information, which we make available in accordance with French law, by contacting the Company’s Legal Group at Talend S.A., 5-7 rue Salomon de Rothschild, 92150 Suresnes, France, or by emailing ir@talend.com.
Q.
Who can help answer any other questions I might have?

A.
If you have additional questions about the Offer or the Post-Offer Reorganization, need assistance in submitting your proxy or voting your Ordinary Shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling (212) 750-5833 if you are a bank or broker or, for all others, calling toll-free at (877) 750-0510 or using the contact information below.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 750-0510
Banks and Brokers may call collect: (212) 750-5833

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the other documents referenced herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “may”, “believe”, “can”, “intend”, “potential”, “designed to”, “expect”, “anticipate”, “estimate”, “predict”, “plan”, “targets”, “projects”, “likely”, “will”, “would”, “could”, “potential”, “continue”, “should”, “contemplate”, or similar expressions or phrases or the negative of these and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.
These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict and many of which we have no control over. You should not place undue reliance on our forward-looking statements. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the Offer and the Post-Offer Reorganization may not be satisfied, or the regulatory approvals required for the Offer and the Post-Offer Reorganization may not be obtained on the terms expected or on the anticipated schedule; (2) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Offer and the Post-Offer Reorganization; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Memorandum of Understanding between the parties to the Offer and the Post-Offer Reorganization; (4) the effect of the announcement or pendency of the Offer and the Post-Offer Reorganization on our business relationships, operating results, and business generally; (5) risks that the proposed acquisition disrupts our current plans and operations and potential difficulties in our employee retention as a result of the proposed merger; (6) risks related to diverting management’s attention from our ongoing business operations; (7) the outcome of any legal proceedings that may be instituted against us related to the Offer, the Post-Offer Reorganization or the Memorandum of Understanding; (8) the amount of the costs, fees, expenses and other charges related to the Offer and the Post-Offer Reorganization; (9) general economic conditions, particularly those in the software sector; (10) the trading price of our ADSs; and (11) other factors discussed from time to time in our reports filed with the SEC, including the factors discussed in Item 1A of Talend’s 20220 Annual Report on Form 10-K as filed with the SEC on March 1, 2021 and Talend’s Quarterly Report on Form 10-Q as filed with the SEC on May 7, 2021 for the fiscal quarter ending March 31, 2021 and subsequent SEC filings, which are available at http://www.sec.gov.
Forward-looking statements reflect the views and assumptions of management as of the date of this proxy statement (unless specified otherwise) with respect to future events. Talend does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements, whether as a result of new information, future events or other factors. The inclusion of any statement in this proxy statement does not constitute an admission by Talend or any other person that the events or circumstances described in such statement are material.
You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement (unless specified otherwise) or, in the case of documents referred to or incorporated by reference, the dates of those documents.

THE COMBINED GENERAL MEETING
Date, Time and Place of the Combined Meeting
This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the ordinary and extraordinary general meeting to be held in camera at 5-7 rue Salomon de Rothschild, 91250 Suresnes, France on July 26, 2021 at 2:30 p.m., local time, or at any adjournment or postponement thereof (the “Combined Meeting”).
Purpose of the Combined Meeting
At the Combined Meeting, in addition to providing information about the Memorandum of Understanding the Offer, holders of our ordinary shares, nominal value €0.08 per share (the “Ordinary Shares”) will be asked to consider and vote on the following proposals:
Within the authority of the Ordinary Shareholders’ Meeting:
1.
To approve appointment of Amy Coleman Redenbaugh as director subject to conditions precedent.

2.
To approve appointment of Kenneth Virnig as director subject to conditions precedent.

3.
To approve appointment of Mike Hoffmann as director subject to conditions precedent.

4.
To approve appointment of Elizabeth Yates as director subject to conditions precedent.

5.
To approve appointment of David Murphy as director subject to conditions precedent.

6.
To approve appointment of Kristin Nimsger as director subject to conditions precedent.

7.
To approve appointment of Jim Hagan as director subject to conditions precedent (proposals no. 1–7, the “Appointments,” and such proposals together, the “Governance Proposal”).

Within the authority of the Extraordinary Shareholders’ Meeting:
8.
To review and approve a draft partial asset contribution agreement and approval of the contribution subject thereof, governed by the demerger legal regime (apport partiel d’actifs soumis au régime des scissions) by the Company to Talend SAS, a wholly-owned subsidiary of the Company, of all of its assets and liabilities, rights and obligations of any kind and other legal relationships in relation to its business in accordance with the terms of the Demerger Agreement (as this term is defined herein) and delegation of powers to the Board of directors to implement such demerger (the “Demerger Proposal”).

9.
To review and approve a draft cross-border merger plan by absorption of the Company by Tahoe AcquireCo B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, in accordance with the terms of the Merger Plan (as this term is defined herein) (the “Merger Proposal” and the Governance Proposal, the Demerger Proposal, and the Merger Proposal together are referred to herein as the “Post-Offer Reorganization Proposals.”)

10.
To give full powers to carry out all filing and publication formalities required by law (the “Powers Proposal”).

The Board recommends that you vote “FOR” each of the above proposals.
Our shareholders must approve the Post-Offer Reorganization Proposals and the Powers Proposal in order for the reorganization to occur. If we fail to secure the number of votes required to adopt and approve the Governance Proposal, Demerger Proposal, Merger Proposal, and the Powers Proposal at the Combined Meeting, Purchaser or one of its affiliates may, in their discretion, elect to call a subsequent general meeting following the completion of the Offer to raise the Governance Proposal, the Demerger Proposal, the Merger Proposal and the Powers Proposal and vote their shares in favor of the adoption and approval of such proposals. Following the conclusion of the Offer, Purchaser will own a sufficient number of shares to approve the proposals, or any alternative shareholder proposals, without any additional votes from the other shareholders of Talend. However, the failure to adopt and approve the Governance Proposal, the Demerger Proposal, the Merger Proposal and the Powers Proposal at the general meeting may reduce the likelihood of the Demerger and the Merger closing, and the Appointments being made, in a timely manner. A copy of the Memorandum of Understanding is attached as Annex B to this proxy statement, which we encourage you to read carefully and in its entirety.
In addition to the vote on the reorganization transaction, information will also be provided about the Offer made by Purchaser and Thoma Bravo. You are not being asked to tender your shares at the Combined Meeting.
Please note that only holders of Ordinary Shares are entitled to vote directly at the Combined Meeting. If you are a holder of American Depositary Shares (“ADSs”), each representing one Ordinary Share, you may only vote via your broker, bank or other nominee.
Record Dates and Quorum
Holders of record of Ordinary Shares at 00:00 a.m., Paris time, on July 22, 2021 will be eligible to vote at the Combined Meeting. In deciding all matters at the Combined Meeting, each shareholder will be entitled to one vote for each share of our Ordinary Shares held by them on the record date.
Each ADS represents one Ordinary Share (or a right to receive one Ordinary Share) deposited with the principal Paris office of BNP Paribas Securities Services as custodian for the Depositary under the deposit agreement or any other successor custodian. Each ADS also represents any other securities, cash or other property which may be held by the Depositary in respect of the depositary facility. The Depositary is the holder of the Ordinary Shares underlying the ADSs. The Depositary’s corporate trust office at which the ADSs are administered is located at 500 Stanton Christiana Road — NCC5, FL2 — Newark, Delaware 19713. The Depositary’s principal executive office is located at 383 Madison Avenue, Floor 11, New York, New York 10179.
If you are a registered holder of the ADSs on the books of the Depositary, JPMorgan Chase Bank, N.A., on June 30, 2021 (the “ADS Record Date”), then at or prior to 12:00 p.m., New York time, on July 19, 2021, you may provide instructions to the Depositary as to how to vote the Ordinary Shares underlying your ADSs on the issues set forth in this proxy statement. The Depositary will mail you a voting instruction card if you hold ADSs in your own name on the Depositary’s share register (“Registered Holders”). If, however, on the ADS Record Date you held your ADSs through a bank, broker, custodian or other nominee/agent (“Beneficial Holders”), it is anticipated that such bank, broker, custodian or nominee/agent will forward voting instruction forms to you.
Registered Holders.   Registered holders of ADSs must complete, sign, and return a Voting Instruction Form to be actually received by the Depositary on or prior to 12:00 p.m., New York time, on July 19, 2021.
Beneficial Holders.   If our ADSs are held on your behalf in a stock brokerage account or by a bank, or other nominee, you are considered the beneficial owner of those ADSs held in “street name,” and this proxy statement was forwarded to you by your broker or nominee. A holder of ADSs held through a broker, bank, or other nominee (a “beneficial holder of ADSs”) should follow the instructions that its broker, bank, or other nominee provides to vote the Ordinary Shares underlying its ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Combined Meeting on June 30, 2021.
The representation at the Combined Meeting of one-third of all issued and outstanding shares of Ordinary Shares entitled to vote at the Combined Meeting on the decisions within the authority of the ordinary shareholders’ meeting (i.e., the Governance Proposal and the Powers Proposal) and of one-third of all issued and outstanding shares of our Ordinary Shares entitled to vote at the Combined Meeting on the decisions within the authority of the extraordinary shareholders’ meeting (i.e., the Demerger Proposal and the

Merger Proposal) will constitute a quorum at the Combined Meeting, in accordance with our By-laws and French law. Abstentions are not counted as present for the purpose of determining whether a quorum is present.
Vote Required
Approval of the Governance Proposal requires the affirmative vote of a simple majority of the votes cast at the Combined Meeting. Approval of each of the Demerger Proposal, the Merger Proposal and the Powers Proposal requires the affirmative vote of two-thirds of the votes cast at the Combined Meeting. The votes cast will not include those attached to shares for which the holder of ADSs or shareholder did not participate in the vote, abstained, or voted blank or void.
For each of the Proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will not be counted as votes cast in favor of the Post-Offer Reorganization Proposals and the Powers Proposal and will not count for the purpose of determining whether a quorum is present. Your vote is very important, regardless of the number of Ordinary Shares and ADSs you own. Because shareholders cannot take any action at the meeting unless one-third of the issued and outstanding Ordinary Shares entitled to vote thereat is represented, it is important that you are represented by proxy at the meeting, or submit your proxy card or voting instruction form, as applicable, in accordance with the procedures described herein.
Holders of Ordinary Shares:   To address the possibility of another matter being presented at the Combined Meeting, holders of Ordinary Shares who choose to vote by mail may use their proxy card to (i) abstain from voting on such matters, (ii) vote “AGAINST” on such matters, (iii) grant a proxy to the chairman of the Combined Meeting to vote on any new matters that are proposed during the meeting, or (iv) grant a proxy to another shareholder, a spouse or a partner with whom the holder of Ordinary Shares is in a civil union to vote on such matters. If no instructions are given with respect to matters about which we are currently unaware, your Ordinary Shares will not be voted on such matters.
If a holder of Ordinary Shares chooses to grant a proxy to the chairman of the Combined Meeting, with respect to either all matters or only any additional matters not disclosed in this proxy statement, the chairman of the Combined Meeting shall issue a vote in favor of adopting such undisclosed resolutions submitted or approved by the Board and a vote against adopting any other such undisclosed resolutions.
Holders of ADSs:   Ordinary Shares underlying ADSs will not be voted on any matter not disclosed in the proxy statement.
Voting
If you hold Ordinary Shares:   whether in registered or bearer form, you have the right to (i) vote by submitting your proxy card by mail, (ii) grant your voting proxy directly to the chairman of the Combined Meeting, or (iii) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares at 00:00 a.m., Paris time, on July 22, 2021. If you would like to submit your proxy card by mail and you are a registered holder of our Ordinary Shares, then you should mark the proxy card provided to you, date and sign, and return it, in accordance with the instructions. In case your Ordinary Shares are in bearer form, your authorized intermediary must first request a proxy card from BNP Paribas Securities Services. Then, mark the proxy card, date and sign, and return it, all in accordance with the instructions. If you choose to vote by mail, however, your proxy card must be received by BNP Paribas Securities Services by July 23, 2021 in order to be taken into account. So long as BNP Paribas Securities Services receives your proxy card by that date, your shares, subject to French law, will be voted in accordance with your instructions. If you cast your vote by appointing the chairman of the Combined Meeting as your proxy, the chairman of the Combined Meeting will vote your Ordinary Shares in accordance with the Board’s recommendations. If you appoint another shareholder, your spouse or your partner with whom you are in a civil union to act as your proxy, such proxy must be written and made known to the Company.
If you are a holder of ADSs:   you may give voting instructions to the Depositary or your broker, bank or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of June 30, 2021, you have the right to instruct the Depositary — if you held your ADSs directly — or the right to instruct your broker, bank or other nominee — if you held your ADSs through such intermediary — how to vote. So long as the Depositary receives your voting instructions on or prior to 12:00 p.m., New York time, on July 19, 2021, it will, to the extent practicable and subject to French law and the terms of the deposit agreement, vote the underlying Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.
To the extent you provide the Depositary or your broker, bank or other nominee, as applicable, with voting instructions, the Depositary will vote the Ordinary Shares underlying your ADSs in accordance with your instructions.
You also may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADSs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement. However, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Combined Meeting as a holder of record of Ordinary Shares. Holders of ADSs may incur additional costs associated with the surrender and withdrawal process.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF OUR COMPANY SHARES YOU OWN. IT IS IMPORTANT THAT YOU ARE REPRESENTED BY PROXY AT THE MEETING. PLEASE COMPLETE AND RETURN, AS PROMPTLY AS POSSIBLE, THE PROXY CARD OR VOTING INSTRUCTION CARD, AS APPLICABLE IN ACCORDANCE WITH THE PROCEDURE DESCRIBED HEREIN.
Voting by Talend’s Directors and Executive Officers
As of June 16, 2021, the directors and executive officers of Talend beneficially owned and were entitled to vote, in the aggregate, 41,311 Ordinary Shares, representing approximately 0.13% of the outstanding Ordinary Shares. The directors and executive officers have informed Talend that they currently intend to vote all such Ordinary Shares “FOR” the Post-Offer Reorganization Proposals and “FOR” the Powers Proposal and have signed tender and support agreements with Parent whereby they have agreed, among other things, to tender their shares in the Offer and to vote in favor of all of the resolutions relating to the Offer and the Post-Offer Reorganization.
Anticipated Date of Completion of the Tender Offer and the Post-Offer Reorganization
We are working towards completing the Offer and the Post-Offer Reorganization as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, we anticipate that the Offer will be completed in the third quarter of 2021 and, assuming that the Offer it consummated, the Post-Offer Reorganization will be completed in the fourth quarter of 2021. If the Offer is consummated and our holders of Ordinary Shares and ADSs vote to approve the Post-Offer Reorganization Proposals, the Post-Offer Reorganization will become effective as promptly as practicable, subject to the terms of the Memorandum of Understanding. See “Information Related to the Offer and the Other Transactions Contemplated by the Memorandum of Understanding — Closing and Effective Time of the Post-Offer Reorganization” beginning on page 34.
Solicitation of Proxies; Payment of Solicitation Expenses
Talend has engaged Innisfree M&A Incorporated (which we refer to as the proxy solicitor), to assist in the solicitation of proxies for the Combined Meeting. Talend estimates that it will pay the proxy solicitor a fee of $30,000. Talend has also agreed to reimburse the proxy solicitor for certain reasonable and documented fees and expenses and will indemnify the proxy solicitor and all of its directors, officers, employees and agents against certain claims, expenses, losses, damages and/or liabilities. Talend may also reimburse banks and brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our ordinary shares. Talend’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information
If you have questions about the Combined Meeting, need assistance in submitting your proxy or voting your Ordinary Shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact the proxy solicitor by calling (212) 750-5833 if you are a bank or broker or, for all others, calling toll-free at (877) 750-0510 or using the contact information below. Please do NOT send in any certificates you hold with your proxy card. After the completion of the Offer, if you hold certificated shares, a separate letter of transmittal will be mailed to you promptly that will enable you to receive the Offer consideration in exchange for your Ordinary Shares. If you hold uncertificated Ordinary Shares, your shares will be converted into the Offer consideration following the completion of the Offer without any further action by you. If your Ordinary Shares are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank.
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 750-0510
Banks and Brokers may call collect: (212) 750-5833

INFORMATION RELATED TO THE OFFER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MEMORANDUM OF UNDERSTANDING
This discussion of the Offer and the Memorandum of Understanding is qualified in its entirety by reference to the Memorandum of Understanding, which is attached to this proxy statement as Annex B. You should read the entire Memorandum of Understanding carefully and in its entirety as it is the legal document that governs the Offer.
The Memorandum of Understanding provides that Purchaser will commence, and Purchaser has commenced, a tender offer for all the outstanding Ordinary Shares of the Company, including ADSs, and Ordinary Shares issuable upon the exercise of any outstanding options, warrants, convertible securities or rights to purchase, subscribe for, or be allocated Ordinary Shares, (the “Company Shares”). Following and contingent upon the Offer, Talend and Parent will effectuate a corporate reorganization of the Company. As a result of the Offer and the Post-Offer Reorganization, Talend will cease to be a publicly traded company and will become a wholly owned subsidiary of Thoma Bravo. You will not own any shares of the capital stock of the Company.
Parties Involved in the Offer and the Other Transactions Contemplated by the Memorandum of Understanding
Talend
Talend S.A.
5-7, rue Salomon de Rothschild
92150 Suresnes, France
Telephone: +33 (0) 1 46 25 06 00
Talend, a société anonyme organized under the laws of France, is a leader in data integration and data integrity. Talend’s software platform, Talend Data Fabric, integrates data and applications in real-time across modern big data and cloud environments, as well as traditional systems, allowing organizations to develop a unified view of their business and customers.
Talend’s ADSs are listed on Nasdaq under the symbol “TLND”.
Parent
Tahoe Bidco (Cayman), LLC
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor.
San Francisco, California 94111
Telephone: +1 (312) 254-3300
Parent, an exempted company organized under the laws of the Cayman Islands and an affiliate of Thoma Bravo, was incorporated for the purpose of consummating the transactions contemplated by the Memorandum of Understanding. Prior to the execution of the Memorandum of Understanding, Parent engaged in no other business activities and incurred no liabilities or obligations other than those contemplated by the Memorandum of Understanding.
Purchaser
Tahoe Bidco B.V.
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor.
San Francisco, California 94111
Telephone: +1 (312) 254-3300
Purchaser, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an affiliate of Parent. Prior to the execution of the

Memorandum of Understanding, Purchaser engaged in no other business activities and incurred no liabilities or obligations other than those contemplated by the Memorandum of Understanding.
The Offer and Post-Offer Reorganization
The Offer
The Offer is made, subject to the occurrence of certain conditions, pursuant to the Memorandum of Understanding. Purchaser has commenced a tender offer to acquire all of the outstanding Company Shares of the Company for $66.00 per Ordinary Share and ADS. Unless extended pursuant to and in accordance with the Memorandum of Understanding, the Offer will expire at 5:00 p.m., New York time, on July 28, 2021 (the “Expiration Date”), unless extended in accordance with the Memorandum of Understanding.
The Memorandum of Understanding provides, among other things, that, subject to the terms and conditions set forth therein, Purchaser will, promptly following the Expiration Date, accept for payment (such time, the “Offer Acceptance Time”) and thereafter, pay for, all Company Shares validly tendered pursuant to the Offer and not properly withdrawn as of the Offer Acceptance Time.
If any holders of ADSs do not tender their ADSs during the initial offering period by the Minimum Condition was otherwise satisfied, Purchaser may, provided that the appropriate notice of termination has been delivered to the holders of ADSs prior to such time, during a subsequent offering period, offer to purchase the Ordinary Shares underlying any untendered ADSs held by the Depositary (the “Remaining Shares” and such tender offer, the “ADS Offer”), in exchange for the Offer Price. If Purchaser makes the ADS Offer for the Remaining Shares, then, pursuant to the Deposit Agreement, as amended by Amendment No. 1 thereto, dated May 24, 2021, the Depositary will cancel the untendered ADSs, will sell all of the Remaining Shares to Purchaser in exchange for the Offer Price, and will hold such aggregate cash payment in trust for the benefit of the holders of such non-tendering ADS holders. In this circumstance, the Depositary will arrange to distribute such amount to such holders on a pro rata basis, less any applicable withholding taxes. Any fees and expenses incurred in connection with the cancellation of the ADSs and distribution of the funds will be funded by Purchaser.
It is expected that following the consummation of the Offer, after giving effect to the transactions to be consummated at the end of any Subsequent Offering Period, the listing of the ADSs on Nasdaq will be terminated, the Company will no longer be a publicly traded company, and the ADSs will be deregistered under the Exchange Act, resulting in the cessation of the Company’s reporting to the SEC.
The Post-Offer Reorganization
The Memorandum of Understanding provides, among other things, for various potential means of effectuating a corporate reorganization of the Company (the “Post-Offer Reorganization”), utilizing processes available under applicable law to (a) ensure that Purchaser becomes the owner of all of the Company’s businesses and operations from and after the consummation of the Post-Offer Reorganization and (b) use reasonable best efforts to cause any holders of Company Shares who do not tender their Company Shares in the Offer (including during a subsequent offering period, as it may be extended) to be offered or to receive the same consideration for their Company Shares as those shareholders who tendered their Company Shares in the Offer, without interest and less applicable withholding taxes.
The consummation of the Post-Offer Reorganization is conditioned on the successful consummation of the Offer by Purchaser, in accordance with the terms of the Memorandum of Understanding and the approval of the Proposals by the shareholders of the Company. Unless these conditions are satisfied, the Post-Offer Reorganization will not be consummated, even if the Proposals are approved by the shareholders. Conversely, Purchaser may elect, in its sole discretion, to not effect the Post-Offer Reorganization and may instead elect to take alternative action to effectuate a corporate reorganization in a different way.
Following the completion of the Offer, our ADSs will be delisted from NASDAQ, will be deregistered under the Exchange Act and will cease to be publicly traded.

The Appointments
In accordance with the Memorandum of Understanding and effective on the Offer Acceptance Time, Talend and Purchaser have agreed to use reasonable best efforts to ensure that the Board will be comprised of nine (9) directors (or such lesser or greater number as specified by Purchaser). Of the nine (9) directors, at least seven (7) (or such lesser or greater number as specified by Purchaser) of whom are to be designated by Purchaser in its sole discretion, and the remaining two (2) of which are to be “independent” (as defined by Nasdaq rules) and are not employees, directors, officer or representatives of Purchaser or any of their affiliates, designated by Purchaser in its sole discretion.
Each of Nora Denzel, Elizabeth Fetter, Thierry Sommelet, Elissa Fink, and Ryan Kearny have agreed to resign, each of which is subject to and effective only as of the Offer Acceptance Time. Christal Bemont will remain on the Board. Patrick Jones and Steve Singh will remain on the Board as the independent directors.
The shareholders are being asked to, subject to Offer Acceptance Time (i) appoint Amy Coleman Redenbaugh as a director to replace Nora Denzel, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (ii) appoint Kenneth Virnig as a director to replace Elizabeth Fetter, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (iii) appoint Mike Hoffmann as a director to replace Thierry Sommelet, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (iv) appoint Elizabeth Yates as a director to replace Elissa Fink, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (v) appoint David Murphy as a director to replace Ryan Kearny, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (vi) appoint Kristin Nimsger to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; and (vii) to appoint Jim Hagan to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023. Christal Bemont is expected to remain on the Board.
If the Offer is not consummated and/or the Offer Acceptance Time does not occur, the resignations of the current directors will have no effect and the appointments of Amy Coleman Redenbaugh, Kenneth Virnig, Mike Hoffmann, Elizabeth Yates, David Murphy, Kristin Nimsger, Jim Hagan will not occur.
The Demerger
Following and subject to the consummation of the Offer, Talend intends to transfer all of its assets and liabilities to a société par actions simplifiée organized under the laws of France, and wholly owned by Talend (“Talend SAS”), in accordance with a draft asset contribution agreement under the demerger legal regime in accordance with French law (the “Demerger Agreement” and such transaction, the “Demerger”), in exchange for new ordinary shares of Talend SAS. In connection with the Demerger, Talend will file a tax ruling in accordance with article 209 II of the French tax code in order to obtain the transfer to Talend SAS of Talend’s available stock of carried forward tax losses.
Pursuant to the Demerger Agreement approved by the Board on June 15, 2021 and executed on June 15, 2021, the completion of the Demerger is subject to conditions precedent including notably (i) the consummation of the Offer and (ii) approval of the Demerger by the Combined Meeting.

In accordance with French applicable law on demerger, one or more court-appointed demerger appraiser(s) shall prepare and present to the shareholders of the involved companies reports on the demerger (one on the terms of the demerger and one on the valuation of the assets contributed). On April 27, 2021, Mr. Christophe Bonte of Grant Thornton was appointed by the Commercial Court of Nanterre (France) as Demerger appraiser with the mission to (i) assess the relevance of the net assets to be contributed to Talend SAS and verify these are not overestimated, (ii) verify that the value of the contributed net assets are at least equal to the amount of the increase in capital of Talend SAS and (iii) verify the relevance and the fairness of the relative values of the contributed net assets and the newly issued shares.
The Demerger Agreement will be filed with the Clerk of the Commercial Court of Nanterre (France) and will be made available to the shareholders of Talend and Talend SAS together with the relevant documentation as required under French law (including the Demerger appraiser reports) at least thirty days before the date of the Combined Meeting.
As a result of the Demerger, Talend SAS would own all of the assets and liabilities, rights and obligations of any kind and other legal relationships in relation to Talend’s businesses and operations with the exception of those specifically excluded as listed in the Demerger Agreement.
The Merger
Following and subject to the consummation of the Demerger, a cross-border merger will be effectuated of Talend into Tahoe AcquireCo B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands that is a direct, wholly owned subsidiary of Purchaser, pursuant to a cross-border merger plan (the “Merger Plan”), in accordance with Articles 2:309 et seq. and 2:333b et seq. of the Dutch Civil Code (Burgerlijk Wetboek) (the “DCC”) and Articles L. 236-1 et seq. and L. 236-25 et seq. of the French Commercial Code, entered into between Talend and Tahoe AcquireCo B.V. Tahoe AcquireCo B.V. will survive the Merger and as a result of such Merger, each Ordinary Share and ADS outstanding immediately prior to the consummation of the Merger will be exchanged into one duly authorized, validly issued and fully paid share of Tahoe AcquireCo B.V.
Pursuant to the Merger Plan approved by the Board on June 15, 2021 and executed on June 15, 2021, the completion of the Merger is subject to conditions precedent including notably (i) the consummation of the Offer and (ii) approval of the Merger by the Combined Meeting.
In accordance with French applicable laws on merger, one or more court-appointed merger appraiser (s) shall prepare and present to the shareholders of the involved companies reports on the Merger (and one on the terms of the Demerger and one on the valuation of the assets contributed). On April 27, 2021, Mr. Christophe Bonte of Grant Thornton was appointed by the Commercial Court of Nanterre (France) as Merger appraiser with the mission to (i) assess the relevance of the net assets to be contributed to Tahoe AcquireCo B.V. and verify these are not overestimated, (ii) verify that the value of the contributed net assets are at least equal to the amount of the increase in capital of Tahoe AcquireCo B.V. and (iii) assess the fairness of the exchange ratio for each companies’ shareholders.
The Merger Plan will be filed with the Clerk of the Commercial Court of Nanterre (France) and will be made available to the shareholders of Talend together with the relevant documentation as required under French law (including the Merger appraiser reports) at least thirty days before the date of the Combined Meeting.
Upon the consummation of the Demerger and the Merger, Talend will cease to exist as société anonyme organized under the laws of France and the surviving entity shall be Tahoe AcquireCo B.V., which will hold, as a result of the Merger, all of the outstanding ordinary shares of Talend SAS.
Any holder of Ordinary Shares or ADSs that did not tender their Ordinary Shares or ADSs in the Offer will, as a result of the Demerger and the Merger, own an equivalent proportional equity ownership in Tahoe AcquireCo B.V. Upon the consummation of the Merger, any holder of then-outstanding equity awards shall be repurchased under applicable terms of the equity award plans, as provided by the relevant shareholders’ resolutions and related contractual provisions, and applicable law.

The Combined Meeting is being called in connection with the Post-Offer Reorganization in order to provide information regarding the Offer and for Talend shareholders to vote on the resolutions to approve the Appointments, the Demerger, and the Merger.
The Post-Merger Reorganization
Following the Demerger and the Merger, Purchaser will engage in a series of transactions whereby any holders of equity of Tahoe AcquireCo B.V. that are not affiliates of Thoma Bravo will have their equity cancelled in exchange for the consideration they would have received if they had tendered their Company Shares in the Offer Price, in accordance with Dutch law (the “Post-Merger Reorganization”). At this time, Purchaser plans to effectuate the Post-Merger Reorganization by way of an asset sale and liquidation, as further described below.
The Asset Sale
Following the Demerger and the Merger, Purchaser plans to effectuate a sale, transfer and assumption of all of the assets and liabilities of Tahoe AcquireCo B.V. to a wholly owned subsidiary of Purchaser at a value that is equal to (i) the product of the Offer Price, multiplied by the total number of Company Shares (less applicable withholding taxes and exercise prices).
The Liquidation and Second Step Distribution
Following the Asset Sale, Tahoe AcquireCo B.V. will be liquidated and dissolved in accordance with Article 2:19 of the DCC. The proceeds of the Asset Sale will be distributed by means of a preliminary liquidation distribution to the equity holders of Tahoe AcquireCo B.V. such that each holder shall be entitled to receive an amount in cash (without interest, less any applicable withholding tax) that equals, with respect to each Ordinary Share, ADS and other unit of Company equity, the Offer Price (such transaction, the “Liquidation and Second Step Distribution”).
As a result of the Liquidation and Second Step Distribution, the holders of any securities of Tahoe AcquireCo B.V. will cease to hold any securities of Tahoe AcquireCo B.V. and Tahoe AcquireCo B.V. will cease to exist. The assets and liabilities of the Company will be wholly owned by a wholly owned subsidiary of Purchaser and Tahoe AcquireCo B.V. will have ceased to exist.
Liquidation proceeds derived from the Liquidation and Second Step Distribution in excess of Tahoe AcquireCo B.V.’s average capital recognized as paid-in for Dutch dividend withholding tax purposes are for Dutch dividend withholding tax purposes considered dividends distributed by Tahoe AcquireCo B.V. Tahoe AcquireCo B.V. is generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by it, subject to possible relief under Dutch domestic law, the Treaty on the Functioning of the European Union or an applicable Dutch income tax treaty depending on a particular holder of Tahoe AcquireCo B.V. shares’ individual circumstances. See “— Certain Dutch Tax Consequences” beginning on page 81.
Closing and Effective Time of the Post-Offer Reorganization
The Post-Offer Reorganization is contemplated to be completed as soon as reasonably practicable following the consummation of the Offer. The Post-Offer Reorganization is contingent upon the successful consummation of the Offer as contemplated by the Memorandum of Understanding. If the Offer is not consummated, the transactions necessary to effectuate the Post-Offer Reorganization will not occur and the Memorandum of Understanding will be terminated.
Assuming satisfaction or waiver of the conditions to the Offer, including receipt of the necessary regulatory approvals, and the approval of the Company shareholders of the Post-Offer Reorganization, the Merger and the Demerger are expected to be completed in the third quarter of 2021 and the Post-Merger Reorganization is expected to be completed in the fourth quarter of 2021.

Alternative Post-Offer Reorganization
The Memorandum of Understanding provides that Purchaser may also effectuate, or cause to be effectuated, the Post-Offer Reorganization by means of any of the following, as an alternative to the Asset Sale and Liquidation (each an “Alternative Post-Closing Restructuring”):
(i)
the commencement by Purchaser of the compulsory acquisition of the shares in the capital of Tahoe AcquireCo B.V. from each minority shareholder in accordance with Article 2:201a of the DCC (the “Compulsory Acquisition”);

(ii)
a sale and transfer of any or all assets and/or liabilities between Tahoe AcquireCo B.V. and its affiliates or between Tahoe AcquireCo B.V., on the one hand, and Purchaser or Parent, on the other hand, or their respective affiliates (including any newly formed private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands);

(iii)
a distribution of proceeds, cash and/or assets to the shareholders of Tahoe AcquireCo B.V. or share buybacks;

(iv)
a dissolution and/or liquidation of Tahoe AcquireCo B.V.;

(v)
a contribution of cash and/or assets by Purchaser, Parent or by any affiliate of Parent in exchange for shares in Tahoe AcquireCo B.V.’s share capital, in which circumstances the pre-emptive rights (voorkeursrechten), if any, of Tahoe AcquireCo B.V.’s minority shareholders could be excluded;

(vi)
a statutory (cross-border or domestic) legal (bilateral or triangular) merger (juridische (driehoeks-) fusie) in accordance with Articles 2:309 et seq. of the DCC between Tahoe AcquireCo B.V., Purchaser and/or any affiliate of Parent;

(vii)
a statutory legal (bilateral or triangular) demerger (juridische (driehoeks-)splitsing) of Tahoe AcquireCo B.V. in accordance with Articles 2:334a et seq. of the DCC;

(viii)
any transaction between Tahoe AcquireCo B.V. and Purchaser or their respective affiliates at terms that are not at arm’s length;

(ix)
any transactions, restructurings, share issues, procedures and/or proceedings in relation to Tahoe AcquireCo B.V. and/or one or more of its affiliates required to effect the aforementioned transactions; and

(x)
any combination of the foregoing.

Effect on Talend if the Offer is Not Completed
If the Offer is not completed, Talend shareholders will not receive the Offer Price pursuant to the Offer and the Combined Meeting proposals will have no effect. Instead, Talend would remain an independent company, your ADSs would continue to be listed and traded on Nasdaq and registered under the Exchange Act and Talend would continue to file periodic reports with the SEC.
In the event of certain terminations of the Memorandum of Understanding, Talend will be required to pay Purchaser a termination fee in an amount equal to $47,886,769 (the “Company Termination Fee”) as described in the section of this proxy statement captioned “— Termination” beginning on page 71.
Your vote, or abstention from voting, on the proposals presented at the Combined Meeting will have no effect on your ability to tender your Company Shares pursuant to the Offer. Your vote, or abstention from voting, on the proposals presented at the Combined Meeting will similarly in no way obligate you to tender your Company Shares in the Offer. The approval of the proposals presented at the Combined Meeting will only approve the transactions contemplated thereby if the Offer is consummated in accordance with the Memorandum of Understanding and the Offer.

Effect on Talend if the Governance Proposal, the Demerger Proposal, the Merger Proposal and the Powers Proposal are Not Approved
If each of the Governance Proposal, the Demerger Proposal, the Merger Proposal and the Powers Proposal are not approved at the Combined Meeting, the Company may, following consultation with Parent, duly call and give notice of another general meeting to consider or reconsider the Proposals. However, the failure to adopt the Proposals at the Combined Meeting or any subsequent meeting called by the Board will have no effect on Parent and Purchaser’s obligations to launch and consummate the Offer.
Further, following the consummation of the Offer by Purchaser, Purchaser will own a sufficient number of Company Shares to approve the Proposals at any subsequent general meeting called to reconsider the Proposals. As a result, Purchaser may effectuate the Proposals, or any alternative shareholder proposals, without any additional vote of other holders of Company Shares following the consummation of the Offer.
Nonetheless, the Board encourages you vote to for “FOR” the Proposals at the Combined Meeting. Failure to do so could delay the transactions contemplated by the Memorandum of Understanding and such delay could have a negative impact on Talend’s businesses and operations. Your vote, or abstention from voting, on the proposals presented at the Combined Meeting will have no effect on your ability to tender your Company Shares pursuant to the Offer. Your vote, or abstention from voting, on the proposals presented at the Combined Meeting will similarly in no way obligate you to tender your Company Shares in the Offer. The approval of the proposals presented at the Combined Meeting will only approve the transactions contemplated thereby if the Offer is consummated in accordance with the Memorandum of Understanding and the Offer.
Background of the Offer and the Transactions Contemplated by the Memorandum of Understanding
Background to the Transaction
The Board and management of Talend have regularly reviewed Talend’s performance, future growth prospects, business strategies, competitive positioning, opportunities and challenges as part of their evaluation of Talend’s prospects for enhancing shareholder value. As part of this process, the Board and management have regularly reviewed Talend’s direction and business objectives, including various strategic alternatives that might be available to Talend.
In late 2018, Talend embarked on a significant transition toward the cloud data integration and integrity market. Cloud data integration and integrity was a nascent category but demonstrating strong growth, largely fueled by the adoption of cloud data warehouses. Talend’s cloud transition strategy included the acquisition of Stitch in November 2018, a greater rotation of engineering resources towards cloud products and services, significant changes in sales and marketing strategies and routes to market, and the long-term migration of existing premise customers to cloud offerings. Throughout 2019, Talend’s Board and management reviewed the progress of Talend’s cloud transition and associated risks.
In August 2019, the Board and management discussed several strategic options to de-risk the cloud transition including raising capital opportunistically in the public markets, taking a private investment from financial sponsors, and pursuing a sale of the Company.
On September 12, 2019, the Board held a meeting with senior management and representatives of Qatalyst Partners LP (“Qatalyst Partners”) to explore various considerations and alternatives with respect to a potential acquisition of the Company and implementing an outreach process to solicit interest regarding a sale transaction, including whether to engage with potential financial sponsors and strategic acquirors. As of September 12, 2019, Talend’s closing trading price was $39.09 per share. Throughout the remainder of September 2019, as part of its ongoing evaluation of the business and its prospects, including, after taking into account the downward trend of its trading price throughout September, Talend began exploring various options with respect to a potential sale transaction. By the end of September 30, 2019, Talend’s closing trading price was $33.98 per share.
Over the following weeks, at the direction of the Board, Qatalyst Partners engaged in an outreach process to investigate the potential of a sale transaction involving Talend. As part of such process, Qatalyst Partners contacted Sponsor A, Thoma Bravo and Sponsor B on October 3, 2019, to solicit their interest in a potential transaction. Following such outreach, each of Thoma Bravo, Sponsor A and Sponsor B entered into a non-disclosure agreement with Talend and initial diligence materials were provided. The closing trading price of Talend’s stock on October 3, 2019 was $35.47.
On October 4, 2019, the Board convened a meeting with management and representatives of Wilson Sonsini Goodrich & Rosati, P.C. (“Wilson Sonsini”), Talend’s U.S. counsel, to discuss formally engaging a financial advisor for the purposes of exploring a sale transaction. Given its prior experience with Qatalyst Partners, the Board discussed engaging Qatalyst Partners to act as a financial advisor in connection with the Board’s evaluation of a potential sale transaction and ultimately determined to engage Qatalyst Partners based on Qatalyst Partners’s qualifications, expertise and reputation and its knowledge of Talend and the industry in which Talend operates.
On October 9, 2019, Sponsor C contacted Mike Tuchen, the then Chief Executive Officer of Talend, indicating interest in discussing a potential acquisition of Talend. The opening trading price of Talend’s stock on October 9, 2019 was $35.88.
On October 14, 2019, Talend had an initial management meeting with Sponsor A.
On October 15, 2019, Talend had an initial management meeting with Sponsor B.
On October 18, 2019, Talend had an initial management meeting with Thoma Bravo.
On October 19, 2019, a financial diligence packet was provided to each of Sponsor A, Sponsor B, and Thoma Bravo.
On October 23, 2019 Talend had subsequent due diligence meetings with Sponsor B.
On October 24, 2019 Talend had subsequent due diligence meetings with Sponsor A.
On October 24, 2019, Talend formally engaged Qatalyst Partners. Shortly thereafter on October 25, 2021, Qatalyst Partners presented for discussion with the Board a recommendation on process design going forward and credible potential buyers that could demonstrate the potential for an acquisition of Talend as well as a status update on the targeted outreach.
On October 25, 2019, representatives from Thoma Bravo informed representatives of Qatalyst Partners that Thoma Bravo would not be proceeding with a potential transaction at that time.
On October 28, 2019, representatives from Sponsor B informed representatives of Qatalyst Partners that Sponsor B would not be proceeding with a potential transaction at that time.
On October 29, 2019, representatives from Sponsor A informed representatives of Qatalyst Partners that Sponsor A would not be proceeding with a potential transaction at that time.
On October 31, 2019, representatives from Sponsor C met with Mr. Tuchen and discussed the possibility of a potential acquisition of Talend. Sponsor C agreed to provide Talend with a draft of their investment thesis, key assumptions and future projections for Talend as a private company. Following this discussion, Sponsor C did not pursue further discussions.
Consequently, based on feedback received by representatives of Qatalyst Partners and Talend’s management following such outreach, the Board determined to pause any further discussions concerning a potential sale transaction and focus on driving the cloud transition on a stand-alone basis.
In January 2020, Talend appointed Christal Bemont to the position of Chief Executive Officer and announced the addition of a new Chief Revenue Officer and Chief Customer Officer.
During the first quarter of 2020, Talend developed a plan for changes to its strategy and operations to improve the execution of its cloud transition and began to share these plans and associated financial guidance with public shareholders. At the same time, the global coronavirus pandemic caused substantial macroeconomic and business uncertainty and catalyzed a significant decline in the overall equity market, and specifically, in Talend’s share price. Over the first quarter of 2020, Talend’s closing trading price on January 2, 2020 (the first trading day of 2020) was $40.77 per share and by March 31, 2021, had dropped to

$22.43 per share. The average trading price over the first quarter of 2020 was $33.82 per share. From February through April of 2020, Talend received multiple inbound requests from financial sponsors interested in both investing primary capital into Talend and acquiring Talend. This included interest from Thoma Bravo, Sponsor A, Sponsor C, and Sponsor D.
On May 1, 2020, Talend’s trading price opened at $25.88 per share. At a regularly scheduled meeting for that day, the Board discussed the recent inbound interest. Given the significant uncertainty in the operating environment for Talend at the time and dislocation of the share price, the Board decided not to pursue the option of a sale transaction or private investment at that time. However, the Board gave Talend management authority to engage in discussions with market participants to, among other things, build relationships in furtherance of potential future strategic transactions (including potential business combinations).
In June 2020, a significant shareholder (“Shareholder A”) of Talend engaged with the Chairman of the Board regarding their views on Talend’s business, operations, financial profile and overall strategy, including opportunities to explore a potential sale transaction.
Talend’s Board and management continued to receive inbound interest from financial sponsors regarding primary capital investments throughout 2020. On August 11, 2020, representatives of Thoma Bravo contacted Adam Meister, Chief Financial Officer of Talend, to reiterate interest in meeting with the new team, getting an update on the business and potentially renewed interest in a sale transaction. Talend’s closing trading price on that day was $39.44 per share.
On September 17, 2020, Talend received inbound interest from Sponsor D. Talend’s closing trading price was $41.41 per share on that day. Following the receipt of such interest, Talend entered into a non-disclosure agreement with Sponsor D and had preliminary discussions regarding a potential transaction. Following the initial discussions, Sponsor D requested additional information and time with management to evaluate the opportunity. Talend entered into non-disclosure agreements with each of: Sponsor B on October 7, 2019; Thoma Bravo on October 9, 2019; Sponsor A on October 10, 2019; and Sponsor C on January 27, 2021.
Over the course of September and October 2020, Thoma Bravo and Sponsor D continued to express interest in Talend. Over such time, Talend’s closing trading price fluctuated between $45.36 on September 1, 2020 and $37.64 per share on October 30, 2020, with an average trading price of $40.63 per share.
On October 4, 2020, at a regularly scheduled meeting, the Board discussed the status of the inbound interest from Thoma Bravo and Sponsor D.
On October 13, 2020, Sponsor C reached out to Mr. Meister to express interest in a potential transaction with Talend and request an update on the business. Talend’s closing trading price was $41.55 per share that day. After consultation with representatives of Wilson Sonsini and Qatalyst Partners, management decided to hold on any further engagement given the proximity of reporting third quarter 2020 financial results and the analyst day in November, which would be material to investors.
On November 9, 2020, Talend’s closing trading price was $39.94 per share. After market close that day, Talend announced earnings for the third quarter of 2020. On November 10, 2020, Talend’s closing trading price was $39.62. On November 18, 2020, Talend conducted an “investor day” for public investors and research analysts. During the investor day, Talend discussed its strategic direction and operating priorities and established intermediate financial goals that included accelerating revenue growth, improved customer acquisition costs and improved cash flow. In addition, Talend provided long-term financial targets to help investors better assess Talend’s future prospects. That same day, Talend’s opening trading price was $41.13 per share and closing price following the event was $41.39 per share.
During December 2020, when Talend’s closing trading price fluctuated between $35.47 per share and $39.91 per share, with an average trading price of $38.24 per share, Talend also received inbound interest from Sponsor E, who expressed interest in participating in a potential private placement transaction with a maximum value of $700 million or other strategic arrangement. Following discussions with the Board and representatives of Qatalyst Partners, management of Talend determined that Sponsor E was unlikely to be a credible buyer in a potential change of control acquisition, particularly in light of their lack of experience in full take-private transactions and the constraints on value. Talend came to the conclusion that Sponsor E would be inhibited by Sponsor E’s structuring and financial limitations and further discussions with Sponsor E consequently stalled.
Additionally, during December 2020, representatives of Thoma Bravo and Sponsor C continued to maintain contact with Talend. Sponsor D continued to maintain contact through representatives of Qatalyst Partners. Ms. Bemont and Mr. Meister met Thoma Bravo on December 11, 2020 for an introductory call. Representatives of Talend requested that each of Thoma Bravo, Sponsor C and Sponsor D reconnect for further discussions in the new year.
As of the beginning of January 2021, Talend put in place its new sales segmentation strategy and began rolling out changes to its sales and marketing organizational structure. These changes were intended to affect a shift towards driving long-term customer relationships through increased customer support, shortening the sales cycles, increasing the pipeline build and driving higher win rates. During this period, Talend’s closing trading price increased from $35.47 per share to $41.28 per share by January 5, 2021. At the same time, several parties that had been part of the initial outreach in 2019 informed representatives of Qatalyst Partners of their desire to re-engage in conversations with Talend concerning a potential transaction.
On January 5, 2021, representatives of Sponsor C contacted representatives of Talend requesting to set up a meeting to discuss a potential transaction. A meeting was scheduled for January 21, 2021.
Representatives of Qatalyst Partners met with representatives of Sponsor D on January 5, 2021 and representatives of Talend met with representatives of Thoma Bravo on January 7, 2021. At their meeting with representatives of Thoma Bravo on January 7, 2021, representatives of Talend learned that Thoma Bravo was considering making an offer to acquire Talend. Later that same day, the Chairman of the Board of Talend spoke with Shareholder A, who reiterated their views on the operations and strategy of the Company.
On January 13, 2021, another shareholder of Talend sent a letter to the Board expressing support for Talend’s strategy but noting concern that the public market was not appropriately valuing Talend. The letter encouraged the Board to pursue a sale transaction.
On January 15, 2021, the opening trading price of Talend was $40.30 per share. That same day, the Board held a meeting with senior management and representatives of Qatalyst Partners. The Board discussed with representatives of Qatalyst Partners considerations with respect to the possibility of a sale transaction in light of the renewed interest. Representatives of Qatalyst Partners discussed with the Board various alternatives and considerations with respect to a potential outreach process to solicit interest regarding a strategic transaction from other potential counterparties, including whether to engage with potential strategic acquirors and other financial sponsors in light of the expressed interest from Thoma Bravo. Representatives of Qatalyst Partners discussed with those present various other potential counterparties with which Talend might consider engaging based on those parties’ expected or previously expressed interest in a potential strategic transaction with Talend, ability to finance and consummate a transaction, and potential strategic rationale for a transaction with Talend. Also discussed were the potential risks of an outreach, including potential public disclosure leaks, management and employee disruption and adverse effect on competitive positioning, and the increase in the likelihood of those risks in a wider outreach relative to a more targeted outreach. The Board also discussed the high degree of complexity and uncertainty of any potential transaction due to Talend’s corporate structure, the significant focus and investment that would be required to successfully complete a transaction, and the criticality of appropriately vetting potential interested parties. The Board and members of management in attendance also discussed with management and representatives of Qatalyst Partners potential alternatives to a sale of Talend, including continuing to execute as a stand-alone business. At the meeting, the Board considered and discussed whether the timing was appropriate for a sale transaction, including the relative risks and benefits and focusing on, among other things, the probability of consummating a successful sale at compelling value and the ability of Talend to execute on its strategy shift (described above) as a public company as compared to a private company. In particular, the Board evaluated the risks associated with Talend’s standalone prospects including the ability to migrate existing customers to the cloud, the rapidly changing competitive landscape, the risk of execution issues given the magnitude of the cloud transition and the restructuring and strategy shift of the sales organization, Talend’s actual performance relative to budget, and the Company’s negative cash flow and need for potential future financing. The Board also evaluated Talend’s status as a French-law governed company and its obligation to consider broader stakeholder interests in conjunction with any transaction.
After consultation with Qatalyst Partners, the Board determined that it would be best to delay engaging with interested parties until after the announcement of earnings for the fourth quarter of 2020, which was scheduled for February 10, 2021. Once launched, the Board was open to evaluating highly credible market participants most likely to have an ability and willingness to execute a complex, cross-border “take private” transaction efficiently, the financial capacity to present a compelling value proposition to Talend, not conditioned on the receipt of third party debt financing, in each case, relative to other market participants to improve the probability of producing meaningful proposals. The Board also discussed, given the targeted nature of the proposed sales process, the ability of Talend to negotiate for, as a pre-condition to transact with any interested party, a “go-shop” period to solicit additional interest after a transaction is announced. The Board directed representatives of Qatalyst Partners to hold off on launching a formal outreach until directed to do so by the Board.
On January 18, 2021, representatives of Qatalyst Partners informed Sponsor D that Talend wanted to postpone discussions of a change of control transaction until after their earnings release. Later that same day, representatives of Talend informed Thoma Bravo that Talend wanted to postpone discussions of a change of control transaction until after their earnings release.
On January 19, 2021, representatives of Thoma Bravo delivered to representatives of Qatalyst Partners an unsolicited offer to acquire Talend for $52.00 per share (payable in cash), which represented a 28% premium to the January 19, 2021 closing price of $40.51 per share and a 34% premium to Talend’s 30-day volume weighted average price. While the offer letter described that Thoma Bravo would fund the purchase price with a combination of equity (from affiliated investment funds) and debt (from lending partners), the closing of the transaction would not be subject to any financing contingencies. Additionally, the offer provided for a 30-day go shop period following the execution of a definitive agreement and was set to expire as of 5:00 p.m. Pacific Time on January 22, 2021.
Representatives of Talend met with representatives of Sponsor C on January 21, 2021 to discuss Sponsor C’s interest in and thesis for an acquisition of Talend.
On January 21, 2021, Talend’s opening trading price was $40.08 per share, and the Board convened a meeting with members of management and with representatives of Qatalyst Partners. Representatives of Qatalyst Partners discussed with the Board certain financial aspects of the January 19 Thoma Bravo proposal. The Board discussed various concerns with the proposal, potential alternatives and next steps. The Board determined that the proposal represented insufficient value but that Talend should continue to engage Thoma Bravo to determine whether it would be willing to increase the offered price. The Board further determined that Talend should explore potential interest with Strategic A and Strategic B, the two potential strategic acquirors considered to have the most interest, and Sponsor C and Sponsor D, but should not initiate a broader outreach due to the risk of a potential public disclosure leak.
On January 22, 2021, representatives of Qatalyst Partners contacted representatives of Thoma Bravo to share the Board’s determination regarding the insufficiency of the proposed $52.00 per share price of Thoma Bravo’s offer. The representatives of Thoma Bravo acknowledged the Board’s determination and expressed a willingness to discuss a revision of the price, subject to receiving certain additional financial information from Talend, including Talend’s fourth quarter results and management’s 2021 fiscal year forecasts. The following day, with the Board’s permission, representatives of Qatalyst Partners provided the requested information to Thoma Bravo.
Consistent with the Board’s direction, later that same day on January 22, 2021, representatives of Qatalyst Partners contacted Strategic A, Strategic B, Sponsor C, and Sponsor D regarding a potential transaction. Representatives of Strategic A confirmed to Qatalyst Partners that they would not be interested in further exploring a transaction with Talend at that time. Strategic B indicated that they needed to confirm internally but would revert as soon as possible. Representatives of Qatalyst Partners communicated this information to Ms. Bemont and Mr. Meister.
On January 24, 2021, representatives of Thoma Bravo, Qatalyst Partners and Talend met to discuss due diligence inquiries from Thoma Bravo received the prior day. The closing stock trading price of Talend on the most recent trading day, January 22, 2021, was $45.08 per share.

On January 25, 2021, Thoma Bravo submitted a revised acquisition proposal to Talend which increased the per share price to $58.00. The increased price represented a 32% premium to Talend’s closing trading price of $44.08 on January 25, 2021, a 43% premium to Talend’s closing trading price of $40.51 per share on January 19, 2021, a 46% premium to Talend’s 30-day volume weighted average price, and a 12% increase over the previous Thoma Bravo proposal. The proposal included a 30 day “go-shop” period beginning on the execution and delivery of a definitive agreement. The proposal was set to expire at 5:00 p.m. Pacific Time on January 27, 2021.
Separately on January 25, 2021, representatives of Strategic B provided representatives of Qatalyst Partners with a non-disclosure agreement with an intent to schedule an introductory meeting to discuss Talend’s business. A meeting was scheduled for January 27, 2021 and the parties planned to negotiate and finalize the non-disclosure agreement in the interim. After initiating the non-disclosure agreement negotiations, Strategic B indicated they would not be able to finalize the non-disclosure agreement prior to the scheduled meeting so the parties agreed to discuss, and only discussed, publicly available information.
On January 26, 2021, Sponsor D communicated to representatives of Qatalyst Partners that it would not be interested in pursuing an acquisition of Talend at that time.
Later that same day, the Board convened with members of management and representatives of Qatalyst Partners to discuss the January 25 proposal from Thoma Bravo and to receive an update with respect to the outreach to the other potential acquirors. The Board also discussed the revised Thoma Bravo proposal with representatives of Qatalyst Partners. Representatives of Qatalyst Partners reviewed with the Board certain financial aspects of the January 25 Thoma Bravo proposal. Additionally, representatives of Qatalyst Partners shared that Thoma Bravo had conducted meaningful diligence thus far but had several remaining areas of diligence to complete. Thoma Bravo indicated they were confident in their ability to complete diligence by Talend’s fourth quarter 2020 earnings announcement, scheduled for February 10, 2021. The Board determined that the latest offer price of $58.00 per share was insufficient but acknowledged that the increased price was a meaningful premium and it would be worthwhile for Talend to explore the technical aspects of potential transactions in compliance with French and other applicable law. The Board directed representatives of Qatalyst Partners to continue negotiating the acquisition proposal with Thoma Bravo to increase the offer price. The Board also directed Qatalyst Partners to reach out to and solicit a proposal from each of Sponsor A, Sponsor B, and Sponsor C. Representatives of Qatalyst Partners informed the Board that Strategic A and Sponsor D had also declined to submit a bid.
Later that same day, representatives of Qatalyst Partners reached out to Sponsor A, Sponsor B, and Sponsor C to reengage with respect to a potential transaction. Following the outreach, both Sponsor A and Sponsor B were provided with Talend’s financial information and diligence materials.
Representatives of Qatalyst Partners, consistent with the Board’s direction, also contacted Thoma Bravo to convey that the price was insufficient but that Talend remained interested in exploring the opportunity for a potential transaction with Thoma Bravo.
On January 27, 2021, at the request of the Board, representatives of Wilson Sonsini, Talend’s U.S. counsel, and Gide Loyrette Nouel A.A.R.P.I. (“Gide”), Talend’s French counsel, met to discuss structuring considerations in connection with a potential transaction in anticipation of further evaluating Thoma Bravo’s outstanding offer and, potentially, other offers.
Following such discussions, representatives of Wilson Sonsini and Gide described to representatives of Talend and Qatalyst Partners certain complexities, and potential transaction obstacles, arising from Talend’s status as a French company that is traded on Nasdaq but not listed in France (and therefore being subject to French corporate law as a private company and United States securities laws as a public company).
Representatives from Wilson Sonsini and Gide reported that insufficient deal certainty would likely make it more difficult for any potential bidder to be able to fund the purchase price using third-party debt financing at any initial closing. As a result, the most viable counterparties to a transaction would have the ability to fund the entire purchase price with equity capital, in the case of sponsor investors, or balance sheet cash, in the case of strategic investors. Representatives from Wilson Sonsini and Gide also described certain regulatory processes and approvals in connection with a potential transaction, including mandatory consultation with Talend’s works council (Comité social et économique) (the “Works Council”), approval by the French Ministry of Economy and Finance (Ministère chargé de l’Économie et des Finances) (“MINEFI”), and approval under relevant antitrust laws (including those of France and the United States). Representatives of Talend, Qatalyst Partners, Wilson Sonsini and Gide then considered the effect that such factors would have on interest in a transaction from potential bidders.
On January 28, 2021, representatives of Talend management met separately with representatives of Sponsor A and Sponsor B to discuss Talend’s business and a potential transaction.
Also on January 28, 2021, Talend’s trading price opened at $43.04 per share, and Sponsor C submitted a non-binding letter of intent to acquire Talend for a per share price between $53.00 and$55.00. The Board authorized representatives of Qatalyst Partners to respond to representatives of Sponsor C that the price was insufficient and to encourage the submission of a higher proposal. In response to this information, Sponsor C indicated that it would be unlikely to increase its proposal.
On January 29, 2021, a representative of Thoma Bravo contacted representatives of Qatalyst Partners to indicate that a further revised proposal was imminent. Later that same day, Thoma Bravo submitted a further revised bid for $59.00 per share.
On January 31, 2021, the Board convened a meeting to discuss the most recent proposals from Sponsor C and Thoma Bravo, the status of the outreach in general, and the structural considerations and complexities related to a potential transaction. The Board discussed the considerations with respect to maximizing stakeholder value and discussed with representatives of Qatalyst Partners ways to preserve a competitive environment among the remaining interested potential acquirors. The Board determined that each of Sponsor C’s bid and Thoma Bravo’s bid was encouraging but insufficient to move forward. The Board directed representatives of Qatalyst Partners to seek a proposal from Sponsor A, Sponsor B, an increased bid from Sponsor C and to inform Thoma Bravo that the revised bid for $59.00 per share on January 29, 2021 was insufficient.
Later that day, on January 31, 2021, representatives of Qatalyst Partners contacted representatives of Sponsor C to determine if Sponsor C would be willing to increase its bid to remain competitive. Representatives of Sponsor C informed representatives of Qatalyst Partners that Sponsor C was not prepared to proceed with a transaction at a higher price and would not be submitting a further revised proposal.
On February 2, 2021, representatives of Qatalyst Partners contacted Sponsor A to solicit a potential bid, while making it clear that the process was becoming increasingly time-sensitive and competitive. The representative of Sponsor A confirmed that they would submit a bid as soon as possible.
Later that same day, representatives of Qatalyst Partners reached out to Seth Boro, a Thoma Bravo managing partner, to discuss Thoma Bravo’s revised bid of $59.00 per share. Representatives of Qatalyst Partners expressed to Mr. Boro that the Board could not agree to a transaction at $59.00 per share and expressed the Board’s interest in pursuing a transaction at a higher price. During the course of the call, Mr. Boro indicated that Thoma Bravo may be willing to increase their offer to $60.00 per share, while preserving the 30-day “go-shop” period and an exclusivity period of 15 calendar days.
Later that same day, on February 2, 2021, Sponsor A submitted a non-binding letter of intent to acquire Talend for $60.35 per share, which represented a 23% premium to Talend’s closing trading price of $49.23 per share February 2, 2021 and a 46% premium to Talend’s 30-day volume weighted average price. Sponsor A’s offer did not include any “go-shop” period.
Later that same day, on February 2, 2021, Sponsor B communicated to representatives of Qatalyst Partners that they would not be proceeding and would not submit a bid.
Later that same day, on February 2, 2021, the Board convened a meeting to consider the progress of the outreach and the proposals submitted. As of the time of the meeting, Sponsor C had submitted a proposal for $53.00-$55.00 per share, Sponsor A had submitted a proposal for $60.35 per share, and Thoma Bravo’s most recent bid was for $60.00 per share. At the time of the meeting, Strategic B was considered inactive, but had not specifically indicated that it was withdrawing from the process. Representatives of Qatalyst Partners and the Board discussed each of the offers and their terms. The discussion primarily focused on the relative benefits of Thoma Bravo’s offer and Sponsor A’s offer. Following the discussion, the Board determined that the offer price in each bid remained too low to grant either bidder exclusivity; however the Board authorized representatives of Qatalyst Partners to solicit improved bids from Sponsor A and Thoma Bravo, and authorized management to begin negotiations of a definitive agreement with respect to a transaction with each of them. The Board authorized representatives of Qatalyst Partners to reach out to both parties to determine if increased bids could be solicited. The Board also directed Wilson Sonsini to begin negotiating definitive agreements with Sponsor A and Thoma Bravo. The Board decided that, while soliciting increased bids, progress should be made on the definitive agreements to further encourage engagement.
Later that same day, on February 2, 2021, Strategic B confirmed that it was not prepared to proceed with a transaction and would not submit a proposal to acquire Talend.
Later on February 2, 2021, following the Board meeting, representatives of Qatalyst Partners contacted Mr. Boro to inform him that Talend received another offer containing better economic terms relative to Thoma Bravo’s latest bid and, as a result, Talend did not intend to grant exclusivity to Thoma Bravo at that time. In that conversation, Qatalyst Partners also noted that, due in part to Thoma Bravo’s consistent engagement in discussions regarding a sales process and meaningful progress on due diligence, the Board still viewed Thoma Bravo as a compelling participant if Thoma Bravo could increase its offer price. In the meantime, representatives of Thoma Bravo, Talend and Qatalyst Partners agreed to continue advancing the various diligence workstreams, and agreed to hold regular status and structuring calls between advisors.
On February 3, 2021, Thoma Bravo and Sponsor A were granted access to an electronic dataroom containing financial, business, and legal information with respect to Talend to further support their due diligence review of the business.
Over the following several days, Talend held several meetings with representatives of both Sponsor A and Thoma Bravo to discuss aspects of a potential transaction, including diligence, technology and product plans, management and structuring challenges. Additionally, at Thoma Bravo’s request, Talend’s legal advisors held several meetings with Thoma Bravo’s legal advisors, Kirkland & Ellis LLP (“Kirkland”), and the legal advisors of Sponsor A to discuss, among other things, transaction structuring and definitive documentation with respect to a transaction.
On February 10, 2021, Talend’s trading price opened at $52.23 per share, and Talend held its scheduled earnings call to report results for the fourth quarter of fiscal year 2020.
On February 11, 2021, the day following the earnings call, the closing trading price of Talend’s stock was $57.06 per share, which was more than 16% over the previous day’s closing trading price of $49.90 per share.
On February 11, 2021, representatives from Sponsor A indicated to representatives of Qatalyst Partners that Sponsor A would not be able to increase its offer price to a competitive level (in light of Talend’s increased trading price).
Later that same day, on February 11, 2021, representatives of Thoma Bravo contacted representatives of Qatalyst Partners and confirmed that Thoma Bravo would likely decline to increase its offer price to a competitive level (in light of Talend’s increased trading price). Nonetheless, given the time and resources already invested by Thoma Bravo in the process, Thoma Bravo wanted to finalize and close out its diligence process in the event that future market changes made a transaction more viable. Talend and Thoma Bravo worked over the next several days to complete Thoma Bravo’s due diligence.
On February 16, 2021, representatives of Thoma Bravo met with Ms. Bemont and Mr. Meister to discuss the current status of diligence and review their findings. Thoma Bravo’s summary focused primarily on growth and retention trends of Talend’s on-premise and cloud offerings.
On February 19, 2021, Ms. Bemont and Mr. Meister met with representatives of Thoma Bravo to respond to elements of Thoma Bravo’s diligence findings presented on February 16, 2021 and discuss critical components of Talend’s strategy and potential opportunities both as a stand-alone business and in the context of an acquisition by Thoma Bravo. On February 24, 2021, Thoma Bravo submitted a revised proposal, increasing their per share offer price to $65.00 per share, which represented a 23% premium to the closing trading price of Talend of $52.83 on February 24, 2021, a 32% premium to Talend’s 30-day volume weighted average price, a 25% premium to Thoma Bravo’s original proposal of $52.00 per share on January 19, 2021 and an 8% premium to Thoma Bravo’s latest proposal of $60.00 per share on February 2, 2021. Additionally, as a result of the ongoing advisors’ discussions with respect to structuring, the revised offer proposed that the transaction would be conducted via a tender offer for all of Talend’s outstanding ordinary shares and ADSs, subject to the minimum condition of a tender of 90% of all of Talend’s outstanding ordinary shares and ADSs. The proposal contained a 30-day “go-shop” period and proposed a 2% termination fee in the event the Board was to change its recommendation or otherwise terminate the transaction in favor of a superior proposal. The proposal required exclusivity with Thoma Bravo for a period of seven calendar days, with rolling one-day extensions as necessary so long as the parties are still negotiating in good faith.
On February 25, 2021, the Board convened a meeting with management and representatives of Qatalyst Partners to discuss Thoma Bravo’s latest proposal. The Board discussed the various risks and benefits of the new offer and representatives of Qatalyst Partners reviewed with the Board certain financial aspects of Thoma Bravo’s February 24 proposal. The Board authorized management to enter into exclusivity with Thoma Bravo but instructed representatives of Qatalyst Partners to attempt to seek an improved “best and final” offer from Thoma Bravo. Later that day, consistent with the direction of the Board, representatives of Qatalyst Partners spoke with representatives of Thoma Bravo and indicated that the Board would be willing to enter into exclusivity if Thoma Bravo were to provide an acceptable “best and final” offer.
On February 25, 2021, Talend’s trading stock price closed at $51.15 per share.
On February 26, 2021, Thoma Bravo submitted a further revised proposal, increasing the per share offer price to $66.00, which represented a 29% premium to the closing trading price of Talend on the previous day, a 34% premium to Talend’s 30-day volume weighted average price, a 27% premium to Thoma Bravo’s original proposal of $52.00 per share on January 19, 2021 and a 2% premium to Thoma Bravo’s latest proposal of $65.00 per share on February 24, 2021. Thoma Bravo confirmed that this was its best and final offer.
On February 26, with the authority of the Board, Talend entered into exclusivity with Thoma Bravo, which provided that Talend would discontinue any negotiations with other parties with respect to a sale transaction and would negotiate exclusively with Thoma Bravo for the duration of the exclusivity period. The exclusivity agreement included customary termination provisions.
On February 28, 2021, representatives of Wilson Sonsini delivered a draft of the Memorandum of Understanding to representatives of Kirkland. Following the delivery of the draft Memorandum of Understanding, the parties continued to finalize diligence, discuss the optimal structuring and timing of the contemplated transactions, and negotiate the terms of the definitive documents.
On March 2, 2021, representatives of Wilson Sonsini, Gide, Qatalyst Partners and Kirkland met to discuss transaction structuring. Following the meeting, the group of advisors continued to meet regularly to strategize and finalize the structuring considerations for a transaction.
The draft Memorandum of Understanding continued to be reviewed and negotiated by the legal and financial advisors, with particular focus on the structuring and timing challenges of an acquisition transaction for a company like Talend. In particular, the parties discussed and negotiated at length: (i) the opportunity and the ability to create a group holding company domiciled in the Netherlands through the merger of Talend into a newly-incorporated Dutch-law-governed company, while maintaining Talend’s business operations in their current jurisdictions through a carve-out of all assets and liabilities of Talend into a new wholly owned subsidiary to be incorporated in France; (ii) the timing and structuring of the post-offer reorganization to maximize closing certainty; (iii) the appropriate minimum condition threshold; and (iv) the necessary regulatory filings and the obligations of each of both parties to the other in seeking and obtaining the required approvals.
After extensive discussions among the parties and consultation and discussion with Houthoff Coöperatief U.A. (“Houthoff”), Thoma Bravo’s Dutch counsel, and Loyens & Loeff N.V. (“Loyens”),

Talend’s Dutch counsel, and considerations of applicable law, precedent transactions, and the required vote thresholds to effectuate the contemplated transactions, among other things, Talend and Thoma Bravo took the view that creating a group’s holding company in the Netherlands through the aforementioned merger and carve-out to be conducted following the contemplated Offer would (i) optimize the administrative and corporate structure of the company group by creating a European holding company for Talend and its subsidiaries, and (ii) minimize complexity and disruption to the operations and performance of the business while duly observing stakeholder interests.
In particular, they considered, among other things, that:
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Talend is one of the few French sociétés anonymes listed on the Nasdaq and this raises a number of legal and governance issues and uncertainties, notably resulting from the complexities of reconciling French corporate law constraints with US listing rules. They noted that creating a European holding structure in the Netherlands could help mitigate such issues because Dutch corporate law better allows for the creation of a governance structure that combines the requirements, market expectations and practices under US corporate law as well as US securities markets regulations. Historically, the Netherlands has been an important hub for European headquarters of international companies, leading to a well-developed legal regime and established infrastructure that is well suited to facilitate such corporate structures. Both European and non-European multinational corporations have chosen the Netherlands for their main European office. Having Talend’s new group holding company domiciled in the Netherlands would provide for a tailor-made corporate structure that fully aligns with Talend’s expected new ownership while ensuring due observance of stakeholder interests.

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The Netherlands is a commonly used jurisdiction to channel international investments into Europe. It offers many advantages, notably in terms of stability of the rules, governance flexibility, and international culture. By re-domiciling in the Netherlands, Talend would benefit from these advantages, including facilitating future growth opportunities, particularly for international financing.

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Instead of moving the corporate structure of Talend to the United States where a significant part of Talend’s activities, employees, management and shareholders are located, choosing the Netherlands would allow Talend to retain a significant presence in Europe.

The parties agreed that the tendering minimum threshold of 80% of the outstanding Company Shares of Talend was sufficient for the purposes of the minimum condition and the representatives of Thoma Bravo agreed to such threshold. To further increase deal certainty, the parties further agreed that Thoma Bravo may, in its sole discretion, lower the minimum condition threshold from 80% to a percentage not less than 67%.
In addition to the structuring, the parties discussed the regulatory regimes applicable to the proposed transactions and the possible impact on the timing of the consummation of a transaction. In addition to the Works Council consultation and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, applicable French law would require the approval by MINEFI, as Talend’s business and activities are likely to fall within the sensitive sectors as defined under the French foreign direct investment control regime. The initial phase of the review process is 30 business days following the filing of a fully complete request for authorization submitted to MINEFI. Following the first phase, MINEFI may elect to further extend their review for an additional period of 45 business days, culminating in a potential review period by MINEFI that could not exceed in principle 75 business days. In addition to MINEFI approval, the Offer and the reorganization transactions would also require antitrust and regulatory approval from, among others, the applicable authorities in Germany, Japan, Spain, Austria and possibly the UK. Without the approval of MINEFI and the other applicable regulatory approvals, the Offer could not be consummated. Ensuring that Thoma Bravo would agree to cooperate and take all action reasonably necessary to obtain MINEFI approval was especially important to the Board to increase deal certainty. Consequently, the parties agreed to cooperate in good faith to jointly develop a strategy to obtain all the necessary approvals, cooperate and coordinate to provide the relevant information and make the applicable filings, and to use reasonable best efforts to take any action necessary to obtain the necessary approvals.
On March 5, 2021, the Board met with representatives of Qatalyst Partners and Wilson Sonsini to evaluate the proposed transaction with Thoma Bravo. The Board reviewed the progress of the definitive documents and key outstanding issues with representatives of Wilson Sonsini. Representatives of Qatalyst Partners also advised on the preliminary plans for the “go-shop” outreach process. Meanwhile, representatives of Wilson Sonsini, Gide, Kirkland and Qatalyst Partners continued to meet regularly to discuss and negotiate the draft Memorandum of Understanding.
On March 7, 2021, the Board held a meeting to review the terms of the proposed transaction with Thoma Bravo. Members of management and representatives of Wilson Sonsini, Gide, and Qatalyst Partners also attended the meeting. Certain members of management and representatives of Wilson Sonsini and Qatalyst Partners reviewed with the Board the latest developments in the negotiations, including the expectation that the documentation of the transaction was in nearly final form and could be completed in the following days. A representative of Wilson Sonsini reviewed the key terms of the draft Memorandum of Understanding and the Board’s fiduciary duties, including with respect to the proposed transaction. The representative of Wilson Sonsini made clear to the Board that the Board would be asked to approve the execution of the Memorandum of Understanding, but would not and could not, under applicable law, recommend the execution of the Memorandum of Understanding and the transactions contemplated thereby, including the Offer and the Post-Offer Reorganization, to the shareholders of Talend until the completion of the Works Council consultation, which would take a minimum of 30 days. The Board was advised of the intended compliance with the Works Council consultation process and that under the terms of the draft Memorandum of Understanding, a determination with respect to a recommendation of the Board to the shareholders of Talend would be required to be made within 5 business days of the conclusion of the Works Council consultation period. The Board was also advised of the ability to terminate the Memorandum of Understanding and the circumstances pursuant to which Talend may be obligated to pay Thoma Bravo a 2% termination fee. Representatives of Qatalyst Partners and representatives of Wilson Sonsini discussed with the Board how the size of the termination fee compared to precedent transactions and similarly situated public companies. Representatives of Qatalyst Partners reviewed and discussed with the Board its financial analyses of the $66.00 per share cash consideration to be received pursuant to with the Offer pursuant to, and in accordance with, the Memorandum of Understanding by the holders of Talend ADSs and indicated to the Board that, absent material developments relevant to their analysis, Qatalyst Partners would be prepared to deliver an opinion as to the fairness, from a financial point of view, to such holders (in their capacity as such) of such consideration should the Board decide to proceed with a transaction on the current terms. The Board directed management and representatives of Wilson Sonsini and Qatalyst Partners to finalize the Memorandum of Understanding and related documentation.
Following the Board meeting, representatives of Wilson Sonsini, Gide, Kirkland and Qatalyst Partners continued to finalize the Memorandum of Understanding and settle the outstanding open issues.
On March 9, 2021, the Board convened a meeting to discuss the approval of the transaction and the Memorandum of Understanding with Thoma Bravo. Members of management and representatives of Wilson Sonsini, Gide and Qatalyst Partners were present. Representatives of Wilson Sonsini presented on the fiduciary duties of the Board and the final terms of the draft Memorandum of Understanding, including any changes made since the version previously reviewed at the March 7 meeting of the Board. Representatives of Qatalyst Partners reviewed the updated financial analyses that had been discussed in the meeting on March 7, 2021. At the request of the Board, Qatalyst Partners then rendered its oral opinion, which was subsequently delivered in writing to the Board, that, as of March 9, 2021, based upon and subject to the procedures followed and assumptions, qualifications and limitations considered in connection with the preparation of such opinion, the $66.00 per share cash consideration to be received pursuant to the Offer pursuant to, and in accordance with, the Memorandum of Understanding by the holders of ADSs, in their capacity as such holders, was fair, from a financial point of view, to such holders. The full text of the written opinion, dated March 9, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering their opinion is attached as Annex C to this proxy statement. Following further discussion, the Board resolved to approve the final draft of the Memorandum of Understanding.
On March 10, 2021, the Memorandum of Understanding was signed. Later that day, the transaction was publicly announced via press release.
Following the signing and announcement of the Memorandum of Understanding, Qatalyst Partners proceeded to conduct a broad outreach consistent with the “go-shop” provisions of the Memorandum of Understanding.

Between March 10 and March 12, 2021, representatives of Qatalyst Partners contacted 36 financial sponsors and 30 strategic partners, including Sponsor A and Sponsor E. As of March 12, a total of 39 of those contacted affirmatively declined to participate in the process without executing a non-disclosure agreement, including Sponsor A and Sponsor E. By March 19, 2021, nine potential bidders had executed non-disclosure agreements to engage in the go-shop process. Following the execution of the non-disclosure agreements, six parties attended at least one management meeting with Talend. Three of the four did not schedule further meetings and ultimately declined to proceed.
Of the parties that engaged in the go-shop process, Sponsor F executed a non-disclosure agreement on March 13, 2021. Sponsor F and Talend held management meetings on March 17, 2021, March 22, 2021, March 24, 2021 and two meetings were held on March 26, 2021. These meetings covered, among other things, financial matters, Talend’s business and operations, and Talend’s products and technology. Over the course of these discussions, Sponsor F engaged several advisors and executed seven joinders to the non-disclosure agreement to permit their advisors access to the diligence materials provided by Talend. During this period, Talend and their representatives also engaged with and responded to the diligence requests from Sponsor F and their advisors. However, on April 8, 2021, after extensive due diligence, Sponsor F confirmed that they would not be proceeding and would not be submitting a proposal.
By March 23, 2021, a total of 54 parties affirmatively indicated they were not interested or did not respond to the solicitation.
On April 10, 2021 at 12:01 a.m., the “go-shop” period under the Memorandum of Understanding expired. No parties solicited as part of the “go-shop” process submitted a proposal to Talend.
In addition to the outreach, Talend commenced the Works Council consultation period on March 12, 2021. Pursuant to applicable law, the Works Council was entitled to sixty days to consider the proposed transactions and issue opinions. The Works Council appointed a chartered accountant to assist them throughout the consultation process. After consultation with Talend, the Works Council agreed to complete their consultation by April 27, 2021.
On March 16, 2021, Talend and Thoma Bravo each filed a Premerger Notification and Report Form with the Federal Trade Commission and the Antitrust Division of the Department of Justice in connection with the Offer. The applicable waiting period under the HSR Act expired on March 31, 2021, which satisfied one of the conditions to the Offer. German antitrust clearance was obtained on April 9, 2021 and Austrian antitrust clearance was obtained on April 22, 2021.
Interim meetings were held with the Works Council on March 24, 2021, April 15, 2021, and April 20, 2021 wherein Talend, and when appropriate, Thoma Bravo, answered questions asked by the Works Council. Thoma Bravo attended the meetings on March 24, 2021 and April 20, 2021 and made presentations to the Works Council which included their projections for Talend.
On April 27, 2021, the Works Council issued a unanimous favorable opinion in support of the transaction, with some reservations. On April 29, 2021, the Board met to review the opinion of the Works Council and to issue its recommendation pursuant to the terms of the Memorandum of Understanding, recommending that Talend proceed with the transactions as contemplated by the Memorandum of Understanding and that shareholders of Talend accept the Offer and tender their shares of Talend (including those represented by ADSs) pursuant to the Offer.
On May 5, 2021, Talend issued a press release announcing, inter alia, that the Board unanimously determined that Thoma Bravo’s proposed offer is consistent with, and will further the business objectives and goals of, Talend and is in the best interests of Talend, its employees, and its shareholders.
Recommendation of the Board and Reasons for the Offer and the Other Transactions Contemplated by the Memorandum of Understanding
Recommendation of the Board
The Board, after considering various factors as described below, has unanimously, among other things, considered that the proposed Offer (including, for the avoidance of doubt, the Demerger and the Merger) is consistent with and will further the business objectives and goals of the Company and is in the best interests of the Company, its employees and its shareholders, and recommends that the shareholders and ADS holders of the Company accept the Offer and tender their Ordinary Shares and ADSs pursuant to the Offer.
The Board unanimously recommends that you vote (i) “FOR” the Governance Resolution, (ii) “FOR” the Demerger Resolution, (iii) “FOR” the Merger Resolution, and (iv) “FOR” the Powers Proposal.
Reasons for the Offer and the Other Transactions Contemplated by the Memorandum of Understanding
In evaluating the Offer and the Memorandum of Understanding and the transactions contemplated by the Memorandum of Understanding, the Board consulted with Talend’s management team, outside legal counsel, and financial advisors. The Board has unanimously determined that the terms of the Memorandum of Understanding and the transactions contemplated by the Offer and the Memorandum of Understanding are consistent with and will further the business objectives and goals of the Company and are in the best interest of Talend and its shareholders. In unanimously recommending that shareholders accept the Offer and tender their Company Shares pursuant to the Offer, the Board considered numerous factors. In making its determination, the Board focused on a number of reasons, including the following potential advantages and disadvantages, however; these reasons are not ranked and should not be quantitatively weighted:
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Attractive Premium, Multiple and Consideration.

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Substantial Premium to Talend’s Trading Price.   The Offer Price of $66.00 is (i) a premium of approximately 29% to the closing price on March 9, 2021 and an (ii) 81% premium to the volume weighted average price over the twelve months prior to March 9, 2021, the last full trading day prior to the public announcement of the execution of the Memorandum of Understanding.

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Attractive Multiple Relative to Talend’s Historical Valuation.   The Offer implies an enterprise value to next twelve months (“NTM”) revenue multiple of 7.4x, which is (i) 68% greater than Talend’s average trading multiple over the twelve months preceding the announcement of the deal and (ii) a premium to the trading multiple at all times from 2019 to announcement.

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Attractive Multiple Relative to Precedent Transactions.   The enterprise value to NTM revenue multiple of 7.4x is (i) a 10% premium to the average multiple paid for comparable companies in precedent transactions, (ii) in the top-quartile for comparable financial sponsor transactions and (iii) the highest multiple paid adjusted for growth and profitability.

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Immediate Liquidity.   The fact that the Offer Price will be paid in cash would provide certain, immediate value and liquidity to Talend’s shareholders.

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The Comprehensive Nature of Outreach to Buyers and Ability to Solicit Additional Interest Post-Announcement.   The Offer represents the culmination of outreach to multiple potentially interested parties over an approximately two-year period. The parties contacted from 2019 until announcement include the most likely financial sponsors, as well as the most likely strategic buyers. In addition, the Offer provided the Board with the ability to solicit additional interest through a “go shop” process post-announcement, as well as a low termination fee that extended from announcement until close (see Terms of the Transaction Documents, below).

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Talend’s Operating and Financial Condition; Prospects of Talend.   The Board considered the current and historical financial condition, results of operations, business, and competitive position of Talend, as well as Talend’s financial prospects and risks if Talend were to remain an independent company and the potential impact of those factors on the trading price of the ADSs.

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Challenges in a Highly Competitive Environment.   The Board considered a number of business challenges that Talend was facing and assessed Talend’s ability to successfully implement its operating plans, particularly in the context of the continued uncertainty about the impact of COVID-19 and the U.S. and global market more generally including (i) a rapidly evolving ecosystem and competitive environment as a result of new entrants to the market, potential competition with other cloud providers, and consolidation in adjacent categories of the market, (ii) Talend’s multi-year transition to cloud, entailing significant product investments, migration of Talend’s existing customer base and the cost and requirements to successfully position Talend’s cloud products, and (iii) the transformation of and additional investment in Talend’s sales and marketing strategy and organization, including the realignment of sales territories and roles, new segments of the market, necessary enablement and sales operations support, shifting greater focus on the digital demand generation, and successfully scaling a product-led business model.
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Strategic Alternatives.   The Board considered (i) possible alternatives to the Offer and the Post-Offer Reorganization, including the possibility of continuing to operate Talend as an independent company, including potential acquisitions by Talend of other businesses, and the desirability and risks of those alternatives, (ii) potential benefits to the Talend shareholders of these alternatives and the timing and likelihood of such alternatives, and (iii) the Board’s assessment that none of the alternatives was reasonably likely to present superior opportunities for Talend to create greater value for the Talend shareholders, taking into account business, competitive, financial, industry, legal, market and regulatory risks.

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Likelihood of Consummation.   The Board considered that the Offer would reasonably be likely to be consummated in light of the facts that (i) Purchaser has the financial ability and willingness to consummate the Offer, (ii) the Offer is not subject to any financing condition, and (iii) the other conditions to the Offer are reasonable and customary.

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Terms of the Transaction Documents.   The terms of the Memorandum of Understanding include:

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Ability to Respond to Competing Acquisition Proposals and the Go-Shop.   The Memorandum of Understanding permitted Talend, subject to the terms and conditions of the Memorandum of Understanding, to engage and participate in discussions and negotiations with third parties with the intention to solicit competing proposals for the 30-day period following the announcement and, following the expiration of the 30-day period, to, directly or indirectly through Talend’s representatives, participate, engage in or otherwise participate in any discussions or negotiations (including by way of furnishing non-public information or granting access to any of the properties of the Company or its subsidiaries) to any third party that has made a bona fide, unsolicited and written acquisition proposal that was not solicited in breach of certain provisions of the Memorandum of Understanding if the Board determines in good faith, after consultation with Talend’s outside legal counsel and financial advisors, that (i) such acquisition proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Memorandum of Understanding) and (ii) failure to engage in such negotiations or discussions would be inconsistent with the Board’s fiduciary duties under applicable law, subject to certain requirements.

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Ability to Terminate the Memorandum of Understanding Following the Completion of the Works Council Consultation.   Talend was able to terminate the Memorandum of Understanding for a period of 5 business days following the completion of the Works Council Consultation and incur only an expense reimbursement fee of $7 million.

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Ability to Terminate the Memorandum of Understanding to Accept Superior Offers with a 2% Breakup Fee.   Talend may terminate the Memorandum of Understanding to enter into an alternative acquisition agreement with respect to a Superior Proposal, if (i) substantially concurrent with such termination, Talend enters into an alternative acquisition agreement providing for a Superior Proposal that did not result from a material breach of certain provisions of the Memorandum of Understanding, and (ii) prior to or concurrent with such termination, Talend pays to Purchaser a termination fee of $47,886,769. Importantly, such termination fee remains 2% both during and after the “go-shop” period, unlike many transactions where there is a significantly larger fee incurred for termination after the “go-shop” period.

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No Financing Condition.   The fact that Purchaser’s obligations under the Memorandum of Understanding are not subject to any conditions regarding their ability to obtain financing, and that Purchaser has made representations that they will have sufficient cash resources to pay fully the amounts required to be paid under the Memorandum of Understanding.

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Specific Performance.   The fact that the Memorandum of Understanding enables Talend to specifically enforce Purchaser’s obligations under the Memorandum of Understanding.

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Governing Law.   The fact that the fiduciary duties of the Board are governed by and construed in accordance with the laws of France.

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Shareholder Feedback.   The Board considered the feedback of multiple shareholders to members of the Board during the period from 2019 to the announcement of the transaction that Talend should evaluate a potential sale transaction.

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Support Agreements.   Directors and executive officers of the Company, solely in their capacities as shareholders, are supportive of the transaction and have agreed, pursuant to and subject to the conditions of the Tender and Support Agreements, to tender their Company Shares, representing approximately 3.5% of the fully diluted Company Shares as of March 10, 2021.

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Thoma Bravo’s Credibility and Reputation as an Acquiror.   The Board considered Thoma Bravo’s reputation as an acquiror, particularly with (i) Thoma Bravo’s expertise with software companies, (ii) their positive track record with respect to public company acquisitions, (iii) the fact that Thoma Bravo Fund XIV Global, L.P. secured 100% of the acquisition financing via an equity commitment letter, particularly considering Talend’s business could potentially constrain other avenues of acquisition financing, and (iv) Thoma Bravo’s demonstrated ability and willingness from an early stage to navigate significant structuring and legal complexity required for an acquisition of Talend.

•
Certain Management Projections.   The Board considered certain financial projections for Talend prepared by Talend’s management team.

•
Opinion of Qatalyst Partners LP.   The Board considered the financial presentation and oral opinion delivered by Qatalyst Partners to the Board on March 9, 2021, which was confirmed by delivery of a written opinion, dated March 9, 2021, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Qatalyst Partners in preparing its opinion, the Offer Price to be paid to the holders of ADSs, in their capacity as holders of ADSs (other than Parent and its affiliates), in the Offer was fair from a financial point of view to such holders of ADSs, as more fully described in “— Opinion of Qatalyst Partners LP” beginning on page 54.

In the course of its deliberations, the Board also considered a variety of material risks and other countervailing factors related to entering into the Memorandum of Understanding that had previously been identified and discussed by Talend’s management team and the Board, which included:
•
Risk of Non-Consummation.   The possibility that the pending transactions contemplated by the Memorandum of Understanding, any failure to consummate the transactions contemplated by the Memorandum of Understanding, or any delay or uncertainty regarding the transactions contemplated by the Memorandum of Understanding, would cause significant disruption to Talend’s business and concern amongst Talend’s customers, partners, suppliers, employees, investors, analysts and other third parties regarding Talend’s long-term business and financial prospects and ability to operate effectively as an independent company.

•
Pre-Closing Covenants.   The potential limitations on Talend’s pursuit of business opportunities due to pre-closing covenants in the Memorandum of Understanding pursuant to which Talend agreed that it will carry on its businesses and operations in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take a number of actions related to certain assets or the conduct of its business without the prior written consent of Purchaser. These restrictions could delay or prevent the Company from undertaking business opportunities that may arise prior to the consummation of the Offer and may have a material and adverse effect on Talend’s ability to respond to changing market and business conditions in a timely manner or at all.

•
Impact of Announcement on the Company.   The effect of the public announcement of the Memorandum of Understanding and the transactions contemplated thereby, including effects on Talend’s operating results and price of Company Shares (including potential short-term volatility) and Talend’s ability to attract and retain key management and personnel.

•
Company Management.   The possibility that the pending transactions contemplated by the Memorandum of Understanding would require the directors, executive management and other employees of Talend to expend extensive time and resources and could cause significant distraction from their work during the pendency of the transactions contemplated by the Memorandum of Understanding.
•
Termination Fee.   The possibility that the $47,886,769 termination fee, payable in certain circumstances, would potentially dissuade a potential acquirer from proposing a transaction that could be of greater value to the Company’s shareholders than the Offer.

•
No Shareholder Participation in Future Growth or Earnings.   The fact that the nature of the Offer and the Post-Offer Reorganization as an all-cash transaction intended to deliver 100% of the ownership of Talend’s businesses and operations to Thoma Bravo means that Talend shareholders would no longer be able to participate in any future earnings or growth, or benefit from any appreciation in the value, of the Company’s businesses and operations.

•
Regulatory Risks and Timing.   The Offer and the Post-Offer Reorganization are subject to regulatory approvals in multiple jurisdictions, including under the foreign investment control regime of France and specifically the approval required from the French Ministère chargé de l’Economie et des Finance, as well as the review and completion of the consultation process with the Works Council, each of which may impose significant timing delays on the consummation of the transaction and introduce the risk of failure to consummate the transaction for failure to obtain the required regulatory approvals.

•
Litigation Risk.   The likelihood of litigation relating to the Memorandum of Understanding and the transactions contemplated by the Memorandum of Understanding.

•
Tax Treatment.   The treatment of the cash consideration to be received by the holders of Company Shares in the transactions contemplated by the Memorandum of Understanding as generally taxable to such holders.

•
Risk Factors.   The risks described under the section entitled “Risk Factors” in Talend’s most recent filings on Forms 10-Q and 10-K, as amended.

The foregoing discussion of the information and factors considered by the Board includes the principal positive and negative factors considered by the Board, but is not intended to be exhaustive and may not include all of the factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Memorandum of Understanding and the transactions contemplated thereby, and the complexity of these matters, the Board did not attempt to quantify or otherwise assign any relative or specific weights to the various factors that it considered in determining that the Memorandum of Understanding and the Offer are advisable, fair to and in the best interest of Talend and its shareholders and recommending that the shareholders tender their Company Shares in the Offer. The Board considered its decisions based on the totality of the information presented to the Board over the course of all the Board meetings evaluating the Memorandum of Understanding and the transactions contemplated thereby. Similarly, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board analyzed such factors and reasons as a whole and concluded that the uncertainties, risks, and potentially negative factors relevant to the Offer and the Post-Offer Reorganization were outweighed by the potential benefits that it expected the shareholders of the Company would achieve as a result thereof.
Certain Financial Projections
Talend does not as a matter of course issue public projections as to future performance or earnings beyond the current fiscal year or issue public projections for extended periods due to the unpredictability of the underlying assumptions and estimates. Our management prepared the below Talend projections for fiscal years 2021 through 2030. Our management provided the Talend projections to the Board and Qatalyst, which the Board authorized for Qatalyst to rely on and use in performing its financial analyses (described in “— Opinion of Qatalyst Partners LP” beginning on page 54). The Board also approved a subset of the Talend projections to be provided to Thoma Bravo in connection with its due diligence review of Talend.
The following is a summary of the Talend projections prepared by management and provided to the Board and Qatalyst, and the subset of which was also provided to Thoma Bravo:

Fiscal Year Ended December 31(1)
Case A (in millions)	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
Revenue	$342	$413	$506	$628	$754	$889	$1,014	$1,115	$1,204	$1,277
Non-GAAP Operating Income(2)(3)	$(23)	$23	$50	$94	$132	$178	$203	$223	$241	$272
Unlevered Free Cash Flow(4)	$(18)	$15	$44	$112	$148	$193	$214	$229	$243	$219
Case B (in millions)	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
Revenue	$342	$402	$473	$555	$643	$732	$817	$894	$958	$1,006
Non-GAAP Operating Income(2)(3)	$(23)	$(6)	$8	$21	$47	$83	$113	$146	$180	$213
Unlevered Free Cash Flow(4)	$(18)	$(8)	$3	$26	$55	$90	$116	$145	$174	$164

(1)
Estimated financials shown at budget foreign exchange rates as of December 31, 2020. The Talend projections assume organic growth rates (i.e., no acquisitions) and were prepared in accordance with Accounting Standards Codification subtopic 606, Revenue Recognition.

(2)
Talend capitalizes certain development costs incurred in connection with internal use software. Development costs incurred in connection with internal use software that meet the criteria for capitalization were not material to Talend’s consolidated financial statements or in the Talend projections.

(3)
“Non-GAAP Operating Income” is a non-GAAP financial measure calculated to exclude share-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and debt issuance costs, and transaction-based expenses.

(4)
“Unlevered Free Cash Flow” (which we refer to as “UFCF”) is a non-GAAP financial measure calculated by starting with Non-GAAP Operating Income (as shown in the table above) and subtracting cash taxes paid, capital expenditures and restructuring costs, and then adding back depreciation expense and decrease in net working capital, and adding back tax-adjusted net interest expense associated with our 1.75% Convertible Senior Notes due September 1, 2024.

A summary of the Talend projections is included in this proxy statement solely to give Talend’s shareholders access to information that was made available to the Board and Qatalyst in connection Talend’s evaluation of Thoma Bravo’s acquisition proposal and portions of which were made available to Thoma Bravo in connection with its due diligence review of Talend. The Talend projections were not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the Talend projections were not prepared with a view toward complying with the guidelines established by the SEC or by the American Institute of Certified Public Accountants with respect to prospective financial information. The Talend projections are not fact and should not be relied upon as being necessarily indicative of future results. Readers of this proxy statement are cautioned not to place undue reliance on the Talend projections.
The inclusion of the Talend projections in this proxy statement should not be regarded as an indication that the Board, Qatalyst, any of their affiliates, or any other recipient of this information (including Thoma Bravo) considered, or now considers, such projections to be a reliable prediction of future results or any actual future events. None of Talend, Qatalyst, Thoma Bravo or any of their respective affiliates or any other person assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Talend projections included in this proxy statement.
The Talend projections are forward-looking statements. For information on factors that may cause Talend’s future results to differ materially from the Talend projections, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 24. The Talend projections were developed from historical financial statements and a series of Talend management’s assumptions and estimates related to future trends, including assumptions and estimates related to future business initiatives for which historical financial statements were not available, and did not give effect to any changes or expenses as a result of the merger or the other transactions contemplated by the merger plan.
Talend’s future financial results may materially differ from those expressed in the Talend projections due to numerous factors, including many that are beyond Talend’s ability to control or predict. We cannot assure you that any of the Talend projections will be realized or that our future financial results will not materially vary from the Talend projections. Furthermore, while presented with numerical specificity, the Talend projections necessarily are based on numerous assumptions, many of which are beyond our control and difficult to predict, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, including with respect to future business initiatives and changes to our business model for which we have no historical financial data, which assumptions may not prove to have been, or may no longer be, accurate. The Talend projections do not take into account any circumstances or events occurring after the date they were prepared, including the March 10, 2021 public announcement of the execution of the Memorandum of Understanding and any of the transactions contemplated by the Memorandum of Understanding, the Offer, the Post-Offer Reorganization or subsequent integration planning activities, and have not been updated since their respective dates of preparation. In addition, the Talend projections do not take into account any adverse effects that may arise out of the termination of the Memorandum of Understanding, and should not be viewed as accurate or continuing in that context.
The Talend projections were estimated in the context of the business, economic, regulatory, market and financial conditions that existed at the time the Talend projections were prepared, and the Talend projections have not been updated to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Talend projections were prepared. The Talend projections cover multiple years, and such information by its nature becomes less reliable with each successive year. The Talend projections should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.
The inclusion of the Talend projections in this proxy statement should not be deemed an admission or representation by Talend, Qatalyst, Thoma Bravo or any of their respective affiliates with respect to such projections or that the Talend projections included in this proxy statement are viewed by Talend, Qatalyst, Thoma Bravo or any of their respective affiliates as material information regarding Talend. We in fact view the Talend projections as non-material because of the inherent risks and uncertainties associated with such projections. The Talend projections are not included in this proxy statement in order to induce any stockholder of Talend to vote in favor of any proposal to be considered at the special meeting, but they are being included because such projections, or portions thereof, were provided to the Board, Qatalyst and/or Thoma Bravo.
The information from the Talend projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Talend contained in Talend’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the Talend projections, Talend’s shareholders are cautioned not to place undue, if any, reliance on the Talend projections included in this proxy statement, including in making a decision as to whether to vote in favor of any proposal to be considered at the special meeting.
None of Talend, the Board, its advisors (including, but not limited to, Qatalyst), or any other person intends to, and each of them disclaims any obligations to, update or otherwise revise the Talend projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Talend projections are shown to be in error or no longer appropriate, except as required by securities laws.
Non-GAAP Financial Measures
Non-GAAP Operating Income and Unlevered Free Cash Flow, each of which are referenced above, are non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The calculations of non-GAAP financial measures reflected in the Talend projections may differ from others in Talend’s industry and are not necessarily comparable with measures with similar titles used by other companies. Talend strongly encourages you to review all of its financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.
Opinion of Qatalyst Partners LP
Talend retained Qatalyst Partners to act as its financial advisor in connection with a potential transaction regarding Talend, such as the Offer, and to evaluate whether the Offer Price to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the Memorandum of Understanding by the holders of ADSs, in their capacity as holders of ADSs (other than Parent or any affiliate of Parent), was fair, from a financial point of view, to such holders. The Board selected Qatalyst Partners to act as its financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of Talend’s business and the industry in which Talend operates, as well as Qatalyst Partners’ prior experience representing software companies in similar transactions. Qatalyst Partners provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the Board on March 9, 2021, Qatalyst Partners rendered to the Board its oral opinion to the effect that, as of March 9, 2021, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Offer Price to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the Memorandum of Understanding by the holders of ADSs, in their capacity as holders of ADSs (other than Parent or any affiliate of Parent), was fair, from a financial point of view, to such holders. Following the meeting, Qatalyst Partners delivered its written opinion, dated March 9, 2021, to the Board.
The full text of the opinion of Qatalyst Partners, dated as of March 9, 2021, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully and in its entirety. Qatalyst Partners’ opinion was provided to the Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the Offer Price to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the Memorandum of Understanding by the holders of ADSs, in their capacity as holders of ADSs (other than Parent or any affiliate of Parent), to such holders, and it does not address any other aspect of the Offer. It does not constitute a recommendation as to whether any holder of ADSs should tender Ordinary Shares or ADSs in connection with the Offer and does not in any manner address the price at which ADSs will trade at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex C.
For purposes of its opinion set forth herein, Qatalyst Partners reviewed a draft, dated as of March 9, 2021, of the Memorandum of Understanding (the “Draft MOU”), certain related documents and certain publicly available financial statements and other business and financial information of Talend. Qatalyst Partners also reviewed certain forward-looking information relating to Talend prepared by the management of Talend, including financial projections and operating data of Talend, which we refer to as Case A and Case B of the Management Projections, described below in the section entitled “— Certain Financial Projections,” beginning on page 51. Additionally, Qatalyst Partners discussed the past and current operations, financial condition and the prospects of Talend with senior management of Talend. Qatalyst Partners also reviewed the historical market prices and trading activity for ADSs and compared the financial performance of Talend and the prices and trading activity of ADSs with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.
In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, it by Talend. With respect to the Management Projections, Qatalyst Partners was advised by the management of Talend, and assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Talend of the future financial performance of Talend and other matters covered thereby. Qatalyst Partners also assumed that the

Offer would be consummated in accordance with the terms set forth in the Draft MOU, without any modification, waiver or delay. Qatalyst Partners also assumed that the final executed Memorandum of Understanding would not differ in any material respect from the Draft MOU. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the proposed Offer, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Talend or the contemplated benefits expected to be derived in the proposed Offer. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Talend or its affiliates nor was it furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of Talend as to the existing and future technology and products of Talend and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by its opinion committee in accordance with its customary practice. Qatalyst Partners’ opinion does not constitute a recommendation as to whether any holder of ADSs should tender Ordinary Shares or ADSs in connection with the Offer and does not in any manner address the price at which ADSs will trade at any time.
Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date of its opinion may affect its opinion and the assumptions used in preparing it, and Qatalyst Partners did not assume any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion did not address the underlying business decision of Talend to engage in the Offer, or the relative merits of the Offer as compared to any strategic alternatives that may be available to Talend. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the Offer Price of $66.00 per ADS in cash to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the Memorandum of Understanding by the holders of ADSs, in their capacity as holders of ADSs (other than Parent or any affiliate of Parent), and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Talend or any of its affiliates, or any class of such persons, relative to such consideration at any time. Qatalyst Partners also expressed no opinion regarding the consideration to be received by any holder of Ordinary Shares under the Memorandum of Understanding in such holder’s capacity as a holder of Ordinary Shares.
The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated as of March 9, 2021. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized both third-party research analyst estimates (the “Street Case”), and the Talend Projections. Qatalyst Partners also used a EUR to USD exchange rate of 1.186x as of March 8, 2021 for conversion of amounts into USD. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Illustrative Discounted Cash Flow Analysis
Qatalyst Partners performed an illustrative discounted cash flow (“DCF”) analysis, which is designed to imply a range of estimated potential, present values per Ordinary Share as of December 31, 2020 by:
•
adding:

(a)
the implied net present value of the estimated future UFCF, of Talend, based on the Management Projections for calendar year 2021 through calendar year 2029 (which implied net present value was calculated using a range of discount rates of 8.0% to 11.0%, based on an estimated weighted average cost of capital for Talend);

(b)
the implied net present value of a corresponding terminal value of Talend, calculated by multiplying Talend’s estimated UFCF of approximately $219 million, in Case A, or $164 million, in Case B, in calendar year 2030, based on the Management Projections (noting that such number was based on an effective cash tax rate of 25%, as provided by Talend’s management, and which tax rate excludes the effect of Talend’s estimated remaining foreign and federal net operating losses for calendar year 2030, as such tax attributes were separately valued, as described item (d) below), by a range of fully diluted enterprise value to next-twelve-month (“NTM”) estimated UFCF multiples of 20.0x to 35.0x, and discounted to present value using the same range of discount rates used in item (a) above;

(c)
the cash balance (excluding restricted cash) of Talend as of December 31, 2020, as set forth in Talend’s 10-K; and

(d)
the implied net present value of Talend’s estimated foreign and federal tax savings due to its net operating loss balance for the fiscal years 2030 and beyond (as provided by Talend’s management and set forth in the NOL Schedule), discounted to present value using the same range of discount rates used in item (a) above;

•
subtracting:   the face value of convertible debt outstanding of Talend as of December 31, 2020; and

•
dividing the resulting amount by the number of fully diluted Ordinary Shares outstanding (calculated utilizing the treasury stock method), which takes into account outstanding stock options and restricted stock units (including performance-based restricted stock units) as February 25, 2021, as provided by Talend’s management, with each of the above-referenced estimated future UFCFs and terminal value having also been adjusted for the degree of estimated dilution to current stockholders or holders of ADSs through each respective applicable period (which totaled between approximately 3% and 5% annually throughout the period covered by the Management Projections for each of Case A and Case B) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by Talend’s management.

Based on the calculations set forth above, this analysis implied a range of values of $46.78 to $87.42 per Ordinary Share, in the case of Case A, and $31.59 to $63.06 per Ordinary Share, in the case of Case B.
Selected Companies Analysis
Qatalyst Partners compared selected financial information and public market multiples for Talend with publicly available financial information and public market multiples for selected companies. The companies used in this comparison included those companies listed below, which were selected by Qatalyst Partners based on factors including that they are publicly traded companies in similar lines of business to Talend, have a similar business model, have similar financial performance or have other relevant or similar characteristics.

Based upon third-party research analyst consensus estimates for calendar year 2021 and using the closing prices as of March 8, 2021 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully-diluted enterprise value divided by estimated consensus revenue for calendar year 2021 (the “CY2021E Revenue Multiples”), for each of the selected companies, as shown below:
Selected Companies	CY2021E Revenue Multiple
TeamViewer AG	16.3x
Workiva, Inc.	12.4x
Qualys, Inc.	8.9x
Model N, Inc.	8.4x
Domo, Inc.	8.2x
Tenable Holdings, Inc.	7.9x
Inovalon Holdings, Inc.	6.4x
Proofpoint, Inc.	6.4x
SVMK Inc.	6.1x
New Relic, Inc.	5.0x
Zuora, Inc.	4.7x
Dropbox, Inc.	4.7x
Progress Software Corporation	4.4x
Cloudera, Inc.	4.4x
Box, Inc.	4.0x
Based upon third-party research analyst estimates and Talend’s closing price as of March 8, 2021, the last closing price prior to the date of the Memorandum of Understanding, Qatalyst Partners calculated a CY2021E Revenue Multiple for Talend of 5.3x.
Based on an analysis of the CY2021E Revenue Multiples for the selected companies, Qatalyst Partners selected a representative multiple range of 4.0x to 8.0x and applied this range to Talend’s estimated calendar year 2021 revenue based on the Management Projections and to Talend’s estimated calendar year 2021 revenue based on the Street Case. Based on the fully diluted Ordinary Shares outstanding (calculated utilizing the treasury stock method) as of February 25, 2021, this analysis implied a range of $38.13 to $74.18 per Ordinary Share based on the Management Projections for calendar year 2021 (for which Talend’s management estimated calendar year 2021 revenue was the same in Case A and Case B), and $36.77 to $71.67 per Ordinary Share based on the Street Case for calendar year 2021.
No company included in the selected companies analysis is identical to Talend. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Talend, such as the impact of competition on Talend’s business or the industry in general, industry growth and the absence of any material adverse change in Talend’s financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.
Selected Transactions Analysis
Qatalyst Partners compared thirty-two selected public company transactions with equity values between $1 billion and $20 billion involving subscription software companies with NTM revenue growth rates less than 30% announced between July 2011 and March 2021. These transactions are listed below:

Transaction Multiples
Announcement Date	Target	Acquiror	LTM Revenue Multiple	NTM Revenue Multiple
10/15/2018	SendGrid, Inc.	Twilio Inc.	14.3x	11.5x
6/10/2019	Tableau Software, Inc.	salesforce.com, inc.	13.2x	10.9x
9/18/2014	Concur Technologies, Inc.	SAP SE	12.6x	10.2x
7/28/2016	NetSuite Inc.	Oracle Corporation	11.8x	9.1x
6/1/2016	Demandware, Inc.	salesforce.com, inc.	11.2x	8.9x
12/3/2011	SuccessFactors, Inc.	SAP SE	10.9x	8.7x
3/8/2021	Pluralsight, Inc.	Vista Equity Partners Management, LLC	9.8x	8.4x
2/4/2019	The Ultimate Software Group, Inc.	Investor Group	10.0x	8.4x
1/29/2018	Callidus Software Inc.	SAP SE	9.8x	8.3x
12/21/2020	RealPage, Inc.	Thoma Bravo, LLC	9.1x	8.2x
12/17/2017	Aconex Limited	Oracle Corporation	9.4x	8.1x
5/22/2012	Ariba, Inc.	SAP SE	8.8x	7.8x
6/12/2019	Medidata Solutions, Inc.	Dassault Systèmes S.E.	8.8x	7.5x
11/11/2018	Apptio, Inc.	Vista Equity Partners Management, LLC	8.1x	7.0x
12/20/2013	Responsys, Inc.	Oracle Corporation	8.1x	6.9x
2/12/2019	Ellie Mae, Inc.	Thoma Bravo, LLC	7.0x	6.8x
12/24/2018	MINDBODY, Inc.	Vista Equity Partners Management, LLC	7.8x	6.7x
4/18/2016	Cvent, Inc.	Vista Equity Partners Management, LLC	8.0x	6.5x
6/4/2013	ExactTarget, Inc.	salesforce.com, inc.	7.9x	6.5x
12/4/2019	Instructure, Inc.	Thoma Bravo, LLC	7.7x	6.5x
8/1/2016	Fleetmatics Group Plc	Verizon Communications Inc.	7.6x	6.3x
10/24/2011	RightNow Technologies, Inc.	Oracle Corporation	7.4x	6.2x
5/31/2016	Marketo, Inc.	Vista Equity Partners Management, LLC	7.5x	5.9x
2/9/2012	Taleo Corporation	Oracle Corporation	6.3x	5.3x
6/15/2015	DealerTrack Technologies, Inc.	Cox Automotive	4.9x	4.1x
11/11/2018	Athenahealth, Inc.	Veritas Capital Fund Management, L.L.C. & Elliott Management Corporation	4.3x	3.9x
5/18/2016	inContact, Inc.	NICE-Systems Ltd.	4.2x	3.6x
12/17/2019	LogMeIn, Inc.	Francisco Partners & Elliott Management Corporation	3.5x	3.4x
8/27/2012	Kenexa Corporation	International Business Machines Corporation	4.0x	3.3x
7/1/2011	Blackboard Inc.	Providence Equity Partners L.L.C.	3.7x	3.2x
8/31/2016	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories, Inc.	3.4x	3.2x
11/02/2015	Constant Contact, Inc.	Endurance International Group Holdings, Inc.	2.6x	2.3x
For each of the selected transactions listed above, Qatalyst Partners reviewed, among other things, (a) the implied fully diluted enterprise value of the target company as a multiple of last-twelve-month revenue of the target company (the “LTM Revenue Multiple”) and (b) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the NTM revenue of the target company (the “NTM Revenue Multiple”).
Based on the analysis of the LTM Revenue Multiples for the selected transactions, Qatalyst Partners selected a representative multiple range of 7.0x to 10.0x. Qatalyst Partners applied this range to Talend’s revenue (calculated for the twelve-month period ended on December 31, 2020 based on Talend’s historical financials), then subtracted the estimated net debt of Talend as of December 31, 2020 and divided the resulting amount by the fully diluted Ordinary Shares outstanding (calculated utilizing the treasury stock method) as of February 25, 2021 (assuming cash settlement of the convertible notes with the applicable make whole adjustment set forth in the indenture dated September 13, 2019, based on an assumed June 30, 2021 closing date for the Offer). This analysis implied a range of values of $52.85 to $74.22 per Ordinary Share.
Based on the analysis of the NTM Revenue Multiples for the selected transactions, Qatalyst Partners selected a representative multiple range of 6.0x to 8.5x. Qatalyst Partners applied this range to Talend’s estimated NTM revenue (calculated for the twelve-month period ending on December 31, 2021 based on the Street Case), then subtracted the estimated net debt of Talend as of December 31, 2020, and divided the resulting amount by the fully diluted Ordinary Shares outstanding (calculated utilizing the treasury stock method) as of February 25, 2021 (assuming cash settlement of the convertible notes with the applicable make whole adjustment set forth in the indenture dated September 13, 2019, based on an assumed June 30, 2021 closing date for the Offer). This analysis implied a range of values of $53.97 to $75.20 per Ordinary Share.
No company or transaction utilized in the selected transactions analysis is identical to Talend or the Offer. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Talend’s control, such as the impact of competition on Talend’s business or the industry generally, industry growth and the absence of any material adverse change in Talend’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected transactional data. Because of the unique circumstances of each of these transactions and the Offer, Qatalyst Partners cautioned against placing undue reliance on this information.
Miscellaneous
In connection with the review of the Offer by the Board, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of Talend. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Talend’s control. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Offer Price to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the Memorandum of Understanding by the holders of shares of ADSs, in their capacity as holders of ADSs (other than Parent or any affiliate of Parent), to such holders and in connection with the delivery of its opinion to the Talend board. This analysis does not purport to be an appraisal or to reflect the price at which ADSs might actually trade at any time.
Qatalyst Partners’ opinion and its presentation to the Board was one of many factors considered by the Board in deciding to approve the Memorandum of Understanding. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the Offer Price to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the Memorandum of Understanding by the holders of ADSs, in their capacity as holders of ADSs (other than Parent or any affiliate of Parent), or of whether the Board would have been willing to agree to different consideration. The Offer Price was determined through arm’s-length negotiations between Talend and Thoma Bravo and was unanimously approved by the members of the Board in attendance and voting at the March 9, 2021 meeting. Qatalyst Partners provided advice to Talend during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to Talend or that any specific consideration constituted the only appropriate consideration for the Offer.
Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Talend, Parent or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and Talend or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to Talend or Parent and their respective affiliates for which Qatalyst Partners would expect to receive compensation.
Under the terms of its engagement, Qatalyst Partners provided Talend with financial advisory services, in connection with the Offer, for which it will be paid approximately $43 million, $250,000 of which was paid following the execution of the engagement letter, $3,000,000 of which was payable upon the delivery of its opinion (regardless of the conclusion reached therein) and the remaining portion of which will be paid upon, and subject to, the consummation of the Offer. Talend has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. Furthermore, Talend has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and expenses related to or arising out of Qatalyst Partners’ engagement.
Offer Price
If you tender your Company Shares in the Offer, upon completion of the Offer, you will be entitled to receive the Offer Price of $66.00 per Ordinary Share and per ADS, payable in cash and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Memorandum of Understanding and the forthcoming Offer to Purchase.
The Memorandum of Understanding
References in this section to “Parent” mean Purchaser, as successor by assignment to the rights and obligations of Parent under the Memorandum of Understanding.
The Memorandum of Understanding, a copy of which is attached as Annex B, and this summary of its terms are included in this proxy statement to provide you with information regarding its terms. Factual disclosures about Talend contained in this proxy statement or in Talend’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Talend contained in the Memorandum of Understanding. The representations, warranties and covenants made in the Memorandum of Understanding by Talend and Parent were made solely to the parties to, and solely for the purposes of, the Memorandum of Understanding and as of specific dates and were qualified and subject to important limitations agreed to by Talend and Parent in connection with negotiating the terms of the Memorandum of Understanding. In particular, in your review of the representations and warranties contained in the Memorandum of Understanding and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Memorandum of Understanding may have the right not to consummate the Offer and the other transactions contemplated by the Memorandum of Understanding if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Memorandum of Understanding, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by matters set forth on the disclosure schedule delivered to Parent in connection with the Memorandum of Understanding (which we refer to as the disclosure schedule), which disclosures are not reflected in the Memorandum of Understanding. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Memorandum of Understanding. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Talend, Thoma Bravo, Parent or any of their respective subsidiaries or affiliates.
The following is a summary of certain key terms of the Memorandum of Understanding. This summary is qualified in its entirety by reference to the Memorandum of Understanding itself, which was filed by Talend as Exhibit 2.1 to its Current Report on Form 8-K filed with the SEC on March 10, 2021, and which is incorporated herein by reference. You may read and copy the Memorandum of Understanding at SEC Headquarters at 100 F Street, N.E., Washington D.C. 20549, U.S.A. Copies of such information may be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC at the address above. The SEC also maintains a website at www.sec.gov that contains the Memorandum of Understanding and other information that Parent, the Company, or Thoma Bravo have filed electronically with the SEC.
The summary below does not purport to be complete and additional information concerning the Offer and the Memorandum of Understanding will be contained in the Schedule 14D-9, the Schedule TO and Offer to Purchase, which have not yet been filed.
The Offer
The Offer was made by Purchaser on June 11, 2021, pursuant to the Memorandum of Understanding. Subject to the occurrence of certain conditions, further described below, Purchaser commenced a tender offer to acquire all of the outstanding Company Shares for $66.00 per Ordinary Share and per ADS. Unless extended pursuant to and in accordance with the Memorandum of Understanding, the Offer will expire one minute after 11:59 p.m. (New York City time) on the calendar day following the date that is 20 days (calculated in accordance with Rule 14d-1(g)(3) under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)) following the commencement date of the Offer (the “Expiration Date”).
If any holders of ADSs do not tender their ADSs during the initial offering period by the Minimum Condition was otherwise satisfied, Purchaser intends to, provided that the appropriate notice of termination has been delivered to the holders of ADSs prior to such time, during a subsequent offering period, offer to purchase the Ordinary Shares underlying any untendered ADSs held by the Depositary (the “Remaining Shares” and such tender offer, the “ADS Offer”), in exchange for the Offer Price. If Purchaser makes the ADS Offer for the Remaining Shares, then, pursuant to the Deposit Agreement, as amended by Amendment No. 1 thereto, dated May 24, 2021, the Depositary will cancel the untendered ADSs, will sell all of the Remaining Shares to Purchaser in exchange for the Offer Price, and will hold such aggregate cash payment in trust for the benefit of the holders of such non-tendering ADS holders. In this circumstance, the Depositary will arrange to distribute such amount to such holders on a pro rata basis, less any applicable withholding taxes. Any fees and expenses incurred in connection with the cancellation of the ADSs and distribution of the funds will be funded by Purchaser.
The Memorandum of Understanding provides, among other things, that, subject to the terms and conditions set forth therein, Purchaser will (and Parent will cause Purchaser to), promptly following the Expiration Date, accept for payment (such time, the “Offer Acceptance Time”) and thereafter, pay for, all Company Shares validly tendered pursuant to the Offer and not properly withdrawn as of the Offer Acceptance Time. It is expected that following the consummation of the Offer, the listing of the ADSs on Nasdaq will be terminated, the Company will no longer be a publicly traded company, and the ADSs will be deregistered under the Exchange Act, resulting in the cessation of the Company’s reporting to the SEC.
The Memorandum of Understanding provides, among other things, for various potential means of effectuating a corporate reorganization of the Company (the “Post-Offer Reorganization”), utilizing processes available under applicable law to (a) ensure that Parent becomes the owner of all of the Company’s businesses and operations from and after the consummation of the Post-Offer Reorganization and (b) use reasonable best efforts to cause any holders of Company Shares who do not tender their Company Shares in the Offer (including during a subsequent offering period, as it may be extended) to be offered or to receive the same consideration for their Company Shares as those shareholders who tendered their Company Shares in the Offer, without interest and less applicable withholding taxes.

Works Council Consultation
Following the execution of the Memorandum of Understanding, the Company commenced the consultation with the works council (Comité social et économique) of the Company (the “Works Council”) concerning the Offer, in accordance with Articles L. 2312-42 et seq. of the French Labor Code (the “Offer Consultation”). The Company simultaneously commenced the consultation with the Works Council regarding the Demerger and the Merger, and the Post-Merger Reorganization, in accordance with Articles L. 2312-8 of the French Labor Code (the “Post-Offer Consultation” and together with the Offer Consultation, the “Consultation”). In agreement between the Works Council and the Company, the Consultation was completed on April 27, 2021.
Following the completion of the Consultation, the Board was permitted to decide to:
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proceed with the transactions as contemplated by the Memorandum of Understanding and issue a recommendation of the Board to the shareholder to tender their Company Shares in the Offer; or

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not proceed with the transactions and terminate the Memorandum of Understanding otherwise fail to issue a recommendation of the Board to the shareholders to tender their Company Shares in the Offer.

On May 5, 2021 (the “Company Board Recommendation Date”) the Board of Directors of the Company publicly announced their recommendation to the shareholders of the Company to, upon the commencement of the Offer, tender their Company Shares pursuant to the Offer (such announcement, the “Company Board Recommendation”).
If the Board had elected not to recommend the Offer to the shareholders or otherwise terminate the Memorandum of Understanding within 5 business days of the completion of the Works Council Consultation, Talend would have been required to pay to Parent an amount equal to $7 million, which the parties had previously agreed represented a good faith estimate of the fees, costs, and expenses (including financial and legal advisor fees) Parent will have incurred in connection with the transactions as contemplated by the Memorandum of Understanding.
Conditions of the Offer
The obligation of Purchaser to consummate the Offer is conditioned upon, among other things, (a) the Memorandum of Understanding not being terminated in accordance with its terms, and (b) the satisfaction or waiver of the following:
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As of immediately prior to the expiration of the Offer (including any extensions in accordance with the Memorandum of Understanding), the number of Company Shares validly tendered pursuant to the Offer and not properly withdrawn, combined with any Company Shares then owned by Parent or Purchaser, represents at least 80% of (i) the total outstanding Ordinary Shares of the Company, including those represented by ADSs, (ii) all Ordinary Share issuable upon the exercise, conversion or exchange of any option, warrants, convertible notes, stock appreciation rights, or other rights to acquire Ordinary Shares then outstanding (including pursuant to any Company options, free shares and warrants, but excluding the 1.75% convertible senior notes due September 1, 2024 issued by the Company in September 2019) (the “Minimum Condition”). The Minimum Condition may be reduced to any percentage as low as 67% in Parent or Purchaser’s sole discretion.

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(A) The representations and warranties of the Company with respect to capitalization shall be true and correct in all respects, except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Parent and Purchaser, individually or in the aggregate, that is more than $7,500,000, (B) the representations and warranties of the Company with respect to, among others, organization, good standing, qualifications, subsidiaries, corporate authority, and financial advisors shall be true and correct (without giving effect to any qualification set forth therein as to “materiality,” “Material Adverse Effect” or other qualifications based on the word “material” or similar phrases expect the extent such representation or warranty relates to an affirmative obligation to list disclosure), except as would not be material to the Company as a whole, and (C) all other representations and warranties of the Company contained in the Memorandum of Understanding shall be true and correct (without giving effect to any qualification set forth therein as to “materiality,” “Material Adverse Effect” or other qualifications based on the word “material” or similar phrases expect the extent such representation or warranty relates to an affirmative obligation to list disclosure) except where the failure of such representations and warranties of the Company to be so true and correct does not have, and would reasonably be expected to have, a Material Adverse Effect.
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The Company shall have performed or complied in all material respects with all covenants and obligations that the Company is required to comply with or to perform under the Memorandum of Understanding.

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There shall not have occurred a Material Adverse Effect. “Material Adverse Effect” means:

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any change, condition, effect, event or occurrence that, individually or in the aggregate with other changes, conditions, effects, events or occurrences, has had, or would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole or; provided, however, that none of the following changes, conditions, effects, events or occurrences (or the results thereof), either individually or in the aggregate, shall be considered in determining whether a Material Adverse Effect has occurred: (i) any change in global, national or regional political conditions (including the outbreak of, or changes in, war, acts of terrorism or other hostilities and including any protest events or protest measures) or in general global, national or regional economic, regulatory or market conditions or in financial or capital markets, including (A) changes in interest rates in any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world (except, in each case, to the extent such changes disproportionately impact the Company and its subsidiaries relative to other participants in the same or similar industries); (ii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, pandemics or epidemics (including COVID-19), pandemic measures, and other force majeure events in any country or region in the world (except, in each case, to the extent such changes disproportionately impact the Company and its subsidiaries relative to other participants in the same or similar industries); (iii) any change or prospective change in applicable accounting principles or any adoption, implementation, change or prospective change in any applicable law (including any law in respect of taxes) or any interpretation thereof by a relevant authority; (iv) any change generally affecting similar industries or market sectors in the geographic regions in which the Company and its subsidiaries operate (except, in each case, to the extent such changes disproportionately impact the Company and its subsidiaries relative to other participants in the same or similar industries); (v) the negotiation, execution, announcement or performance of the Memorandum of Understanding or consummation of the transactions contemplated by the Memorandum of Understanding; (vi) any change or development to the extent resulting from any action by the Company or its subsidiaries that is expressly required to be taken by the Memorandum of Understanding, or the failure to take any action expressly prohibited by the Memorandum of Understanding; (vii) the announcement of Parent as the prospective acquirer of the Company and its subsidiaries, any announcements or communications by or authorized by Parent regarding Parent’s plans or intentions with respect to the Company and its subsidiaries, or any dealings with, announcement or communication by, or recommendation or opinion (whether or not supporting the offer) of the Works Council in connection with the Offer (including the impact of any such announcements or communications on relationships with customers, suppliers, partners, vendors, employees, regulators or other Person); (viii) any actions taken (or omitted to be taken) by the Company or its subsidiaries upon the written request or written instruction of Parent; (ix) any failure by the Company and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period; provided that the underlying facts and circumstances giving rise to such failures, unless otherwise excluded by this definition, may be deemed to constitute, and may be taken into account in determining whether there has been a Material Adverse Effect; or (x) any change in the price and/or trading volume of the ADSs on Nasdaq or any other market in which such securities are quoted for purchase and sale; provided that the underlying facts and circumstances giving rise to such changes, unless otherwise excluded by this definition, may be deemed to constitute, and may be taken into account in determining whether there has been a Material Adverse Effect.
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All regulatory approvals contemplated under the Memorandum of Understanding shall have been granted or obtained (or relevant waiting periods shall have expired or been terminated), unless waived by Parent in its sole discretion.

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No authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order that is in effect and has the effect of making the Offer illegal or otherwise prohibiting the consummation of the Offer of the other transactions contemplated by the Memorandum of Understanding.

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The Memorandum of Understanding shall not have been validly terminated in accordance with its terms.

Extension of the Offer
The Offer may be extended in accordance with the Memorandum of Understanding if the then-scheduled expiration of the Offer Conditions shall not have been satisfied (other than conditions which by their nature are to be satisfied at the Offer Acceptance Time) or waived by Parent or Purchaser if permitted hereunder, then Parent shall cause Purchaser to extend the Offer for one or more successive periods of not more than 10 business days in order to permit the satisfaction of such conditions, provided that the Offer does not extend past the earlier of:
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the termination of the Memorandum of Understanding pursuant to the terms thereunder; and

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December 31, 2021 (the “Outside Date”).

Purchaser shall extend the Offer for any period or periods required by applicable law, rules, regulations, interpretations or positions of the SEC of its staff, or any of the rules and regulations, including listing standards, of Nasdaq. Following the Offer Acceptance Time, Purchaser may, in its sole discretion, provide for a “subsequent offering period” (and one or more extensions thereof) in accordance with Rule 14d-11 of the Exchange Act.
Treatment of Equity Awards
Talend Share Options
Pursuant to the Memorandum of Understanding, immediately prior to the time at which Purchaser accepts for payment and pays for Ordinary Shares, referred to herein as the offer acceptance time, Purchaser will offer to each holder of outstanding vested but unexercised Talend share options the right to enter into a cashless arrangement, financing facility or equivalent mechanism (in each case subject to applicable laws) to fund the payment of the aggregate exercise price and applicable tax withholding obligations for exercising such vested Talend share options, which we refer to as the option liquidity mechanism. Participation in the option liquidity mechanism is subject to the holder’s agreement to tender to Purchaser the Ordinary Shares acquired upon such exercise and to repay to Purchaser the aggregate exercise price and any applicable tax withholding obligations funded through the option liquidity mechanism at the offer acceptance time. Pursuant to the Memorandum of Understanding, with respect to holders of unvested, outstanding and unexercised Talend share options granted under Talend’s 2017 stock option plan and 2016 stock option plan, Purchaser will offer to each such holder the right at the offer acceptance time to cancel such unvested Talend share options in exchange for a cash payment in an amount equal to the product of (x) the aggregate number of unvested Talend ordinary shares subject to such share option, multiplied by (y) the excess of $66.00, less the applicable per share exercise price of such unvested Talend share option, which is referred to herein as the cash replacement option amount. Unvested, outstanding and unexercised Talend share options granted on or after August 4, 2020, will be automatically cancelled and replaced with the right to receive the cash replacement option amount. Payments in respect of the cash replacement option amount will be subject to the terms of the unvested Talend share option for which they were exchanged, including but not limited to with respect to vesting and continued employment with Parent, Talend, or any of their subsidiaries, and will become payable when the vesting conditions with respect to such exchanged unvested Talend share options are satisfied, except for terms rendered inoperative by reason of the tender offer or the Post-Offer Reorganization or for such other administrative or ministerial changes as Parent and Talend determine are appropriate. In addition, certain vested and outstanding share options to purchase ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled as of the effective time of the Offer, and certain vested and outstanding share options to purchase Ordinary Shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled following the consummation of the Offer, after giving effect to the transactions to be consummated at the end of any Subsequent Offering Period and immediately prior to the consummation of the Post-Offer Reorganization in exchange for a cash indemnification payment in accordance with the applicable option plan.
Talend Free Shares (RSUs)
Pursuant to the Memorandum of Understanding, each outstanding and unvested Talend free shares will be automatically cancelled and replaced with the right to receive a cash payment in an amount equal to (i) $66.00, multiplied by (ii) the number of unvested Talend free shares underlying such award, which cash payment is referred to as the cash replacement free share amount. With respect to any unvested Talend free shares that are subject to performance-vesting goals or metrics, (x) for any unvested Talend free shares for which the time period for performance has elapsed under the terms of the awards, the number of unvested Talend free shares will be determined based on the actual level of achievement of such goals or metrics, and (y) for all other unvested Talend free shares, the number of unvested Talend free shares will be determined based on target level of achievement of such goals or metrics immediately prior to the offer acceptance time. Payments in respect of the cash replacement free share amount will be subject to the terms of the unvested Talend free shares for which they were exchanged, including but not limited to with respect to vesting and continued employment with Parent, Talend, or any of their subsidiaries, and will become payable when the vesting conditions with respect to such exchanged unvested Talend free shares are satisfied, except for terms rendered inoperative by reason of the tender offer or the Post-Offer Reorganization or for such other administrative or ministerial changes as Parent and Talend determine are appropriate.
Talend Warrants
Pursuant to the Memorandum of Understanding, all outstanding and unexercised warrants (BSA or BSPCE) to subscribe for ordinary shares shall immediately vest and become fully exercisable as of immediately prior to the offer acceptance time. Immediately prior to the time at which Purchaser accepts for payment and pays for Talend ordinary shares, referred to herein as the offer acceptance time, Purchaser will offer to each holder of outstanding vested but unexercised Talend warrants the right to enter into a cashless arrangement, financing facility or equivalent mechanism (in each case subject to applicable laws) to fund the payment of the aggregate exercise price and applicable tax withholding obligations for exercising such Talend warrants, which we refer to as the warrant liquidity mechanism. Participation in the warrant liquidity mechanism is subject to the holder’s agreement to tender to Purchaser the Talend ordinary shares acquired upon such exercise and to repay to Purchaser the aggregate exercise price and any applicable tax withholding obligations funded through the option liquidity mechanism at the offer acceptance time. In addition, certain vested and outstanding warrants to subscribe for ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled as of the effective time of the Offer, and certain vested and outstanding warrants to subscribe for ordinary shares, to the extent unexercised as of immediately prior to the effective time of the Offer, will be cancelled following the consummation of the Offer, after giving effect to the transactions to be consummated at the end of any Subsequent Offering Period and immediately prior to the consummation of the Post-Offer Reorganization in exchange for a cash indemnification payment in accordance with the applicable warrant agreement.
ESPP
With respect to the Company’s employee stock purchase plan, or the ESPP, in accordance with the applicable provisions of the Memorandum of the Understanding, each offering under the ESPP that was outstanding as of the execution date of the Memorandum of Understanding has been shortened and each then-outstanding purchase right under the ESPP exercised, such that there are no outstanding offerings under the ESPP as of the date hereof. The ESPP was terminated effective as of the commencement date of the tender offer.
Representations and Warranties
We made customary representations and warranties in the Memorandum of Understanding that are subject, in many cases, to exceptions and qualifications contained in the Memorandum of Understanding, in the disclosure schedule or in certain reports filed with the SEC. These representations and warranties relate to, among other things:
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our and our subsidiaries’ due organization, existence, good standing and authority to carry on our and their businesses;

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our capitalization, including:

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the number of authorized and outstanding shares and the number of Talend equity awards outstanding;

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the absence of preemptive rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, securities, calls, commitments or rights of any kind obligating the issuance or sale of Talend shares or shares of our subsidiaries;

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our ownership interest in each subsidiary and our or our subsidiaries’ ownership interests in any other entity.

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our corporate power and authority related to the Memorandum of Understanding, including as it relates to our entry into and performance of our obligations under the merger and the other transactions contemplated by the Memorandum of Understanding;

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required actions by or in respect of, and filings with, governmental authorities in connection with the merger and the Memorandum of Understanding;

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our execution, delivery and performance under the Memorandum of Understanding, and whether such execution, delivery and performance would result in violations of or conflicts with our governing documents or applicable law, or any defaults, terminations, cancellations or accelerations under certain agreements or the creation of liens on any of our assets;

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our SEC filings or the filings with the French Registry of Commerce and Companies (Registre de commerce et des sociétés) and the financial statements included therein, and our disclosure controls and procedures and internal controls over financial reporting;

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our conduct of business in the ordinary course from December 31, 2020 through the date of the Memorandum of Understanding, and the absence since December 31, 2020 of certain changes, including any fact, event, circumstance, change or effect that has had, individually or in the aggregate, a material adverse effect (as described below), as well as other specific actions;

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the absence of certain legal proceedings, investigations and governmental orders against Talend or any of its subsidiaries;

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certain intellectual property matters relating to Talend and its subsidiaries;

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certain privacy matters relating to Talend and its subsidiaries;

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since January 1, 2019, compliance with applicable laws and the permits, approvals, consents, authorizations, franchises and orders necessary for the operation of the business of Talend and its subsidiaries;

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the compliance of Talend and its subsidiaries for the last five years with the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd1, et seq.), trade control laws, and anti-bribery, anti-corruption and anti-money laundering laws in the jurisdictions where Talend and its subsidiaries operate;

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certain matters relating to material contracts;

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certain matters relating to employee benefit plans of Talend and its subsidiaries;

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certain labor and employment matters relating to Talend and its subsidiaries;

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certain material rights to the owned real property, leases, and equipment of real property of Talend and any of its subsidiaries;

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certain environmental matters relating to Talend and its subsidiaries;

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certain tax matters relating to Talend and its subsidiaries;

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certain insurance policies are in full force and effect;

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the absence of any undisclosed broker’s or finder’s fees;

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certain matters relating to government contracts; and

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compliance with Rule 14d-10(d)(2) of the Exchange Act.

Conduct of the Business Pending the Offer
Under the Memorandum of Understanding, between the date of the Memorandum of Understanding and the consummation of the Offer, except as (i) expressly required or permitted by the Memorandum of Understanding, (ii) as required or not permitted by any government authority or applicable law, (iii) approved in advance in writing by Thoma Bravo (such approval not to be unreasonably withheld, delayed or conditioned), (iv) set forth on the disclosure schedule, or (v) with respect to certain measures taken by the Company with respect to the current COVID-19 pandemic, Talend has agreed that it and its subsidiaries will conduct their respective businesses in the ordinary course of business consistent with past practice and use its and their respective commercially reasonable efforts to keep available the services of its and their directors, officers and key employees and preserve its and their existing business relationships (including with customers and suppliers). We have further agreed that, between the date of the Memorandum of Understanding and the consummation of the Offer, except as set forth above, Talend, without the prior written consent of Parent, will not, and will cause its subsidiaries not to:
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adopt changes in the organizational documents of Talend or its subsidiaries;

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split, combine, reclassify its outstanding equity, pay any dividends or repurchase any equity interests not otherwise already announced at the time of the signing of the Memorandum of Understanding;

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issue, sell or dispose of any shares of the Company or its subsidiaries (subject to certain exceptions), incur any liens in the connection with the incurrence of indebtedness with respect to any equity or securities of the Company;

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incur any long term indebtedness for borrowed money in excess of €5,000,000 of notional debt in the aggregate, other than with respect to the Company’s outstanding convertible notes, borrowings and repayments for working capital purposes in the ordinary course, and any intercompany debt;

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transfer, exchange, swap or otherwise dispose (whether by way of merger, consolidation, sale of shares or assets, or otherwise) of any material portion of the consolidated assets of the Company, including shares of the Company’s subsidiaries, other than (i) the sale of inventory in the ordinary course of business, (ii) transactions solely between the Company and any of its subsidiaries or transactions solely between the Company’s Subsidiaries or (iii) with respect to any intellectual property otherwise permitted under these covenants;

•
in one or several transactions, acquire (whether by merger, consolidation, purchase or otherwise) any person or any division thereof or any material assets (including any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any person), except for (i) transactions solely between the Company and any of its subsidiaries or transactions solely between the Company’s subsidiaries or (ii) any acquisitions (other than acquisitions of any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any person) on commercially reasonable terms and at fair market value that both individually and in the aggregate do not exceed €5,000,000;

•
settle or agree to compromise in respect of any claims or litigation if such settlement would involve, individually or in the aggregate, the payment of money by the Company or its subsidiaries of €5,000,000 or more or would impose any material conduct requirement or restriction on the Company or its subsidiaries;

•
enter into any contract containing non-compete or exclusivity provisions or any similarly restrictive provision that would materially restrict the Company or its subsidiaries;

•
other than in the ordinary course of business, enter into, amend, renew or terminate any material contracts;

•
abandon, license, fail to maintain, permit to lapse or expire, transfer, sell, or assign any material intellectual property rights, other than in the ordinary course of business;

•
fail to maintain in full force and effect, amend, or modify material insurance policies;

•
except as required by law or the existing terms of a Company employee benefit plan, (i) enter into, negotiate, adopt, amend, extend or terminate any labor agreement or other labor-related agreement, (ii) establish, adopt, enter into, terminate, amend, or modify any Company employee benefit plan, (iii) enter into any change of control, transaction bonus, retention, termination or severance agreement or (y) grant, pay or increase any severance or termination pay, or (z) enter into any employment, consulting or bonus agreement (other than for new hires with an annual base salary of less than €200,000 in the ordinary course of business consistent with past practice) with, any current or former employee, director, officer or individual independent contractor; (iv) increase, decrease or accelerate the payment, funding, right to payment or vesting or lapsing of restrictions on any compensation or benefits of any current or former director, officer, employee or individual independent contractor, in each case, except for annual, promotion-related or merit-based increases in base salaries and any corresponding increase in annual bonus opportunities made in the ordinary course of business consistent with past practice; (v) hire new employees, engage new individual independent contractors or promote nonexecutive employees with annual cash compensation in excess of €200,000; (vi) terminate the employment or engagement of any executive-level employees or individual independent contractors with target annual cash compensation in excess of €200,000 (other than “for cause” terminations) or furlough or temporarily lay off any such individuals; or (vii) grant any new equity or equity-based awards or short- (other than payment of 2021 quarterly bonuses on existing terms and consistent with past practice) or long-term incentives under any Company benefit plan;

•
implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would trigger the WARN Act;

•
make or change any material tax election, other than in accordance with past practice or as required by applicable law; amend any tax return; adopt or change any tax accounting method; settle or compromise any material tax liability; or consent to any extension or waiver of any limitation period with respect to any material claim or assessment for taxes; or

•
agree, authorize or commit to do any of the foregoing.

Go Shop Period; No Shop Period
Following the execution of the Memorandum of Understanding and for a period ending on April 10, 2021 (the “Go Shop Period”), the Company and its subsidiaries and their respective affiliates and representatives were permitted to:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an alternate acquisition proposal;

•
subject to the entry into, and in accordance with, a confidentiality agreement with the Company on terms not less restrictive in any material respect on such person than the confidentiality agreement between the Company and Parent, furnish to any person any non-public information relating to the Company or afford to any such access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an alternate acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an alternate acquisition proposal, provided, however, that the Company will:
•
promptly (and in any event within 48 hours) provide to Parent, or provide to Parent access to, any such non-public information concerning the Company that is provided to any such person that was not previously provided or made available to Parent, and

•
not provide any competitively sensitive non-public information to any person who is or whose affiliates are a competitor of the Company, except in accordance with the Memorandum of Understanding;

•
amend, modify or waive any rights under or release any person from any “standstill” or other similar agreement with any person solely to allow such person to submit or amend an alternate acquisition proposal on a confidential basis to the Board; and

•
participate or engage in discussions or negotiations with any such person with respect to an alternate acquisition proposal.

For the purposes of the Memorandum of Understanding, an “alternate acquisition proposal” is deemed to be, with respect to the Company, any offer or proposal for, or any indication of interest in, by any person, one or a series of related transactions (other than the transactions contemplated by the Memorandum of Understanding) involving (i) any direct or indirect (including by purchasing ADSs) acquisition or purchase of (A) Ordinary Shares that would result in any person or a “group” (as defined in or under Section 13(d) of the Exchange Act), other than the holders of Company Shares (as a group) immediately prior to the consummation of such transaction, beneficially owning 25% or more of the Company Shares or (B) assets of the Company or any of its subsidiaries, including by way of the acquisition or purchase of, or subscription to, any class of equity securities or voting rights of any of its subsidiaries, that represent (or generate) more than 25% of the consolidated gross revenue or assets of the Company and its subsidiaries taken as a whole (measured by the fair market value of such assets as of the date of such acquisition or purchase); or (ii) any merger, reorganization, restructuring, contribution, share exchange, consolidation, business combination, joint venture, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries or any of their respective assets meeting the tests set forth in the foregoing section (i)(B) of this definition.
As of 12:01 a.m. Pacific time on April 10, 2021 (the “No Shop Period Start Date”), the Go Shop Period ended. Except as otherwise permitted by the Memorandum of Understanding as described below, the Company has agreed that neither Talend nor any of its subsidiaries or representatives will, directly or indirectly:
•
initiate, solicit, induce, or knowingly take any action with a view to facilitate or encourage, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an alternate acquisition proposal;

•
engage or otherwise participate in any discussions or negotiations (including by way of furnishing non-public information or granting access to any of the properties or assets of the Company or its subsidiaries) with any person relating to any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an alternate acquisition proposal;

•
accept, approve, endorse or recommend any alternate acquisition proposal;

•
approve or recommend or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, tender offer agreement, memorandum of understanding, acquisition agreement, business combination agreement, joint venture agreement, option agreement or other similar agreement in respect of any alternate acquisition proposal; or

•
propose publicly or agree to do any of the foregoing related to any alternate acquisition proposal.

Notwithstanding the foregoing, from the No Shop Period Start Date until the consummation of the Offer, the Company and its subsidiaries may engage in any of the actions described above with any third party (i) who did not submit an alternate acquisition proposal in writing to the Company prior to the date of the Memorandum of Understanding, (ii) who submits a written bona fide alternate acquisition proposal to the Company after the date of the Memorandum of Understanding and prior to the No Shop Period Start Date and (iii) whose alternate acquisition proposal is determined by the Board, in good faith, prior to the start of the No Shop Period Start Date (after consultation with its outside counsel and its financial advisor), to be, or which is determined to reasonably be expected to lead to, a Superior Proposal (but only for so long as such person has not withdrawn the alternate acquisition proposal or the Board no longer be reasonably expects such alternate acquisition proposal to lead to a Superior Proposal).
As of the date of this proxy, the Company has not accepted an alternate acquisition proposal. If the Company should receive an alternate acquisition proposal in the future, the Company has agreed to provide Parent with a written notice of the materials terms and conditions of the alternate acquisition proposal, including the identity of the person making such proposal and copies of the any written materials submitted by such person.
Superior Proposal and Change of Board Recommendation
Notwithstanding the other obligations of the Company following the No Shop Period Start Date, the Company may engage in the actions otherwise permitted during the Go Shop Period if the Company has received a bona fide written alternate acquisition proposal that the Board determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal, provided that, among other things, the Company comply with the obligation to share such information with Parent. If the Company determines that such alternative acquisition proposal is or is reasonably likely to lead to a Superior Proposal, the Company must provide written notice to Parent that the Company intends to pursue the alternate acquisition proposal and be available for Parent for a period of 5 business days, during which the Company has agreed to discuss in good faith with Parent any changes to the terms of the Memorandum of Understanding or the Offer. If following the period of 5 business days, the Board still determines that the alternate acquisition proposal constitutes a Superior Proposal and that the failure to pursue such Superior Proposal would be inconsistent with its fiduciary duties under applicable law, then the Company may make a change in the recommendation of the Board and may terminate the Memorandum of Understanding. Such termination would, in certain circumstances, cause the Company to incur a termination fee of $47,886,769.
For the purposes of the Memorandum of Understanding, a “Superior Proposal” means any bona fide written alternative acquisition proposal from any person (provided that, for the purpose of this definition, all references to “25%” in the definition of “alternative acquisition proposal” shall be replaced by “80%”) that (i) the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) to be more favorable to the Company, the holders of Company Shares (including Ordinary Shares represented by ADSs) and the other stakeholders of the Company than the Offer, taking into account, among other things, (x) all legal, financial, regulatory, timing, financing, structuring, and other aspects of the alternative acquisition proposal, this Memorandum of Understanding and the Offer on the terms described in the Memorandum of Understanding (including the respective conditions to and the respective expected timing and risks of consummation of the alternative acquisition proposal and the Offer), (y) any improved terms that Parent may have offered pursuant to and in accordance with the Memorandum of Understanding and (z) the corporate interest (intérêt social) of the Company, and (ii) the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that failure to pursue such alternative acquisition proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.
Regulatory Approvals; Efforts
Talend and Parent have agreed that each party shall make an appropriate filing and/or draft filing, on behalf of itself and its affiliates, as applicable, pursuant to the HSR Act and any other applicable Competition Act laws and FDI laws, as promptly as reasonably practicable. Parent also agreed to make the appropriate filings pursuant to the applicable foreign jurisdictions, including under French law, as promptly as reasonably practicable. Parent also agreed, subject the enactment of the NSI Bill in the United Kingdom prior to the completion of the transactions contemplated by the Memorandum of Understanding, to make the necessary filings to obtain any applicable approvals that may be required thereunder.

Each of Talend and Parent also agreed to (i) cooperate in good faith to jointly develop a strategy to obtain all necessary regulatory approvals, (ii) cooperate and coordinate with the other in the making of such regulatory approvals filings and notifications, (iii) promptly supply the other with any information that may be required in order to make such filings and notifications, and (iv) use reasonable best efforts to take all action necessary to obtain all required regulatory approvals, including the expiration or termination of the applicable waiting periods under all applicable antitrust and other regulatory laws as soon as reasonably practicable, and to avoid any impediment to the consummation of the transactions contemplated by the Memorandum of Understanding under any of the foregoing. Parent further agreed to take any steps and agree to any regulatory remedies or commitments necessary to avoid or eliminate each and every impediment under any applicable antitrust or regulatory laws so as to enable Parent to consummate the transactions contemplated by the Memorandum of Understanding as promptly as practicable, and in any event prior to the Outside Date. However, pursuant to the Memorandum of Understanding, Parent will not be required divest any assets (x) that are material to Talend or (y) of any affiliates of Thoma Bravo (other than Parent, Purchaser, Talend, each of their respective subsidiaries, and all successors or assignees of each of the foregoing).
Each of Talend and Parent have agreed, to the extent reasonably practicable and unless prohibited by applicable law, to promptly inform the others of any material communication from any relevant authority regarding any filings or investigations with, by or before any relevant authority relating to the Memorandum of Understanding, including any proceedings initiated by a private party. The parties have agreed to cooperate and consult in good faith to make appropriate responses to any additional requests made by any relevant authority in connection with the Memorandum of Understanding. Additionally, to the extent reasonably practicable and unless prohibited by law or by the applicable relevant authority, each of Parent and the Company have agreed to (A) give each other reasonable advance notice of all meetings with any relevant authority relating to the transactions related to the Memorandum of Understanding, (B) give each other an opportunity to participate in each of such meetings, (C) keep such other parties reasonably apprised with respect to any other substantive oral communications with any relevant authority regarding the transactions related to the Memorandum of Understanding, (D) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the transactions related to the Memorandum of Understanding, articulating any regulatory or competitive argument and/or responding to requests or objections made by any relevant authority, (E) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a relevant authority regarding the transactions related to the Memorandum of Understanding, and (F) provide each other (or counsel of each party, as appropriate) with copies of all substantive written communications to or from any Relevant Authority relating to the transactions contemplated by the Memorandum of Understanding.
Other Covenants
The Memorandum of Understanding contains other customary covenants and agreements, including, but not limited to, covenants related to access to information, confidentiality, public announcements and notifications of certain matters.
Termination
Talend and Parent may, by mutual written consent, terminate the Memorandum of Understanding and abandon the Offer and the Post-Offer Reorganization any time prior to the Offer Acceptance Time.
The Memorandum of Understanding may also be terminated by either Parent or the Company with written notice to the other party, and abandon the Offer and the Post-Offer Reorganization if:
•
the Offer Acceptance Time has not occurred by December 31, 2021;

•
if any order permanently restraining, enjoining or otherwise prohibiting consummation of the Offer has become final and non-appealable; or

•
at any time prior to the public announcement of the recommendation of the Board regarding the Offer following the completion of the consultation with the works council (Comité social et économique)

of Talend, if the Board (i) withdraws, amends, qualifies or modifies the Company’s intention to support the Memorandum of Understanding and the transactions contemplated thereby in a manner that is adverse to Parent, (ii) the Board approves, adopts, endorses, recommends or otherwise declares advisable any alternative acquisition proposal, or (iii) fails to issue a recommendation following the completion of the Consultation.
The Memorandum of Understanding may also be terminated by Parent:
•
if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in the Memorandum of Understanding shall have occurred, which breach or failure to perform (i) would result in a failure of any condition to the Offer and (ii) is incapable of being cured prior to the December 31, 2021 or, if curable by such date, is not cured prior to the earlier of (x) 30 days after written notice thereof is given by Parent to the Company and (y) December 31, 2021; provided that Parent shall not have the right to terminate the Memorandum of Understanding pursuant to this section if Parent is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

•
if (i) the Board withdraws, amends, qualifies or modifies the Company’s intention to support the Memorandum of Understanding and the transactions contemplated thereby in a manner that is adverse to Parent, (ii) the Board approves, adopts, endorses, recommends or otherwise declares advisable any alternative acquisition proposal, (iii) fails to issue a recommendation following the completion of the Consultation, (iv) the Board changes their recommendation following the completion of the Consultation, or (v) the Company fails to include the recommendation of the Board in the Schedule 14D-9.

The Memorandum of Understanding may also be terminated by the Company:
•
if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Purchaser set forth in the Memorandum of Understanding shall have occurred, which breach or failure to perform (a) shall have had a material adverse effect on Parent, and (b) is incapable of being cured prior to the December 31, 2021 or, if curable by such date, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by the Company to Parent and (ii) the December 31, 2021; provided that the Company shall not have the right to terminate the Memorandum of Understanding pursuant to this section if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

•
in order to enter into an agreement with respect to a Superior Proposal provided that such Superior Proposal was received in accordance with the terms and conditions of the Memorandum of Understanding.

If the Memorandum of Understanding is terminated in accordance with its terms, Parent and the Company have agreed to cooperate with each other in connection with the withdrawal of any applications to or terminate any proceedings before any relevant authority in connection with the Offer, including the termination of the Offer if it has already commenced.
Termination Fees
In certain circumstances, Talend may be required to pay Parent either an expense reimbursement of $7,000,000 or the $47,886,769 termination fee if the Memorandum of Understanding is terminated in immediately available funds within 2 business days of a qualifying termination.
Governing Law, Jurisdiction
The Memorandum of Understanding and action arising out of or relating to the Memorandum of Understanding or the transactions contemplated thereby, will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of law rules of such state, provided that the fiduciary duties of the Board will be exclusively governed by or construed in accordance with the laws of France, without regard to the conflict of law rules of such jurisdiction. Talend and Parent have also agreed that any matter arising out of or in connection with the Memorandum of Understanding must be brought in the Delaware Chancery Court or, if such court will not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court and each party has irrevocably consented to the exclusive jurisdictions of such courts.
Specific Performance
Talend and Parent have agreed that in the event of any breach of the Memorandum of Understanding, irreparable damage would occur that monetary damages could not make whole and that accordingly, each party will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of the Memorandum of Understanding in any action without the posting of a bond or undertaking.
Interests of Certain Persons in the Offer and the Other Transactions Contemplated by the Memorandum of Understanding
In considering the recommendation of the Board that you vote to approve the Post-Offer Reorganization of Talend in the Netherlands, you should be aware that aside from their interests as Talend shareholders, Talend’s directors and executive officers have interests in the transactions that are different from, or in addition to, those of Talend shareholders generally. Members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Memorandum of Understanding and the Offer, and in recommending to Talend shareholders that the Memorandum of Understanding be adopted. These interests are described in more detail below.
Executive Officer Severance and Change in Control Arrangements
Each of Talend’s executive officers has entered into a change of control and severance agreement, or change of control agreement. Under the change of control agreement, if an executive officer’s employment is terminated without “cause” (and other than for death or “disability”) or he or she terminates his or her employment for “good reason” (in each case, a “qualifying termination”) in each case within the period beginning on three months prior to and ending 12 months following a “change of control” (as such terms are defined in the change of control agreement) (such period, the “change of control period”), then such executive officer will be eligible to receive the following payments and benefits, subject to the executive officer’s timely execution and non-revocation of a release of claims:
•
A lump sum payment in an amount equal to 100% (or 150% for Ms. Bemont) of his or her annual base salary;

•
A lump sum payment equal to the pro-rata portion of the executive officer’s target annual bonus (based on the number of full months worked by the executive officer during the fiscal year in which the executive officer’s termination occurs), offset by any portion of the annual bonus attributable to such fiscal year that has become payable as of the date of the named executive officer’s termination;

•
Reimbursement of COBRA premiums through the earliest of (i) the 12-month anniversary (or 18-month anniversary for Ms. Bemont) of the date of the termination of employment, (ii) the date on which the executive officer or his or her eligible dependents become covered under similar plans, or (iii) the date on which the executive officer or his or her eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if we determine that we cannot make these COBRA reimbursements without potentially violating applicable law, such executive officer will receive a lump sum payment equal to the cost of his or her group health coverage in effect on the date of his or her termination of employment, multiplied by 12 (or 18, in the case of Ms. Bemont); and

•
100% acceleration of vesting of any then-unvested shares subject to then-outstanding equity awards and, for any outstanding equity awards with performance-based vesting requirements, the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels.

Under the change of control agreements, if an executive officer’s employment is terminated without cause (and other than for death or “disability”) (or, in the case of Ms. Bemont, she terminates her employment for “good reason”) and such termination occurs outside of the change of control period, then such executive officer will be eligible to receive the following payments and benefits, subject to his or her timely execution and non-revocation of a release of claims:

•
A lump sum payment in an amount equal to 50% (100% for Ms. Bemont) of his or her annual base salary;

•
A lump sum payment equal to the pro-rata portion of the executive officer’s target annual bonus (based on the number of full months worked by the executive officer during the fiscal year in which the executive officer’s termination occurs), offset by any portion of the annual bonus attributable to such fiscal year that has become payable as of the date of the named executive officer’s termination;

•
Reimbursement of COBRA premiums through the earliest of (i) the six-month anniversary for (12-month anniversary for Ms. Bemont) of the date of the termination of employment, (ii) the date on which the executive officer or his or her eligible dependents become covered under similar plans, or (iii) the date on which the executive officer or his or her eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if we determine that we cannot make these COBRA reimbursements without potentially violating applicable law, such executive officer will receive a lump sum payment equal to the cost of his or her group health coverage in effect on the date of his or her termination of employment, multiplied by six (12 for Ms. Bemont); and

•
Acceleration of vesting of 50% of any then-unvested shares subject to then-outstanding equity awards and, for any outstanding equity awards with performance-based vesting requirements, the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels (for avoidance of doubt, no more than 50% of the shares subject to the then-outstanding portion of an equity award may vest and become exercisable).

Under the change of control and severance agreements, in the event any of the payments and/or benefits provided for under this agreement or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, such executive officer would be entitled to receive either full payment of such benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.
Michael Tuchen Consulting Agreement
On August 4, 2020, in connection with his resignation from the Board, Talend and Talend, Inc. entered into a consulting agreement with Michael Tuchen, our former chief executive officer (the “Tuchen Consulting Agreement”). Pursuant to the terms of the Tuchen Consulting Agreement, Mr. Tuchen will provide consulting services for a term commencing upon his resignation from the board of directors and ending on June 30, 2022, unless earlier terminated in accordance with the terms of the Tuchen Consulting Agreement. The Tuchen Consulting Agreement provides that in exchange for his consulting services, Mr. Tuchen’s currently unvested equity awards to acquire the Ordinary Shares granted during his term as a director and executive officer of Talend will continue to vest during the term of the Tuchen Consulting Agreement in accordance with their existing terms. In the event the Tuchen Consulting Agreement is terminated by Talend or Talend, Inc. prior to June 30, 2022, Mr. Tuchen’s unvested equity awards will vest in full.
Post Transaction Executive Officer Arrangements
Parent and Purchaser may have conversations from time to time with one or more executive officers prior to the consummation of the Offer concerning their role at Talend following the consummation of the Offer and the Post-Offer Reorganization. As of the date hereof, none of our executive officers has entered into any agreements with Parent, Purchaser or any of their affiliates regarding the potential terms of their individual employment arrangements following the consummation of the Offer and the Post-Offer Reorganization, or the right to purchase or participate in the equity of the Parent or one or more of its affiliates. Prior to or following the consummation of the Offer, certain of our executive officers may have discussions and may enter into agreements with Parent, Purchaser, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent, Purchaser or one or more of their affiliates.
Director Compensation
Under the Company’s director compensation program, the Company’s non-employee directors, other than Mr. Sommelet, are offered the opportunity to purchase warrants (BSAs) with a value of $76,000 (or

$88,000 in the case of the Company’s Chairman), entitling them to subscribe for Ordinary Shares at their fair value as of the date of grant. In lieu of being offered the opportunity to purchase annual warrants (BSAs) for fiscal 2021, the Company will make cash payments to each non-employee director, other than Mr. Sommelet, of $76,000 (or $88,000 in the case of Mr. Singh, our Chairman), plus, in the case of Ms. Fink and Mr. Kearney, each of whom recently joined the Company’s board of directors, an additional amount of approximately $30,000 representing a pro-rated portion of the 2020 annual award based on their period of service on the period. All cash payments referenced in this paragraph will be paid in connection with the offer acceptance time.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the mergers that may be paid or become payable to each of our named executive officers in connection with the mergers. Please see the previous portions of this section for further information regarding this compensation.
The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the offer acceptance time occurred on April 30, 2021, and in the case of each named executive officer, that the named executive officer’s employment is terminated by Talend without cause or by the named executive officer for good reason, in each case, on that date, or, in the case of Mr. Tuchen, that his consulting agreement is terminated on that date. Talend’s named executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the mergers.
The amounts below are estimates based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the mergers may differ from the amounts set forth below.
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Christal Bemont	866,667	29,577,240	18,150	30,462,057
Adam Meister	500,408	11,300,454	6,782	11,807,644
Ann-Christel Graham	487,750	5,372,400	17,969	5,878,119
Jamie Kiser	467,563	4,922,940	21,241	5,411,744
Krishna Tammana	460,667	5,871,242	31,348	6,363,257
Michael Tuchen(4)	—	4,053,060	—	4,053,060

(1)
This amount for our named executive officers represents the “double-trigger” cash severance payments to which each named executive officer may become entitled under his or her change of control agreement in connection with a qualifying termination during the change of control period, as described in further detail in the section of this Schedule 14A captioned “— Executive Officer Severance and Change in Control Arrangements.” Mr. Tuchen’s change of control agreement terminated in connection with his termination of employment in January 2020 and the benefits described in footnotes 1 through 3 of this table do not apply to him.

The amounts represent a lump sum cash payment equal to 100% of the sum of each named executive officer’s annual base salary (or 150% for Ms. Bemont), plus one times each named executive officer’s incentive cash compensation for the year of termination, at 100% of target, prorated for the number of full months that each named executive officer was employed during such year offset by any portion of the annual bonus attributable to such fiscal year that has become payable as of the date of the named executive officer’s termination, assuming termination of employment as of April 30, 2021. Our named executive officers’ current bonus targets, expressed as a percentage of his or her base salary, is 100% for Ms. Bemont, 70% for Mr. Meister, 100% for Ms. Graham, 85% for Ms. Kiser, and 65% for Mr. Tammana. The amounts below reflect that the bonus payments for the first quarter of 2021 were 40% of target, and those amounts reduced the bonus severance below.

Named Executive Officer	Base Salary ($)	Bonus Severance ($)	Total ($)
Christal Bemont	750,000	116,667	866,667
Adam Meister	430,000	70,408	500,408
Ann-Christel Graham	395,000	92,750	487,750
Jamie Kiser	390,000	77,563	467,563
Krishna Tammana	400,000	60,667	460,667

(2)
This amount for our named executive officers includes double-trigger vesting acceleration of 100% of the unvested portion of the outstanding Company free shares and options which each named executive officer may become entitled to under his or her change of control agreement in connection with a qualifying termination during the change of control period, as described in further detail in the section of this Schedule 14A captioned “— Executive Officer Severance and Change in Control Arrangements.”

Unvested Free Shares
The following table provides details on the estimated value of the unvested free share held by our named executive officers. This amount represents double-trigger vesting acceleration that our named executive officers may become entitled to receive under his or her change of control agreement in connection with a qualifying termination during the change of control period. The value of awards shown in the table represent the product of (a) the Offer Price, multiplied by (b) the total number of Ordinary Shares that would vest in connection with in connection with a qualifying termination during the change of control period, as described in further detail in the section of this Schedule 14A captioned “— Executive Officer Severance and Change in Control Arrangements.”
Named Executive Officer	Unvested Company Free Shares	Value ($)
Christal Bemont	448,140	29,577,240
Adam Meister	171,219	11,300,454
Ann-Christel Graham	81,400	5,372,400
Jamie Kiser	74,590	4,922,940
Krishna Tammana	45,113	2,977,458
Options
The following table provides details on the estimated value of the options held by our named executive officers. This amount represents double-trigger vesting acceleration that our named executive officers may become entitled to receive under his or her change of control agreement in connection with a qualifying termination during the change of control period, as described in further detail in the section of this Schedule 14A captioned “— Executive Officer Severance and Change in Control Arrangements.” The value of awards shown in the table represent the product of (a) the excess of the Offer Price over the applicable per share exercise price, multiplied by (b) the total number of unvested Ordinary Shares subject to the option. The exercise price per share below was converted to U.S. dollar equivalents using an exchange ratio of €1.00=$1.2082.
Named Executive Officer	Option Exercise Price ($)	Unvested Ordinary Shares Underlying Options	Value ($)
Krishna Tammana	38.81	106,418	2,893,784

(3)
This amount represents continuing reimbursement of payments for 12 months (or 18 months for Ms. Bemont) of premiums that our named executive officers otherwise would be required to pay for continued post-employment, group health coverage. This amount is a double-trigger severance benefit that our named executive officers may become entitled to receive under his or her change of control agreement in connection with a qualifying termination during the change of control period, as described in further detail in the section of this Schedule 14A captioned “— Executive Officer Severance and Change in Control Arrangements.”
(4)
For Mr. Tuchen, this amount represents 61,410 free shares multiplied by the Offer Price, which free shares will vest in the event of a termination of his consulting agreement prior to June 30, 2022.

Director and Officer Indemnification and Insurance
Pursuant to the terms of the Memorandum of Understanding, for six years after the Offer Acceptance Time, Purchaser shall, and with respect to Talend’s subsidiaries, Purchaser shall cause the respective Talend subsidiaries, as the case may be, to the extent permitted under applicable law, to indemnify and hold harmless and provide advancement of expenses to, all past and present officers and directors of Talend (in all of their capacities) (each, an “Indemnified Person”) on terms not less favorable to such Indemnified Person than those provided to them by Talend or its subsidiaries on the date of the Memorandum of Understanding.
In addition, Purchaser shall, and with respect to Talend’s subsidiaries, Purchaser shall cause the respective Talend subsidiaries, as the case may be, to the extent permitted under applicable law, to continue in full force and effect for a period of six years from the Offer Acceptance Time the provisions in existence in Talend’s subsidiaries’ organizational documents (to the extent such organizational documents have been made available to Purchaser prior to the date of the Memorandum of Understanding) in effect on the date of the Memorandum of Understanding regarding elimination of liability of directors, indemnification of officers and directors, and advancement of expenses to officers and directors that are at least as favorable as those contained in the relevant Talend’s subsidiaries’ organizational documents. If Talend’s subsidiaries or any of their successors or assigns (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfer all or substantially all of their properties and assets to any individual, corporation or other entity, then and in each such case, to the extent necessary, proper provisions shall be made so that the successors and assigns of the relevant Talend’s subsidiary shall assume all of the foregoing obligations.
Pursuant to the Memorandum of Understanding, Talend, in consultation with Purchaser, shall purchase an extension of the directors’ and officers’ liability coverage of Talend’s existing directors’ and officers’ insurance policies and Talend’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), which D&O Insurance shall, to the extent permitted under applicable law, (i) have a term of six years from the Offer Acceptance Time and cover the persons covered by such D&O Insurance for acts or omissions occurring prior to the Offer Acceptance Time, (ii) be from insurance carriers with comparable credit ratings as Talend’s current insurance carrier with respect to D&O Insurance and (iii) be on the terms, conditions, retentions and limits of liability not less favorable to the director or officer than the existing directors’ and officers’ liability (and fiduciary) insurance maintained by Talend. Notwithstanding the foregoing, the amount paid by Talend in respect of any one policy year shall not be in excess of 200% of the annual premiums currently paid by Talend for such insurance. Purchaser shall, or shall cause Talend or any successor or assign, to maintain such policy in full force and effect and continue to honor the obligations thereunder.
Treatment of Certain Indebtedness
It is expected that the Offer will constitute a Fundamental Change (as defined in the Indenture) and a Make-Whole Fundamental Change (as defined in the Indenture) under the terms of the indenture governing the Convertible Notes (the “Indenture”). As a result of the Offer, holders of the Convertible Notes will have the right to convert their Convertible Notes at their option in connection with such Make-Whole Fundamental Change in accordance with the terms of the Indenture. As a result of the Offer, holders of the Convertible Notes will also have the right to require Talend to repurchase their Convertible Notes at a price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest to, but excluding, the date of such repurchase in accordance with the terms of the Indenture.
Certain Material Tax Consequences
Certain U.S. Federal Income Tax Consequences
The following is a summary of certain material U.S. federal income tax consequences to U.S. holders (as defined below) that receive cash in exchange for their Company Shares pursuant to the Offer. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. holder. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•
a trust that (i) is subject to the primary supervision of a court within the United States and of which one or more U.S. persons have the authority to control all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•
an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company Shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner of a partnership holding Company Shares should consult its own tax advisor regarding the U.S. federal income tax consequences of the Offer.
This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code and published rulings of the Internal Revenue Service (the “IRS”) and court decisions, all as of the date hereof. These laws are subject to change or differing interpretation, possibly on a retroactive basis, which could affect the treatment described below. In addition, we have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. The discussion applies only to U.S. holders who hold their Company Shares as “capital assets” within the meaning of Section 1221 of the Code, and does not apply to holders of Company Shares received in connection with the exercise of employee stock options or otherwise as compensation, holders who hold an equity interest, actually or constructively, in Thoma Bravo or Talend after the Offer, holders who have perfected and not withdrawn a demand for, or lost the right to, appraisal under the DGCL or to holders who may be subject to special rules under the U.S. federal income tax laws (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities (or investors therein), mutual funds, traders in securities who elect the mark-to-market method of accounting, shareholders subject to the alternative minimum tax, shareholders that have a functional currency other than the U.S. dollar or shareholders who hold Company Shares as part of a hedge, straddle, wash sale, constructive sale or conversion transaction, persons that own directly, indirectly, or through attribution 10% or more of the voting power or value of the outstanding Company Shares, persons holding Company Shares in connection with a trade or business conducted outside the United States, controlled foreign corporations within the meaning of Section 957 of the Code, or passive foreign investment companies within the meaning of Section 1297 of the Code (each, a “PFIC”)). This discussion does not address the U.S. tax consequences to holders of Company Shares that make a decision not to participate and tender their Company Shares in the Offer, and that may instead participate in the Post-Offer Reorganization and first receive equity in Tahoe AcquireCo B.V. as a result of the Demerger and the Merger, and that may later ultimately receive cash as a result of the contemplated subsequent Asset Sale and Liquidation. This discussion also does not address the U.S. tax consequences of the receipt of cash in connection with the treatment of stock-based awards or any other matters relating to equity compensation or benefit plans, or of the receipt of cash pursuant to the Offer by any holders of Company Shares or equity securities that are subject to special circumstances, including the U.S. tax consequences that may be applicable to holders of vested share options, unvested share options, Company warrants, or Company Shares purchased under the Company’s ESSP. This discussion also does not address the U.S. federal estate, gift, unearned income Medicare contribution, alternative minimum tax or any other applicable non-income tax laws, or any applicable state, local or non-U.S. tax laws.
U.S. holders of Company Shares that make a make a decision not to participate and tender their Company Shares in the Offer, and that may instead participate in the Post-Offer Reorganization and first receive equity in Tahoe AcquireCo B.V. as a result of the Demerger and the Merger, and that may later ultimately receive cash as a result of the contemplated subsequent Asset Sale and Liquidation, are generally expected to be subject to U.S. federal income taxation on the cash received in the Liquidation. In addition, such U.S. holders may be subject to potential Dutch withholding taxes in connection with the Liquidation, assuming the Liquidation ultimately occurs, and such Dutch withholding taxes may not be creditable for U.S. federal income tax purposes depending on various factors, including each U.S. holder’s particular circumstances. See “— Certain Dutch tax Consequences” beginning on page 81. The actual U.S. federal income tax consequences of the Post-Offer Reorganization will also depend upon the exact manner in which the Post-Offer Reorganization is ultimately effected. See “— Alternative Post-Offer Reorganization” beginning on page 35. U.S. holders that make a decision not to participate and tender their Company Shares in the Offer are urged to consult with their own tax advisors regarding the potential U.S. federal income tax consequences to them of the Post-Offer Reorganization based upon their own particular circumstances.
YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF RECEIVING CASH IN EXCHANGE FOR YOUR COMPANY SHARES PURSUANT TO THE OFFER OR, IN THE EVENT THAT YOU MAKE A DECISION NOT TO TENDER YOUR COMPANY SHARES IN THE OFFER, IN CONNECTION WITH THE LIQUIDATION, ASSUMING THE LIQUIDATION OCCURS, AS PART OF THE POST-OFFER REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, AND OTHER TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.
Exchange of Company Shares for Cash Pursuant to the Offer
The exchange of Company Shares for cash by a U.S. holder in the Offer will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder that exchanges Company Shares for cash in the Offer will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under “Backup Withholding and Information Reporting”) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for its Company Shares. Gain or loss will also generally be determined separately for each block of Company Shares held by a U.S. holder (i.e., Company Shares acquired at the same cost in a single and separately identifiable transaction). Any such capital gain or loss will generally be long-term capital gain or loss where the U.S. holder’s holding period for such Company Shares is more than one year at the effective time of the Offer. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. There are limitations on the deductibility of capital losses.
Talend believes, and the foregoing discussion assumes, that Talend is not currently, and has not been a PFIC, for U.S. federal income tax purposes. In general, the test for determining whether Talend is or has been a PFIC is applied annually and is based upon the composition of Talend’s and certain of its affiliates’ income and assets for such taxable year. If Talend were a PFIC in the current taxable year or in any prior taxable year in which a tendering U.S. holder has held its Company Shares, then such U.S. holder generally would be subject to adverse U.S. federal income tax consequences with respect to gain recognized on any sale or exchange of such Company Shares, including an exchange of such Company Shares pursuant to the Offer, although such adverse U.S. federal income tax consequences could potentially be mitigated if such U.S. Holder has in effect certain elections with respect to Talend, such as a “mark-to-market” or a “qualified electing fund” election.
Backup Withholding and Information Reporting
A U.S. holder may be subject to information reporting with respect to any payments made pursuant to the Offer. In addition, backup withholding of tax will generally apply at the statutory rate to such payments, unless the U.S. holder or other applicable payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules or otherwise establishes an exemption. Each U.S. holder should complete and sign, under penalty of perjury, the IRS Form W-9 to be included as part of the letter of transmittal and return it to the payment agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the payment agent.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the Offer under the backup withholding rules will generally be allowable as a refund or a credit against such U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.
Certain French Tax Consequences
The following is a summary of the material French income tax consequences of the Offer that may apply to French Holders and Non-French Holders (as defined below) whose Company Shares are converted into the right to receive cash in the Offer. This summary does not purport to consider all aspects of French income taxation that may be relevant to our shareholders.
This discussion is based on the French tax law, regulations and guidelines published by the French tax authorities, as construed by case law, in force as of the date hereof and is therefore likely to be affected by any changes in French tax law, which may have a retroactive effect or apply to the current year or financial year, as well as by any interpretation that may be made by the French tax authorities or case law. The discussion does not apply to French Holders or Non-French Holders of Company Shares received in connection with the exercise of employee stock options or other employee incentive mechanism, nor to such individual holders who hold Company Shares as a professional asset or as part of a savings plan.
French Holders
For purposes of this discussion, “French Holders” are beneficial owners of Company Shares that is, for French tax purposes:
•
an individual tax resident of France within the meaning of Article 4B of the French Tax Code and any relevant tax treaty signed by France; or

•
a legal entity tax resident of France for the purposes of French tax law and any relevant tax treaty signed by France and which does not have a permanent establishment or fixed base outside France to which the Company Shares are registered or with which they may be connected.

The tender of Company Shares in the Offer will be a taxable transaction for French tax purposes. In general, shareholders whose Company Shares are tendered will realize a capital gain or loss for French tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and their tax base cost. Such capital gain or loss will be subject to a different tax regime depending on whether the French Holder is an individual subject to personal income tax or a legal entity subject to corporate income tax.
French Holders that are Individuals
In principle, net capital gains realized upon the tender of Company Shares in the Offer by a French Holder who is an individual are taxed at a flat tax rate of 30% (including 12.8 % of income tax and 17.2 % of social contributions). As an alternative to the 12.8 % income tax, such French Holder may opt to take into account such capital gains in its global net income subject to personal income tax at the progressive scale. In this case, capital gains on Company Shares acquired or subscribed to before January 1, 2018 are taken into account, after application of an allowance for duration of holding equal to: (i) 50 % of their amount when the shares have been held for at least two years and less than eight years on the date of their sale; or (ii) 65% of their amount when the shares have been held for at least eight years on the date of their sale. Social contributions at the rate of 17.2 % remain due, but 6.8 % are deductible from the global income of the French Holder for income tax purposes the year it is paid. The above-mentioned option is global and applies to all income gains and income subject to the flat tax rate of the French Holder in a given year.
Net capital gains are calculated after taking into account capital losses of a similar nature realized in the same year or of the last ten years. Shareholders should contact their usual tax advisor as to the conditions of utilization of capital losses, if any.

In addition, such French Holders may be subject to the contribution on high income. This contribution is based on the reference taxable income of the fiscal household as defined in Article 1417, IV, 1° of the French Tax Code, which comprises, in particular, the gross amount of capital gains realized by the French Holder.
This contribution is levied:
•
at the rate of 3% on the fraction of the reference taxable income between €250,000 and €500,000 for taxpayers who are single, widowed, separated or divorced, and between €500,000 and €1,000,000 for taxpayers subject to joint taxation; and

•
at the rate of 4% for the fraction of the reference taxable income above €500,000 for taxpayers who are single, widowed, separated or divorced, and above €1,000,000 for taxpayers subject to joint taxation.

French Holders that are Legal Entities subject to French Corporate Income Tax
In general, capital gains on Company Shares will be subject to the standard corporate income tax rate (i.e., 26.5 % in 2021 or 27.5 % for companies with a turnover of at least €250m) plus, as the case may be, a 3.3 % social surtax applicable to the amount of corporate income tax less an allowance which may not exceed €763,000 per 12-month period. Certain small and medium companies may benefit from a reduced corporate income tax rate (15%) on a portion of their profits and from an exemption from the 3.3 % social surtax.
In addition, capital gains realized upon the sale of equity securities (titres de participation) which fall within the scope of the definition provided for by Article 219 I a quinquies of the French Tax Code and which have been held for at least two years are exempt from French corporate income tax (including the 3.3 % social surtax), except for a portion equal to 12% of the gross amount of the capital gains.
Non-French Holders
Subject to the application of international tax treaties, any capital gain realized upon the transfer of Company Shares in the context of the Offer by individuals who are not tax residents of France within the meaning of Article 4 B of the French Tax Code or by entities who are not tax residents of France (which does not have a permanent establishment or fixed base subject to tax in France to which the Company Shares are registered or with which they may be connected) (“Non-French Holders”) will not be, in principle, subject to tax in France unless either:
•
they have held, at any time during the five years preceding the transfer, directly or indirectly, alone or with related individuals, more than 25% of the rights to the profits of Talend, or

•
they are residents of, established in or incorporated in Non Cooperative States or Territories (“NCST”) within the meaning of Article 238-0 A of the French Tax Code. In this latter case, capital gains will be taxed at a flat rate of 75%, subject to the provisions of applicable international tax treaties. A list of the NCST is published in a French Ministerial Decree and can be updated regularly.

The French income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Offer. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the Offer in light of such shareholder’s particular circumstances, and, if applicable, the treatment of stock-based awards or any other matters relating to equity compensation.
Certain Dutch Tax Consequences
This summary solely addresses the principal Dutch tax consequences of the Liquidation and Second Step Distribution and does not purport to describe every aspect of taxation that may be relevant to a particular holder of Tahoe AcquireCo B.V. Shares. Tax matters are complex, and the tax consequences of the Liquidation and Second Step Distribution to a particular holder of Tahoe AcquireCo B.V. Shares will depend in part on such holder’s circumstances. Accordingly, a holder of Tahoe AcquireCo B.V. Shares is urged to consult his own tax advisor for a full understanding of the tax consequences of the Offer and Post-Offer Reorganization to him, including the applicability and effect of Dutch tax laws.

Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This summary assumes that Tahoe AcquireCo B.V. is organized, and that its business will be conducted, in the manner outlined in this Preliminary Proxy. A change to such organizational structure or to the manner in which Tahoe AcquireCo B.V. conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.
This summary is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this Preliminary Proxy. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.
The summary in this paragraph does not address the Dutch tax consequences for a holder of Tahoe AcquireCo B.V. Shares who:
(i)
is a person who may be deemed a holder of Tahoe AcquireCo B.V. Shares for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

(ii)
is, although in principle subject to Dutch corporation tax, in whole or in part, specifically exempt from that tax in connection with income from Tahoe AcquireCo B.V. Shares;

(iii)
is an investment institution as defined in the Dutch Corporation Tax Act 1969;

(iv)
is an entity that, although in principle subject to Dutch corporation tax, is fully or partly exempt from Dutch corporation tax;

(v)
owns Tahoe AcquireCo B.V. Shares in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;

(vi)
has a substantial interest in Tahoe AcquireCo B.V. or a deemed substantial interest in Tahoe AcquireCo B.V. for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person — either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes — owns or is deemed to own, directly or indirectly, 5% or more of the shares or of any class of shares of Tahoe AcquireCo B.V., or rights to acquire, directly or indirectly, such an interest in the shares of Tahoe AcquireCo B.V. or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of Tahoe AcquireCo B.V., or (b) such person’s shares, rights to acquire shares or profit participating certificates in Tahoe AcquireCo B.V. are held by him following the application of a non-recognition provision; or

(vii)
is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.

Taxes on income and capital gains
Resident holders of Tahoe AcquireCo B.V. Shares
A holder of Tahoe AcquireCo B.V. Shares who is resident or deemed to be resident in the Netherlands for Dutch tax purposes is fully subject to Dutch income tax if he is an individual or fully subject to Dutch corporation tax if it is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, as described in the summary below.
Individuals deriving profits or deemed to be deriving profits from an enterprise
Any benefits derived or deemed to be derived from or in connection with Tahoe AcquireCo B.V. Shares that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax at progressive rates up to 49.5%.
Individuals deriving benefits from miscellaneous activities
Any benefits derived or deemed to be derived from or in connection with Tahoe AcquireCo B.V. Shares that constitute benefits from miscellaneous activities by an individual are generally subject to Dutch income tax at progressive rates up to 49.5%.
An individual may, inter alia, derive, or be deemed to derive, benefits from or in connection with Tahoe AcquireCo B.V. Shares that are taxable as benefits from miscellaneous activities if his investment activities go beyond regular active portfolio management.
Other individuals
If a holder of Tahoe AcquireCo B.V. Shares is an individual whose situation has not been discussed before in this section “Dutch taxation — Taxes on income and capital gains — Resident holders of Tahoe AcquireCo B.V. Shares”, the value of his Tahoe AcquireCo B.V. Shares forms part of the yield basis for purposes of tax on benefits from savings and investments. A deemed benefit, which is determined on the basis of progressive rates starting from 1.9% up to 5.69% per annum of this yield basis, is taxed at the rate of 31%. Actual benefits derived from or in connection with his Tahoe AcquireCo B.V. Shares are not subject to Dutch income tax.
Corporate entities
Any benefits derived or deemed to be derived from or in connection with Tahoe AcquireCo B.V. Shares that are held by a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, are generally subject to Dutch corporation tax.
General
A holder of Tahoe AcquireCo B.V. Shares will not be deemed to be resident in the Netherlands for Dutch tax purposes by reason only of the execution and/or enforcement of the documents relating to the Liquidation and Second Step Distribution or the performance by Tahoe AcquireCo B.V. of its obligations under such documents or under the Tahoe AcquireCo B.V. Shares.
Non-resident holders of Tahoe AcquireCo B.V. Shares
Individuals
If a holder of Tahoe AcquireCo B.V. Shares is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with Tahoe AcquireCo B.V. Shares, except if:
(i)
he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his Tahoe AcquireCo B.V. Shares are attributable to such permanent establishment or permanent representative;

(ii)
he derives benefits or is deemed to derive benefits from or in connection with Tahoe AcquireCo B.V. Shares that are taxable as benefits from miscellaneous activities performed in the Netherlands; or

(iii)
he derives profits pursuant to the entitlement to a share in the profits of an enterprise, other than as a holder of securities, which is effectively managed in the Netherlands and to which enterprise his Tahoe AcquireCo B.V. Shares are attributable.

Corporate entities
If a holder of Tahoe AcquireCo B.V. Shares is a corporate entity, or an entity including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident, nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with Tahoe AcquireCo B.V. Shares, except if:
(i)
it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its Tahoe AcquireCo B.V. Shares are attributable; or

(ii)
it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its Tahoe AcquireCo B.V. Shares are attributable.

General
If a holder of Tahoe AcquireCo B.V. Shares is neither resident nor deemed to be resident in the Netherlands, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands by reason only of the execution and/or enforcement of the documents relating to the Liquidation and Second Step Distribution or the performance by Tahoe AcquireCo B.V. of its obligations under such documents or under the Tahoe AcquireCo B.V. Shares.
Dividend withholding tax
General
Tahoe AcquireCo B.V. is generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by Tahoe AcquireCo B.V., subject to possible relief under Dutch domestic law, the Treaty on the Functioning of the European Union or an applicable Dutch income tax treaty depending on a particular holder of Tahoe AcquireCo B.V. Shares’ individual circumstances.
The concept “dividends distributed by Tahoe AcquireCo B.V.” as used in this paragraph includes, but is not limited to, the following:
•
distributions in cash or in kind, deemed and constructive distributions and repayments of capital not recognised as paid-in for Dutch dividend withholding tax purposes;

•
liquidation proceeds and proceeds of repurchase or redemption of Tahoe AcquireCo B.V. Shares in excess of the average capital recognised as paid-in for Dutch dividend withholding tax purposes;

•
the par value of Tahoe AcquireCo B.V. Shares issued by Tahoe AcquireCo B.V. to a holder of Tahoe AcquireCo B.V. Shares or an increase of the par value of Tahoe AcquireCo B.V. Shares, as the case may be, to the extent that it does not appear that a contribution, recognised for Dutch dividend withholding tax purposes, has been made or will be made; and

•
partial repayment of capital, recognised as paid-in for Dutch dividend withholding tax purposes, if and to the extent that there are net profits, unless (a) the general meeting of the Tahoe AcquireCo B.V.’s shareholders has resolved in advance to make such repayment and (b) the par value of the Tahoe AcquireCo B.V. Shares concerned has been reduced by an equal amount by way of an amendment to the Tahoe AcquireCo B.V.’s articles of association.

Gift and inheritance taxes
No Dutch gift tax or Dutch inheritance tax will arise with respect to an acquisition or deemed acquisition of Tahoe AcquireCo B.V. Shares by way of gift by, or upon the death of, a holder of Tahoe AcquireCo B.V. Shares who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax except if, in the event of a gift whilst not being a resident nor being a deemed resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, the holder of Tahoe AcquireCo B.V. Shares becomes a resident or a deemed resident in the Netherlands and dies within 180 days after the date of the gift.
For purposes of Dutch gift tax and Dutch inheritance tax, a gift of Tahoe AcquireCo B.V. Shares made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.
Registration taxes and duties
No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of the Tahoe AcquireCo B.V. Shares, the performance by Tahoe AcquireCo B.V. of its obligations under such documents, or the transfer of Tahoe AcquireCo B.V. Shares, except that Dutch real property transfer tax may be due upon an acquisition in connection with Tahoe AcquireCo B.V. Shares of real property situated in the Netherlands, (an interest in) an asset that qualifies as real property situated in the Netherlands, or (an interest in) a right over real property situated in the Netherlands, for the purposes of Dutch real property transfer tax.
Appraisal Rights
Subject to certain exceptions, French law does not recognize the concept of appraisal or dissenters’ rights. Accordingly, in the event the Post-Offer Reorganization Proposals are adopted and the Demerger and the Merger are consummated, the Company’s shareholders are not entitled under French law or otherwise to appraisal rights.
Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. Accordingly, in the event the Post-Offer Reorganization Proposals are adopted and the Demerger and the Merger are consummated, Tahoe AcquireCo B.V. shareholders are not entitled under Dutch law or otherwise to appraisal rights.
In the event that the Compulsory Acquisition is permissible under applicable law and implemented, the Enterprise Chamber of the Amsterdam Court of Appeals will determine in its sole discretion the price to be paid for the shares in the capital of Tahoe AcquireCo B.V. held by the minority Tahoe AcquireCo B.V. shareholders, which price may be greater than, equal to or less than the Offer Price. Such price may potentially be increased by statutory interest accrued at the rate applicable in the Netherlands (currently 2% per annum). The minority Tahoe AcquireCo B.V. shareholders do not have the right to commence a compulsory acquisition proceeding to oblige Purchaser or Parent to buy their shares in the capital of Tahoe AcquireCo B.V.
Regulatory Approvals
Completion of the Offer is subject to the U.S. and foreign antitrust clearances listed below. Although Talend and Parent believe that they will be able to obtain theses these clearances in a timely manner, they cannot be certain when or if they will do so.
Hart Scott Rodino Antitrust Improvements Act
The transactions contemplated by the Memorandum of Understanding are subject to the requirements of the HSR Act and the related rules and regulations, which provide that certain transactions may not be completed until required information has been furnished to the Department of Justice (which we refer to as the DOJ), and the Federal Trade Commission and until certain waiting periods have been terminated or have expired. The HSR Act requires Thoma Bravo and Talend to observe a 15-day waiting period after the submission of their HSR filings before consummating the Offer, unless the waiting period is terminated early. On March 13, 2021, each of Thoma Bravo and Talend filed a Notification and Report Form under the HSR Act with the DOJ and the FTC, which filings started the initial 15-day waiting period required by the HSR Act. The required waiting period expired on March 31, 2021.

Other Regulatory Approvals
The transactions as contemplated by the Memorandum of Understanding are also subject to Competition Act review and FDI review by governmental authorities in several foreign jurisdictions in which Thoma Bravo and Talend have sufficient revenues to require filings. Thoma Bravo and Talend have submitted filings in France, Austria, Germany, Japan, and Spain.
France
Under articles L. 151-3 and R. 151-1 et seq. of the French Code Monétaire et Financier, as interpreted and applied by relevant French authorities, the Offer shall not be completed until the express written authorization of the French Ministère chargé de l’Economie et des Finances has been requested, granted and obtained. On March 30, 2021, the filing was made with the French Ministère chargé de l’Economie et des Finances. After filing, and subject to having received a complete request for authorization, the French Ministère chargé de l’Economie et des Finances must inform the filing person by notice (the “Ministry Notice”) within thirty (30) business days that: (i) the contemplated transaction does not fall within the scope of foreign investment control regulations, or (ii) the contemplated investment falls within the scope of foreign investment control regulations and is rejected or (iii) the contemplated investment falls within the scope of foreign investment control regulations and is duly authorized without any condition or covenant or (iv) the contemplated investment falls within the scope of foreign investment control regulations but further investigations are necessary to determine whether the protection of the national interest can be guaranteed by attaching covenants and conditions to the authorization.
In the event that the French Ministère chargé de l’Economie et des Finances has opted for option (iv), it then has an additional forty-five (45) business day period to either refuse the contemplated investment or to authorize it subject to the provision of certain covenants and conditions.
As of the date of this proxy statement, the French Ministère chargé de l’Economie et des Finances has opted for option (iv) and Thoma Bravo is discussing with competent authorities covenants and conditions that shall be necessary to authorize the transactions as contemplated by the Memorandum of Understanding.
Austria
Based on the businesses in which Thoma Bravo and Talend are engaged, under the Austrian Cartel Act, the Offer may not be consummated until a notification has been filed with the Federal Competition Authority (which we refer to as FCA), and formal clearance has been granted by the FCA. The initial review period is four weeks from filing of the notification (Phase I), and may be extended to six weeks at the request of the notifying party. If the FCA or the Federal Cartel Prosecutor requests an in-depth (Phase II) review before the Cartel Court, the review period must be completed within an additional five months (extendable to six months at the request of the notifying party). The FCA granted formal clearance on April 22, 2021.
Germany
Based on the businesses in which Thoma Bravo and Talend are engaged, the Offer may not be consummated until obtaining the (i) German Merger Control Approval and the (ii) German Regulatory Approval. The German Bundeskartellamt granted German Merger Control Approval on April 9, 2021. Phase I has been officially extended until June 25, 2021 by the German Federal Ministry for Economic Affairs.
Spain
Based on the businesses in which Thoma Bravo and Talend are engaged, the Offer may not be consummated until the receipt of (i) written confirmation (including by electronic mail) from the Spanish Subdirectorate General for Foreign Investment of the Directorate General for International Trade and Investment (Subdirección General de Inversiones Exteriores at the Dirección General de Comercio Internacional e Inversiones) that no foreign direct investment authorization is required under Spanish Foreign Investment Laws by Parent in connection with the transactions contemplated by the Memorandum of Understanding, or (ii) the express written administrative authorization (“autorización previa”) to be granted by the Council of Ministers (Consejo de Ministerios) pursuant to Spanish Foreign Investment laws. The Subdirección General de Inversiones Exteriores informed Thoma Bravo on May 25, 2021 that the foreign direct investment resulting from the transactions as contemplated by the Memorandum of Understanding would not be subject to authorization under Article 7 bis of the Act 19/2003.
United Kingdom
Based on the businesses in which Thoma Bravo and Talend are engaged and if the draft National Security and Investment Bill is enacted in the United Kingdom prior to the Offer Acceptance Time, and, following the commencement of the NSI Bill and prior to the Offer Acceptance Time, (i) the transactions contemplated by the Memorandum of Understanding is a “notifiable acquisition” (as currently envisioned by clause 6 of the NSI Bill) subject to prior approval by BEIS, or (ii) BEIS issues a call-in notice for the transaction (as currently envisioned by clause one of the NSI Bill), then the transactions contemplated by the Memorandum of Understanding is approved as currently envisioned by clause 13 and clause 26 of the NSI Bill.
Japan
Based on the businesses in which Thoma Bravo and Talend are engaged, the foreign direct investment resulting from the transactions as contemplated by the Memorandum of Understanding was subject to prior approval of the Japanese authorities. Such authorization has been granted by the Japanese authorities on May 25, 2021.
In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Offer or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although neither Talend nor Thoma Bravo believes that the Offer will violate the antitrust laws, there can be no assurance that a challenge to the Offer on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Tender and Support Agreements
The following summary description of the Tender and Support Agreements is qualified in its entirety by reference to such Tender and Support Agreements, the forms of which have been filed as Exhibit 2.1 to Form 8-K filed with the SEC on March 10, 2021 and are incorporated herein by reference.
Concurrently with the execution of the Memorandum of Understanding, in order to induce Parent to enter into the Memorandum of Understanding, the Company’s Board and executive officers entered into separate tender and support agreements with Parent (collectively, the “Tender and Support Agreements”). Subject to the terms and conditions of the Tender and Support Agreements, the signatories thereto have agreed, among other things, to tender their shares in the Offer and to vote in favor of all of the resolutions related to the Offer, including the Post-Offer Reorganization. The signatories have also agreed to not tender their equity or vote in favor of an alternate acquisition proposal or solicit competing proposals or transfer any of their equity without prior written consent of Parent.
Deposit Agreement
On May 24, 2021, Talend entered into Amendment No. 1 (the “Amendment”) to the Deposit Agreement, dated July 28, 2016, by and among Talend, JPMorgan Chase Bank, N.A. as the Depositary, and all holders from time to time of the ADSs issued thereunder (the “Deposit Agreement”) in order to, among other things, simplify and expedite the process by which the holder of untendered ADSs would receive consideration for such securities in the event the Minimum Condition is satisfied and the Offer is consummated. Talend and the Depositary agreed to amend the Deposit Agreement in connection with the Offer and the related transactions. The Amendment provides that, among other things, if Talend provides the Depositary with written notice of its desire to terminate the Deposit Agreement, the Depositary shall terminate the Deposit Agreement by mailing notice of such termination to the holders of ADSs at least thirty days prior to the date fixed in such notice for such termination, provided that the date of the termination shall not be prior to the close of business on the first day after the completion of the initial Offer period if the Minimum Condition has been satisfied and Purchaser has accepted all Company Shares tendered. If the Minimum Condition is not satisfied or Purchaser does not accept the tendered Company Shares, the termination notice shall be deemed withdrawn and the Deposit Agreement shall remain in full force and effect.
If the Minimum Condition is satisfied and Purchaser accepts all the Company Shares tendered in the Offer, Purchaser intends to, during a subsequent offering period, offer to purchase the Ordinary Shares underlying any untendered ADSs held by the Depositary (the “Remaining Shares” and such tender offer, the “ADS Offer”), in exchange for the Offer Price. If Purchaser makes the ADS Offer for the Remaining Shares, then, pursuant to the Amendment, the Depositary will cancel the untendered ADSs, will sell all of the Remaining Shares to Purchaser in exchange for the Offer Price, and will hold such aggregate cash payment in trust for the benefit of the holders of such non-tendering ADS holders. The Depositary will arrange to distribute such amount to such holders on a pro rata basis, less any applicable withholding taxes. Any fees and expenses incurred in connection with the cancellation of the ADSs and distribution of the funds will be funded by Purchaser.
Financing the Offer
Parent has agreed to use reasonable best efforts to take, or cause to be taken, all actions and to, or cause to be done, all things necessary to consummate the financing of the transaction. At the signing of the Memorandum of Understanding, Thoma Bravo Fund XIV Global, L.P. (the “Fund”) executed an equity commitment letter (the “Equity Commitment Letter”) by and between the Fund and Parent, pursuant to which the Fund has committed to invest, or cause to be invested, the cash amounts set forth therein for the purpose of financing the Offer and the transactions contemplated by the Memorandum of Understanding (the “Equity Financing”). The proceeds of the Equity Financing are and will be at the Offer Acceptance Time, sufficient to allow Parent to make or cause to be made all payments that are required to be made to consummate the Offer.
Parent has further agreed not to permit any amendment or modification to be made with respect to the Equity Commitment Letter that (i) reduces the aggregate amount of the Equity Financing, (ii) would impose new or additional conditions or other terms to the Equity Financing, or otherwise amend, modify or waive any of the conditions to the receipt of the Equity Financing, in a manner that would reasonably be expected to delay, prevent or impair the funding of the Equity Financing at the Offer Acceptance Time or make the satisfaction of the conditions to obtaining the Equity Financing less likely to occur or (iii) adversely impacts the ability of Parent or the Company to enforce its rights against the other parties to the Equity Commitment Letter in accordance with the terms and conditions contained therein.

PROPOSAL NOS. 1 – 7 — THE GOVERNANCE PROPOSAL
Our Board is currently composed of eight members. Our By-laws provide, in accordance with French law, that the Company is managed by a Board composed of a minimum of three members and a maximum of twelve members appointed by the ordinary general meeting of shareholders.
In accordance with the Memorandum of Understanding and effective on the Offer Acceptance Time, Talend and Purchaser have agreed to use reasonable best efforts to ensure that the Board will be comprised of nine (9) directors (or such lesser or greater number as specified by Purchaser). Of the nine (9) directors, at least seven (7) (or such lesser or greater number as specified by Purchaser) of whom are to be designated by Purchaser in its sole discretion, and the remaining two (2) of which are to be “independent” (as defined by Nasdaq rules) and are not employees, directors, officer or representatives of Purchaser or any of its affiliates, designated by Purchaser in its sole discretion.
Each of Nora Denzel, Elizabeth Fetter, Thierry Sommelet, Elissa Fink, and Ryan Kearny have agreed to resign, each of which is subject to and effective only as of the Offer Acceptance Time. Christal Bemont will remain on the Board. Patrick Jones and Steve Singh will remain on the Board as the independent directors.
The shareholders are being asked to, subject to Offer Acceptance Time (i) appoint Amy Coleman Redenbaugh as a director to replace Nora Denzel, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (ii) appoint Kenneth Virnig as a director to replace Elizabeth Fetter, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (iii) appoint Mike Hoffmann as a director to replace Thierry Sommelet, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (iv) appoint Elizabeth Yates as a director to replace Elissa Fink, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (v) appoint David Murphy as a director to replace Ryan Kearny, to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; (vi) appoint Kristin Nimsger to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023; and (vii) to appoint Jim Hagan to serve as a director until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.
If the Offer is not consummated and/or the Offer Acceptance Time does not occur, the resignations of the current directors will have no effect and the appointments of Amy Coleman Redenbaugh, Kenneth Virnig, Mike Hoffmann, Elizabeth Yates, David Murphy, Kristin Nimsger, and Jim Hagan will not occur.
The Board has determined that each of Patrick Jones and Steve Singh will be an independent director of the Company within the meaning of the director independence standards of the Nasdaq Stock Market and SEC rules. Other than as described in this proxy statement regarding compensation for non-executive directors and the terms of the Merger Agreement, there are no arrangements or understandings between the nominee, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.
If you are a holder of Ordinary Shares or ADSs, please see the section titled “Questions and Answers About the Combined General Meeting and the Transactions Contemplated by the Memorandum of Understanding — How can I vote my Ordinary Shares or ADSs?” to determine how you can vote to approve the Governance Proposal. For the full text of the Governance Proposal, please see Annex A.
Majority Voting Policy
The Board has adopted a majority voting policy. Consistent with the requirements of the French Commercial Code, the policy provides that a nominee for director is only elected if he or she receives a majority of votes cast by the shareholders present, represented by proxy, or voting by mail. In the event a nominee for director who is then serving as a director receives more votes “against” his or her election than votes “for” his or her election (a “Majority Against Vote”), or in the event the ordinary meeting decides to remove a director by a majority of the votes cast by shareholders present, represented by proxy, or voting by mail at the ordinary meeting of shareholders (a “Removal Vote”), the director’s service on the Board shall terminate as of the date of the ordinary meeting. The policy requires that the Board will only nominate for election, as a director, those candidates who agree to tender, promptly following the ordinary meeting at which they are elected an irrevocable written resignation to the chairman of the Board, and that the Board will only fill director vacancies with candidates who agree to tender, promptly following their appointment to the Board, the same form of irrevocable written resignation. A resignation will become effective only if the director receives a Majority Against Vote or a Removal Vote and is effective immediately upon the certificate of the shareholder vote.
Vote Required
The approval and adoption of the Governance Proposal requires the affirmative vote of a majority of the votes cast by the shareholders represented by proxy or voting by mail at the Combined Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the Governance Proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE GOVERNANCE PROPOSAL.

PROPOSAL NO. 8 — THE DEMERGER PROPOSAL
In accordance with the Memorandum of Understanding and effective on the Offer Acceptance Time, Talend has agreed to submit to the shareholders of Talend a proposal to approve the transfer all of its assets and liabilities to a société par actions simplifiée organized under the laws of France, and wholly owned by Talend (“Talend SAS”), in accordance with a draft partial asset contribution agreement and approval of the contribution subject thereof, governed by the demerger legal regime in accordance with French law (the “Demerger Agreement” and such transaction, the “Demerger”), in exchange for new ordinary shares of Talend SAS.
As a result of the Demerger, Talend SAS would own all of the assets and liabilities, rights and obligations of any kind and other legal relationships in relation to Talend’s businesses and operations of with the exception of those specifically excluded as listed in the Demerger Agreement.
If the Offer is not consummated and/or the Acceptance Time does not occur, the Demerger will not occur.
If you are a holder of Ordinary Shares or ADSs, please see the section titled “Questions and Answers About the Combined General Meeting and the Transactions Contemplated by the Memorandum of Understanding — How can I vote my Ordinary Shares or ADSs?” to determine how you can vote to approve the Demerger Proposal. For the full text of Proposal No. 8, please see Annex A.
Vote Required
The approval of the Demerger Proposal requires the affirmative vote of a two-thirds majority of the votes cast by the shareholders represented by proxy or voting by mail at the Combined Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” THE DEMERGER PROPOSAL.

PROPOSAL NO. 9 — THE MERGER PROPOSAL
In accordance with the Memorandum of Understanding and effective on the Offer Acceptance Time, Talend has agreed to submit to the shareholders of Talend a proposal to approve a draft cross border merger (the “Merger”), following and subject to the consummation of the Demerger. The Merger will merge Talend SAS into Tahoe AcquireCo B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands that is a direct, wholly owned subsidiary of Purchaser, pursuant to a cross-border merger plan (the “Merger Plan”), in accordance with Articles 2:309 et seq. and 2:333b et seq. of the DCC and Articles L. 236-1 et seq. and L. 236-25 et seq. of the French Commercial Code, entered into between Talend and Tahoe AcquireCo B.V. Tahoe AcquireCo B.V. will survive the Merger and as a result of such Merger, each Ordinary Share and ADS outstanding immediately prior to the consummation of the Merger will be exchanged into one duly authorized, validly issued and fully paid share of Tahoe AcquireCo B.V.
Upon the consummation of the Demerger and the Merger, Talend will cease to exist as société anonyme organized under the laws of France and the surviving entity shall be Tahoe AcquireCo B.V., which will hold, as a result of the Merger, all of the outstanding ordinary shares of Talend SAS.
Any holders of Ordinary Shares or ADSs that did not tender their Ordinary Shares or ADSs in the Offer will, as a result of the Demerger and the Merger, own an equivalent proportional equity ownership in Tahoe AcquireCo B.V. Upon the consummation of the Merger and as authorized by Article L. 228-102 of the French Commercial Code, any holder of then-outstanding equity awards shall be repurchased under applicable terms of the equity award plans, as provided by the relevant shareholders’ resolutions and related contractual provisions.
If the Offer is not consummated, the Acceptance Time does not occur, and/or the Demerger does not occur, the Merger will not occur.
If you are a holder of Ordinary Shares or ADSs, please see the section titled “Questions and Answers About the Combined General Meeting and the Transactions Contemplated by the Memorandum of Understanding — How can I vote my Ordinary Shares or ADSs?” to determine how you can vote to approve the Merger Proposal. For the full text of Proposal No. 9, please see Annex A.
Vote Required
The approval of the Merger Proposal requires the affirmative vote of a two-thirds majority of the votes cast by the shareholders represented by proxy or voting by mail at the Combined Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 10 — POWERS FOR FORMALITIES
The Proposal No. 10 is a standard resolution required for the completion of official publications and legal formalities.
By voting the Proposal No. 10, the Combined Meeting is asked to authorize any bearer of a copy or extract of the minutes of the Combined Meeting to carry out all filing and publication required by law.
If you are a holder of Ordinary Shares or ADSs, please see the section titled “Questions and Answers About the Combined General Meeting and the Transactions Contemplated by the Memorandum of Understanding — How can I vote my Ordinary Shares or ADSs?” to determine how you can vote to approve the Powers Proposal. For the full text of Proposal No. 10, please see Annex A.
Vote Required
The approval and adoption of the Powers Proposal requires the affirmative vote of a majority of the votes cast by the shareholders represented by proxy, or voting by mail at the Combined Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the Governance Proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE POWERS PROPOSAL.

MARKET PRICE OF ORDINARY SHARES
Our ADSs are listed for trading on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TLND”. The table below shows the high and low closing trading price of our ADSs, for the periods indicated, as reported on Nasdaq.
	ADS Price
	High	Low
FY 2019
First quarter	$51.21	$35.76
Second quarter	$52.17	$37.19
Third quarter	$41.24	$31.92
Fourth quarter	$41.17	$33.37
FY 2020
First quarter	$42.07	$19.11
Second quarter	$37.33	$19.09
Third quarter	$45.36	$34.07
Fourth quarter	$42.20	$35.47
FY 2021
First quarter	$65.40	$39.91
Second quarter (through June 18, 2021)	$65.40	$63.86
The closing price of our ADSs on Nasdaq, on March 9, 2021, the last trading day prior to the public announcement of the execution of the Memorandum of Understanding, was $51.30 per ADS. We have not paid cash dividends on our Ordinary Shares in the last five years and have no current plans to do so. Our credit facility contains covenants that may limit the amount of cash dividends we may pay. If the Offer is completed, you will be entitled to receive $66.00 per share in cash, without interest, less any applicable withholding taxes, for each Company Share owned by you, which represents:
•
a premium of approximately 29% to the closing price on March 9, 2021;

•
and an 81% premium to the volume weighted average price over the twelve months prior to March 9, 2021, the last full trading day prior to the public announcement of the execution of the Memorandum of Understanding; and

•
a premium of approximately 2.4% to $64.47 per share, the closing price of our ADSs on May 4, 2021, the last trading day prior to the public announcement of the recommendation of the Board.

On June 18, 2021, the most recent practicable date before the filing of this proxy statement, the closing price for our ADSs on Nasdaq was $65.34 per ADS. You are encouraged to obtain current market quotations for our ADSs in connection with voting your shares of Ordinary Shares and ADSs.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of eight (8) members. For information with respect to the Company’s board of directors and corporate governance, please refer to the section titled “Board of Directors and Corporate Governance” in our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2021, which is incorporated herein by reference.
In accordance with the Memorandum of Understanding and effective on the Offer Acceptance Time, Talend and Purchaser have agreed to use reasonable best efforts to ensure that the Board will be comprised of nine (9) directors (or such lesser or greater number as specified by Purchaser). Of the nine (9) directors, at least seven (7) (or such lesser or greater number as specified by Purchaser) of whom are to be designated by Purchaser in its sole discretion, and the remaining two (2) of which are to be “independent” (as defined by Nasdaq rules) and are not employees, directors, officer or representatives of Purchaser or any of its affiliates, designated by Purchaser in its sole discretion. Each of Nora Denzel, Elizabeth Fetter, Thierry Sommelet, Elissa Fink, and Ryan Kearny have agreed to resign, each of which is subject to and effective only as of the Offer Acceptance Time. Christal Bemont will remain on the Board. Patrick Jones and Steve Singh will remain on the Board as the independent directors. Subject to the consummation of the Offer and the approval of the Governance Proposal described in this proxy statement, the following individuals designated by Purchaser in its sole discretion, will become members of the board of directors: Amy Coleman Redenbaugh, Kenneth Virnig, Mike Hoffmann, Elizabeth Yates, David Murphy, Kristin Nimsger.
Set forth below is biographical information for each director nominee and each continuing member of our board of directors. This includes information regarding each individual’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service. There are no family relationships among any of our director nominees, continuing directors or executive officers.
Nominees for Director
Amy Coleman Redenbaugh, aged 53, is the chief financial officer of Thoma Bravo, a position she has held since 2008, and a managing director, a position she has held since January 2017. Ms. Coleman Redenbaugh also serves as the chief financial officer of Thoma Bravo Advantage (NYSE: TBA), a special purpose acquisition company. Prior to joining Thoma Bravo, Ms. Coleman Redenbaugh was the chief financial officer of Quinten Road Management, an asset manager formed by GE Antares and Northwestern Mutual to provide junior capital in support of sponsor-led, middle-market leveraged buyouts. Earlier in her career, she was a tax manager in the Private Client Services Group at Arthur Andersen. Ms. Coleman Redenbaugh received a BS degree in Business Administration and Accounting from Indiana University of Pennsylvania.
We believe Ms. Coleman Redenbaugh is qualified to serve as a member of our board of directors because of her board and industry experience and her overall knowledge of our business.
Kenneth Virnig, aged 37, is a partner at Thoma Bravo, a position he has held since September 2018. From July 2015 to September 2018, Mr. Virnig served as principal at Thoma Bravo. Mr. Virnig joined Thoma Bravo in 2008 and served as vice president prior to his promotion to principal. Prior to that Mr. Virnig worked as an analyst in the investment banking group at Merrill Lynch & Co. from July 2006 to July 2008. Mr. Virnig serves on the board of directors of Dynatrace, Inc. (NYSE: DT) and previously served on the board of directors of SailPoint Technologies Holdings, Inc. (NYSE: SAIL) until March 2019. He also currently serves as a director of several private software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Mr. Virnig received a B.A. in Business Economics, Commerce, Organizations and Entrepreneurship from Brown University.
We believe Mr. Virnig is qualified to serve as a member of our board of directors because of his board and industry experience and his overall knowledge of our business.
Mike Hoffmann, aged 35, is a principal at Thoma Bravo, a position he has held since January 2018. Mr. Hoffmann joined Thoma Bravo as a vice president in August 2014. Mr. Hoffmann was previously an associate with the private equity firm Providence Equity Partners from 2010 to 2012. Prior to Providence Equity Partners, Mr. Hoffmann was an investment banking analyst with Citigroup Global Markets Inc. from

2008 to 2010. Mr. Hoffmann received his M.B.A. from the Stanford Graduate School of Business and graduated with an A.B. in Economics from Harvard University. Mr. Hoffmann currently serves on the board of directors of SolarWinds Corporation (NYSE: SWI) and several private software and technology services companies in which certain investment funds advised by Thoma Bravo hold an investment.
We believe Mr. Hoffmann is qualified to serve as a member of our board of directors because of his board and industry experience and his overall knowledge of our business.
Elizabeth Yates, aged 35, is a Senior Vice President, Investor Relations & Marketing at Thoma Bravo, which she joined in 2016. Prior to joining Thoma Bravo, Ms. Yates held positions in capital markets at Insikit, a fin-tech start-up, and private equity project management at Park Hill Group (previously a division of The Blackstone Group (NYSE:BX)). Prior to Park Hill, she was an investment banking analyst in the Mergers & Acquisitions Group at UBS Investment Bank. Ms. Yates received a B.S. in Economics with a concentration in finance from The Wharton School of the University of Pennsylvania.
We believe Ms. Yates is qualified to serve as a member of our board of directors because of her board and industry experience and her overall knowledge of our business.
David Murphy, aged 59, is a Senior Operating Partner at Thoma Bravo, which he joined in 2016. David has more than 30 years of experience in driving market expansion, revenue growth and operational excellence at companies such as Blue Coat, IBM Tivoli, HP and Mercury Interactive. He is the former President and COO of Blue Coat, which was a Thoma Bravo portfolio company during his tenure in that position and subsequently was sold to Bain Capital. Prior to Blue Coat, he was senior vice president for HP’s LaserJet and Enterprise Solutions business unit within the company’s Imaging and Printing Group (IPG). He joined HP through its acquisition of Mercury Interactive, where he was chief financial officer. Prior to that, David was president and general manager of IBM Tivoli. He also served as CEO at Asera and as partner at McKinsey & Company. David has a MSEE degree from Florida Atlantic University, an MBA degree from Stanford University, and a BS degree in Computer Science from the University of Louisville.
We believe Mr. Murphy is qualified to serve as a member of our board of directors because of his board and industry experience and his overall knowledge of our business.
Kristin Nimsger, aged 47, is an Operating Partner at Thoma Bravo, where she joined in November 2020. She has more than 20 years of experience driving outsized growth in software and technology companies. Kristin was President of Kroll Ontrack, where she ran the business from start-up to more than $200M in seven years. Additionally, she was General Manager of the litigation software division of Thomson Reuters. Kristin also served as CEO of two Vista Equity Partners portfolio companies: MicroEdge, which was sold to publicly traded Blackbaud (Nasdaq: BLKB in 2014), and Social Solutions Global from 2016 to 2020. During her time with Social Solutions, Kristin led the negotiation of and partnership with Ballmer Group, which included a $59M investment from former Microsoft CEO Steve Ballmer, who joined the company's Board of Directors. Before joining Thoma Bravo, she most recently served as a Senior Advisor, Private Equity to Vista Equity Partners in 2020. Kristin has a BA from the University of Minnesota, a Juris Doctorate from William Mitchell College of Law, and a Certificate in Management and Leadership from MIT Sloan School of Management.
We believe Ms. Nimsger is qualified to serve as a member of our board of directors because of her board and industry experience and her overall knowledge of our business.
James (Jim) Hagan, aged 48, is an Operating Partner at Thoma Bravo, where he joined in September 2019. Jim brings more than 20 years of experience in helping public and private equity-backed software companies grow and scale. He was the CFO at MedeAnalytics, a Thoma Bravo portfolio company, where he has served between 2016 and 2020. Jim’s prior experience includes various management roles, including COO, CFO and interim-CEO at Forcepoint, a global cybersecurity company where he oversaw revenue growth from $365 million to $580 million. Before Forcepoint, he served in various finance roles at Websense and Fair Isaac (FICO), and he worked in both the Industrial and Global Financial Sponsors groups at Lehman Brothers. Jim earned his MBA from UCLA Anderson School of Management and his BA degree in Economics from UC San Diego.

We believe Mr. Hagan is qualified to serve as a member of our board of directors because of his board and industry experience and his overall knowledge of our business.
Continuing Directors
Christal Bemont has served as our Chief Executive Officer and a member of our board of directors since January 2020. Prior to joining Talend, Ms. Bemont served as the Chief Revenue Officer at SAP Concur from April 2019 to January 2020. Before being promoted to the role of Chief Revenue Officer, Ms. Bemont held other executive roles at SAP Concur, including Senior Vice President and General Manager of Global Small, Midsized, and National Business from January 2015 to April 2019 and Vice President of Sales from January 2013 to January 2015. Ms. Bemont holds a B.A. in Marketing and Business Management from Missouri Western State University.
We believe that Ms. Bemont is qualified to serve as a member of our board of directors because of her 25 years of experience with fast growing technology companies spanning a multitude of roles, her background in scaling businesses across the globe, and her service as our Chief Executive Officer.
Patrick Jones has served as a member of our board of directors since November 2015. Mr. Jones has been a private investor since March 2001. Mr. Jones currently serves on the board of directors of Itesoft S.A., a software company that provides solutions for business process automation, and Galileo Acquisition Corp., a special purpose acquisition company. From May 2011 to June 2020, Mr. Jones served on the board of directors of Fluidigm Corporation, which makes devices for genomics research. Mr. Jones served on the board of directors of Inside Secure S.A., a company that makes digital security solutions, from 2007 to 2018, including as Chairman from 2015 to 2018. From June 2005 to May 2015, Mr. Jones served on the board of directors, including as Chairman, of Lattice Semiconductor Corporation, a fabless semiconductor company. Mr. Jones previously served as Chairman of Dialogic Inc. and Senior Vice President and Chief Financial Officer of Gemplus International S.A. (now Thales), a provider of solutions empowered by smart cards. Prior to Thales, he served as Vice President, Finance, and Corporate Controller at Intel Corporation, a producer of microchips, computing, and communications products. Prior to that, Mr. Jones served as Chief Financial Officer of LSI Corporation, a semiconductor company. Mr. Jones holds a B.A. from the University of Illinois and an M.B.A. from Saint Louis University.
We believe that Mr. Jones is qualified to serve as a member of our board of directors because of his significant financial and accounting expertise and international business experience.
Steve Singh has served as a member of our board of directors since October 2016 and as the chairman of our board of directors since November 2017. Since January 2020, Mr. Singh has served as a Managing Director at Madrona Venture Group, a venture capital firm. He also currently serves as Executive Chairman of CenterID, a corporate card program and expense management software solution company, a position he has held since 2014. From May 2017 to May 2019, Mr. Singh served as Chairman and Chief Executive Officer of Docker, Inc., a cloud software company. From December 2014 to April 2017, Mr. Singh served on the Executive Board of SAP SE and as President of Business Networks and Applications, a division of SAP SE, an enterprise applications software company. From February 1996 to December 2014, Mr. Singh was Chief Executive Officer and Chairman of the Board of Concur Technologies, Inc., a business travel and expense management software company, which was acquired by SAP SE in 2014. Mr. Singh currently serves on the board of directors of Washington Federal, Inc., a bank holding company. From May 2017 to December 2020 he served on the board of directors of DocuSign, Inc., an enterprise software company.
We believe that Mr. Singh is qualified to serve as a member of our board of directors because of his significant experience successfully disrupting markets, scaling organizations, and building brands, as well as his significant experience investing in the next generation of technology platforms.
EXECUTIVE OFFICERS
For information with respect to the Company’s current executive officers, please refer to the section titled “Executive Officers” in our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2021, which is incorporated herein by reference.

EXECUTIVE COMPENSATION
For information with respect to the Company’s executive compensation program for the year ended December 31, 2020, please refer to the section titled “Executive Compensation” in our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2021, which is incorporated herein by reference.
RELATED PERSON TRANSACTIONS
In addition to the compensation arrangements, including employment, consultant, termination of employment and change in control arrangements discussed above in the sections titled “Board of Directors and Corporate Governance” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, nominees for director, executive officers, or holders of more than 5% of our outstanding share capital, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

•
Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Transactions with our Principal Shareholders, Directors and Executive Officers
Shareholder Agreement
We have entered into the Shareholder Agreement with entities affiliated with Balderton Capital, Bpifrance Investissement, Idinvest Partners and Silver Lake Sumeru, which are referred to as our Major Shareholders. The Shareholder Agreement, as further described below, contains specific rights, obligations, and agreements of these parties as holders of our Ordinary Shares or equity securities representing our Ordinary Shares (including the ADSs), which we refer to herein, collectively, as Company Securities. In addition, the Shareholder Agreement contains provisions related to the composition of our board of directors. As of December 31, 2020, none of the Major Shareholders retained any beneficial ownership of our Ordinary Shares and we have no material remaining obligations under the Shareholder Agreement.
Voting Rights
Under the Shareholder Agreement, our existing shareholders that are affiliated with our Major Shareholders agreed to take all necessary action, including casting all votes to which such existing shareholders are entitled to cast at any general or special meeting of shareholders, so as to ensure that the composition of our board of directors complies with (and includes all of the nominees in accordance with) the provisions of the Shareholder Agreement related to the composition of our board of directors. As of December 31, 2020, none of the Major Shareholders continued to satisfy the requirements to nominate any director and as such no Major Shareholder is subject to the voting agreement provisions in the Shareholder Agreement.
Registration Rights
Under the Shareholder Agreement, certain holders of Company Securities had the right, subject to certain limitations, to demand that we register the sale of Company Securities held by them, other than Company Securities (i) which have previously been registered, (ii) which have been sold to the public either pursuant to a registration statement or Rule 144, or (iii) which have been sold in a private transaction in which the transferor’s rights under the Shareholder Agreement are not validly assigned in accordance with the Shareholder Agreement (which we refer to herein, collectively, as Registrable Securities).
In addition, certain holders of Company Securities had the right to request that we register the sale of Registrable Securities to be sold by them on Form F-3 or Form S-3 (as applicable) and, no more than three times during any 12-month period, each such holder could demand that we make available shelf registration statements permitting sales of Registrable Securities into the market from time to time over an extended period. Subject to certain limitations, at any time when we had an effective shelf registration statement, certain shareholders each had the right to make no more than two marketed takedown demands during any 12-month period.
In addition, certain holders of Company Securities had the ability to exercise certain piggyback registration rights in respect of Registrable Securities in connection with registered offerings requested by certain other shareholders or initiated by us.
With respect to each Major Shareholder, registration rights under the Shareholder Agreement terminate on the earlier of (i) the date when all Registrable Securities could immediately be sold under Rule 144 and the Registrable Securities for each Major Shareholder represented less than one percent of the Company Securities, and (ii) on the seven-year anniversary of the date of our IPO. This termination provision has been triggered with respect to each Major Shareholder.
Center ID Transaction
During 2020 we engaged in a pilot program to assess the use of an expense management platform and corresponding corporate credit card provided by Center ID, a fintech company, which is majority owned by Steve Singh, the chairman of our board of directors. In addition, Mr. Singh’s son, Naveen Singh, is the chief executive officer of Center ID. In the first quarter of 2021, we began a broader roll out of the Center ID expense management platform and corporate credit card. We do not make payments to Center ID in connection with the use of its expense management platform or corporate credit card. Rather, Center ID charges merchant fees to vendors, which are a percent of the transaction value charged to the Center ID credit card. During 2020 and through March 31, 2021, we have used the Center ID corporate credit card and expense management platform for transactions totaling approximately $200,000. We estimate that Center ID has derived approximately $3,000 from such transactions.
Memorandum of Understanding
Purchaser and Parent, which are parties to the Memorandum of Understanding with the Company, are affiliates of Thoma Bravo. Each of Amy Coleman Redenbaugh, Kenneth Virnig, Mike Hoffmann, Elizabeth Yates, David Murphy, Kristin Nimsger, and Jim Hagan is an employee, consultant or contractor of Thoma Bravo.
Agreements with our Directors and Officers
Employment and Related Agreements
For a discussion of our employment agreements with our executive officers, see “Executive Compensation”.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers, which require us to provide our directors and executive officers the benefit of an insurance policy providing coverage for certain expenses and liabilities incurred in actions and proceedings arising of any event or occurrence related to the director’s or executive officer’s service to us or to another corporation, partnership, joint venture, trust or other enterprise at our request. Under French law, provisions of by-laws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.
We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act, and we have entered into agreements with our directors and executive officers to provide contractual indemnification to bear attorneys’ fees and costs that are not otherwise covered by insurance for directors prevailing in a third-party action.
We believe that this insurance and these agreements are necessary to attract qualified directors and executive officers.

Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured against certain liabilities in their capacity as members of our board of directors.
Employment Arrangement
Corinne Chaumont-Bride, the spouse of Laurent Bride, our former Chief Operating Officer and Chief Technology Officer, is employed by one of our subsidiaries, Talend, Inc. Since the beginning of fiscal 2020, she received from us cash compensation, comprised of base pay, cash bonuses and 401(k) employer matching contributions, of approximately $154,000 in 2020 and approximately $39,000 in fiscal 2021 through March 31, 2021, and a time-based RSU award grant of 900 Ordinary Shares approved by the board of directors in 2020 with an aggregate grant date fair market value of $27,936. Her compensation is consistent with other employees at her level, with similar responsibilities, skill, experience, and performance. She also participates in company benefit programs generally available to similarly situated employees.
Other Transactions
Bpifrance Financement provides advances for research and development projects, which we reimburse should the project be successful. Bpifrance Financement is registered as a bank with the French Banking Authority. Thierry Sommelet, one of our directors, is a director of Bpifrance Investissement (an affiliate of Bpifrance Financement), which was a greater than 5% shareholder of ours during part of 2020.
In connection with our acquisition of Restlet SAS in November 2017, we assumed debt totaling $1.2 million related to advances for research and development projects from Bpifrance Financement to Restlet SAS. During fiscal 2020, we made payments to Bpifrance Financement of $0.7 million. As of December 31, 2020, the debt had been completely repaid.
Mark Nelson, a former member of our board of directors who resigned as a member of our board of directors on November 17, 2020, also served as the Executive Vice President of Product Development at Tableau Software, Inc., a software company, during his tenure as one of our directors. Tableau, Inc. is also a wholly-owned subsidiary of Salesforce.com. Inc., a software company. We have purchased and may purchase from time to time, software and other products and services from each of Tableau Software, Inc. and Salesforce.com, Inc. in the ordinary course of business and Tableau Software, Inc. and Salesforce.com, Inc. have purchased and may from time to time purchase software and other services from us in the ordinary course of business. Mr. Nelson did not participate in negotiations involving and does not have a direct or indirect material interest in these transactions.
Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing related party transactions and recommending approval to the board of directors, which under French law must make the final determination. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our share capital, or any member of the immediate family of any of the foregoing persons, and in which such party has a direct or indirect material interest. In reviewing any related party transaction, our audit committee and board of directors is to consider the relevant facts and circumstances available to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee and board of directors has determined that certain transactions will be deemed to be pre-approved by our audit committee and board of directors, including certain executive officer and director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our Ordinary Shares and all holders of our Ordinary Shares received the same benefit on a pro rata basis, and transactions available to all employees generally.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Ordinary Shares of April 30, 2021 for:
•
each person or group, known by us to be the beneficial owner of more than 5% of our Ordinary Shares;

•
each of our named executive officers;

•
each of our directors and nominees for director; and

•
all of our current directors and executive officer as a group.

We have based on our calculation of the percentage of beneficial ownership on 32,595,355 shares of our Ordinary Shares outstanding as of April 30, 2021. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and the entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
As required by SEC rules, we have deemed shares of our Ordinary Shares subject to stock options or BSAs that are currently exercisable within 60 days of April 30, 2021 and RSUs and PSUs that are subject to vesting within 60 days of April 30, 2021 to be beneficially owned by the person holding the stock option, BSA, RSU or PSU for the purpose of computing the percentage ownership of that ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Talend, Inc., 800 Bridge Parkway, Redwood City, CA 94605. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors and Named Executive Officers
Christal Bemont(1)	43,908	*
Adam Meister(2)	42,256	*
Ann-Christel Graham(3)	26,755	*
Jamie Kiser(4)	19,623	*
Krishna Tammana	—	*
Nora Denzel(5)	32,377	*
Elizabeth Fetter(6)	4,956	*
Elissa Fink(7)	115	*
Patrick Jones(8)	60,137	*
Ryan Kearny(9)	115	*
Steven Singh(10)	69,052	*
Thierry Sommelet	—	*
Michael Tuchen(11)	729,341	2.2%
Amy Coleman Redenbaugh(12)	—	*
Kenneth Virnig(12)	—	*
Mike Hoffmann(12)	—	*
Elizabeth Yates(12)	—	*
David Murphy(12)	—	*

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Kristin Nimsger(12)	—	*
Jim Hagan(12)	—	*
All Current Directors and Executive Officers, as a Group (12 persons)	297,294	*
Greater than 5% Security Holders
40 North Management LLC(13) 9 West 57th St, 47th Floor New York, New York 10019	2,600,000	8.0%
Putnam Investment, LLC(14) 100 Federal Street Boston, Massachusetts 02210	2,040,424	6.3%
Millennium Management LLC(15) 399 Park Avenue New York, New York 10022	1,867,770	5.7%

*
Represents beneficial ownership of less than one percent (1%) of our outstanding Ordinary Shares.

(1)
Consists of 43,908 Ordinary Shares underlying RSUs and PSUs that are deemed beneficially owned because vesting of the awards accelerates in the event of Ms. Bemont’s resignation.

(2)
Consists of (i) 17,307 Ordinary Shares held by Mr. Meister, (ii) 7,688 Ordinary Shares issuable upon vesting of RSUs scheduled to vest within 60 days of April 30, 2021, and (iii) 17,261 Ordinary Shares underlying RSUs and PSUs that are deemed beneficially owned because vesting of the awards accelerates in the event of Mr. Meister’s resignation.

(3)
Consists of (i) 1,318 Ordinary Shares held by Ms. Graham, and (ii) 25,437 Ordinary Shares underlying RSUs that are deemed beneficially owned because vesting of the awards accelerates in the event of Ms. Graham’s resignation.

(4)
Consists of (i) 342 Ordinary Shares held by Ms. Kiser, and (ii) 19,281 Ordinary Shares underlying RSUs that are deemed beneficially owned because of vesting of the awards accelerates in the event of Ms. Kiser’s resignation.

(5)
Consists of (i) 2,390 Ordinary Shares held by Ms. Denzel, (ii) 1,652 Ordinary Shares underlying BSAs scheduled to vest within 60 days of April 30, 2021, and (iii) 28,335 Ordinary Shares underlying vested BSAs.

(6)
Consists of (i) 3,304 Ordinary Shares underlying vested BSAs, and (ii) 1,652 Ordinary Shares underlying BSAs scheduled to vest within 60 days of April 30, 2021.

(7)
Consists of 115 Ordinary Shares underlying BSAs scheduled to vest within 60 days of April 30, 2021.

(8)
Consists of 58,485 Ordinary Shares underlying BSAs, and (ii) 1,652 Ordinary Shares underlying BSAs scheduled to vest within 60 days of April 30, 2021.

(9)
Consists of 115 Ordinary Shares underlying BSAs scheduled to vest within 60 days of April 30, 2021.

(10)
Consists of (i) 18,000 Ordinary Shares held by Mr. Singh, (ii) 49,139 Ordinary Shares underlying vested BSAs, and (iii) 1,913 Ordinary Shares underlying BSAs scheduled to vest within 60 days of April 30, 2021.

(11)
Consists of (i) 65,380 Ordinary Shares held by Mr. Tuchen, (ii) 579,945 Ordinary Shares underlying vested options, (iii) 68,648 Ordinary Shares held of record in IRA accounts for Mr. Tuchen and (iv) 15,368 Ordinary Shares underlying RSUs scheduled to vest within 60 days of April 30, 2021. Mr. Tuchen is not currently a director or executive officer of the Company.

(12)
Principal business address is c/o Thoma Bravo, L.P., 150 N. Riverside Plaza, Suite 2800, Chicago, Illinois 60606.

(13)
Based on a Schedule 13F filed with the SEC on May 17, 2021, as of March 31, 2021, 40 North Management LLC, holds shared voting power with respect to 3,192,536 Ordinary Shares and shares dispositive power with respect to 3,192,536 Ordinary Shares.

(14)
Based on a Schedule 13G/A filed with the SEC on February 16, 2021, as of December 31, 2020, Putnam Investments, LLC holds sole voting power with respect to 4,823 Ordinary Shares and sole dispositive power with respect to 2,040,424 Ordinary Shares.

(15)
Based on a Schedule 13G filed with the SEC on April 21, 2021, Millennium Management LLC holds shared voting power with respect to 1,867,770 Ordinary Shares and shares dispositive power with respect to 1,867,770 Ordinary Shares.

OTHER MATTERS
As of the date of this proxy statement, the Board does not know of any other matters to be presented at the Combined Meeting.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, ADS holders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the proxy materials for all ADS holders having that address. This procedure reduces our printing costs, mailing costs, and fees. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any ADS holder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if an ADS holder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such ADS holder may contact us at the following address:
Talend S.A.
Attention: Corporate Legal Group
5-7 rue Salomon de Rothschild
92150 Suresnes, France
Email: ir@talend.com
ADS holders who beneficially own ADSs held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
SUBMISSION OF SHAREHOLDER PROPOSALS
If the Offer is consummated, we will not have public shareholders and there will be no public participation in any future meeting of our shareholders. However, if the Offer is not completed, we expect to hold an annual meeting of shareholders in 2022 for the fiscal year ending December 31, 2021 (which we refer to as the 2022 Annual Meeting).
The deadline to receive Shareholder proposals under Rule 14a-8 of the Exchange Act to be considered for inclusion in Talend’s proxy statement for the 2022 Annual Meeting is January 21, 2022 (which is 120 calendar days before the date Talend’s proxy statement was released to shareholders in connection with the prior year’s annual meeting of shareholders). If the date of the 2022 Annual Meeting is changed by more than 30 days from the anniversary date of the previous year’s annual meeting on June 29, 2021, then the deadline will be a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and related proxy for the 2022 Annual Meeting in accordance with regulations governing the solicitation of proxies.
In addition, under French law, holders of Ordinary Shares are permitted to submit a resolution for consideration so long as such matter is received by the Company no later than 25 days prior to the date of the meeting. Holders of Ordinary Shares wishing to present resolutions at the 2022 Annual General Meeting of shareholders made outside of Rule 14a-8 under the Exchange Act must comply with the procedures specified under French law. A shareholder who meets the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code may submit a resolution by sending such resolution to the address below by registered letter with acknowledgment of receipt or via e-mail. The resolution must include the text of the proposed resolution, a brief explanation of the reason for such resolution and an affidavit to evidence the shareholder’s holdings. Any holder of Ordinary Shares who meets the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code also may submit a director nomination to be considered by the nomination and corporate governance committee for nomination by following the same process outlined above and including the information regarding the director as set forth in Article R. 225-83 5o of the French Commercial Code in their submission.

All submissions to the Company should be made to:
Talend S.A.
5-7 rue Salomon de Rothschild
92150 Suresnes, France
Attention: Legal Representative
Email : ir@talend.com
WHERE YOU CAN FIND MORE INFORMATION
Talend files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Talend files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Talend’s public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You can also review Talend’s SEC filings on its web site at https://investor.talend.com. Information included on Talend’s website is not a part of this proxy statement.
The SEC allows Talend to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that Talend has previously filed with the SEC, as well as the annexes to this proxy statement. These documents contain important information about Talend and its financial condition.
The following documents listed below that Talend has previously filed with the SEC are incorporated by reference:
•
Annual Report on Form 10-K, for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021;

•
All information in our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2021, solely to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 7, 2021; and

•
Current Reports on Form 8-K, filed with the SEC on February 5, 2021, February 26, 2021, March 10, 2021, May 4, 2021, May 5, 2021 (Items 1.01, 8.01, and 9.01), May 24, 2021, June 2, 2021, June 11, 2021 and June 21, 2021.

All documents that Talend files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the general meeting is held, including any adjournments or postponements, shall also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 and 7.01 of Talend’s Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference.
You may obtain any of the documents incorporated by reference from the SEC’s public reference room or the SEC’s Internet website described above. Documents incorporated by reference in this proxy statement are also available from Talend without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Talend at the following address:
Talend S.A.
5-7 rue Salomon de Rothschild
92150 Suresnes, France

Telephone: +33 (0) 1 46 25 06 00
Attn: Legal Representatives
If you would like to request documents, please do so by July 12, 2021 to receive them before the general meeting. If you request any incorporated documents, Talend will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.
In addition to the foregoing, an English translation of the full text of the resolutions to be submitted to shareholders at the Combined Meeting is included as Annex A of this proxy statement and this proxy statement will be filed with the SEC and made available on our website at https://investor.Talend.com. In addition, the following documents will be posted on our website at https://investor.Talend.com: (i) information on the nominees for directors, (ii) an English translation of the Demerger Agreement, (iii) an English translation of the Merger Agreement, (iv) an English translation of the appraisal reports for each of the Demerger and the Merger, (v) an English translation of the Board reports to the shareholders including the report on the Demerger, the joint report on the Merger and the report on the other shareholders’ resolutions, and (vi) an English translation of the certified annual financial statements of the Company for the year ended December 31, 2020 and the approved and certified annual financial statements for the years ended December 31, 2019 and December 31, 2018 of the Company and the related management reports.
You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares at the general meeting of Talend shareholders. Talend has not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated June 21, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

ANNEX A
Draft text of resolutions to be presented to the next combined general meeting of shareholders
Agenda:
1.
Appointment of Amy Coleman Redenbaugh as director subject to condition precedent;

2.
Appointment of Kenneth Virnig as director subject to condition precedent;

3.
Appointment of Mike Hoffmann as director subject to condition precedent;

4.
Appointment of Elizabeth Yates as director subject to condition precedent;

5.
Appointment of David Murphy as director subject to condition precedent;

6.
Appointment of Kristin Nimsger as director subject to condition precedent;

7.
Appointment of Jim Hagan as director subject to condition precedent;

8.
Review and approval of a draft partial asset contribution agreement and approval of the contribution subject thereof, governed by the demerger legal regime (apport partiel d’actifs soumis au régime des scissions), by the Company to Talend SAS, a wholly owned subsidiary of the Company, of all of its assets and liabilities, rights and obligations of any kind and other legal relationships in relation to its business in accordance with the terms of the Contribution Agreement (as this term is defined below) and delegation of powers to the Board of directors to implement such contribution;

9.
Review and approval of a draft cross-border merger plan and approval of the merger by absorption subject thereof, of the Company by Tahoe AcquireCo B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, in accordance with the terms of the Merger Plan (as this term is defined below); and

10.
Powers for formalities.

***
Within the authority of the Ordinary Shareholders’ Meeting
First Resolution
Appointment of Amy Coleman Redenbaugh as independent director subject to condition precedent
The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings, having considered the Board of directors’ report:
acknowledges that, pursuant to an agreement entered into on March 10, 2021 and entitled “Memorandum of Understanding” between the Company and Tahoe Bidco (Cayman), LLC (the “Memorandum of Understanding” or the “MoU”), Tahoe Bidco B.V. (“Tahoe Bidco BV”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, has commenced a cash tender offer for all of the Company’s shares (including the Company’s shares represented by American Depositary Shares) (the “Offer”);
appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Amy Coleman Redenbaugh as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.

Second Resolution
Appointment of Kenneth Virnig as director subject to condition precedent
The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings, having considered the Board of directors’ report:
acknowledges that, pursuant to the MoU, Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and
appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Kenneth Virnig as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.
Third Resolution
Appointment of Mike Hoffmann as director subject to condition precedent
The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings, having considered the Board of directors’ report:
acknowledges that, pursuant to the MoU, Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and
appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Mike Hoffmann as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.
Fourth Resolution
Appointment of Elizabeth Yates as director subject to condition precedent
The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings, having considered the Board of directors’ report:
acknowledges that, pursuant to the MoU, Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and
appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Elizabeth Yates as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.
Fifth Resolution
Appointment of David Murphy as director subject to condition precedent
The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings, having considered the Board of directors’ report:
acknowledges that, pursuant to the MoU, Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and

appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), David Murphy as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.
Sixth Resolution
Appointment of Kristin Nimsger as director subject to condition precedent
The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings, having considered the Board of directors’ report:
acknowledges that, pursuant to the MoU, Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and
appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Kristin Nimsger as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.
Seventh Resolution
Appointment of Jim Hagan as director subject to condition precedent
The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings, having considered the Board of directors’ report:
acknowledges that, pursuant to the MoU, Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and
appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Jim Hagan as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.
Within the authority of the Extraordinary Shareholders’ Meeting
Eighth Resolution
Review and approval of a draft partial asset contribution agreement and approval of the contribution subject thereof, governed by the demerger legal regime (apport partiel d’actifs soumis au régime des scissions), by the Company to Talend SAS, a wholly owned subsidiary of the Company, of all of its assets and liabilities, rights and obligations of any kind and other legal relationships in relation to its business in accordance with the terms of the Contribution Agreement (as this term is defined below) and delegation of powers to the Board of directors to implement such contribution
The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for extraordinary general meetings, in accordance with the provisions of Articles L. 236-1 to L. 236-6 and L. 236-16 to L. 236-21 of the French Commercial Code (applicable by references made in Articles L. 236-6-1 and L. 236-22 of the French Commercial Code, respectively), and Articles L. 236-9 and L. 236-10 (applicable by reference made in Article L. 236-16 of the French Commercial Code), having considered:
•
the fact that the Company and Talend SAS, a wholly owned subsidiary of the Company under the legal form of a société par actions simplifiée (simplified joint stock company) governed by French law,

with a share capital of two euros, whose registered office is located at 5-7 rue Salomon de Rothschild, 92150, Suresnes, France, and which is registered with the Trade and Companies Registry of Nanterre under number 852 579 184 (“Talend SAS”) do not intend to apply the “simplified” regime for asset contributions under the demerger regime provided for in paragraphs 2 and 3 of Article L. 236-22 of the French Commercial Code;
•
the Company’s social and economic committee (comité social et économique) opinion dated April 27, 2021;

•
the draft contribution agreement (including its schedules), drafted in French and in English, by private deed dated June 15, 2021 between the Company and Talend SAS (the “Contribution Agreement”), under the terms of which it is agreed, subject to the satisfaction or waiver of the conditions precedent set forth in Article 7 of the Contribution Agreement, that the Company shall contribute to Talend SAS, under the terms and conditions of the Contribution Agreement, all of its assets and liabilities, rights and obligations of any kind and other legal relationships related to its business of providing software and services in the areas of data integration and data integrity, including the interests held directly in the subsidiaries listed in Schedule 9.6 of the Contribution Agreement, as part of an asset contribution (apport partiel d’actif) governed by the legal regime for demergers (scissions) provided for in Articles L. 236-16 to L. 236-21 of the French Commercial Code (the “Contribution”);

•
the Board of directors’ report prepared pursuant to the provisions of Articles L. 236-9 I, paragraph 4, and R. 236-5 of the French Commercial Code;

•
the reports referred to in Articles L. 236-10 and L. 225-147 of the French Commercial Code, prepared by Mr. Christophe Bonte of the firm Grant Thornton, appointed by order of the President of the Commercial Court of Nanterre dated April 27, 2021 as the demerger appraiser in connection with the Contribution;

•
the certified annual financial statements of the Company for the year ended December 31, 2020 and the approved and certified annual financial statements for the years ended December 31, 2019 and December 31, 2018 of the Company and the management reports for the last three financial years; and

•
the approved annual financial statements and management report of Talend SAS for the year ended December 31, 2020;

approves the report of the Board of directors and the Contribution Agreement in all their provisions and the Contribution under the terms agreed therein, and in particular:
•
the transfer to Talend SAS, as part of the Contribution, all of its assets and liabilities, rights and obligations of any kind and other legal relationships related to its business consisting in providing software and services in the areas of data integration and data integrity, as a result of a universal succession of title (transmission universelle de patrimoine), under the terms and conditions of the Contribution Agreement, and subject in particular to the satisfaction of the conditions precedent set forth in article 7 of the Contribution Agreement at the latest six months after the completion of the legal formalities relating to the Merger (as this term is defined below in the ninth resolution) referred to in section 16.2 of the Merger Plan (as this term is defined below in the ninth resolution) (subject to, to the extent permitted by the Contribution Agreement or applicable law, the waiver of all or part of such conditions precedent);

•
the net book value of the assets and liabilities contributed by the Company to Talend SAS, which amounts to 21,991,056 euros, it being reminded that, pursuant to Regulation No. 2017-01 of May 5, 2017 of the French accounting standards authority (Autorité des normes comptables) amending the appendix to ANC Regulation No. 2014-03 of June 15, 2014, as amended, in case of a partial asset contribution constituting an autonomous business branch and involving companies under common control (as defined in such regulation), the contributions made in the context of the Contribution are valued on the basis of their net book value;

•
the terms and conditions of the consideration for the Contribution, consisting in the issuance by Talend SAS of 3,693,282 new ordinary shares by way of a Talend SAS capital increase to the benefit of the Company, with a par value of one (1) euro each (i.e., a total nominal amount of 3,693,282 euros);

•
the fact that the difference between the net book value of the assets and liabilities contributed (i.e., 21,991,056 euros) and the nominal amount of the capital increase of Talend SAS (i.e., 3,693,282 euros) will be credited to a “contribution premium” account, provided that Talend SAS may deduct from this contribution premium the amounts necessary to fund the legal reserve and the expenses related to the Contribution, if any;

•
the fact that the contribution premium on which the rights of Talend SAS’ shareholders will be based will be recorded on the liabilities side of Talend SAS’ balance sheet for its full amount;

•
the absence of joint and several liability (solidarité) between the Company and Talend SAS pursuant to Article L. 236-21 of the French Commercial Code;

•
the fact that the final completion of the Contribution will occur, subject to the fulfillment of the conditions precedent set forth in article 7 of the Contribution Agreement, on the Completion Date (as defined in the Contribution Agreement), but no later than six months after the completion of the legal formalities relating to the Merger (as this term is defined below in the ninth resolution) referred to in section 16.2 of the Merger Plan (as this term is defined below in the ninth resolution) (subject to, to the extent permitted by the Contribution Agreement or applicable law, the waiver of all or part of such conditions precedent);

•
the fact that the Contribution shall be retroactive to January 1st, 2021, in accordance with the provisions of Articles L. 236-4 and R. 236-1 of the French Commercial Code and with article 7 of the Contribution Agreement; and

•
the fact that the new shares issued by Talend SAS will carry, on the Completion Date, immediate dividend rights and will be fully assimilated to the existing ordinary shares, will enjoy the same rights and will bear the same expenses and will be entitled to all distributions made in payment from the date of their issuance;

decides to grant, as a result, all powers to the Board of directors, with the right to subdelegate under applicable law, for the purpose of:
•
acknowledging the satisfaction of the conditions precedent set forth in article 7 of the Contribution Agreement at the latest six months after the completion of the legal formalities relating to the Merger (as this term is defined below in the ninth resolution) referred to in section 16.2 of the Merger Plan (as this term is defined below in the ninth resolution) (subject to, to the extent permitted by the Contribution Agreement or applicable law, the waiver of all or part of such conditions precedent);

•
to carry out and/or cooperate with Talend SAS in carrying out all the formalities required for the Contribution or in order to regularize and/or make effective against third parties the transfer of the contributed assets, rights and obligations; and

•
if necessary, to reiterate the terms of the Contribution, to draft all deeds reiterating, confirming, rectifying or supplementing the Contribution Agreement, to carry out all findings, conclusions, communications and formalities, in particular the declaration of conformity required by applicable legal provisions, which may be necessary to finalize the Contribution.

Ninth Resolution
Review and approval of a draft cross-border merger plan and approval of the merger by absorption subject thereof, of the Company by Tahoe AcquireCo B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, in accordance with the terms of the Merger Plan (as this term is defined below)
The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for extraordinary general meetings, in accordance with the provisions of the French Commercial Code, in particular its Articles L. 236-25 to L. 236-32,

having considered:
•
the joint cross-border merger plan (including its annexes, the “Merger Plan”) entered into on June 15, 2021, between the Company and Tahoe AcquireCo B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, and its registered office at (1101 CM) Amsterdam, The Netherlands, Herikerbergweg 88, registered with the Dutch trade register under number 82430608 (“Tahoe AcquireCo”, and together with the Company, the “Merging Companies”), as prepared by the boards of each of the Merging Companies;

•
the joint report on the Cross-Border Merger prepared by the boards of the Merging Companies in accordance with the provisions of Articles L. 236-27 and R. 236-16 of the French Commercial Code and Articles 2:309, 2:313, paragraph 1, and 2:333b of the Dutch Civil Code (including its annexes, the “Merger Report”), to which the Company’s social and economic committee’s opinion dated April 27, 2021, is attached;

•
the reports on the terms and conditions of the proposed cross-border merger by way of absorption of the Company with and into Tahoe AcquireCo (the “Cross-Border Merger”) and the value of the contributions, established by Mr. Christophe Bonte, of the firm Grant Thornton France appointed by order of the President of the Commercial Court of Nanterre dated April 27, 2021, pursuant to Articles L. 236-10 and L. 225-147 of the French Commercial Code to act as merger appraiser in connection with the Cross-Border Merger;

•
the interim financial statements of the Company as of 30 March, 2021, the certified annual financial statements of the Company for the year ended December 31, 2020, and the certified and adopted annual financial statements for the years ended December 31, 2019, December 31, 2018 and December 31, 2017 of the Company and the management reports for the last three financial years; and

•
the interim financial statements of Tahoe AcquireCo as of 28 May, 2021 (Tahoe AcquireCo having been incorporated on April 2, 2021, its first fiscal year began on the first day of its incorporation on April 2, 2021 and will end on December 31, 2022):

approves the Merger Report and the Merger Plan in all their provisions and the Company entering into the Cross-Border Merger under the terms agreed therein, and in particular:
•
the transfer to Tahoe AcquireCo, as part of the Cross-Border Merger, of all the Company’s assets and liabilities, rights, obligations and other legal relationships as a result of a universal succession of title (transmission universelle de patrimoine), with no restriction or exemption, under the terms and conditions of the Merger Plan, and subject in particular to the satisfaction of the conditions precedent set forth in article 10 of the Merger Plan (including the completion of the Contribution) at the latest six (6) months after the completion of the legal formalities relating to the Merger referred to in section 16.2 of the Merger Plan (subject to, to the extent permitted by the Merger Plan or applicable law, the waiver of all or part of such conditions precedent);

•
the effective date of the Cross-Border Merger, which will be on the day (Amsterdam time) following the date on which the Dutch civil-law notary has executed the Dutch notarial deed of merger (the “Effective Date”) in accordance with the provisions of the Merger Plan and, the execution of the notarial deed of merger being subject to satisfaction of the conditions precedent set forth in article 10 of the Merger Plan (including the completion of the Contribution) at the latest six (6) months after the completion of the legal formalities relating to the Merger referred to in section 16.2 of the Merger Plan, (subject to, to the extent permitted by the Merger Plan or applicable law, the waiver of all or part of such conditions precedent);

•
the tax and accounting effective date of the Cross-Border Merger, as agreed between the Company and Tahoe AcquireCo, which shall be on the Effective Date of the Cross-Border Merger; and

•
the fact that as a result of the Cross-Border Merger, each ordinary share of the Company (not held by the Company as a treasury share if any), with a par value of 0.08 euro, outstanding as of immediately prior to the Effective Date of the Cross-Border Merger, will be exchanged for one ordinary share of Tahoe AcquireCo, each with a par value of 0.08 euro (the “Exchange Ratio”);

acknowledges that, subject to the satisfaction of the conditions precedent set forth in article 10 of the Merger Plan or, to the extent permitted by the Merger Plan or applicable law, the waiver at such date of all or part of such conditions precedent:
•
the final value of the transferred assets and liabilities of the Company and the net asset of the Company will be determined by the acquiring entity on the basis of the Company’s stand-alone financial statements, as of the Effective Date in application of French GAAP accounting principles;

•
Tahoe AcquireCo will increase its share capital as a consideration for the contribution pursuant to the Cross-Border Merger by issuing and allocating, as of the Effective Date of the Cross-Border Merger, for each issued and outstanding ordinary share of the Company one ordinary share of Tahoe AcquireCo, provided that no fractional ordinary shares of Tahoe AcquireCo shall be issued and allocated;

•
each book-entry position (inscription en compte) previously evidencing one ordinary share of the Company registered with BNP Paribas Securities Services, as custodian (teneur de compte conservateur), which may include one ordinary share of the Company held in (i) pure registered form (nominatif pur) and (ii) bearer form (au porteur) immediately prior to the Effective Date shall thereafter represent, without the requirement of any exchange thereof, a book entry position of one Tahoe AcquireCo share registered with the custodian of Tahoe AcquireCo;

•
the new Tahoe AcquireCo ordinary shares allocated in the Cross-Border Merger will rank pari passu in all respects with all other issued and outstanding Tahoe AcquireCo ordinary shares as of the Effective Date of the Cross-Border Merger and no special rights or restrictions will apply to the new Tahoe AcquireCo ordinary shares;

•
the new Tahoe AcquireCo ordinary shares will be fully paid and free of any third-party rights or attachements;

•
Tahoe AcquireCo shall be subrogated, as of the Effective Date, in all the rights and obligations of the Company;

•
subject to the final completion of the Cross-Border Merger following the execution by a Dutch civil-law notary of the Dutch notarial deed of merger, as of the Effective Date, the Company will be dissolved without liquidation on the Effective Date; and

decides to grant, as a result, all powers to the Board of directors, with the right to subdelegate under applicable law, in order to:
•
as the case may be, acknowledge the final completion of the Cross-Border Merger and its consideration and to that effect, in particular, acknowledge the satisfaction of the conditions precedent set forth in article 10 of the Merger Plan by no later than six months after the completion of the legal formalities relating to the Merger referred to in section 16.2 of the Merger Plan, (subject to, to the extent permitted by the Merger Plan or applicable law, the waiver of all or part of such conditions precedent);

•
negotiate, sign and amend any deed, declaration or contract necessary for the completion of the Cross-Border Merger;

•
carry out all the formalities required for the Cross-Border Merger or in order to regularize and/or make effective against third parties the transfer of assets, rights and obligations; and

•
if necessary, reiterate the terms of the Cross-Border Merger, draft all deeds reiterating, confirming, rectifying or supplementing the Merger Plan, carry out all findings, conclusions, communications and formalities, in particular the declaration of conformity required by the applicable legal provisions, which may be necessary to finalize the Cross-Border Merger.

Tenth Resolution
Powers for formalities
The general meeting gives full powers to the bearer of a copy or extract of these minutes to carry out all filing and publication formalities required by law.

ANNEX B
Execution Version

MEMORANDUM OF UNDERSTANDING
BY AND BETWEEN
TAHOE BIDCO (CAYMAN), LLC
AND
TALEND S.A.
DATED AS OF MARCH 10, 2021

This Memorandum of Understanding (this “MoU”) is made and entered into as of March 10, 2021, by and between Tahoe Bidco (Cayman), LLC, an exempted company incorporated under the laws of the Cayman Islands (“Parent”) and Talend S.A., a société anonyme organized under the laws of France (the “Company”). Parent and the Company are each sometimes referred to individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H:
(A)   WHEREAS, upon the terms and subject to the conditions set forth in this MoU, Parent is seeking to (i) acquire all the outstanding ordinary shares, nominal value of €0.08 per share, of the Company (the “Company Shares”), including American Depositary Shares representing Company Shares (the “ADSs”), and Company Shares issuable upon the exercise of any outstanding options, warrants, convertible securities or rights to purchase, subscribe for, or be allocated Company Shares, pursuant to a cash tender offer to be commenced by Purchaser (as defined below) for $66.00 per Company Share and $66.00 per ADS (each such amount, or any higher amount per Company Share and per ADS paid pursuant to the Offer, the “Offer Price”), in cash, without interest (ii) with respect to any Company Share Options (as defined below), implement the transactions described in Sections 3.5.1(a) and Sections 3.5.1(b) of this MoU in accordance with the terms below, (iii) with respect to any Unsellable Vested Company Free Shares (as defined below), implement the transactions described in Section 3.5.2(a) in accordance with the terms and conditions set forth therein, and (iv) with respect to the Company Warrants (as defined below), implement the transactions described in Section 3.5.3 in accordance with the terms and conditions set forth therein (such offer for the transactions under clauses (i) through (iv), collectively, as may be amended from time to time in accordance with the terms of this MoU, the “Offer”);
(B)   WHEREAS, the board of directors of Parent has approved the transactions contemplated by this MoU, including the Offer;
(C)   WHEREAS, the Company Board (as defined below) has approved this MoU and the Company Announcement Statement (as defined below) (it being understood that the foregoing does not constitute the Company Board Recommendation with respect to the Offer); and
(D)   WHEREAS, in order to induce Parent to enter into this MoU, concurrently with the execution and delivery of this MoU, the members of the Company Board and the executive officers of the Company are executing agreements to tender their Company Shares (excluding Unsellable Vested Company Free Shares, except in the manner set forth in Section 3.5.2(a)) and to support any and all corporate action necessary to consummate the transactions contemplated by this MoU, in accordance with the terms and conditions set forth in such agreements.
NOW, THEREFORE, the Parties agree as follows:
ARTICLE I
DEFINITIONS
1.1.   Specific Definitions.   The following terms used in this MoU shall have the meanings set forth or referenced below:
“Action” means any litigation, suit, claim, charge, complaint, audit, hearing, investigation, arbitration, mediation, inquiry, action, or other proceeding (in each case, whether civil, criminal or investigative) brought by or pending before any Relevant Authority.
“ADSs” shall have the meaning set forth in Recital (A).
“Affiliate” of a Person means a Person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.
“Alternate Proposal” with respect to the Company shall mean any offer or proposal for, or any indication of interest in, by any Person or group of Persons, one or a series of related transactions (other than the transactions contemplated by this MoU) involving (i) any direct or indirect (including by purchasing

ADSs) acquisition or purchase of (A) Company Shares that would result in any Person or a “group” (as defined in or under Section 13(d) of the Exchange Act), other than the holders of Company Shares (as a group) immediately prior to the consummation of such transaction, beneficially owning 25% or more of the Company Shares or (B) assets of the Company or any of its Subsidiaries, including by way of the acquisition or purchase of, or subscription to, any class of equity securities or voting rights of any of its Subsidiaries, that represent (or generate) more than 25% of the consolidated gross revenue or assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value of such assets as of the date of such acquisition or purchase); or (ii) any merger, reorganization, restructuring, contribution, share exchange, consolidation, business combination, joint venture, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries or any of their respective assets meeting the tests set forth in clause (i)(B) of this definition.
“Alternate Proposal Agreement” shall have the meaning set forth in Section 7.1.2(b).
“Announcement” shall have the meaning set forth in Section 3.1.
“Anti-Corruption Laws” shall have the meaning set forth in Section 4.12(f).
“Anti-Money Laundering and Anti-Terrorism Financing Laws” shall have the meaning set forth in Section 4.12(d).
“Antitrust Laws” shall mean the HSR Act and any similar antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.
“Asset Sale” means the sale and transfer of all or substantially all of the assets and liabilities of Merger Sub to a direct or indirect wholly owned Subsidiary of Purchaser at a value that is an amount equal to the result of (i) the product of the Offer Price multiplied by the total number of Company Shares, ADSs, Company Free Shares and Company Shares subject to Company Share Options issued and outstanding immediately prior to completion of the Merger minus (ii) any distributions made or declared by the Company or Merger Sub in the period between the Offer Acceptance Time and completion of the Asset Sale with respect to Company Shares, Company Free Shares and ADSs minus (iii) the aggregate exercise price with respect to all Company Share Options referenced in clause (i) above.
“Associated Person” shall have the meaning set forth in Section 4.12(a).
“Austrian Merger Control Approval” shall mean all applicable waiting periods (and any extensions thereof) for the Federal Cartel Authority and the Federal Cartel Attorney Competition Authority having expired or, in the case of an application to the Cartel Court, clearance having been obtained or the application(s) for an in-depth review having been rejected or withdrawn.
“beneficial owner,” with respect to any Company Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.
“Business Day” shall mean any day on which banking institutions are open for regular business in France and the United States which is not a Saturday, a Sunday or a public holiday.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), the Families First Coronavirus Response Act of 2020 (H.R. 6201), and “Division N — Additional Coronavirus Response and Relief” of the Consolidated Appropriations Act, 2021 (H.E. 133).
“Cash Replacement Free Share Amount” shall have the meaning set forth in Section 3.5.2.
“Cash Replacement Option Amount” shall have the meaning set forth in Section 3.5.1.
“Change in Company Announcement Statement” shall mean, at any time between the date hereof and the issuance of the Company Board Recommendation, the Company or the Company Board (i) withdrawing, amending, qualifying or modifying, or publicly proposing to withdraw, amend, qualify or modify, the Company Announcement Statement in a manner that is adverse to Parent in any material respect or (ii) approving, adopting, endorsing, recommending or otherwise declaring advisable any Alternate Proposal, including by making any public statements that expressly support any Alternate Proposal.

“Change in Company Board Recommendation” shall mean, at any time following the public announcement of the Company Board Recommendation, the Company or the Company Board (i) withdrawing, amending, qualifying or modifying, or publicly proposing to withdraw, amend, qualify or modify, the Company Board Recommendation in a manner that is adverse to Parent (it being understood that it shall be considered a modification adverse to Parent that is material if (1) any Alternate Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company’s shareholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (2) any Alternate Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Company Board reaffirms the Company Board Recommendation), (ii) approving, adopting, endorsing, recommending or otherwise declaring advisable any Alternate Proposal or (iii) failing to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three (3) separate occasions).
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commencement Date” shall have the meaning set forth in Section 3.2.1.
“Company” shall have the meaning set forth in the first paragraph of this MoU.
“Company Announcement Statement” shall mean the statement attributed to the Company in the Announcement set forth in Annex 1 (Announcements), with such changes as the Parties may agree in writing.
“Company Benefit Plan” shall mean (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, (ii) any other benefit or compensation plan (including employee savings plans (Plans d’Epargne Salariale) established pursuant to the French Labor Code), policy, practice, agreement or arrangement, including those providing for pension or savings benefits, retirement, profit sharing (including mandatory profit sharing scheme (participation) and voluntary profit sharing schemes (intéressement) pursuant to the French Labor Code), collective bargaining, bonus, incentive, stock option, stock purchase, restricted stock, other equity or equity-based compensation, deferred compensation, retiree medical or life insurance, supplemental retirement, severance pay, retention, change in control, redundancy, health, medical, dental, disability, accident or life insurance benefits, other welfare benefit, fringe benefit, sick leave, vacation, paid time off, flexible spending account or scholarship, and (iii) any employment, consulting, retirement, retention, change in control, severance or similar plan, program, arrangement or agreement, in any case (A) that is sponsored, maintained or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries for the benefit of any current or former employees, directors or individual consultants of the Company or its Subsidiaries (B) to which the Company or any of its Subsidiaries is a party, or (C) under or with respect to which the Company or any of its Subsidiaries has any obligation or liability (including contingent obligations or liability).
“Company Board” shall mean the board of directors of the Company.
“Company Board Recommendation” shall have the meaning set forth in Section 2.3.
“Company Board Recommendation Date” shall have the meaning set forth in Section 2.3.
“Company Disclosure Letter” shall have the meaning set forth in the first paragraph of Article IV.
“Company Employee” means, at any specified time, an employee of the Company or any of its Subsidiaries at such time.
“Company Free Share Plans” shall mean the Company’s 2020 Free Share Plan, the Company’s 2019 Free Share Plan, the Company’s 2018 Free Share Plan, the Company’s 2017 Free Share Plan, and the Company’s 2016 Free Share Plan, and any other plan that provides for the award or granting of free shares (actions gratuites).

“Company Free Shares” shall mean the free shares (actions gratuites), as the case may be through ADSs, granted by the Company for free to its employees or executives (or those of its Subsidiaries) pursuant to the Company Free Share Plans.
“Company Liability Limitation” shall have the meaning set forth in Section 9.5.2(f).
“Company Open Source Product” means any of Company’s products that have been released or made available under the terms of an Open Source Software License.
“Company Proprietary Product” means those of Company’s and its Subsidiaries’ products that have not been made available under the terms of an Open Source Software License as of the date hereof or the Offer Acceptance Time (together with the Company Open Source Products, the “Company Products”).
“Company Proprietary Source Code” means that portion of the source code to the Company’s and its Subsidiaries’ products that has not previously been (or as of the date hereof or the Offer Acceptance Time) released or made available as a part of a Company Open Source Product.
“Company Reports” shall have the meaning set forth in the first paragraph of Article IV.
“Company Securities” shall mean, collectively, Company Shares (including Company Shares represented by ADSs and Company Shares issuable upon the exercise of any outstanding options, warrants, convertible securities or rights to purchase, subscribe for, or be allocated Company Shares), Company Share Options, Company Warrants and Company Free Shares.
“Company Share Options” shall mean the options to subscribe for Company Shares (whether ADSs or otherwise) granted by the Company to its employees pursuant to the Company Share Option Plans.
“Company Share Option Plans” shall mean the Company’s 2010 Stock Option Plan, the Company’s 2011 Stock Option Plan, the Company’s 2012 Stock Option Plan, the Company’s 2013 Stock Option Plan, the Company’s 2014 Stock Option Plan, the Company’s 2015 Stock Option Plan, the Company’s 2016 Stock Option Plan, the Company’s 2017 Stock Option Plan, the Company’s 2020 Stock Option Plan and any other plan that provides for the award of compensatory options to subscribe for Company Shares.
“Company Share Plans” shall mean, collectively, the Company Free Share Plans, the Company Share Option Plans and the Company Warrant Plans.
“Company Shares” shall have the meaning set forth in Recital (A).
“Company Termination Fee” shall mean an amount equal to $47,886,769.
“Company Warrant Plans” shall mean the Company’s Form of BSA Grant Document and the Company’s Form of BSPCE Grant Document, and any other plan that provides for the grant or issuance of warrants.
“Company Warrants” shall mean the warrants (BSA or BSPCE) to subscribe for Company Shares held by any of the directors, officers, consultants or employees of the Company or any of its Subsidiaries pursuant to the Company Warrant Plans.
“Compensation Committee” shall have the meaning set forth in Section 4.23.
“Compulsory Acquisition” means the compulsory acquisition of the shares in the capital of Merger Sub from each minority shareholder in accordance with Article 2:201a of the DCC.
“Confidentiality Agreement” shall mean the non-disclosure agreement dated October 9, 2019, between the Company and Thoma Bravo, LLC.
“Consultation on the Offer” shall have the meaning set forth in Section 2.1(a).
“Continuing Employee” shall have the meaning set forth in Section 7.3(a).
“Contract” shall mean, with respect to any Person, any legally binding written agreement, indenture, loan agreement, undertaking, note or other debt instrument, contract, license, lease, mortgage, deed, understanding, arrangement, commitment or other obligation to which such Person is a party or by which any of them may be bound or to which any of their properties may be subject (excluding any Permit).
“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.
“Convertible Notes Indenture” shall mean the Indenture, dated as of September 13, 2019, by and between the Company and U.S. Bank National Association and Elavon Financial Services DAC.
“Convertible Senior Notes” shall mean the 1.75% convertible senior notes due September 1, 2024 issued by the Company in September 2019.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Tax Measure” means any legislation or order enacted or issued by any Relevant Authority with respect to any Tax matter in response to COVID-19 (including, without limitation, the CARES Act and the Memorandum for the Secretary of the Treasury signed by President Trump on August 8, 2020) and any administrative authority issued pursuant to such legislation or order or otherwise issued with respect to any Tax matter in response to COVID-19 (including, without limitation, IRS Notice 2020-65).
“D&O Insurance” shall have the meaning set forth in Section 7.2.4(b).
“DCC” shall mean the Dutch Civil Code (Burgerlijk Wetboek).
“Demerger” shall have the meaning set forth in Section 3.6.1(a).
“Demerger Agreement” shall mean the agreement to be entered into between the Company and Demerger Sub setting out the terms and conditions of the Demerger as reasonably agreed in good faith between Parent (or one or more of its Subsidiaries) and the Company.
“Demerger Documentation” shall have the meaning set forth in Section 7.5.1(b).
“Demerger Resolutions” shall have the meaning set forth in Section 3.6.1(a).
“Demerger Sub” shall have the meaning set forth in Section 3.6.1(a).
“Environmental Law” shall mean any federal, state, local or foreign Law relating to pollution, natural resources, threatened or endangered species, or protection of human health (as it relates to exposure to or handling of Hazardous Materials) or the environment (including ambient air, surface water, ground water, land surface or subsurface strata).
“Equity Commitment Letter” shall have the meaning set forth in Section 5.6(a).
“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.
“ESPP” shall mean the Company’s 2017 Amended and Restated Employee Stock Purchase Plan.
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exempt Person” shall mean any third party (i) who did not submit an Alternate Proposal in writing to the Company or its Representatives prior to the date of this MOU, (ii) who submits a written bona fide Alternate Proposal to the Company or any of its Representatives after the date of this MOU and prior to the No Shop Period Start Date and (iii) whose Alternate Proposal is determined by the Company Board, in good faith, prior to the start of the No Shop Period Start Date (after consultation with its outside counsel and its financial advisor), to be, or which is determined to reasonably be expected to lead to, a Superior Proposal; provided, however, that a Person shall immediately cease to be an Exempt Person (and the provisions of this Agreement applicable to Exempt Persons shall cease to apply with respect to such Person) if (1) such Alternate Proposal is withdrawn by such Person or (2) such Alternate Proposal, in the good faith determination of the Company Board (after consultation with its outside counsel and its financial advisor), no longer is or would no longer be reasonably expected to lead to a Superior Proposal.
“Expense Reimbursement” shall have the meaning set forth in Section 9.5.2(a).
“Expiration Date” shall have the meaning set forth in Section 3.2.4.
“Failure to Issue the Company Board Recommendation” shall mean failing to publicly announce the Company Board Recommendation in accordance with Section 2.3.
“FDI Laws” shall have the meaning set forth in Section 6.1(a).
“Foreign Plan” shall have the meaning set forth in Section 4.14(k).
“Free Share Liquidity Mechanism” shall have the meaning set forth in Section 3.5.2.
“French Foreign Investment Laws” shall mean articles L. 151-3 and R. 151-1 et seq. of the French Code monétaire et financier, as interpreted and applied by the French Relevant Authorities.
“French Merger Publication” shall have the meaning set forth in Section 3.6.4.
“French Labor Code” shall mean the French Code du travail.
“French Regulatory Approval” shall mean, in relation to the contemplated change of control of the Company, (a) the express written authorization of the French Ministère chargé de l’Économie et des Finances pursuant to French Foreign Investment Laws, or (b) the written confirmation from the French Ministère e de l’Économie et des Finances that no such prior authorization is required.
“Fund” shall have the meaning set forth in Section 5.6(a).
“GAAP” shall mean Generally Accepted Accounting Principles of the United States.
“General Enforceability Exceptions” shall have the meaning set forth in Section 4.3.
“German Foreign Investment Laws” shall mean the German Foreign Trade Act (“AWG”) as well as the German Foreign Trade Ordinance (“AWV”), as amended.
“German Merger Control Approval” shall mean the German Federal Cartel Office (Bundeskartellamt) either (i) informing the Parties that the prohibition criteria pursuant to Section 36 para. 1 of the German Act against Restraints of Competition, as amended (Gesetz gegen Wettbewerbsbeschränkungen, “GWB”) are not satisfied, (ii) clearing the Transaction or (iii) being deemed to have made such a decision in accordance with the GWB.
“German Regulatory Approval” shall mean, in relation to the contemplated change of control of the Company, (i) a certificate of non-objection pursuant to Section 58 para. 1 AWV (Unbedenklichkeitsbescheinigung) from the German Federal Ministry of Economic Affairs and Energy (Bundesministerium für Wirtschaft und Energie) (“BMWi”) or a mandatory clearance (Freigabe) pursuant to an amendment of the Section 14a of the AWG, as applicable; (ii) the BMWi has not commenced a formal investigation of the Transaction within the time period specified in Section 14a of the AWG and, therefore, such certificate, or as applicable, such mandatory clearance, is deemed to have been issued; (iii) the BMWi has not notified the opening of a formal investigation of the Transaction pursuant to Section 55 para. 1 AWV within the time period specified in Section 14a AWG, and the relevant time period has expired; (iv) the BMWi has in case of a formal investigation not prohibited the Transaction or issued orders (Anordnungen) in relation thereto within the time period specified in Section 59 para. 1 sent. 1 AWV in conjunction with Section 14a AWG and the time period specified in Section 59 para. 1 AWV in conjunction with Section 14a AWG has expired; (v) the BMWi has, in case of a formal investigation pursuant to Section 55 para. 1 AWV, confirmed in writing that it will not prohibit or has otherwise approved in writing the Transaction within the time period specified in Section 59 para. 1 AWV in conjunction with Section 14a AWG; or (vi) within the time period specified in Section 59 para. 1 sent. 1 AWV in conjunction with Section 14a AWG, the BMWi has issued binding orders (Anordnungen) in relation to the Transaction without prohibiting it.

Should upcoming amendments to the AWV apply to the review of the Transaction by the BMWi, the above provisions shall apply mutatis mutandis.
“GM” shall have the meaning set forth in Section 3.6.1.
“GM Materials” shall have the meaning set forth in Section 3.7.2.
“Go Shop Period” shall have the meaning set forth in Section 7.1.2(a).
“Governance Resolutions” shall have the meaning set forth in Section 3.6.1(c).
“Government Contract” means any contract for the sale of supplies or services currently in performance or that has not been closed that is between the Company or any of its Subsidiaries on one hand and a Relevant Authority on the other or entered into by the Company or any of its Subsidiaries as a subcontractor at any tier in connection with a Contract between another Person and a Relevant Authority.
“Hazardous Materials” shall mean any waste, material or substance that is listed, regulated or defined under any Law applicable to the environment, pollution, natural resources, human health or threatened or endangered species as “toxic,” “hazardous,” “radioactive,” “mutagenic,” “carcinogenic,” a “contaminant,” or a “pollutant,” or words of similar import, including, to the extent so listed, regulated or defined, any chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos or asbestos-containing material, radioactive material or waste, polychlorinated biphenyls, petroleum or petroleum-derived substance, product or waste.
“HSR Act” the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“HSR Approval” shall mean the expiration or termination of the applicable waiting period under the HSR Act.
“Independent Director” shall have the meaning set forth in Section 3.4(b).
“Initial Expiration Date” shall have the meaning set forth in Section 3.2.4.
“Intellectual Property” shall mean all intellectual property and proprietary rights throughout the world, including (i) all patents, utility models, patent and utility model applications (including the right of priority related thereto), patent disclosures, industrial designs and models, industrial designs and models applications (including the right of priority related thereto), and analogous rights in inventions and improvements (whether or not reduced to practice), and all renewals, reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith, (ii) trademarks, service marks, domain names, trade dress, corporate names, trade names, and other analogous rights in logos, designs, social media account names, and other indicia of source, and all registrations, applications (including, where applicable, the right of priority related thereto) and renewals in connection therewith (together with the goodwill associated therewith), (iii) copyrights (registered or unregistered) and all analogous rights in works of authorship, and all registrations, applications and renewals in connection therewith, (iv) Trade Secret rights, (v) database rights (including the sui generis right of the database producer), (vi) rights of publicity, and (vii) analogous legal rights in and to Technology.
“IRS” shall have the meaning set forth in Section 7.3(b).
“knowledge” means (i) with respect to the Company, the actual knowledge of any of the individuals listed on Section 1.1 of the Company Disclosure Letter, after reasonable inquiry of such individuals’ direct reports who would reasonably be expected to have actual knowledge of the matter in question and (ii) with respect to Parent, the actual knowledge, after reasonable inquiry, of any of Parent’s executive officers, managers or directors.
“Labor Organization” shall have the meaning set forth in Section 4.15(a).
“Law” shall mean any law (including common law), statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration, award, regulation or requirement, in each case enacted, issued, promulgated or enforced by any Relevant Authority in France, the United States, the Netherlands or elsewhere.

“Leased Real Property” shall have the meaning set forth in Section 4.16(b).
“Lien” shall mean any lien, pledge, servitude, charge, security interest, option, claim, mortgage, lease, easement, proxy, voting trust or agreement, encumbrance or any other restriction on title or transfer of any nature whatsoever.
“Liquidation and Second Step Distribution” means the liquidation and dissolution (ontbinding) of Merger Sub in accordance with Article 2:19 of the DCC and the distribution of the proceeds of the Asset Sale by means of a liquidation distribution (which may be an advance distribution) to the equity holders of Merger Sub such that each such holder shall be entitled to receive an amount in cash (without interest, less any applicable withholding Tax) that equals: (i) with respect to each Company Share, ADS, and/or Company Free Share held by such holder as of immediately prior to the consummation of the Merger, the Offer Price minus any distributions made or declared by the Company or Merger Sub in the period between the Offer Acceptance Time and completion of the Asset Sale with respect thereto; it being acknowledged and agreed that the Company Share Options outstanding as of the time of the Liquidation and Second Step Distribution shall be automatically cancelled.
“Material Adverse Effect” shall mean any change, condition, effect, event or occurrence that, individually or in the aggregate with other changes, conditions, effects, events or occurrences, has had, or would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole or; provided, however, that none of the following changes, conditions, effects, events or occurrences (or the results thereof), either individually or in the aggregate, shall be considered in determining whether a Material Adverse Effect has occurred: (i) any change in global, national or regional political conditions (including the outbreak of, or changes in, war, acts of terrorism or other hostilities and including any Protest Events or Protest Measures) or in general global, national or regional economic, regulatory or market conditions or in financial or capital markets, including (A) changes in interest rates in any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world (except, in each case, to the extent such changes disproportionately impact the Company and its Subsidiaries relative to other participants in the same or similar industries); (ii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, pandemics or epidemics (including COVID-19), Pandemic Measures, and other force majeure events in any country or region in the world (except, in each case, to the extent such changes disproportionately impact the Company and its Subsidiaries relative to other participants in the same or similar industries); (iii) any change or prospective change in applicable accounting principles or any adoption, implementation, change or prospective change in any applicable Law (including any Law in respect of Taxes) or any interpretation thereof by a Relevant Authority; (iv) any change generally affecting similar industries or market sectors in the geographic regions in which the Company and its Subsidiaries operate (except, in each case, to the extent such changes disproportionately impact the Company and its Subsidiaries relative to other participants in the same or similar industries); (v) the negotiation, execution, announcement or performance of this MoU or consummation of the transactions contemplated by this MoU; (vi) any change or development to the extent resulting from any action by the Company or its Subsidiaries that is expressly required to be taken by this MoU, or the failure to take any action expressly prohibited by this MoU; (vii) the announcement of Parent as the prospective acquirer of the Company and its Subsidiaries, any announcements or communications by or authorized by Parent regarding Parent’s plans or intentions with respect to the Company and its Subsidiaries, or any dealings with, announcement or communication by, or recommendation or opinion (whether or not supporting the offer) of the Works Council in connection with the Offer (including the impact of any such announcements or communications on relationships with customers, suppliers, partners, vendors, employees, regulators or other Person); (viii) any actions taken (or omitted to be taken) by the Company or its Subsidiaries upon the written request or written instruction of Parent; (ix) any failure by the Company and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period; provided that the underlying facts and circumstances giving rise to such failures, unless otherwise excluded by this definition, may be deemed to constitute, and may be taken into account in determining whether there has been a Material Adverse Effect; or (x) any change in the price and/or trading volume of the ADSs on NASDAQ or any other market in which such securities are quoted for purchase and sale; provided that the underlying facts and circumstances giving rise to such changes, unless otherwise excluded by this definition, may be deemed to constitute, and may be taken into account in determining whether there has been a Material Adverse Effect.
“Material Contract” shall have the meaning set forth in Section 4.13(a).
“Merger” shall mean the merger of the Company with and into Merger Sub as contemplated by the Merger Documentation, with, subject to the terms and conditions of the Merger Documentation, (i) Merger Sub surviving such merger, (ii) each Company Share and each ADS outstanding immediately prior to the consummation thereof being exchanged into one (1) duly authorized, validly issued and fully paid share of Merger Sub, (iii) each Company Free Share outstanding immediately prior to the consummation thereof being exchanged into one (1) duly authorized, validly issued and fully paid share of Merger Sub containing substantially similar restrictions, and (iv) and each outstanding Company Share Option shall be assumed by Merger Sub on substantially identical terms (including with respect to vesting).
“Merger Agreement” shall mean the agreement to be entered into between Merger Sub and the Company setting out the terms and conditions of the Merger on the terms and conditions contemplated by this MoU and such other terms and conditions as reasonably agreed between Parent and the Company.
“Merger Documentation” shall have the meaning set forth in Section 7.5.1(c).
“Merger Resolutions” shall have the meaning set forth in Section 3.6.1(b).
“Merger Sub” shall have the meaning set forth in Section 7.5.2(a).
“Minimum Condition” shall have the meaning set forth in Section 8.1.
“MoU” shall have the meaning set forth in the first paragraph of this Memorandum of Understanding.
“NASDAQ” shall mean the NASDAQ Stock Market.
“No Shop Period” shall have the meaning set forth in Section 7.1.2(a).
“Offer” shall have the meaning set forth in Recital (A).
“Offer Acceptance Time” shall have the meaning set forth in Section 3.2.2.
“Offer Conditions” shall have the meaning set forth in Section 3.2.2.
“Offer Documents” shall have the meaning set forth in Section 3.2.8.
“Offer Price” shall have the meaning set forth in Recital (A).
“Offer to Purchase” shall have the meaning set forth in Section 3.2.3.
“Open Source Software” means Software that is licensed under the terms of any license meeting the Open Source Definition promulgated by the Open Source Initiative, available online at http://www.opensource.org/osd (any such license, an “Open Source Software License”) or any license under which such Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms or models.
“Option Liquidity Mechanism” shall have the meaning set forth in Section 3.5.1(a).
“Option Liquidity Mechanism Expenses” shall have the meaning set forth in Section 3.5.1(a).
“Order” means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Relevant Authority.
“Organizational Documents” shall mean, with respect to any Person, the certificate of incorporation, articles of association, limited liability company by-laws, organizational regulations or similar organizational documents of such Person.
“Outside Date” shall have the meaning set forth in Section 3.2.5(a).

“Owned Real Property” shall have the meaning set forth in Section 4.16(a).
“Pandemic Measures” means any action or inaction by the Company or any of its Subsidiaries or any third party in response to any pandemic, epidemic or public health emergency (including COVID-19), including any workforce reduction or its or their compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, guidelines or recommendations promulgated by any Relevant Authority or any industry group, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with, related to, or in response to any such pandemic, epidemic or public health emergency (including COVID-19), including the CARES Act and Families First Act or any disaster plan of the Company or any of its Subsidiaries or any change in applicable Laws related thereto or in connection therewith.
“Parent” shall have the meaning set forth in the first paragraph of this MoU.
“Parent Material Adverse Effect” shall have the meaning set forth in Section 5.1.
“Party” or “Parties” shall have the meaning set forth in the first paragraph of this MoU.
“Permit” shall mean all permits, licenses, franchises, variances, exemptions, orders and other authorizations, consents and approvals issued by or obtained from a Relevant Authority.
“Permitted Liens” shall mean (i) Liens disclosed on the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the Company Reports or notes thereto or securing liabilities disclosed on audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the Company Reports or notes thereto (up to the amount so disclosed); (ii) Liens for Taxes not yet due and payable without penalty or intent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in the books of the Company in accordance with GAAP; (iii) mechanics’, carriers’, workmen’s, repairmen’s or other similar Liens arising under statutory or common law or incurred in the ordinary course of business securing obligations as to which there is no default on the part of the Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings, and for which adequate reserves are maintained on the books of the Company in accordance with GAAP; (iv) zoning, building codes and other land-use laws regulating the use or occupancy of any real property or the activities conducted thereon and which are not violated by the current use or occupancy of any such real property; (v) with respect to Intellectual Property nonexclusive licenses granted in the ordinary course of business, or (vi) minor title defects or other Liens which, in the case of this clause (vi), do not materially detract from the value, or materially interfere with any present use, of such property or assets.
“Person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.
“Personal Information” shall mean any information that is defined as “personal information,” “personal data,” “protected health information,” “sensitive data,” “nonpublic personal information,” or “personally identifiable information” under applicable Law or that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person.
“Post-Merger Reorganization” shall have the meaning set forth in Section 3.7.2.
“Post-Offer Consultation” shall have the meaning set forth in Section 2.2(a).
“Post-Offer Reorganization” shall have the meaning set forth in Section 3.7.1.
“Process” shall have the meaning set forth in Section 4.10.
“Purchaser” shall mean Tahoe Bidco B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the Laws of the Netherlands and an Affiliate of Parent.
“Purchaser Directors” shall have the meaning set forth in Section 3.4(a).

“Privacy Obligations” shall have the meaning set forth in Section 4.10.
“Protest Events” shall mean any protests, riots, demonstrations or public disorders or any escalation or worsening of protests, riots, demonstrations or public disorders.
“Protest Measures” shall mean any action or inaction taken by the Company in response to any Protest Event (including, without limitation, any temporary closures of any Leased Real Property and including compliance with any curfew, closure, shut down, directive, order, policy, guidance or recommendation by any Relevant Authority or any disaster plan of the Company or any of its Subsidiaries or any change in applicable Laws related to, arising from or as a result of such Protest Event).
“Proxy Statement” shall have the meaning set forth in Section 3.6.2.
“Real Property Leases” shall have the meaning set forth in Section 4.16(b).
“Regulatory Approvals” shall mean all permits, consents, approvals, clearances, authorizations, qualifications and Orders of any Relevant Authorities that are necessary to commence and complete the Offer, the Post-Offer Reorganization and to consummate and make effective the transactions contemplated by this MoU, including the HSR Approval, the Austrian Merger Control Approval, the French Regulatory Approval, the German Merger Control Approval, the German Regulatory Approval, the Spanish Regulatory Approval and, to the extent applicable, the UK Regulatory Approval.
“Release” shall mean any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release from any source into or upon the environment or within any building, structure, or facility, including the air, soil, surface water and groundwater.
“Relevant Authority” shall mean any French, European Union, Dutch, U.S. and other supranational, national, federal, regional or local legislative, administrative or regulatory authority, agency, court, tribunal, arbitrator, arbitration panel or similar body (public or private) or any securities exchange on which any securities of either Party are trading, in each case only to the extent that such entity has authority and jurisdiction in the particular context.
“Representative” shall have the meaning set forth in Section 7.1.2(a).
“Restricting Law” shall have the meaning set forth in Section 8.2(f).
“Sanctions” shall have the meaning set forth in Section 4.12(a).
“Schedule 14D-9” shall have the meaning set forth in Section 3.3.1.
“Schedule TO” shall have the meaning set forth in Section 3.2.8.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Signing Transactions” shall mean the Transactions, excluding the transactions referred to under Sections 3.7.1(c)-3.7.1(d).
“Software” means all software (including (and whether in) object code, executable code, or source code format, and including APIs and software implementations of algorithms, models, and methodologies, firmware, and APIs), data and databases, and related documentation and materials.
“Solvent” means that, with respect to any Person and as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person, will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its indebtedness as its indebtedness becomes absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its indebtedness as it matures. For purposes of the foregoing definition only, “indebtedness” means a liability in connection with another Person’s (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to any equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
“Spanish Foreign Investment Laws” shall mean Spanish Law 19/2003, as amended.
“Spanish Regulatory Approval” shall mean, in relation to the contemplated change of control of the Company, (a) written confirmation (including by electronic mail) from the Spanish the Subdirectorate General for Foreign Investment of the Directorate General for International Trade and Investment (Subdirección General de Inversiones Exteriores at the Dirección General de Comercio Internacional e Inversiones) that no foreign direct investment authorization is required under Spanish Foreign Investment Laws by Parent in connection with the Transactions, or (b) the express written administrative authorization (“autorización previa”) to be granted by the Council of Ministers (Consejo de Ministerios) pursuant to Spanish Foreign Investment laws.
“Subsequent GM” shall have the meaning set forth in Section 3.6.5.
“Subsequent Offering Period” shall have the meaning set forth in Section 3.2.6.
“Subsidiary” of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.
“Superior Proposal” shall mean any bona fide written Alternate Proposal from any Person or group of Persons (provided that, for the purpose of this definition, all references to “25%” in the definition of “Alternate Proposal” shall be replaced by “80%”) that (i) the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) to be more favorable to the Company, the holders of Company Shares (including Company Shares represented by ADSs) and the other stakeholders of the Company than the Offer, taking into account, among other things, (x) all legal, financial, regulatory, timing, financing, structuring, and other aspects of the Alternate Proposal, this MoU and the Offer on the terms described in this MoU (including the respective conditions to and the respective expected timing and risks of consummation of the Alternate Proposal and the Offer), (y) any improved terms that Parent may have offered pursuant to and in accordance with Section 7.1.2(e), and (z) the corporate interest (intérêt social) of the Company, and (ii) the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that failure to pursue such Alternate Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.
“Systems” shall have the meaning set forth in Section 4.9(i).
“Tax” shall mean all national, regional, federal, state, and local income (gross or net), gain, profits, windfall profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, social security contributions, occupation, use, property (real, personal, intangible, unclaimed, or abandoned), estimated, alternative or add-on minimum, withholding, excise, production, value added, ad valorem, transfer, recording, license, occupancy and other taxes, duties or assessments in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” shall mean any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Relevant Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof or supplement thereto.
“Technology” means Software and other tangible forms of technology and information, including inventions, discoveries, research and development, documentation, including as relates to scientific, engineering, mechanical, electrical, financial, marketing, practical and other similar knowledge or experience, formulae, compositions, processes, techniques, technical data and information, procedures, drawings, specifications, databases and other information, including customer lists, supplier lists and similar collections of information, and tangible forms of any Trade Secrets.
“Third Party Components” means, with respect to a Company Proprietary Product, all of the following that are licensed to the Company or one of its Subsidiaries by a third party: Software that is used in, incorporated into, combined with, distributed with, linked with, in each case by or on behalf of the Company or one of its Subsidiaries, provided to any Person as a service in connection with, provided by or on behalf the Company or one of its Subsidiaries, or made available by or on behalf of the Company or one of its Subsidiaries with, such Company Proprietary Product.
“Trade Control Laws” shall have the meaning set forth in Section 4.12(a).
“Trade Secrets” shall mean confidential and proprietary information, trade and industrial secrets and discoveries (including trade secrets protected by statute or common law) qualifying for trade secret protection under Applicable Law, which may include, as applicable, concepts, ideas, research and development, technology, know-how, including scientific, engineering, mechanical, electrical, financial, marketing, practical and other similar knowledge or experience, technologies, protocols, methods, algorithms, source code, designs, specifications, layouts, formulae, inventions, compositions, processes, techniques, technical data and information, procedures, drawings, specifications, databases and other information, including customer data and lists, supplier lists, bill of materials lists, pricing and cost information, and business, product, development, sourcing and marketing plans, roadmaps and proposals.
“Transactions” shall mean each of the transactions contemplated by this MoU.
“UK Regulatory Approval” shall mean, if the draft National Security and Investment Bill (the “NSI Bill”) is enacted in the United Kingdom prior to the Offer Acceptance Time, and, following commencement of the NSI Bill and prior to the Offer Acceptance Time: (i) the Transaction is a “notifiable acquisition” (as currently envisioned by clause 6 of the NSI Bill) subject to prior approval by BEIS, or (ii) BEIS issues a call-in notice for the transaction (as currently envisioned by clause 1 of the NSI Bill), then the Transaction is approved as currently envisioned by clause 13 and clause 26 of the NSI Bill.
“Unsellable Vested Company Free Share” shall mean each Company Free Share that is outstanding and vested but is subject to any lock-up period as of the Expiration Date and was granted under a Company Free Share Plan.
“Unvested Company Free Shares” shall mean each Company Free Share that is outstanding and unvested as of any date and granted under a Company Free Share Plan.
“Unvested Company Share Option” shall mean each Company Share Option that is unexpired, unexercised and outstanding, granted under a Company Share Option Plan, and is not a Vested Company Share Option.
“US Taxpayer” shall mean individuals who are citizens or green card holders of the United States or United States residents for tax purposes.
“Vested Company Share Option” shall mean each Company Share Option that is unexpired, unexercised, outstanding, and vested as of any date or that vests as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company or the Company Board, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Offer Acceptance Time) and granted under a Company Share Option Plan.

“WARN Act” shall have the meaning set forth in Section 4.15(d).
“Warrant Liquidity Mechanism” shall have the meaning set forth in Section 3.5.3.
“Warrant Liquidity Mechanism Expenses” shall have the meaning set forth in Section 3.5.3.
“Works Council” shall have the meaning set forth in Section 2.1.
1.2.   Interpretation.   For the purposes of this MoU: (i) words (including capitalized terms defined herein) in the singular include the plural and vice versa as the context requires; (ii) the terms “hereof,” “herein,” “herewith,” and words of similar import, unless otherwise expressly provided, refer to this MoU as a whole (including all Annexes hereto and the Company Disclosure Letter) and not to any particular provision of this MoU, and “Article,” “Section,” “Annex,” and “Company Disclosure Letter” references are to the Articles, Sections, Annexes and Company Disclosure Letter to this MoU unless otherwise expressly provided; (iii) the word “including” and words of similar import when used in this MoU mean “including without limitation” unless otherwise expressly provided; (iv) all references to any period of days refer to the relevant number of calendar days unless otherwise expressly provided; (v) all references to “Articles,” “Sections,” “Exhibits,” “Annexes,” and “Schedules” are to Articles, Sections, Exhibits, Annexes and Schedules of this MoU unless otherwise specified; (vi) all Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this MoU as if set forth in full herein; (vii) any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein, shall have the meaning as defined in this MoU; (viii) all references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder; (ix) all references to any Person include the successors and permitted assigns of that Person; and (x) all references to “law,” “laws” or to a particular statute or law shall be deemed also to include any applicable Law.
ARTICLE II
WORKS COUNCIL
2.1.   Works Council Consultation on the Offer.
(a)   The Parties agree that the consultation with the works council (Comité social et économique) of the Company (the “Works Council”) concerning the Offer (the “Consultation on the Offer”) shall be initiated no later than two (2) Business Days from the date of the Announcement as permitted by Article L. 2312-47 of the French Labor Code and conducted in accordance with Articles L. 2312-42 et seq. of the French Labor Code. The Consultation on the Offer shall be deemed completed on the earlier of (i) the date that the Works Council issues an opinion (avis) with respect to the Consultation on the Offer and (ii) the expiration of a period of one month commencing on the date of the Announcement, except in the event of judicial extension of this one-month period in accordance with Article L. 2312-46 II. of the French Labor Code.
(b)   Parent shall, and Parent shall cause Purchaser to (if required to complete the Consultation on the Offer), and the Company and its Subsidiaries shall, attend any meeting as requested by the Works Council and present to the Works Council its industrial and financial policies, strategic plans for the Company and the impact of the implementation of the Offer, in accordance with Article L. 2312-43 of the French Labor Code.
(c)   The Parties acknowledge that, in accordance with Article L. 2312-47 of the French Labor Code, in the event there is any significant change in the information presented to the Works Council between the Announcement and the Commencement Date, in the reasonable opinion of the Parties, the Works Council’s opinion will be deemed void (caduc). Accordingly, the Parties will promptly inform each other upon becoming aware of such a significant change and, if required by applicable Law, the Company shall as soon as possible organize a new Consultation on the Offer in order to obtain a new opinion no later than one month after the Commencement Date. Any such new Consultation on the Offer shall be governed by Article L. 2312-42 et seq. of the French Labor Code.
(d)   Each Party shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to allow the opinion of the Works Council to be given within the one month time period set forth in Section 2.1(a) above. The Company shall promptly inform Parent of the Works Council’s and, if an expert is appointed by the Works Council, of the Works Council’s expert’s requests and positions of any kind. Without the prior consent of Parent, the Company and its Subsidiaries shall not make any commitment (including any modification of any existing rights or obligations of the Company, its Subsidiaries or any employees) to the Works Council, any employee representative, any Relevant Authority or any representative of any of the foregoing in connection with the Consultation on the Offer.
(e)   Parent shall provide in a timely manner to the Company information and assistance as the Company may reasonably request to allow the Company to comply with its obligations in relation to the Consultation on the Offer, including by providing any information or responses reasonably requested by the Works Council or any expert appointed thereby in connection with the Consultation on the Offer or required for the preparation of any submission to the Works Council, as promptly as is reasonably practicable after any such request; it being specified that, subject to applicable Law, (x) Parent shall not be required to provide confidential information which is not reasonably relevant for the Consultation on the Offer and (y) the Company will use its reasonable best efforts to ensure that the information provided by or on behalf of Parent and identified as confidential is marked as confidential when delivered to the Works Council. Parent shall, at the request of the Company with reasonable notice, attend any meetings contemplated by applicable Law with the Works Council as part of the Consultation on the Offer.
(f)   The Parties acknowledge that an expert may be appointed by the Works Council and each Party undertakes to use its reasonable best efforts to cooperate with such expert, including by providing such expert with the information or document reasonably requested by the expert and as such expert reasonably deems necessary to perform its duties in accordance with Articles L. 2315-82 et seq. of the French Labor Code.
2.2.   Works Council on the Post-Offer Consultation.
(a)   The Parties agree that the consultation with the Works Council concerning the Post-Offer Reorganization and the Post-Merger Reorganization (the “Post-Offer Consultation”) shall be initiated as soon as reasonably practicable after the Announcement (and in any event within two (2) Business Days thereafter) and conducted in accordance with Articles L. 2312-8 et seq. of the French Labor Code. The Post-Offer Consultation shall be deemed completed on the earlier of (i) the date that the Works Council issues an opinion (avis) with respect to the Post-Offer Consultation and (ii) the expiration of the consultation period as determined pursuant to Article L. 2312-16 of the French Labor Code.
(b)   Parent shall, and Parent shall cause Purchaser to (if required to complete the Post-Offer Consultation), and the Company and its Subsidiaries shall, attend any meeting as requested by the Works Council and present to the Works Council the Post-Offer Reorganization.
(c)   Each Party shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to allow the opinion of the Works Council to be given within the period set forth in Section 2.2(a) above. The Company shall promptly inform Parent of the Works Council’s and, if an expert is appointed by the Works council, of the Works Council’s expert’s requests and positions of any kind. Without the prior consent of Parent, the Company and its Subsidiaries shall not make any commitment (including any modification of any existing rights or obligations of the Company, its Subsidiaries or any employees) to the Works Council, any employee representative, any Relevant Authority or any representative of any of the foregoing in connection with the Post-Offer Consultation.
(d)   Parent shall provide in a timely manner to the Company information and assistance as the Company may reasonably request to allow the Company to comply with its obligations in relation to the Post-Offer Consultation, including by providing any information or responses reasonably requested by the Works Council or any expert appointed thereby in connection with the Post-Offer Consultation or required for the preparation of any submission to the Works Council, as promptly as is reasonably practicable after any such request; it being specified that (x) Parent shall not be required to provide confidential information which is not reasonably relevant for the Consultation on the Offer and (y) the

Company will use its reasonable best efforts to ensure that the information provided by or on behalf of Parent and identified as confidential is marked as confidential when delivered to the Works Council.
(e)   The Parties acknowledge that an expert may be appointed by the Works Council and each Party undertakes to use its reasonable best efforts to cooperate with such expert, including by providing such expert with the information or document reasonably requested by the expert and as such expert reasonably deems necessary to perform its duties in accordance with Articles L. 2315-81 or 2315-82 (as applicable) et seq. of the French Labor Code.
2.3.   Company decision to proceed or not proceed with the Transactions contemplated by this MoU.   Notwithstanding anything to the contrary contained in this MoU, no later than five (5) Business Days following the later of the completion of the Consultation on the Offer and the completion of the Post-Offer Consultation, the Company may decide to (i) proceed with the Transactions contemplated by this MoU, in which case the Company Board shall publicly announce its recommendation that the shareholders of the Company accept the Offer and tender their Company Shares (including Company Shares represented by ADSs) pursuant to the Offer (such recommendation, the “Company Board Recommendation” and the date on which the Company Board Recommendation is publicly announced, the “Company Board Recommendation Date”) or (ii) not proceed with the Transactions contemplated by this MoU and terminate this MoU pursuant to Section 9.2(c).
ARTICLE III
THE OFFER
3.1.   Announcements.   Promptly following the execution of this MoU, the Company shall issue a press release and/or stock exchange release in the form set forth in Annex 1 (Announcements), with such changes as the Parties may agree in writing (the “Announcement”).
3.2.   Offer.
3.2.1.   Commencement of Offer.   Provided that this MoU shall not have been terminated in accordance with Article IX, on the date that is the later of (i) twenty-five (25) calendar days following the Company Board Recommendation Date or (ii) sixty-five (65) calendar days following the date of this MoU, Parent shall cause Purchaser to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer (the date of commencement of the Offer, the “Commencement Date”).
3.2.2.   Consummation of the Offer.   Subject to the terms and conditions of this MoU, including the prior satisfaction or waiver of the conditions set forth in Article VIII (the “Offer Conditions”), promptly after the later of (a) the earliest date as of which Purchaser is permitted under applicable Law to accept for payment Company Shares (excluding the Unsellable Vested Company Free Shares) and ADSs tendered pursuant to the Offer, and (b) the earliest date as of which each of the Offer Conditions has been satisfied, or waived by Parent or Purchaser if permitted hereunder, Parent shall cause Purchaser to consummate the Offer in accordance with its terms and (i) accept for payment each Company Share (including Company Shares represented by ADSs, but excluding Unsellable Vested Company Free Shares except in the manner set forth in Section 3.5.2(a)) validly tendered and not properly withdrawn pursuant to the Offer and, as soon as practicable (in compliance with Rule 14e-1(c) promulgated under the Exchange Act) following the acceptance of such Company Shares for payment pursuant to the Offer, pay the Offer Price (subject to any applicable Company Option Liquidity Mechanism Expenses or Company Warrant Liquidity Mechanism Expenses) in cash, without interest, for each Company Share (including Company Shares represented by ADSs) validly tendered and not properly withdrawn pursuant to the Offer (the time at which Purchaser accepts for payment and pays for any such Company Shares, the “Offer Acceptance Time”) and (ii) undertake and perform the other obligations of Purchaser pursuant to Section 3.5.1, Section 3.5.2 and Section 3.5.3. The obligation of Parent to cause Purchaser to accept for payment, and pay the Offer Price (subject to any applicable Company Option Liquidity Mechanism Expenses or Company Warrant Liquidity Mechanism Expenses) in cash, without interest, for each Company Share (including Company Shares represented by ADSs) validly tendered and not properly withdrawn pursuant to the Offer and to undertake and perform the other obligations of Purchaser pursuant to Section 3.5.1, Section 3.5.2 and Section 3.5.3 shall be subject only to the satisfaction, or waiver by Parent or Purchaser if permitted hereunder, of each of the Offer Conditions.
3.2.3.   Offer to Purchase.   The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that contains the terms and conditions of the Offer as set forth in this MoU, the Minimum Condition and the other conditions set forth in Article VIII. Parent expressly reserves the right (in its sole discretion) to (a) increase the Offer Price, (b) waive, in whole or in part, any Offer Condition (other than the Minimum Condition) if legally permissible, and (c) make any other changes in the terms and conditions of the Offer; provided, however, that unless otherwise provided by this MoU, without the prior written consent of the Company, Parent shall not, and shall cause Purchaser not to, (i) decrease the Offer Price, (ii) change the form of consideration payable in the Offer, (iii) decrease the maximum number of Company Shares sought to be purchased in the Offer, (iv) amend the terms of the Option Liquidity Mechanism, Warrant Liquidity Mechanism, or the Free Share Liquidity Mechanism in a manner that is adverse to the holders of Company Share Options, Company Warrants or Company Free Shares, as applicable, (v) impose any condition to the Offer in addition to the Offer Conditions, (vi) amend or modify any of the Offer Conditions in a manner that adversely affects any holders of Company Securities, (vii) waive or change the Minimum Condition, or (viii) extend or otherwise change the Expiration Date in a manner other than as required or permitted by this MoU. The Offer may not be withdrawn prior to the Expiration Date (or any rescheduled Expiration Date) of the Offer unless this MoU is terminated in accordance with Article IX.
3.2.4.   Expiration of the Offer.   Unless extended pursuant to and in accordance with the terms of this MoU, the Offer shall expire one minute after 11:59 p.m. (New York City time) on the calendar day following the date that is twenty (20) Business Days (for this purpose calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act) following the Commencement Date (the “Initial Expiration Date”) or, in the event that the Initial Expiration Date has been extended pursuant to and in accordance with this MoU, the date and time to which the Offer has been so extended (the Initial Expiration Date, or such later date and time to which the Initial Expiration Date has been extended pursuant to and in accordance with this MoU, is referred to as the “Expiration Date”).
3.2.5.   Extension of the Offer.   The Offer shall be extended from time to time as follows:
(a)   If as of any then-scheduled Expiration Date any of the Offer Conditions shall not have been satisfied (other than conditions which by their nature are to be satisfied at the Offer Acceptance Time), or waived by Parent or Purchaser if permitted hereunder, then Parent shall cause Purchaser to extend the Offer for one or more successive periods of not more than ten (10) Business Days each, in order to permit the satisfaction of such conditions (subject to the right of Parent or Purchaser to waive any condition (other than the Minimum Condition), if legally permissible, in accordance with this MoU); provided that any extension of the Offer does not extend past the earlier of (x) the termination of this MoU pursuant to Article IX, and (y) December 31, 2021 (the “Outside Date”); provided, further that, if as of any then-scheduled Expiration Date all of the Offer Conditions other than the conditions set forth in Section 8.2(e) (other than conditions which by their nature are to be satisfied at the Offer Acceptance Time) shall have been satisfied, or waived by Parent or Purchaser if permitted hereunder, either Parent or the Company, by written notice to the other Party, may extend the Outside Date until March 31, 2022.
(b)   Parent shall cause Purchaser to extend the Offer for any period or periods required by (i) applicable Law, (ii) applicable rules, regulations, interpretations or positions of the SEC or its staff, or (iii) any of the rules and regulations, including listing standards, of NASDAQ. Parent shall cause Purchaser to not terminate the Offer prior to any scheduled Expiration Date without the prior written consent of the Company except in the event that this MoU is validly terminated pursuant to Article IX. Nothing in this Section 3.2 shall affect any of the termination rights set forth in Article IX.
3.2.6.   Subsequent Offering Period.   Immediately following the Offer Acceptance Time, Parent may, in its sole discretion, cause Purchaser to provide for a “subsequent offering period” (and one or more extensions thereof) in accordance with Rule 14d-11 under the Exchange Act (a “Subsequent Offering

Period”). Subject to the terms and conditions of this MoU and the Offer, Parent shall cause Purchaser to accept for payment, and pay the Offer Price in cash, without interest, for each Company Share (including Company Shares represented by ADSs) that is validly tendered and not properly withdrawn pursuant to the Offer during such Subsequent Offering Period promptly after any such Company Share is tendered during such Subsequent Offering Period. The Offer Documents will provide for the possibility of a Subsequent Offering Period in a manner consistent with the terms of this Section 3.2.6.
3.2.7.   Termination of the Offer.   In the event that this MoU is terminated pursuant to Article IX, Parent shall cause Purchaser to promptly (and in any event within one Business Day of such termination), irrevocably and unconditionally terminate the Offer, shall not acquire any shares pursuant to the Offer, and shall cause any depository acting on behalf of Purchaser to return, in accordance with applicable Law, all tendered Company Shares to the registered holders thereof.
3.2.8.   Offer Documents.   As promptly as practicable on the Commencement Date, Parent shall, and shall cause Purchaser to, (a) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including exhibits thereto, the “Schedule TO”) that will contain or incorporate by reference the Offer to Purchase and form of the related letter of transmittal (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any amendments and supplements thereto and including exhibits thereto, the “Offer Documents”), (b) deliver a copy of the Schedule TO, including all exhibits thereto, to the Company at its principal executive offices in accordance with Rule 14d-3(a) promulgated under the Exchange Act, (c) give telephonic notice of the information required by Rule 14d-3 promulgated under the Exchange Act, and mail by means of first class mail a copy of the Schedule TO, to the NASDAQ in accordance with Rule 14d-3(a) promulgated under the Exchange Act and (d) cause the Offer Documents to be disseminated to holders of the Company Securities in accordance with Rule 14d-4 under the Exchange Act. Parent agrees that it shall cause the Offer Documents filed by either Parent or Purchaser with the SEC to comply in all material respects with the Exchange Act and other applicable Law. Each of Parent and the Company agrees, within a reasonable period of time, to respond to any comments of the SEC or its staff and to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect, and Parent further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and the Offer Documents as so corrected to be disseminated to holders of Company Securities, in each case as and to the extent required by applicable Law, by the SEC or its staff, or by NASDAQ. The Company, its outside legal counsel, financial advisors and other representatives shall be given a reasonable opportunity to review and comment on the Offer Documents each time before any such document is filed with the SEC, and Parent shall give reasonable and good faith consideration to any comments made by the Company, its outside legal counsel, financial advisors and other representatives. Parent agrees to provide, and to cause Purchaser to provide, the Company, its outside legal counsel, financial advisors and other representatives with (i) any oral or written comments or other communications that Parent or Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments or other communications and (ii) a reasonable opportunity to provide comments on the response of Parent or Purchaser to those comments (to which reasonable and good faith consideration shall be given). The Company shall promptly furnish or otherwise make available to Parent, Purchaser and Parent’s outside legal counsel, financial advisors and other representatives all information concerning the Company and its Subsidiaries and the Company’s shareholders that may be required in connection with any action contemplated by this Section 3.2.8, including such information required by applicable Law to be set forth in the Offer Documents.
3.2.9.   Adjustment of the Offer Price.   If between the date of this MoU and the Offer Acceptance Time and other than in accordance with the Company Share Plans or the Convertible Senior Notes, the outstanding Company Shares are changed into a different number of shares or a different class by reason of any share dividend, subdivision, reclassification, split, reverse split, combination or exchange of shares, or the Company resolves to pay any dividend or make any other distribution to its security holders or shareholders in each case with a record date before the Offer Acceptance Time, then the Offer Price shall be appropriately adjusted to provide to the holder of such Company Shares (including Company Shares represented by ADSs) the same economic effect as contemplated by this MoU prior to such event. Nothing set forth in this Section 3.2.9 shall in any way limit or otherwise affect the Company’s obligations under Section 7.1.1.
3.2.10.   Withholding and Taxes.   Notwithstanding anything to the contrary contained in this MoU, each of Parent, Purchaser and Merger Sub, as applicable, shall be entitled to deduct and withhold from any consideration payable to any security holder or former security holder of the Company pursuant to this MoU (including any holder or former holder of the ADSs) such amounts as are required to be deducted or withheld therefrom under any provision of applicable Tax Law. To the extent such amounts are so deducted or withheld and paid over to the Relevant Authority, such amounts shall be treated for all purposes under this MoU as having been paid to the Person to whom such amounts would otherwise have been paid. All compensatory amounts subject to payroll reporting and withholding payable pursuant to or as contemplated by this Agreement, including all such amounts payable hereunder with respect to Company Share Options, shall be payable through the applicable employer entity’s payroll system (or standard accounts payable for non-employees) no later than the first payroll distribution after such amount has become due and payable hereunder. Any transfer, registration, stamp, sales, documentary duty or similar Tax, including, for the avoidance of doubt, any financial transaction tax or similar Tax, arising from any transfer of any Company Shares, ADSs, Company Free Shares, Company Share Options, Company Warrants or other securities contemplated by this MoU (but not including, for the avoidance of doubt, any social Tax, income Tax, gains Tax, personal Tax, or other similar Tax that would be due by a security holder of the Company on any gains (such as, among others, Company Share Options and Company Warrants exercise gains, Company Free Shares vesting gains or other gains) realized in connection with Company Share Options, Company Warrants, Company Free Shares or other securities) shall be borne by Parent or Purchaser.
3.3.   Company Actions.
3.3.1.   Schedule 14D-9.   Concurrently with the filing of the Schedule TO, the Company shall file with the SEC and disseminate to holders of the Company Securities, in each case as and to the extent required by applicable Law, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any exhibits, amendments or supplements thereto, the “Schedule 14D-9”) that shall include the Company Board Recommendation (except to the extent that the Company effects a Change in Company Board Recommendation pursuant to Section 7.1.2(f)). The Company agrees that it shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act and other applicable Law. Each of Parent and the Company agrees, within a reasonable period of time, to respond to any comments of the SEC or its staff and to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and the Schedule 14D-9 as corrected to be disseminated to holders of the Company Securities, in each case as and to the extent required by applicable Law, by the SEC or its staff, or by NASDAQ. Parent, its outside legal counsel, financial advisors and other representatives shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 each time before it is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent, its outside legal counsel, financial advisors and other representatives. The Company agrees to provide Parent, its outside legal counsel, financial advisors and other representatives with (i) any oral or written comments or other communications that the Company, its outside legal counsel, financial advisors and other representatives may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments or other communications and (ii) a reasonable opportunity to provide comments on the response of the Company to those comments (to which reasonable and good faith consideration shall be given). Parent shall, and shall cause Purchaser to, promptly furnish or otherwise make available to the Company, its outside legal counsel, financial advisors and other representatives all information concerning Parent and Purchaser that may be required in connection with any action contemplated by this Section 3.3.1, including such information required by applicable Law to be set forth in the Schedule 14D-9.
3.3.2.   Shareholder List and Other Information.   Subject to applicable Laws and the Company’s Organizational Documents, the Company shall, upon Parent’s request, promptly furnish Parent with a list of its shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of the Company Securities, including lists of securities positions of the Company Shares held in share depositories, in each case, to the Company’s knowledge, accurate and complete as of the most recent practicable date, and shall provide to Parent such additional information (including updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer. In addition, in connection with the Offer, the Company shall, and shall cause its officers, directors, employees, agents, advisors or representatives to, reasonably cooperate with Parent and Purchaser to disseminate the Offer Documents to holders of Company Securities to permit such holders to tender Company Shares in the Offer (if applicable) or otherwise elect to participate in the other undertakings of Parent and Purchaser in connection with the Offer, subject to applicable Laws and the Company’s Organizational Documents.
3.4.   Directors.
(a)   Upon the Offer Acceptance Time, subject to compliance with the Organizational Documents of the Company, applicable Law and the applicable rules of the NASDAQ, Parent, Purchaser and the Company shall use their reasonable best efforts (including, in the case of the Company, by using its reasonable best efforts to obtain the necessary resignations of existing directors) to ensure that the Company Board will be comprised of nine (9) directors (or such lesser or greater number as specified by Purchaser), (i) at least seven (7) (or such lesser or greater number as specified by Purchaser) of whom shall be designated by Purchaser (the “Purchaser Directors”), in its sole discretion, and (ii) at least two of whom shall be an Independent Director (who shall be designated by Purchaser in the manner set forth in Section 3.4(b)). The Company shall, subject to Section 3.4(b), upon Parent’s request at any time following the purchase of and payment for Company Shares pursuant to the Offer, promptly take, or to the extent required by the Organizational Documents of the Company or applicable Law, propose to the shareholders to take, all such actions necessary or, at the request of Parent, implement a board cooptation process necessary to (i) elect or designate to the Company Board the Purchaser Directors permitted to be so designated by the first sentence of this Section 3.4(a), including promptly convening a shareholders’ meeting as may be necessary in accordance with French Law, promptly increasing the size of the Company Board (including by proposing an amendment to the bylaws of the Company if necessary so as to increase the size of the Company Board) and/or promptly request (and use its reasonable best efforts to obtain) the resignations of such number of its current directors, in each case subject to applicable Laws and as is necessary or desirable to enable Purchaser’s designees to be so elected or designated to the Company Board and to otherwise comply with the Company Board composition set forth in the first sentence of this Section 3.4(a), and (ii) cause Purchaser’s designees to be so elected or designated at such time. Promptly after the Offer Acceptance Time, the Company shall also cause Persons designated by Parent (on behalf of Purchaser) to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of (A) each committee of the Company Board, (B) the board of directors (or similar body) of each Subsidiary of the Company and (C) each committee (or similar body) of each such board, in each case to the extent permitted by applicable Law and applicable NASDAQ rules. The Company’s obligations under this Section 3.4 shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly upon execution of this MoU take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 3.4, including mailing to shareholders (together with the Schedule 14D-9) the information required by Section 14(f) and Rule 14f-1 as is necessary to enable Purchaser’s designees to be elected or designated to the Company Board. Parent shall supply the Company with information with respect to Purchaser’s designees and Parent’s and Purchaser’s respective officers, directors and Affiliates to the extent required by Section 14(f) and Rule 14f-1. Parent shall be solely responsible for the information and consents with respect to Parent and its designees, officers, directors and affiliates required by Section 14(f) of the Exchanges Act and Rule 14f-1 promulgated under the Exchange Act in connection with such filing. The provisions of this Section 3.4 are in addition to and shall not limit any rights that any of Parent, Purchaser or any of their respective Affiliates may have as a record holder or beneficial owner of Company Shares as a matter of applicable Law with respect to the election of directors or otherwise.

(b)   Following the election or appointment of Parent’s designees pursuant to Section 3.4(a) and until the earliest to occur of (x) such time after the Offer Acceptance Time as Purchaser and its Affiliates, in the aggregate, own one hundred percent (100%) of the issued and outstanding shares in the capital of Merger Sub and the Company (or their respective legal successors), including, for the avoidance of doubt, pursuant to the Compulsory Acquisition, and (y) consummation of the Liquidation and Second Step Distribution: (i) Parent shall cause at least two individuals (each of whom is an independent member of the Company Board as of immediately prior to the Offer Acceptance Time (or, if no such individual is willing, then another person who is “independent” (as such term is defined by NASDAQ rules), and is not an employee, director, officer or representative of Parent or any of its Affiliates)) to serve as a member of the Company Board following the Offer Acceptance Time and, following the Merger, as a member of the board of directors of Merger Sub (the “Independent Director(s)”); and (ii) the approval of a majority of such Independent Directors shall (for so long as they are entitled to serve in such capacity) be required to authorize: (A) any termination of this MoU, the Merger Documentation or the Demerger Documentation by the Company or Merger Sub, as applicable; (B) any amendment of this MoU, the Merger Documentation or the Demerger Documentation requiring action by the Company Board or the board of directors of Merger Sub; (C) any extension of time for performance of any obligation or action hereunder by the Company or Merger Sub; and (D) any waiver of compliance with any of the agreements and conditions contained herein for the benefit of the Company the holders of Company Securities (including as it relates to the Merger, Demerger and/or Liquidation and Second Step Distribution).
3.5.   Treatment of Equity-Based Awards.
3.5.1.   Company Share Options.
(a)   Vested Company Share Options.   Pursuant to the Offer made in accordance with Section 3.2, Purchaser shall offer to each holder of a Vested Company Share Option (including all holders of Company Share Options issued by the Company under the 2010 to 2016 stock option plans (i.e., until May 3, 2017)) the right, immediately prior to the Offer Acceptance Time, to a cashless arrangement or a financing facility or an equivalent mechanism (in each case and to the extent permitted under applicable Laws) (the “Option Liquidity Mechanism”) to fund the payment of the aggregate exercise price and applicable Tax withholding obligations for exercising their Vested Company Share Options, subject to the holder of such Company Share Option undertaking, at the Offer Acceptance Time, to tender the underlying Company Shares acquired upon the exercise of such Vested Company Share Option into the Offer and to repay the aggregate exercise price and any applicable Tax withholding obligations funded through such Option Liquidity Mechanism (as applicable, “Option Liquidity Mechanism Expenses”).
(b)   Unvested Company Share Options.   Pursuant to the Offer made in accordance with Section 3.2, (i) in respect of Unvested Company Share Options issued by the Company under the 2017 stock option plan (i.e., pursuant to decisions of the Company Board taken between April 20, 2017 and August 4, 2020) and, as the case may be, the 2016 stock option plan (i.e., pursuant to decision of the Company Board taken between May 13, 2016 and April 20, 2017), Purchaser shall offer to each holder of an Unvested Company Share Option the right, at the Offer Acceptance Time, to cancel such Unvested Company Share Option and replace it with a right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of Company Shares subject to such Unvested Company Share Option multiplied by (y) the excess, if any, of the Offer Price over the applicable per share exercise price under such Unvested Company Share Option, subject to any required withholding of Taxes (the “Cash Replacement Option Amounts”) and (ii) each award of Unvested Company Share Options issued from August 4, 2020 shall be automatically cancelled and replaced with a right to receive the Cash Replacement Option Amounts, which Cash Replacement Option Amounts will, in each case of (i) and (ii) above, be subject to the holder’s continued employment with Parent, the Company, or any of their Subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Share Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Option Amounts will have the same terms and conditions (including, with respect to vesting and acceleration) as applied to the award of Unvested Company Share Options for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this MoU or for such other administrative or ministerial changes as Parent and the Company determine are appropriate to conform the administration of the Cash Replacement Option Amounts.
(c)   Further Actions for Company Share Options.   The Company (including the Company Board or any committee thereof which governs or administers the outstanding Company Share Options and/or the Company Share Option Plans) shall pass resolutions and take all actions reasonably necessary or advisable, to the extent permitted by applicable Law, to effect the transactions contemplated by this Section 3.5 and to terminate the Company Share Option Plans effective at such time as no Company Share Options are outstanding.
3.5.2.   Company Free Shares.
(a)   Unsellable Company Free Shares.   Pursuant to the Offer made in accordance with Section 3.2, Purchaser shall offer to each holder of an Unsellable Vested Company Free Share the right, immediately prior to the Offer Acceptance Time, a liquidity mechanism (the “Free Share Liquidity Mechanism”), which shall (i) provide for the sale of the relevant Unsellable Vested Company Free Share to Purchaser at the Offer Price, (ii) become exercisable for (A) US Taxpayers, upon the Offer Acceptance Time and (B) Non-US Taxpayers, upon expiration of any applicable lock-up period, (iii) for Non-US Taxpayers, only be provided with respect to any Unsellable Vested Company Free Share if the holder thereof has agreed to, pursuant to the terms of a liquidity agreement to be entered into between such holder and Purchaser, sell the Unsellable Vested Company Free Share to Purchaser immediately upon such Unsellable Vested Company Free Share becoming available for sale by such holder, and (iv) provide that if the holder of any such Unsellable Vested Company Free Share or Purchaser so requests, Purchaser shall be obligated to purchase and holder shall be obligated to sell the relevant Unsellable Vested Company Free Share at the Offer Price at any time following the expiration of any applicable lock-up period or delivery of the Unsellable Vested Company Free Share, if no such lock-up period applies. The Company shall take all actions to permit Purchaser to enter into liquidity agreements with holders of outstanding Unsellable Vested Company Free Shares in order to implement the Free Share Liquidity Mechanism. If the Free Share Liquidity Mechanism is not (or is not capable of being) implemented or applicable to all holders of Unsellable Vested Company Free Shares, the Parties shall discuss in good faith any alternate solutions resulting in the substantially equivalent economic effect.
(b)   Unvested Company Free Shares.   Effective as of the Offer Acceptance Time, each award of Unvested Company Free Shares shall be automatically cancelled and replaced with a right to receive an amount in cash, without interest, equal to (i) the Offer Price (the “Cash Replacement Free Share Amount”) multiplied by (ii) the number of Unvested Company Free Shares underlying such award (and, with respect to any Unvested Company Free Shares that are subject to performance-vesting goals or metrics, (x) for any Unvested Company Free Shares for which the time period for performance has elapsed under the terms of the awards, the number of Unvested Company Free Shares shall be determined based on the actual level of achievement of such goals or metrics, and (y) for all other Unvested Company Free Shares, the number of Unvested Company Free Shares shall be determined based on target level of achievement of such goals or metrics immediately prior to the Offer Acceptance Time), which Cash Replacement Free Share Amount will, subject to the holder’s continued employment with Parent, the Company, or any of their Affiliates through the applicable vesting dates, vest and be payable at the same time as the Company Free Share for which such Cash Replacement Free Share Amount were exchanged would have vested pursuant to its terms. All Cash Replacement Free Share Amounts will have the same terms and conditions (including, with respect to vesting and acceleration) as applied to the Unvested Company Free Shares for which they were exchanged, (A) except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as Parent and the Company determine are appropriate to conform the administration of the Cash Replacement Free Share Amounts and (B) and, for the purpose of clarity, the acceleration of vesting terms set forth on Section 4.14(h) of the Company Disclosure Letter shall apply.

(c)   Further Actions for Company Free Shares.   The Company (including the Company Board or any committee thereof which governs or administers the outstanding Company Free Shares and/or the Company Free Share Plans) shall pass resolutions and take all actions reasonably necessary or advisable, to the extent permitted by applicable Law, to effect the transactions contemplated by this Section 3.5.2 and to terminate the Company Free Share Plans, effective at such time as no Company Free Shares are outstanding.
3.5.3.   Company Warrants.
(a)   Effective as of immediately prior to the Offer Acceptance Time, all Company Warrants that are outstanding immediately prior to the Offer Acceptance Time shall immediately vest and become fully exercisable.
(b)   Pursuant to the Offer made in accordance with Section 3.2, Purchaser shall offer to each holder of a Company Warrant a cashless arrangement or a financing facility or an equivalent mechanism (which, in each case and to the extent permitted under applicable Laws, would be implemented through a third party) (the “Warrant Liquidity Mechanism”) to fund the payment of the aggregate exercise price and applicable Tax withholding obligations for exercising their Company Warrant, subject to such holder of such Company Warrant undertaking to tender the underlying Company Shares acquired upon the exercise of such Company Warrant into the Offer and to repay the aggregate exercise price and any applicable Tax withholding obligations funded through such Warrant Liquidity Mechanism (as applicable, “Warrant Liquidity Mechanism Expenses”).
(c)   Further Actions for Company Warrants.   The Company (including the Company Board or any committee thereof which governs or administers the outstanding Company Warrants and/or the Company Warrant Plans) shall pass resolutions and take other actions, to the extent permitted by applicable Law, to effect the transactions contemplated by this Section 3.5.3 and to terminate the Company Warrant Plans effective as of the Offer Acceptance Time.
3.5.4.   Treatment of Employee Stock Purchase Plan.   With respect to the ESPP, as soon as practicable (and in any event within ten days) following the date hereof, the Company Board or the Authorized Officer (as defined in the ESPP) will adopt resolutions and take other actions as may be reasonably necessary or required to provide that (y) each individual participating in an Offering (as defined in the ESPP) in progress on the date hereof will not be permitted to (a) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect as of the date hereof; or (b) make separate non-payroll contributions to the ESPP on or following the date hereof, except as may be required by applicable law, and (z) no individuals will be permitted to newly enroll in the ESPP following the date hereof. Prior to the Commencement Date, the Company will take all action that may be necessary to, effective upon the Commencement Date, (i) cause any Offering that would otherwise be outstanding at the Commencement Date to terminate no later than five (5) Business Days prior to the date on which the Commencement Date occurs; (ii) make any pro rata adjustments that may be necessary to reflect the shortened Offering, but otherwise treat any shortened Offering as a fully effective and completed Offering for all purposes pursuant to the ESPP; (iii) cause the exercise (as of no later than one Business Day prior to the date on which the Commencement Date occurs) of each outstanding purchase right pursuant to the ESPP; and (iv) provide that no further Offering Period (as defined in the ESPP) or purchase period will commence pursuant to the ESPP after the date hereof. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole Company Shares in accordance with the terms of the ESPP. Immediately prior to and effective as of the Commencement Date, the Company will terminate the ESPP.
3.6.   General Meeting.
3.6.1.   Holding the GM.   Subject to the provisions of this Section 3.6 and the decision of Parent pursuant to Section 3.7, the Company shall, as promptly as practicable after completion of the Post-Offer Consultation and in any event after receipt of all required appraiser reports in connection with the Merger and the Demerger, call an ordinary and an extraordinary general meeting of its shareholders (the “GM”), to be held no later than forty (40) calendar days thereafter, to:

(a)   propose to adopt one or more resolutions, subject to the Offer Acceptance Time having occurred, to effectuate and complete a contribution in kind subject to the demerger regime (apport partiel d’actif soumis au régime des scissions) (the “Demerger”) as a result of which all of the Company’s assets and liabilities will be spun into a newly incorporated société par actions simplifiée organized under the Laws of France that is wholly owned by the Company (“Demerger Sub”) as contemplated by the Demerger Agreement (the “Demerger Resolutions”), it being agreed that a tax ruling will be filed in connection with the Demerger in accordance with section 209 II of the French tax code;
(b)   propose to adopt resolutions to, subject to the Offer Acceptance Time having occurred, approve the Merger as contemplated by the Merger Agreement as provided for under Articles L. 236-1 et seq. and L. 236-25 et seq. of the French Commercial Code (the “Merger Resolutions”);
(c)   propose to in accordance with Section 3.4(a), adopt one or more resolutions effective upon (and subject to the occurrence of) the Offer Acceptance Time to appoint the Purchaser Directors to replace the resigning directors of the Company Board, to accept the resignations of the resigning directors of the Company Board and to otherwise ensure the Company Board is comprised of the directors contemplated by Section 3.4(a) (the “Governance Resolutions”); and
(d)   conduct such other business as may properly come before the meeting.
3.6.2.   GM Materials.   On the Company Board Recommendation Date, the Company shall prepare and file with the SEC a preliminary proxy statement in connection with the GM (the “Proxy Statement”) and any other appropriate materials for the GM (together with the Proxy Statement and with any amendments and supplements thereto and any other documents required, the “GM Materials”) relating to the matters set forth in Section 3.6.1. Subject to Section 7.1.2, the Company shall include the Company Board Recommendation in the GM Materials. Parent shall cooperate with the Company in the preparation of the GM Materials and furnish promptly to the Company all available information concerning Parent, Purchaser and any of their Affiliates required to be set forth in the GM Materials. The Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on the GM Materials (and any amendments thereto) each time prior to their filing with the SEC and/or dissemination to the shareholders of the Company, as applicable, and the Company shall give due consideration to all reasonable additions, deletions or changes to such documents (and any amendments thereto) suggested thereto by Parent and its counsel. The Company shall provide Parent and its counsel, to the extent not prohibited under applicable Law, with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or any other Relevant Authority with respect to the GM Materials promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (and the Company shall give due consideration to all reasonable additions, deletions or changes to such response proposed by Parent and its counsel), including by participating with the Company or its counsel in any discussions or meetings with the SEC or any other Relevant Authority to the extent such participation is not prohibited by the SEC or the applicable Relevant Authority. The parties hereto agree that, notwithstanding the notice provisions of this MoU, communications with respect to the Proxy Statement, including communications related to any SEC comments, may be made on behalf of each party by email through their respective counsel. Promptly following the later of (i) confirmation by the SEC that it has no further comments on the Proxy Statement and (ii) the expiration of the ten (10)-day waiting period contemplated by Rule 14a-6(a) promulgated by the SEC, the Company shall cause the Proxy Statement in definitive form to be filed with the SEC and mailed to the Company’s shareholders.
3.6.3.   Postponement of GM.   The Company shall consult with Parent regarding the date of the GM (or any Subsequent GM) and, unless this MoU is validly terminated in accordance with Article IX, shall not cancel, postpone or adjourn the GM (or any Subsequent GM) without the prior written consent of Parent; provided, that the Company may, following reasonable consultation with Parent, and, to the extent requested in writing by Parent, the Company shall, adjourn, postpone or cancel and reconvene the GM (or any Subsequent GM) solely to the extent reasonably necessary (x) to ensure that any supplement or amendment to the relevant GM Materials that the Company Board, after consultation with outside counsel, reasonably determines is necessary to comply with applicable Law is made available to the Company’s shareholders in advance of the GM (and any Subsequent GM) or (y) on no more than two (2) occasions of not more than ten (10) Business Days each, to solicit additional proxies in favor of the approvals set forth in Section 3.6.1, if as of the date of the scheduled GM (or any Subsequent GM) there are not sufficient proxies that have been received approving such matters. In the event the GM (or any Subsequent GM) is adjourned, postponed or cancelled and reconvened pursuant to the foregoing proviso, the Company shall duly give notice of and reconvene the GM or such Subsequent GM on a date scheduled by mutual agreement of the Company and Parent, each acting reasonably, or, in the absence of such agreement, as soon as practicable following the date of such adjournment, postponement or cancellation but, in any event, no later than the day that is thirty-five (35) days following the date of such adjournment, postponement or cancellation (or, in the case of any Subsequent GM, a date that shall be prior to the date on which the Expiration Date shall occur).
3.6.4.   Compliance with GM Requirements.   The Company shall use its reasonable best efforts to ensure that the GM (and any Subsequent GM) is called, noticed, convened, held and conducted in compliance in all material respects with all applicable Laws. Without limiting the foregoing, prior to holding the GM (or any applicable Subsequent GM), the Company will use its reasonable best efforts to comply in all material respects with all applicable requirements with respect to the holding of an GM (or Subsequent GM, if applicable) to act upon the Merger Resolutions, including the pre-meeting filing and publication requirements of the French Commercial Code with respect to the Merger (collectively, the “French Merger Publication”). Notwithstanding anything to the contrary in this Section 3.6, the date of the French Merger Publication shall be on a date reasonably selected by Parent and the Company, and the GM (or Subsequent GM, if applicable) shall be held in compliance with all applicable Laws as promptly as practicable after the date of the French Merger Publication. The approval of the matters set forth in Section 3.6.1(a)3.6.1(d) shall be the only matters that the Company shall propose to be acted on by the shareholders of the Company at the GM (and any Subsequent GM), unless otherwise reasonably proposed by the Company and approved in advance in writing by Parent.
3.6.5.   Subsequent GM.   Notwithstanding anything to the contrary in this MoU, if the Company Board determines in its reasonable discretion that any additional shareholders resolutions should be adopted in order to approve any of the Signing Transactions, or if the Governance Resolutions, the Merger Resolutions or the Demerger Resolutions have not been adopted at the GM, then, in each case, the Company shall, following consultation with Parent, duly call and give notice of another GM (a “Subsequent GM”), which will take place at a date determined by the Company and reasonably acceptable to Parent and not later than a date that is prior to the date of the Expiration Date, at which the Governance Resolutions, the Merger Resolutions or the Demerger Resolutions, or the additional resolutions as referred to above will be considered or reconsidered, as the case may be.
3.6.6.   GM and Alternate Proposal.   Without limiting the generality of the foregoing, but subject to the Company’s rights to terminate this MoU in accordance with Article IX, the Company agrees that (i) its obligation to duly call, give notice of, convene and hold the GM (and any Subsequent GM) in accordance with and subject to the terms hereof and (ii) its obligations pursuant to this Section 3.6, in each case, will not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternate Proposal (whether or not a Superior Proposal) or any Change in Company Board Recommendation. Unless this MoU is validly terminated in accordance with Article IX, the Company agrees that it shall not submit to the vote of the shareholders of the Company any Alternate Proposal (whether or not a Superior Proposal).
3.6.7.   Company GM Covenant.   Except to the extent there has been a Change in Company Board Recommendation, at and prior to the GM (and any Subsequent GM), the Company shall use its reasonable best efforts to secure the approval of the matters set forth in Section 3.6.1 following the time at which such matters are submitted to the Company’s shareholders for approval.
3.7.   Post-Offer Reorganization.
3.7.1.   Post-Offer Reorganization Options.   Following the later of the Offer Acceptance Time or, if applicable, the closing of the Subsequent Offering Period, Parent may (but for the avoidance of doubt, shall not be required to) effectuate, or cause to be effectuated, in which case the Company and its Subsidiaries shall effectuate a corporate reorganization (the “Post-Offer Reorganization”) of the

Company and its Subsidiaries, which will be (x) a Post-Offer Reorganization identified in Section 3.7.1(a) or Section 3.7.1(b) (or any combination of the foregoing), or (y) with the prior written consent of the Company (prior to the Offer Acceptance Time) or the Independent Directors in office at that time (following the Offer Acceptance Time) (in each case, such consent not to be unreasonably withheld, conditioned or delayed) and if permissible under applicable Law, at Parent’s election, shall be comprised of any of the following other Post-Offer Reorganizations (it being understood that, as of the date hereof, Parent has a preference for effectuating the Demerger and the Merger, and any reference to the Company in this Section 3.7.1 shall be deemed to refer to the Company or any of its legal successors):
(a)   the Demerger;
(b)   the Merger;
(c)   a statutory legal demerger (apport partiel d’actif soumis au régime des scission or scission) of the Company in accordance with Articles L. 236-1 and seq. of the French Commercial Code;
(d)   a statutory (cross-border or domestic) legal (bilateral or triangular) merger in accordance with Articles L. 236-1 and seq. and, as the case may be, L. 236-25 and seq. of the French Commercial Code between the Company, Purchaser and/or any Affiliate of Parent;
(e)   a cross-border redomiciliation of the Company in accordance with Articles L. 236-25 to L. 236-32 and R. 236-13 to R. 236-20 of the French Code de Commerce and other non-contrary provisions of Articles L. 236-1 to L. 236-23 of the French Commercial Code;
(f)   a transfer by way of sale of all or, at the option of Parent, part of the Company’s assets and liabilities to a newly incorporated or existing company; and
(g)   any combination of the foregoing.
3.7.2.   Post-Merger Reorganization.   The Company acknowledges that, upon completion of the Merger, Parent may (but for the avoidance of doubt, shall not be required to) effectuate, or cause to be effectuated, in which case Merger Sub (as successor of the Company) and its Subsidiaries shall effectuate, and the Company Board shall reasonably cooperate with Parent (at Parent’s sole cost) to facilitate and procure the preparation of, a corporate reorganization (the “Post-Merger Reorganization”) of Merger Sub and its Subsidiaries, which will be (x) a Post-Merger Reorganization identified in Section 3.7.2(a), 3.7.2(b) or 3.7.2(c) (or any combination of the foregoing), or (y) with the prior written consent of the Independent Directors in office at that time (such consent not to be unreasonably withheld) and if permissible under applicable Law, at Parent’s election, shall be comprised of any of the following Post-Merger Reorganizations (it being understood that, as of the date hereof, Parent has a preference for effectuating the Asset Sale and the Liquidation and Second Step Distribution, and any reference to Merger Sub in this Section 3.7.2 shall be deemed to refer to Merger Sub or any other entity directly or indirectly holding all or substantially all of the business of the Company upon completion of the Post-Offer Reorganization):
(a)   the Asset Sale;
(b)   the Liquidation and Second Step Distribution;
(c)   the commencement by Purchaser (or its Affiliate) of the Compulsory Acquisition;
(d)   a sale and transfer of any or all assets and/or liabilities between Merger Sub and its Affiliates or between Merger Sub, on the one hand, and Purchaser or Parent, on the other hand, or their respective Affiliates (including any newly formed private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the Laws of the Netherlands);
(e)   a distribution of proceeds, cash and/or assets to the shareholders of Merger Sub or share buybacks;
(f)   a dissolution and/or liquidation of Merger Sub;

(g)   a contribution of cash and/or assets by Purchaser, Parent or by any Affiliate of Parent in exchange for ordinary shares in Merger Sub’s share capital, in which circumstances the pre-emptive rights (voorkeursrechten), if any, of Merger Sub’s minority shareholders could be excluded;
(h)   a statutory (cross-border or domestic) legal (bilateral or triangular) merger (juridische (driehoeks-)fusie) in accordance with Article 2:309 et seq. of the DCC between Merger Sub, Purchaser and/or any Affiliate of Parent;
(i)   a statutory legal (bilateral or triangular) demerger (juridische (driehoeks-)splitsing) of Merger Sub in accordance with Article 2:334a et seq. of the DCC;
(j)   any transaction between Merger Sub and Purchaser or their respective Affiliates at terms that are not at arm’s length (subject to approval by the Independent Directors);
(k)   any transactions, restructurings, share issues, procedures and/or proceedings in relation to Merger Sub and/or one or more of its Affiliates required to effect the aforementioned transactions; and
(l)   any combination of the foregoing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (a) set forth in the disclosure letter dated the date hereof delivered to Parent by the Company (the “Company Disclosure Letter”), (b) disclosed in any annual report on Form 10-K of the Company, or (c) disclosed in any release, report, schedule, form, statement or other document filed with or furnished to the SEC or the French Registry of Commerce and Companies (Registre de commerce et des sociétés) at least one (1) Business Day prior to the date hereof and, in each case of clauses (b) and (c), only if such release, annual report, report, schedule, form, statement or other document is publicly available on the date hereof on the “Investor Relations” section of the website of the Company or on the website of the SEC or at the French Registry of Commerce and Companies (Registre de commerce et des sociétés) (collectively, the “Company Reports”) (other than disclosures relating to risk factors or any disclosure in any Company Report to the extent that such disclosure is predictive or forward-looking in nature, and provided that the relevant exception to such representation and warranty is reasonably apparent from such Company Report) (it being acknowledged that nothing disclosed in the Company Reports will be deemed to modify or qualify the representations and warranties set forth in Section 4.2 and Section 4.7(b)), the Company hereby represents and warrants to Parent as follows:
4.1.   Organization, Good Standing and Qualification; Subsidiaries.
(a)   The Company is an entity duly organized and validly existing under the Laws of its jurisdiction of organization. Each of the Company’s Subsidiaries is an entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of organization, except where the failure to be so organized, existing and in good standing, as applicable, has not resulted and is not reasonably expected to result in, individually or in the aggregate, a Material Adverse Effect.
(b)   A true and complete list of all the Subsidiaries of the Company, identifying the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of the outstanding capital stock or other equity or similar interests of each such Subsidiary owned by the Company and each of its other Subsidiaries, is set forth in Section 4.1(b) of the Company Disclosure Letter. Except as set forth in Section 4.1(b) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

4.2.   Capitalization.
(a)   As of March 5, 2021, the outstanding share capital of the Company consists of 32,354,496 Company Shares, each with a nominal value of €0.08 per share. As of March 5, 2021: (i) 32,354,496 Company Shares were issued and outstanding, and (ii) no Company Shares were held in the treasury of the Company (including Company Shares held by Subsidiaries). As of March 5, 2021, there are (x) 1,537,057 Company Shares underlying Company Share Options, with a weighted average exercise price of €18.84, (y) 323,173 Company Shares underlying Company Warrants, with a weighted average exercise price of €28.18 and (z) 2,748,533 Company Shares underlying Unvested Company Free Shares (and, in the case of any performance-based awards of Company Free Shares, assuming performance achievement at maximum).
(b)   Each of the outstanding shares or other equity interests in the Company are duly authorized, validly issued and fully paid. Except as set forth in Section 4.2(a) above (and except for the Convertible Senior Notes), as of the date hereof, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, phantom stock, profit participation, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other equity interests of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of the Company and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(c)   Each of the outstanding shares of capital stock or other equity interests in each of the Company’s Subsidiaries that is held by the Company or by a direct or indirect Subsidiary of the Company is duly authorized, validly issued, fully paid and, to the extent applicable, non-assessable, and the Company or a direct or indirect Subsidiary of the Company has legal title to such outstanding shares or other equity interests. All shares of capital stock or other equity interests in each of the Company’s Subsidiaries owned by the Company or by a direct or indirect Subsidiary of the Company are free and clear of any Lien. Except as set forth above (and except for the Convertible Senior Notes), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, phantom stock, profit participation, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity interests of any of the Company’s Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of any of the Company’s Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(d)   Except for the Convertible Senior Notes, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company or any of the Company’s Subsidiaries issued and outstanding or reserved for issuance. None of the Company or any of its Subsidiaries is a party to any shareholders’ agreement, voting trust agreement or registration rights agreement relating to any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any other Contract relating to disposition, voting or dividends with respect to any such shares of capital stock or other equity interests.
(e)   Section 4.2(e) of the Company Disclosure Letter contains a true and complete list, as of March 5, 2021, of (i) the number of Company Shares subject to each outstanding Company Share Option, the name of the holder, the exercise price, the grant date, the general vesting schedule and the expiration date of each such Company Share Option, (ii) the number of Company Shares subject to each outstanding non-vested Company Free Share, the name of the holder, the grant date, the vesting schedule, end of acquisition period and delivery date, and the Company Free Share Plan pursuant to which such Company Free Share was granted, (iii) the number of Company Shares that have been delivered pursuant to the vested Company Free Shares and are subject to a lock-up period, the name of the holder, the end of acquisition period / delivery date, the end of the lock-up period and the Company Free Share Plan pursuant to which such Company Shares were acquired, and (iv) the number of Company Shares subject to each outstanding Company Warrant, the name of the holder, the subscription date, the exercise price and the Company Warrant Plan pursuant to which such Company Warrant was issued.

The Company has not issued any Company Shares (other than pursuant to Company Share Options, Company Free Shares or Company Warrants granted prior to the date hereof) and has not granted Company Share Options, Company Free Shares, Company Warrants or any other equity interests in the Company or any of its Subsidiaries since March 5, 2021 through the date hereof.
4.3.   Corporate Authority.   The Company has all requisite organizational power and authority and has taken all organizational action necessary in order to authorize, execute and, unless the Company Board decides not to proceed with the transactions contemplated by this MoU in accordance with Section 2.3, perform its obligations under this MoU. Assuming that Parent has validly and properly entered into this MoU, this MoU is a valid and, unless the Company Board decides not to proceed with the transactions contemplated by this MoU in accordance with Section 2.3, binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights (the “General Enforceability Exceptions”).
4.4.   Non-contravention.   The execution by the Company of this MoU, the compliance by it with all of the provisions of and, unless the Company Board decides not to proceed with the transactions contemplated by this MoU in accordance with Section 2.3, the performance by it of its obligations under this MoU and the consummation of the Offer, (a) will not conflict with, or result in a breach or violation of, or result in any acceleration of any rights or obligations or the payment of any penalty under or the creation of a Lien on the assets of the Company or any of its Subsidiaries (with or without the giving of notice or the lapse of time or both), other than Permitted Liens and the acceleration of the rights to exercise the Company Share Options, Company Warrants, Company Free Shares or Convertible Senior Notes, pursuant to, or permit any other party any right to terminate, accelerate or cancel, or otherwise constitute a default under, any provision of any Material Contract, or result in any change in the material rights and material obligations of any party under any Material Contract, in each case to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets is bound, (b) will not violate or conflict with any Permit issued to the Company or any of its Subsidiaries (assuming receipt by Parent of all authorizations, consents, Permits and approvals required in connection with the Offer), (c) will not violate or conflict in any material respect with the Organizational Documents of the Company or any of the Company’s Subsidiaries, or (d) assuming all authorizations, waivers, consents, filings, registrations and approvals described in Section 4.5 have been obtained, made or given, will not violate or conflict with any applicable Law, except (in the case of clauses (a), (b) and (d)) for such conflicts, breaches, violations, defaults, payments, accelerations, creations, permissions or changes that, individually or in the aggregate, have not resulted and are not reasonably expected to result in a Material Adverse Effect.
4.5.   Required Consents.   Other than (a) the Regulatory Approvals, (b) authorizations, waivers, consents, filings, registrations or approvals in connection with or in compliance with the Exchange Act, and (c) such other authorizations, waivers, consents, filings, registrations or approvals that, if not obtained, made or given, individually or in the aggregate, are not reasonably expected to result in a Material Adverse Effect, no authorizations, waivers, consents, filings, registrations or approvals are required to be made by the Company or any of its Subsidiaries with, or obtained by the Company or any of its Subsidiaries from any Relevant Authority, in connection with the performance by the Company of its obligations hereunder and the consummation of the Offer.
4.6.   Reports; Financial Statements; Internal Control and Disclosure Control.
(a)   The Company Reports were, to the extent required under applicable Law, filed in a timely manner, and are in material compliance with all applicable Laws and other requirements applicable thereto. As of their respective dates (or if amended prior to the date hereof, as of the date of such amendment), the Company Reports that were required to be filed with any Relevant Authority complied in all material respects with the requirements under applicable Law regarding the accuracy and completeness of the disclosures contained therein.
(b)   All of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the Company Reports (i) fairly present in all material respects the consolidated balance sheets and the statements of operations, cash flows and changes in shareholders’ equity of the Company and its consolidated

Subsidiaries as of the dates and for the periods referred to therein and (ii) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments that are not, individually or in the aggregate, material in amount or nature).
(c)   The Company maintains a system of accounting and internal controls designed to provide reasonable assurances regarding the reliability of the consolidated financial reporting and the preparation of the consolidated financial statements of the Company and its consolidated Subsidiaries in accordance in all material respects with US GAAP and applicable Laws. The Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of Company Board (i) all known “significant deficiencies” and “material weaknesses” in the design or operation of internal controls over financial reporting that would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting, and any such disclosures have been made available to Parent, except to the extent such disclosures relate to matters that are not reasonably expected to result in a Material Adverse Effect.
4.7.   Absence of Certain Changes.   Since December 31, 2020, (a) the Company has conducted the business of the Company in the ordinary course of business, (b) there has not been any change or development that, individually or in the aggregate, has resulted or is reasonably expected to result in a Material Adverse Effect and (c) except in connection with the authorization, preparation, negotiation, execution or performance of this MoU or the consummation of the Transactions, the Company and its Subsidiaries have not taken or refrained from taking any action, which if taken or refrained from being taken during the period commencing after the date hereof and the Offer Acceptance Time, would be prohibited (without Parent’s consent) by clauses (a), (c), (e), (f), (i) and (l) of Section 7.1.1.
4.8.   Litigation.
(a)   As of the date hereof, there are no Actions or Orders that would reasonably be expected to materially impair the ability of the Company to consummate the Offer or the other transactions contemplated by this MoU pending or, to the knowledge of the Company, threatened in writing, pending by or against the Company or any of its Subsidiaries, before or by any Relevant Authority, except those that would not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.
(b)   Other than Actions or Orders of the type covered by clause (a) above, there are no Actions (nor are any such Actions or Orders pending or, to the knowledge of the Company, threatened in writing), pending by or against the Company or any of its Subsidiaries or affecting any of their respective properties or assets, before or by any Relevant Authority or Orders affecting any of their respective properties or assets, except, in each case, those that would not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.
4.9.   Intellectual Property.
(a)   Except as would not be material to the Company or any of its Subsidiaries, (i) the Company or one of its Subsidiaries exclusively owns all right, title and interest in and to each item of Intellectual Property that the Company or any of its Subsidiaries, as applicable, owns or purports to own (the “Company Intellectual Property”) free and clear of any Liens (other than Permitted Liens), exclusive licenses and obligations to grant any of the foregoing, (ii) all Technology owned by the Company and its Subsidiaries is owned free and clear of any Liens (other than Permitted Liens), and (iii) except as would not be material to the Company or any of its Subsidiaries, the Company and its Subsidiaries own or have sufficient rights to all Intellectual Property and Technology used in or necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted. Section 4.9(a) of the Company Disclosure Letter sets forth an accurate and complete list of each item of Intellectual Property that is registered or the subject of an application for registration or similar recognition (including Internet domain names) and that is owned by the Company or any of its Subsidiaries (the “Company Registered IP”).

(b)   Except as would not be material to the Company or any of its Subsidiaries, (i) none of the issued Company Registered IP or other Company Intellectual Property is invalid or unenforceable, and (ii) as of the date of this MoU, all applicable fees and filings have been made that were necessary to have been made prior to the date of this MoU in order to maintain in good standing those items of Company Intellectual Property that the Company has chosen to maintain as Company Registered IP, and (iii) none of the Company’s or any of its Subsidiaries’ rights in or to the Company Intellectual Property will be terminated or limited or affected by virtue of the consummation of the transactions contemplated by this MoU.
(c)   (i) Except as would not be material to the Company or any of its Subsidiaries, the operation of the Company’s and each of its Subsidiaries’ businesses (including as currently conducted and as contemplated to be conducted), including any products sold and services offered by the Company or any of its Subsidiaries, has not in the past six (6) years infringed upon, misappropriated, engaged in unauthorized use of, or otherwise violated, and does not infringe upon, misappropriate, or otherwise violate, any Intellectual Property owned by any third party, and (ii) to the knowledge of the company, there is no, and in the past three years there has not been any, Action or allegation (including offers to license) sent or received in writing by, pending against, or threatened against (A) a third party alleging any infringement, violation, misappropriation, or unauthorized use of (including in violation of, or in excess of the rights granted in, any applicable license) any Company Intellectual Property, or (B) the Company or any of its Subsidiaries alleging (or claiming right to indemnification for any) infringement, violation, misappropriation, or unauthorized use of (including in violation of, or in excess of the rights granted in, any applicable license) any Intellectual Property owned by any third party, alleging any invalidity or unenforceability of any Company Intellectual Property (except for office actions in the ordinary course of prosecution of an application for the registration of Intellectual Property), or claiming rights to additional compensation (including additional remuneration and fair price) for Intellectual Property or Technology contributed to, developed, or conceived of by any current or former employee of the Company or any of its Subsidiaries. To the Knowledge of the Company, and except as would not reasonably be expected to be material to the Company or any of its Subsidiaries, no third party is infringing upon, misappropriating, engaged in unauthorized use of, or violating, and has not in the past three years infringed upon, misappropriated, engaged in unauthorized use of, or violated any material Company Intellectual Property.
(d)   The Company and its Subsidiaries have used commercially reasonable efforts to maintain and protect all of the Company Intellectual Property, including by maintaining the secrecy, confidentiality, and value of the information the Company and its Subsidiaries have chosen or are obligated to maintain as Trade Secrets or in confidence, including the Company Proprietary Source Code. Each employee or contractor that has contributed, developed or conceived of, for the Company or any Subsidiary, any Technology or Intellectual Property that is material to Company Products have done so pursuant to a written form of proprietary information and invention and Intellectual Property assignment or similar agreement assigning (via a present grant of assignment) to the Company or one of its Subsidiaries all such Intellectual Property and Technology. To the Knowledge of the Company (i) no material Trade Secrets included in the Company Intellectual Property have been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to a written confidentiality and non-disclosure agreement or where the Company determined in its reasonable business judgment to no longer protect such Trade Secret as a Trade Secret under applicable Law, and (ii) there has not been any unauthorized access to or disclosure of any such Trade Secrets (including any Company Proprietary Source Code). Each Person that has had or currently has access to any Trade Secrets of the Company and its Subsidiaries (including any Company Proprietary Source Code) is subject to binding duties or obligations to the Company regarding the confidentiality and non-disclosure thereof. To the Knowledge of the Company, no Person is in breach of any agreement or obligation referenced in this Section 4.9(d).
(e)   The Company and its Subsidiaries have not transferred ownership of any Intellectual Property that, but for such transfer, would have constituted material Company Intellectual Property, and neither the Company nor any of its Subsidiaries are under any obligation, whether written or otherwise, to develop any Technology or Intellectual Property for any third party.

(f)   The Company and its Subsidiaries have not used in, incorporated into, or linked or combined (by linking or otherwise), provided as a service, or made available with a Company Proprietary Product or Company Proprietary Source Code any third party Open Source Software or any modification or derivative thereof in a manner that has resulted in any obligation of the Company or its Subsidiaries to disclose or distribute the Company Proprietary Source Code to any third party, or to license or provide the Company Proprietary Products or Company Proprietary Source Code free of charge or for nominal charge, or for the purpose of redistribution, or making or distributing modifications or derivative works thereof, or conditioned the grant of any rights on any of the foregoing.
(g)   The Company and its Subsidiaries are in material compliance with all obligations under the applicable licenses to any Open Source Software that is a Third Party Component or is otherwise included or incorporated in, or necessary for the provision or support of, any Company Product, and have not, in the last three years, received any written notice from any third party claiming any such noncompliance.
(h)   The Company and its Subsidiaries have not disclosed, licensed, released, distributed, escrowed (other than a covenant by any of them in the ordinary course of business consistent with past practice in a customer Contract to, upon the request of the customer, enter into a separate written escrow agreement), granted any rights to, or made available the Company Proprietary Source Code to any third party (other than disclosure to employees and service providers who have a need for such access in connection with providing services to the Company or its Subsidiaries and have executed confidentiality and non-disclosure agreements in the ordinary course of business), and the consummation of the transactions contemplated by this MoU will not trigger the disclosure, license, distribution, or release of, or give rise to any other Person having the right to access, receive, or obtain any right or license to, any of the Company Proprietary Source Code. No event has occurred, and no circumstance or condition exists, that (whether with or without the passage of time, the giving of notice or both) will, or would reasonably be expected to, result in a requirement that any Company Proprietary Source Code be disclosed, licensed, released, distributed, escrowed (other than a covenant by any of them in the ordinary course of business consistent with past practice in a customer Contract to, upon the request of the customer, enter into a separate written escrow agreement), or made available to or for, or any other grant of any right be made with respect thereto, any Person. Section 4.9(h) of the Company Disclosure Letter sets forth all (i) Company Proprietary Products, (ii) Company Open Source Products, and (iii) Third Party Components (other than Open Source Software) used in, incorporated into, or linked or combined with, provided as a service, or made available with the Company Proprietary Products, in each case, identifying the applicable Contracts pursuant to which such Third Party Components are licensed to the Company or one of its Subsidiaries. No Relevant Authority or university or educational institution has any ownership rights in or to any Company Intellectual Property.
(i)   Except as would not be material to the Company or any of its Subsidiaries, taken as a whole, the Company and its Subsidiaries take commercially reasonable actions to protect the security and integrity of the information technology systems owned or otherwise controlled by the Company or any of its Subsidiaries, and the confidential data stored or contained therein or transmitted thereby by the Company or its Subsidiaries (such systems and data, “Systems”), including by implementing commercially reasonable procedures designed to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program.
(j)   To the knowledge of the Company, except as would not be material to the Company or any of its Subsidiaries, taken as a whole, there is no, and since January 1, 2019, has been no (i) Action pending against the Company or any of its Subsidiaries concerning any actual or alleged violation of a Privacy Obligation by the Company or its Subsidiaries, nor (ii) any written allegation pending, received in writing, or, to the knowledge of the Company, threatened against the Company or its Subsidiaries concerning any actual or alleged violation of a Privacy Obligation by the Company or its Subsidiaries.
4.10.   Privacy.   The Company has made available to Parent the Company’s and its Subsidiaries’ current applicable posted privacy policies and all previous versions thereof posted at any time in the three years prior to the date of this MoU. The Company’s and its Subsidiaries’ processing, collection, use, maintenance, disclosure, and disposal (“Process”) of Personal Information are in compliance with such applicable posted privacy policies, contractual obligations of the Company and its Subsidiaries relating to privacy, data protection, or data security with respect to Personal Information, all applicable Laws relating to privacy, data protection, or data security with respect to Personal Information (including, as applicable, the General Data Protection Regulation (EU) 2016/679 and the French Data Protection Law n°78-17 of 6 January 1978 as amended), and PCI-DSS (such policies, obligations, Laws, and PCI-DSS, collectively “Privacy Obligations”), except in each case as would not be material to the Company or any of its Subsidiaries, taken as a whole. Except as would not be material to the Company or any of its Subsidiaries, taken as a whole, the Company and its Subsidiaries maintain commercially reasonable physical, technical, organizational and administrative security measures, including with respect to integrity and confidentiality, designed to protect all Personal Information collected or maintained or Processed by the Company or any of its Subsidiaries from and against security breaches and security incidents resulting in accidental or unlawful destruction, loss, alteration and unauthorized Processing, access, use, acquisition, modification, and disclosure. To the Company’s knowledge, since January 1, 2019, no security breach or security incident resulting in any unauthorized access to or unauthorized use of any System, or in any unauthorized Processing, loss, use, acquisition, modification, or disclosure of any such Personal Information, has occurred, except for any such security breaches or security incidents as would not be material to the Company or any of its Subsidiaries, taken as a whole.
4.11.   Legal Compliance; Permits.
(a)   Since January 1, 2019, neither the Company nor any of its Subsidiaries has been in conflict with, or in default, breach or violation of, any Law or Permit applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for conflicts, defaults, breaches or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2019, any written notice or communication from any Relevant Authority regarding any actual, alleged, or potential violation in any respect of, or a failure to comply with, any Law or Permit, except for any written notice or communication that would not be, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No investigation or review by any Relevant Authority with respect to the Company or any of its Subsidiaries has occurred at any time in the past three years or is pending or, to the knowledge of the Company, threatened in writing, nor has any Relevant Authority indicated in writing an intention to conduct the same.
(b)   The Company and each of its Subsidiaries is in possession of all Permits necessary for the conduct and operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess, or the suspension or cancellation of, any of the Permits would not be, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened, except where the failure to possess, or the suspension or cancellation of, any of the Permits would not have, or would not reasonably be expected to have, a Material Adverse Effect.
4.12.   Trade Control Laws; Anti-Corruption; Anti-Money Laundering; Sanctions.
(a)   The Company and its Subsidiaries has conducted its transactions in the last five years in compliance with (i) all applicable U.S. export, reexport, transfer and import controls and economic sanctions Laws and regulations, including the Export Administration Regulations and Office of Foreign Assets Control trade and economic sanctions regulations, (ii) all other applicable export and import controls in other countries in which the Company or its Subsidiaries conduct the Business, and (iii) anti-boycott Laws administered by the U.S. Department of Commerce and the IRS (“Trade Control Laws”).
(b)   Neither the Company, its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, agents or employees (each, an “Associated Person”) is currently or has been for the previous five years (i) the target or subject of any sanctions administered, enacted or enforced by the United States, including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Kingdom, the European Union, or the United Nations Security Council, (collectively, “Sanctions”) (such targets and subjects, “Sanctioned Persons”) or otherwise 50% or more owned or otherwise controlled by Sanctioned Persons, (ii) is located, organized or resident in a country or territory that is (or the government of which is) the target or subject of any such Sanctions (currently, Cuba, Iran, North Korea, Syria, Venezuela or the Crimea region of Ukraine) (each, a “Sanctioned Country”), or (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country that would reasonably be expected to result in a violation of Trade Control Laws.
(c)   To the knowledge of the Company as of the date of this MoU, (i) no Action by or before any Relevant Authority involving the Company or any Associated Person with respect to any Sanctions is pending or threatened in writing, and (ii) the Company has not failed to disclose to Parent any other allegation, from any source, of potential wrongdoing on behalf of the Company by any Associated Person with respect to any Sanctions.
(d)   The Company and its Subsidiaries are, and have been in the last five years, in compliance with applicable anti-money laundering and anti-terrorism financing laws of all jurisdictions in which they operate and the rules and regulations promulgated thereunder, and any related or similar rules or regulations, issued, administered or enforced by any Relevant Authority thereof or therein (collectively, the “Anti-Money Laundering and Anti-Terrorism Financing Laws”).
(e)   To the knowledge of the Company, (i) no Action by or before any Relevant Authority involving the Company or any Associated Person with respect to Anti-Money Laundering and Anti-Terrorism Financing Laws is pending or threatened, and (ii) the Company has not failed to disclose to Parent any other allegation, from any source, of potential wrongdoing on behalf of the Company by any Associated Person with respect to Anti-Money Laundering and Anti-Terrorism Financing Laws.
(f)   The Company, its Subsidiaries and, to the knowledge of the Company, the Associated Persons are and have been for the previous five years in compliance with all applicable anti-corruption laws, including, each to the extent applicable, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and the French law No. 2016-1961 (the “Anti-Corruption Laws”).
(g)   For the previous five years, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any other Associated Person has offered, promised, given, or authorized the offer, promise, or giving, or accepted or requested, any unlawful compensation, payment, gift, or any other thing of value, directly or indirectly, to or from any Person (whether government-affiliated or not) for the purpose of influencing or inducing any act or decision or inaction in order to obtain, retain or direct business or to secure an improper business advantage in violation of any applicable Anti-Corruption Law.
(h)   For the previous five years, to the knowledge of the Company, (i) no Action by or before any Relevant Authority involving the Company or any Associated Person with respect to Anti-Corruption Laws is pending or threatened, and (ii) the Company has not failed to disclose to Parent any other allegation, from any source, of potential wrongdoing on behalf of the Company by any Associated Person with respect to any Anti-Corruption Laws.
4.13.   Material Contracts.
(a)   Section 4.13 of the Company Disclosure Letter sets forth an accurate and complete list, as of the date of this MoU, of each Contract to which the Company or any of its Subsidiaries is a party that constitutes a Material Contract. For purposes of this MoU, each of the following Contracts and the Contracts set forth on Section 4.9(h) of the Company Disclosure Letter shall constitute a “Material Contract”:
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act of 1933) with respect to the Company or any of its Subsidiaries that has been, or was required to be, filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 or any Company Reports filed after the date of filing of such Form 10-K until the date hereof;
(ii)   any Contract with the Company’s top 10 suppliers for the calendar year ended December 31, 2020, providing for the Company’s or its Subsidiaries’ purchase of materials, supplies, goods, services, equipment or other assets;

(iii)   any Contract with the Company’s top 10 customers by annual contract value (as calculated in accordance with Company’s standard practices) for the calendar year ended December 31, 2020, pursuant to which the Company recognized revenue from such customer;
(iv)   any Contracts that are material to the Company and its Subsidiaries concerning the establishment, management or operation of a joint venture, partnership, limited liability company or business alliance;
(v)   all Contracts relating to indebtedness for borrowed money (including any guarantee of such indebtedness) of the Company or any of its Subsidiaries in excess of €5,000,000, other than Contracts among the Company and its wholly owned Subsidiaries and the Convertible Senior Notes;
(vi)   all Contracts containing any express non-compete or exclusivity provisions restricting the Company or any of its Subsidiaries, or upon consummation of the Offer, Parent or any of its Subsidiaries, from freely engaging in any line of business, Person or geographic area, that are material to the business of the Company and its Subsidiaries, taken as a whole;
(vii)   all Contracts to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries (A) is granted any license, option or covenant not to sue (other than an Open Source Software License) with respect to any Intellectual Property owned by a third party (x) that is used in or necessary for the provision of the Company Products or (y) that is material to the business of the Company and its Subsidiaries, in each case of (x) and (y), excluding Open Source Software Licenses and licenses for commercially available off-the-shelf computer software or services, and rights to use confidential information pursuant to confidentiality and non-disclosure agreements, (B) has granted to a third party any license, option or covenant not to sue or other right with respect to any Company Intellectual Property (other than Open Source Software Licenses applicable to the Company Open Source Products and other non-exclusive licenses granted to customers and service providers in the ordinary course of business, and rights to use confidential information pursuant to confidentiality and non-disclosure agreements), or (C) has resolved or entered into arising out of any dispute regarding Intellectual Property, including concurrent use, settlement, and coexistence agreements; provided that all Contracts excluded from clauses (A) and (B) shall not be required to be listed in the Company Disclosure Letter, but are deemed to be Material Contracts for the purposes of Section 4.13(b);
(viii)   all Real Property Leases;
(ix)   all Contracts that contain obligations of the Company or its Subsidiaries secured by a Lien, and interest rate or currency hedging agreements, in each case in connection with which the aggregate actual or contingent obligations of the Company and its Subsidiaries under such agreement are greater than €5,000,000;
(x)   all Labor Agreements;
(xi)   each Contract that is a settlement, conciliation or similar agreement with any Relevant Authority or pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligation after the date of this Agreement;
(xii)   each Contract for the employment or engagement of any director, officer, employee or independent contractor providing for annual base salary compensation in excess of €1,000,000;
(xiii)   all Contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or income or revenues related to any product of the Company or any of its Subsidiaries;
(xiv)   each Contract pursuant to which the Company or any of its Subsidiaries is bound that includes a continuing “earn out” or other contingent payment obligation, in each case, that could result in payments in excess of €5,000,000 other than ordinary course agreements with customers or suppliers;

(xv)   each Contract between or among the Company or any of its Subsidiaries, on the one hand, and any of their respective Affiliates (other than the Company or any of its Subsidiaries), on the other hand, that involves payments of more than €10,000,000 in any one year; and
(xvi)   any Contract that contains “most favored nation,” “most favored customer” or similar pricing provisions that is material to the business of the Company and its Subsidiaries, taken as a whole.
(b)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiaries party thereto and, to the Company’s knowledge, the other parties thereto, enforceable against the Company or such Subsidiaries and, to the Company’s knowledge, the other parties thereto in accordance with its terms subject to the General Enforceability Exceptions, (ii) neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party thereto is in breach or violation of, or default under, any Material Contract and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Company’s knowledge, the action or inaction of any third party, that with notice or lapse of time or both would constitute a breach or violation of, or default under, any Material Contract and (iii) the Company and its Subsidiaries have not received any written claim or notice of default, termination or cancellation under any such Material Contract. The Company has furnished or made available to Parent correct and complete copies of all Material Contracts, including any amendments, waivers or changes thereto.
4.14.   Employee Benefit Plans.
(a)   Section 4.14 of the Company Disclosure Letter sets forth a true and complete list of all material Company Benefit Plans (other than employment agreements or offer letters that (x) are substantially consistent with a form provided to Parent prior to the date of this MoU, (y) do not provide for the payment, increase or acceleration of compensation or benefits as a result of a change in control) and (z) can be terminated at-will by the employer without notice or provide for notice periods that do not exceed the statutory requirements under applicable Law.
(b)   Each Company Benefit Plan has been established, maintained, funded and administered in all material respects in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, and there are no Actions (other than routine claims for benefits in the normal operation of a Company Benefit Plan) pending or, to the knowledge of the Company, threatened involving any Company Benefit Plan. None of the Company or any of its Subsidiaries has incurred (whether or not assessed) any material Taxes, penalties or other liability under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(c)   Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a timely favorable determination letter or prototype opinion letter from the IRS that the Company Benefit Plan is so qualified, or an application for such a letter is currently being processed by the IRS, and no circumstance exists that could reasonably be expected to adversely affect the qualified status of such Company Benefit Plan.
(d)   No Company Benefit Plan is, and none of the Company or any of its Subsidiaries has within the last six years sponsored, maintained, contributed to, had any obligation to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to, (i) an “employee pension plan,” as defined in Section 3(2) of ERISA or any other plan that is or was subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code, (ii) a “multiemployer plan,” as defined in Section 3(37) of ERISA, or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. None of the Company or any of its Subsidiaries has any current or contingent liability or obligation by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.
(e)   No Company Shares are held by any current or former employees or directors of the Company or its Subsidiaries in an employee savings plan (Plan d’Epargne Salariale) established pursuant to provisions of the French Labor Code.

(f)   Neither the Company nor any of its Subsidiaries provides or has any obligations to provide, and no Company Benefit Plan provides, benefits or coverage in the nature of health, life or other welfare benefits to or in respect of a current or former employee following such individual’s termination of employment with the Company or any of its Subsidiaries or to any other Person (other than death benefits when termination occurs upon death), except as required by applicable Law (including the continuation requirements of Part 6 of Title I of ERISA).
(g)   All material employer and employee contributions, distributions, reimbursements or payments required by Law or by the terms of such Company Benefit Plan or pursuant to any other contractual obligation (including material contributions to all mandatory provident fund schemes) have been timely made or, if applicable, properly accrued in a timely manner in accordance with generally accepted accounting practices in the applicable jurisdiction applied to such matters.
(h)   Except as contemplated in Section 3.5, neither the execution and delivery of this MoU nor the consummation of any of the transactions contemplated by this MoU (whether alone or in connection with another event) will (or could reasonably be expected to) (i) result in any payment or benefit (including severance, golden parachute or otherwise), whether or not in conjunction with a termination of employment, becoming due to any director, officer, employee or other service provider of the Company or any of its Subsidiaries, (ii) increase any benefits or compensation otherwise payable or provided under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefit or funding or the forfeiture of any such payment, compensation or benefit, (iv) limit or restrict the right of the Company to merge, amend or terminate any Company Benefit Plan or any related trust (including collective custodial vehicles under French law — fonds commun de placement d’entreprise), (v) cause a trust for any Company Benefit Plan to be required to be funded (including collective custodial vehicles under French law — fonds commun de placement d’entreprise), or (vi) result in any payment or benefit that would, individually or in combination with any other payment, be characterized as a “parachute payment” within the meaning of Section 280G of the Code.
(i)   Except as would not be reasonably expected to result in material liability to the Company and its Subsidiaries, each Company Benefit Plan that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been administered, operated and documented in material compliance with the requirements of Section 409A of the Code.
(j)   Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any person for any material income, excise or other Tax incurred by such person pursuant to any applicable federal, state, local or non-U.S. Law related to the collection and payment of any Taxes, including, without limitation, in respect of any Taxes that may be imposed under Sections 4999, 409A or 457A of the Code.
(k)   Each Company Benefit Plan that is subject to the applicable Law of a jurisdiction outside the jurisdiction of the United States (a “Foreign Plan”), that is required to be registered or approved by any Relevant Authority has been so registered and approved and has been maintained in all material respects in good standing with applicable requirements of such Relevant Authority, and if intended to qualify for special Tax treatment, there are no existing circumstances or events that have occurred that could reasonably be expected to affect adversely the special Tax treatment with respect to such Foreign Plan. No Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA) or similar plan or arrangement, or has any material unfunded or underfunded liabilities.
4.15.   Labor and Employment Matters.
(a)   Other than the Works Council and the Consultation, (i) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, works council agreement or other similar Contract (each, a “Labor Agreement”) with any labor union, works council, labor organization, or other similar workers’ group or representative (each, a “Labor Organization”), and, except as a result of staff representative elections organized in application of applicable Law, in the past three years, no Labor Organization has represented or, to the knowledge of the Company, attempted to represent or organize any employees of the Company or any of its Subsidiaries in their capacity as such or made any demand for recognition or certification, and (ii) the notice to, consent of, consultation with or the rendering of formal advice by any Labor Organization is not required under applicable Law or Labor Agreement for the Company to enter into this MoU or to consummate any of the transactions contemplated by this MoU.
(b)   In the past three years, there has not been any actual or, to the knowledge of the Company, threatened in writing, and neither the Company nor any of its Subsidiaries has been affected by, any strike, slowdown, work stoppage, picketing, lockout, concerted refusal to work overtime or other similar labor activity or union-organizing campaign with respect to any employees of the Company or any of its Subsidiaries, except as would not be material, individually or in the aggregate, to the Company and its Subsidiaries (taken as a whole). There are no outstanding material labor disputes subject to any formal grievance or other dispute resolution procedure, and in the past three years there have been no material labor- or employment-related Actions pending or, to the knowledge of the Company, threatened in writing with respect to any employee or individual independent contractor of the Company or any of its Subsidiaries.
(c)   The Company and its Subsidiaries are and for the past three (3) years have been in compliance in all material respects with all applicable Laws relating to employment, labor employment practices, and use of independent contractors, consultants and other agents and individual service providers, including all applicable Laws relating to terms and conditions of employment, wages and other compensation (including overtime), hours, benefits, collective bargaining, employment discrimination, harassment, retaliation, whistleblowing, civil rights, safety and health, workers’ compensation, pay equity, disability rights or benefits, equal opportunity, classification of exempt and non-exempt employees and independent contractors, immigration and work authorization, reductions in force, plant closures, mass layoffs and facility closings (including the WARN Act), COVID-19, affirmative action, unemployment insurance, and the collection and payment of withholding and/or social security Taxes.
(d)   In the past three years, neither the Company nor any of its Subsidiaries has experienced a “plant closing,” “business closing,” or “mass layoff” (as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any comparable Law (the “WARN Act”)) or engaged in or conducted any other material reduction in force of employees or other action that triggered the WARN Act.
4.16.   Real Property; Equipment.
(a)   Section 4.16(a) of the Company Disclosure Letter sets forth an accurate and complete list of all real property owned by the Company or any of its Subsidiaries as of the date hereof (the “Owned Real Property”). No Person other than the Company or any of its Subsidiaries has title to any Owned Real Property, and there is no outstanding option or right of first refusal relating to the purchase of any portion of Owned Real Property.
(b)   Section 4.16(b) of the Company Disclosure Letter sets forth an accurate and complete list, as of the date of this MoU, of each material lease, sublease, concession or other agreement pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property (the “Real Property Leases”). Accurate and complete copies of all such Real Property Leases have been delivered or made available to Parent, and each such Real Property Lease is legal, valid, binding, enforceable and in full force and effect. The Company or one of its Subsidiaries holds a valid and existing leasehold interest in the property leased, subleased or otherwise demised by the Real Property Leases (the “Leased Real Property”). None of the Company or any of its Subsidiaries is in material breach or material default of its obligations under such Real Property Leases and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Real Property Lease.
(c)   To the knowledge of the Company, the use and operation of the Owned Real Property and the Leased Real Property is in compliance in all material respects with all applicable zoning, land use, building, fire and other applicable Law. To the knowledge of the Company, there is no existing plan or study by any Relevant Authority or by any other Person that challenges or otherwise adversely affects the continuation of the present use or operation of any Owned Real Property or Leased Real Property. Neither the Company nor any of its Subsidiaries is currently subleasing or sublicensing, or has otherwise granted, to any Person (other than the Company or any of its Subsidiaries) the right to use or occupy any of the Owned Real Property or Leased Real Property.
(d)   All material items of equipment and other tangible assets owned by or leased to the Company and its Subsidiaries are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the Company and its Subsidiaries in the manner in which such businesses are currently being conducted.
4.17.   Environmental Matters.   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect: (a) each of the Company and its Subsidiaries is, and since inception has been, in compliance with all applicable Environmental Laws; (b) neither the Company nor any of its Subsidiaries has received any written notice, since inception, from any Person that alleges that the Company or any of its Subsidiaries is violating or has any liability under any Environmental Law; (c) (x) there has not been, and the Company and its Subsidiaries have not caused, any Release of, or exposure to, any Hazardous Materials at, on, under or from (A) any real property formerly owned, operated or leased by the Company or any of its Subsidiaries during the period of such ownership, operation or tenancy, or (B) any real property currently owned, operated or leased by the Company or any of its Subsidiaries, and (y) the Company and its Subsidiaries have no liability for any Release of, or exposure to, any Hazardous Materials at, on, under or from any other location; and (d) neither the Company nor any of its Subsidiaries has retained or assumed, by Contract, any liabilities or obligations that would reasonably be expected to form the basis of any claim against the Company or any of its Subsidiaries relating to any noncompliance with or liability under any Environmental Law.
4.18.   Tax Matters.
(a)   All income and other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed and all such Tax Returns are true, correct, and complete in all material respects. The Company and its Subsidiaries have at all times duly and properly maintained all Tax Returns, records (including those held in a dematerialized form), files (including the accounting entries file (fichier des écritures comptables)) and other documents required by Law to be so maintained for any Tax purpose except if any failure to so maintain that would not be, or would not reasonably be expected to be, material to the Company and its Subsidiaries.
(b)   All material Taxes of the Company and its Subsidiaries (whether or not shown to be due and payable on any Tax Return) have been timely paid or accrued for in accordance with GAAP. Since the date of the most recent consolidated financial statements of the Company, none of the Company or any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. The Company’s most recent financial statements contained in the Company Reports reflect an adequate reserve (established and maintained in accordance with GAAP) for all Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements. There are no material Tax liens on the assets of the Company or any of its Subsidiaries other than any Permitted Liens.
(c)   Each of the Company and its Subsidiaries has timely paid or withheld all income and other material Taxes required to be paid or withheld with respect to their employees, independent contractors, creditors and other third parties (and timely paid over such Taxes to the appropriate Relevant Authority), except as would not be material to the Company and its Subsidiaries, taken as a whole.
(d)   Neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations, or outstanding extension of the period, for the assessment or collection of any material Tax and there has been no request by a Relevant Authority to execute such a waiver or extension. No audit or other examination or administrative, judicial or other proceeding of, or with respect to, any material Tax Return or material Taxes of the Company or any of its Subsidiaries is currently in progress, and neither the Company nor any of its Subsidiaries has been notified in writing of any request for such an audit or other examination or administrative, judicial or other proceeding. No deficiency for any material amount of Tax has been asserted in writing or assessed by a Relevant Authority against the Company or any of its Subsidiaries that has not been satisfied in full by payment, settlement or withdrawal by the Relevant Authority. No written claim has been made by a Relevant

Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or such Subsidiary is or may be required to file a material Tax Return in, or is or may be subject to a material amount of Tax by, such jurisdiction.
(e)   With respect to any period for which the statute of limitations remains open, neither the Company nor any of its Subsidiaries has been a party to any transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code (or any similar provision of state, local or non-U.S. Law).
(f)   Each of the Company and its Subsidiaries (i) is not a party to any Tax sharing, indemnification or allocation agreement (other than customary Tax indemnification provisions in commercial agreements or arrangements, in each case not primarily relating to Taxes and entered into in the ordinary course of business, or any agreement solely between or among the Company and its Subsidiaries), (ii) has not been included in any consolidated, unitary, combined, or similar Tax Return provided for under the laws of the United States, any non-U.S. jurisdiction, or any state, province, or locality for any taxable period for which the statute of limitations has not expired (other than a group the common parent of which is or was the Company or any of its Subsidiaries), (iii) has no liability for a Taxes of another Person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), by reason of being a member of an affiliated, consolidated, combined, unitary, or similar group (other than any group that solely includes the Company and/or its Subsidiaries), by operation of Law, by contract (other than customary Tax indemnification provisions in commercial agreements or arrangements, in each case not primarily relating to Taxes and entered into in the ordinary course of business, or any agreement solely between or among the Company and its Subsidiaries), or as a transferee or successor, and (iv) has not agreed and is not otherwise obligated to gross-up any employee or contractor for any income or employment Taxes (including, without limitation any Taxes imposed under Code Sections 409A or 4999 (or any similar provision of state, local or non-U.S. Law)).
(g)   Neither the Company nor any of its Subsidiaries has “participated” in a “listed transaction” in each case within the meaning of Treasury Regulation § 1.6011-4 (or any similar provision of state, local or non-U.S. Law).
(h)   The Company is not a real estate company within the meaning of Article 726 of the French tax code. Neither the Company nor any Subsidiary of the Company has ever been treated as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code nor has any such Person ever filed an election with the IRS under Section 897(i) of the Code to be treated as a U.S. corporation for purposes of Code Section 897.
(i)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for a taxable period ending after the Offer Acceptance Time as a result of: (i) change in or use of an improper method of accounting for a taxable period (or portion thereof) ending on or before to the Offer Acceptance Time, including any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) for a taxable period ending on or prior to the Offer Acceptance Time; (ii) any agreement entered into with any Relevant Authority, including, without limitation, any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed on or prior to the Offer Acceptance Time; (iii) any intercompany transaction or excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law); (iv) any installment sale or open transaction disposition made on or prior to the Offer Acceptance Time; or (v) prepaid amount, advanced amount, or deferred revenue received on or prior to the Offer Acceptance Time outside the ordinary course of business for which earnings have been accrued for GAAP purposes. Neither the Company nor any Subsidiary has a material liability for Taxes (including any installment payments in respect of Taxes) under Code Section 965 (or any similar provision of state, local or non-U.S. Law).
(j)   Neither the Company nor any of its Subsidiaries will be required to pay any material Tax after the Offer Acceptance Time as a result of any deferral of a payment obligation or advance of a credit with respect to Taxes to the extent relating to any action, election, deferral, filing, or request made or taken by the Company (including the non-payment of a Tax) on or prior to the Offer Acceptance

Time (including (1) the delay of payment of employment Taxes under any COVID-19 Tax Measure or any similar notice or order or law, and (2) the advance refunding or receipt of credits under any COVID-19 Tax Measure (including, without limitation, Section 3606 of the CARES Act)).
(k)   Any and all material transactions between or among the Company and its Subsidiaries have been and are on arm’s-length terms for purposes of relevant transfer pricing Laws and have not been determined with a purpose of Tax avoidance, and all related material documentation required by any transfer pricing Laws have been timely prepared, obtained, and retained.
4.19.   Title to Assets.   The Company and its Subsidiaries have good and valid title, or good and valid leasehold title, to all assets, including all assets reflected on the audited consolidated balance sheet of the Company as of December 31, 2020 included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by the Company with the SEC (except for assets sold or otherwise disposed of in the ordinary course of business since the date of such statement of financial position), used by the Company and its Subsidiaries to conduct their business as currently conducted, in each case free and clear of any Liens, other than Permitted Liens.
4.20.   Insurance.   Section 4.20 of the Company Disclosure Letter contains an accurate and complete list of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries, and the Company has delivered or otherwise made available to Parent a copy of all such policies, programs or arrangements. There is no material claim pending or, to the knowledge of the Company, threatened under any of the Company’s or its Subsidiaries’ insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The Company and its Subsidiaries are in compliance in all material respects with the terms of such policies and bonds. All such policies and bonds are in full force and effect, are with reputable insurance carriers and provide coverage against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. All premiums with respect such policies and bonds have been paid, and the Company has no knowledge as of the date of this MoU of any threatened termination or cancellation of, or material premium increase with respect to, any of such policies or bonds.
4.21.   Financial Advisor.   Except for Qatalyst Partners LP, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this MoU based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent accurate and complete copies of all Contracts under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees or commissions are payable.
4.22.   Government Contracts.   Within the last three years, neither the Company nor any of its Subsidiaries has (i) breached or violated any Law, clause or other material requirement pertaining to any Government Contract; (ii) been excluded from bidding by a Relevant Authority; (iii) been audited or investigated by any Relevant Authority with respect to any Government Contract; or (iv) conducted or initiated any internal investigation or made any disclosure with regard to any irregularity in connection with a Government Contract. There are no material outstanding claims or disputes in connection with the Company’s or any of its Subsidiaries’ Government Contracts. To the Knowledge of the Companies, there are no outstanding or unsettled allegations of fraud, false claims or overpayments by any Relevant Authority with regard to any of the Company’s or its Subsidiaries’ Government Contracts.
4.23.   Rule 14d-10.   The Company Board has determined that each of the members of the Compensation Committee of the Company Board (the “Compensation Committee”) are “independent directors” as defined in Rule 5605(a)(2) of the NASDAQ rules and eligible to serve on the Compensation Committee under the Exchange Act and all applicable NASDAQ rules. Prior to the Offer Acceptance Time, the Compensation Committee shall have (i) approved each employment compensation, severance and employee benefit arrangement entered into by the Company or any of its Subsidiaries, or by Parent, Purchaser or any of Parent’s Affiliates (to the extent such arrangement is disclosed to the Company), with any officer, director or employee of the Company or any of its Subsidiaries and (ii) taken all other actions necessary to satisfy the requirements of the non-exclusive safe-harbor with respect to each such employment compensation, severance and employee benefit arrangement in accordance with Rule 14d-10(d)(2) under the Exchange Act.
4.24.   Disclosure.   None of the information to be supplied by or on behalf of the Company or any of its Subsidiaries specifically for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9 will, at the time of the filing of the Offer Documents and the Schedule 14D-9, at the time of any distribution or dissemination of the Offer Documents and the Schedule 14D-9 or at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. For clarity, the representations and warranties in this Section 4.24 will not apply to statements or omissions included or incorporated by reference in the Offer Documents or the Schedule 14D-9 based upon information supplied to the Company by Parent or Purchaser or any of their respective officers, directors, employees, agents, advisors or representatives specifically for inclusion or incorporation by reference therein.
4.25.   Acknowledgement.   Except for the representations and warranties contained in Article V, Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Purchaser to Company, and Company hereby disclaims reliance (and has not relied) on any such other representation or warranty, whether by or on behalf of Parent or Purchaser, and notwithstanding the delivery or disclosure to Company, or any of its representatives or affiliates, of any documentation or other information by Parent or Purchaser or any of their representatives or Affiliates with respect to any one or more of the foregoing. Company also acknowledges and agrees that, except as expressly set forth in Article V, Parent makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Parent or Purchaser or any of their Subsidiaries or the future business, operations or affairs of Parent or Purchaser or any of their Subsidiaries heretofore or hereafter delivered to or made available to Company or its representatives or Affiliates.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT
Parent hereby represents and warrants to the Company as follows:
5.1.   Organization, Good Standing and Qualification.   Parent is, and Purchaser will be, an entity duly incorporated and validly existing under the Laws of its jurisdiction of organization. Parent is, and Purchaser will be, an entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of organization, except where the failure to be so organized, existing and in good standing (as applicable) when taken together with all other such failures, individually or in the aggregate, has not resulted and is not reasonably expected to materially impair the ability of Parent or Purchaser to consummate the Offer or the other transactions contemplated by this MoU (a “Parent Material Adverse Effect”).
5.2.   Corporate Authority.   Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute and perform its obligations under this MoU. Assuming that the Company has validly and properly entered into this MoU, this MoU is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject, as to enforcement, to the General Enforceability Exceptions.
5.3.   Non-contravention.   The execution by Parent of this MoU, the compliance by Parent with all of the provisions of and the performance by Parent of its obligations under this MoU, and the consummation of the Offer, (a) will not conflict with, or result in a breach or violation of, or result in any acceleration of any rights or obligations or the payment of any penalty under or the creation of a Lien on the assets of Parent or any of its Subsidiaries (with or without the giving of notice or the lapse of time or both), other than Permitted Liens, pursuant to, or permit any other party any right to terminate, accelerate or cancel, or otherwise constitute a default under, any provision of any material Contract, or result in any change in the rights or obligations of any party under any material Contract, in each case to which Parent is a party or by which Parent or any of its assets is bound, (b) will not violate or conflict with any Permit issued to Parent (assuming receipt by the Company of all authorizations, consents, Permits and approvals required in connection with the Offer), (c) will not violate or conflict in any material respect with the Organizational Documents of Parent, or (d) assuming all authorizations, waivers, consents, filings, registrations and approvals described in Section 5.4 have been obtained, made or given, will not violate or conflict with any applicable Law, except (in the case of clauses (a), (b), and (d)) for such conflicts, breaches, violations, defaults, payments, accelerations, creations, permissions or changes that, individually or in the aggregate, have not resulted and are not reasonably expected to result in a Parent Material Adverse Effect.
5.4.   Required Consents.   Other than (a) the Regulatory Approvals, (b) authorizations, waivers, consents, filings, registrations or approvals in connection with or in compliance with the Exchange Act, and (c) such other authorizations, waivers, consents, filings, registrations or approvals that, if not obtained, made or given, individually or in the aggregate, are not reasonably expected to result in a Parent Material Adverse Effect, no authorizations, waivers, consents, filings, registrations or approvals are required to be made by Parent with, or obtained by Parent from, any Relevant Authority in connection with the performance by Parent of its respective obligations hereunder and the consummation of the Offer.
5.5.   Disclosure.   None of the information to be supplied by or on behalf of Parent or Purchaser specifically for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9 will, at the time of the filing of the Offer Documents and the Schedule 14D-9, at the time of any distribution or dissemination of the Offer Documents and the Schedule 14D-9 or at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. For clarity, the representations and warranties in this Section 5.5 will not apply to statements or omissions included or incorporated by reference in the Offer Documents or the Schedule 14D-9 based upon information supplied to Parent or Purchaser by the Company, any of its Subsidiaries or any of their respective officers, directors, employees, agents, advisors or representatives specifically for inclusion or incorporation by reference therein.
5.6.   Equity Commitment Letter.
(a)   Concurrently with the execution of this MoU, Parent has delivered to the Company a true, correct and complete copy of a fully executed equity commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), from Thoma Bravo Fund XIV Global, L.P. (the “Fund”) pursuant to which the Fund has committed to invest, or cause to be invested, the cash amounts set forth therein for the purpose of financing the transactions contemplated by this MoU (the “Equity Financing”). The Equity Commitment Letter is in full force and effect, is the legal, valid and binding obligation of Parent and the other parties thereto. The Equity Commitment Letter is fully enforceable against Parent and the other parties thereto in accordance with its terms, except as such enforceability may be subject to the General Enforceability Exceptions. As of the date of this MoU, the Equity Commitment Letter has not been amended or modified (and no amendment or modification is contemplated) and the commitments and obligations contained therein have not been withdrawn or rescinded in any respect. There is no existing default or breach under, and no event has occurred which, with or without notice, lapse of time or both would constitute a default or breach, in each case, on the part of Parent (or any other party) under the Equity Commitment Letter.
(b)   The proceeds of the Equity Financing are, and at the Offer Acceptance Time will be, sufficient to allow Parent to make (or cause to be made) all payments that are required to be made by (or on behalf of) Parent in connection with the transactions contemplated by this MoU as of the Offer Acceptance Time (and all of its representatives’ fees and expenses incurred in connection with the transactions contemplated by this MoU). The Equity Commitment Letter provides, and will continue to provide, that the Company is an express third-party beneficiary thereof but solely to the extent provided therein. Neither Parent nor Purchaser is a party to any side letter or Contract relating to the commitments or obligations set forth in the Equity Commitment Letter. There are no conditions precedent or other contingencies related to the investments contemplated in the Equity Commitment Letter, other than as expressly set forth in the Equity Commitment Letter. In no event shall the receipt by, Parent or any of its Affiliates any debt financing be a condition to Parent’s obligation to consummate the transactions contemplated hereunder. As of the Offer Acceptance Time, and after giving effect to all of the transactions contemplated by this MoU, the Company and each of its Subsidiaries will be Solvent.
5.7.   Litigation.   As of the date hereof, there are no Actions pending or, to the knowledge of Parent, threatened in writing, against Parent or Purchaser, except those that are not reasonably likely to, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor Purchaser, to the knowledge of Parent, is subject to any outstanding Order that would have, individually or in the aggregate, a Parent Material Adverse Effect.
5.8.   No Other Parent Representations.   Except for the representations and warranties contained in this Article V, Parent makes no other express or implied representation or warranty on behalf of Parent or any of its Affiliates. Parent and its Affiliates disclaim any other representations or warranties, whether made by Parent or any of its Affiliates, or any of their respective officers, directors, employees, agents, advisors or representatives.
5.9.   Acknowledgement.   Except for the representations and warranties contained in Article IV, Parent acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Purchaser, and Parent hereby disclaims reliance (and has not relied) on any such other representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent, or any of its representatives or affiliates, of any documentation or other information by the Company or any of its representatives or Affiliates with respect to any one or more of the foregoing. Parent also acknowledges and agrees that, except as expressly set forth in Article IV, the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent or its representatives or Affiliates.
ARTICLE VI
REGULATORY AUTHORITIES
6.1.   Consents from Relevant Authorities.
(a)   Upon the terms and subject to the conditions of this MoU, (A) each Party shall make an appropriate filing and/or draft filing, on behalf of itself and/or its Affiliates, as applicable, pursuant to the HSR Act and any other Antitrust Laws identified on Annex 2 as promptly as reasonably practicable, but in any event no later than five (5) Business Days following the date of this MoU with respect to filing under the HSR Act and ten (10) Business Days following the date of this MoU with respect to filing under the other Antitrust Laws identified on Annex 2, and (B) Parent agrees to make the appropriate filings and/or draft filings pursuant to French Foreign Investment Laws, the German Foreign Investment Laws and the Spanish Foreign Investment Laws (collectively, the “FDI Laws”) as promptly as reasonably practicable, but in any event no later than fifteen (15) Business Days following the date of this MoU, provided that Parent has received all reasonably necessary information from the Company. If the NSI Bill is enacted in the United Kingdom prior to completion of the Transaction, and, following commencement of the NSI Bill and prior to completion of the Transaction: (i) the Transaction is a “notifiable acquisition” (as currently envisioned by clause 6 of the NSI Bill) subject to prior approval by BEIS, or (ii) BEIS issues a call-in notice for the transaction (as currently envisioned by clause 1 of the NSI Bill), Parent agrees to make the appropriate filing and/or draft filings pursuant to the NSI Bill as promptly as reasonably practicable. Parent shall pay all fees, expenses, and costs for all Regulatory Approval filings and notifications, including filings pursuant to the Antitrust Laws and FDI Laws.
(b)   Each Party and their respective Affiliates shall (i) cooperate in good faith to jointly develop a strategy to obtain all necessary Regulatory Approvals, (ii) cooperate and coordinate with the other in the making of such Regulatory Approval filings and notifications, (iii) promptly supply the other with any information that may be required in order to make such filings and notifications, and (iv) use reasonable best efforts to take all action necessary to obtain all required Regulatory Approvals, including the expiration or termination of the applicable waiting periods under, the Antitrust Laws and FDI Laws as soon as reasonably practicable, and to avoid any impediment to the consummation of the transactions contemplated by this MoU under any of the foregoing. In furtherance and not in limitation of the foregoing provisions of this Section 6.1(b), Parent and its controlled Affiliates shall take any steps and agree to any regulatory remedies or commitments necessary to avoid or eliminate each and every impediment under any applicable Antitrust Laws and FDI Laws, that may be asserted by any Relevant Authority so as to enable Parent and Purchaser to consummate the transactions contemplated by this MoU as promptly as practicable, and in any event prior to the Outside Date; provided that, in no event, in connection with obtaining any Regulatory Approval with respect to Antitrust Laws and FDI Laws, will Parent, Purchaser or their respective Affiliates be obligated to take any action, including entering into any consent decree, hold separate orders, regulatory remedies or commitments or other arrangements, that (i) requires the divestiture of any assets (x) that are material to the Company and its Subsidiaries, taken as a whole or (y) of any Affiliates of Thoma Bravo, L.P. (other than Parent, Purchaser, the Company, each of their respective Subsidiaries, and all successors or assignees of each of the foregoing), or (ii) would reasonably be expected to have a material and adverse effect on the Company and its Subsidiaries, taken as a whole; provided that Parent’s agreement to undertake any such remedies or commitments may be expressly conditioned upon the occurrence of the Offer Acceptance Time. With regard to any Relevant Authority, neither the Company nor any of its Subsidiaries shall, without Parent’s written consent, commit to any action that would reasonably be expected to be inconsistent with the limitations set forth in the preceding sentence. Notwithstanding anything to the contrary in this MoU, the Parties hereby agree and acknowledge that these remedies may not affect the outcome of the Post-Offer Reorganization or the Post-Merger Reorganization and, in particular, shall not prevent Parent from implementing the Demerger and Merger under terms and conditions reasonably satisfactory to Parent.
(c)   Each Party shall, to the extent reasonably practicable and unless prohibited by Law or by the applicable Relevant Authority, promptly inform the others of any material communication from any Relevant Authority regarding any filings or investigations with, by or before any Relevant Authority relating to this MoU, including any proceedings initiated by a private party. If Parent (or its Affiliates) or the Company shall receive a request for additional information or documentary material from any Relevant Authority with respect to the transactions related to this MoU pursuant to the Antitrust Laws and FDI Laws with respect to which any such filings have been made, then to the extent reasonably practicable and unless prohibited by Law or by the applicable Relevant Authority, such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with such other party, an appropriate response to such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by Law or by the applicable Relevant Authority, each of Parent (and its Affiliates) and the Company shall (A) give each other reasonable advance notice of all meetings with any Relevant Authority relating to the transactions related to this MoU, (B) give each other an opportunity to participate in each of such meetings, (C) keep such other parties reasonably apprised with respect to any other substantive oral communications with any Relevant Authority regarding the transactions related to this MoU, (D) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the transactions related to this MoU, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Relevant Authority, (E) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Relevant Authority regarding the transactions related to this MoU, and (F) provide each other (or counsel of each party, as appropriate) with copies of all substantive written communications to or from any Relevant Authority relating to the transactions contemplated by this MoU. Any such disclosures, rights to participate or provisions of information by one party to another may be made on an outside counsel-only basis to the extent required under Law or as appropriate to protect confidential information.

6.2.   Other Consents.   The Parties shall use commercially reasonable efforts to, as promptly as practicable following the date hereof, obtain such waivers, consents, approvals and authorizations pursuant to the terms of Contracts to which the Company or any of its Subsidiaries is a party as is reasonably necessary or advisable in connection with the consummation of the Offer and the Post-Offer Reorganization. Notwithstanding anything to the contrary herein, neither the Company nor any of its Subsidiaries shall be required to pay any consent or other similar fee, “profit sharing” or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the consent, waiver or approval of any Person under any Contract.
6.3.   Treatment of Sensitive/Privileged Information.   The provisions of the Confidentiality Agreement shall apply to any information exchanged under this Article VI. The Parties shall share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Article VI in a manner so as to preserve the applicable privilege.
ARTICLE VII
ADDITIONAL COVENANTS
7.1.   Covenants of the Company.
7.1.1.   Conduct of Business.   The Company covenants and agrees that, after the date hereof and until the earlier of the Offer Acceptance Time or the termination of this MoU in accordance with its terms, except (A) as otherwise expressly contemplated by this MoU, (B) as required (or not permitted) by any Relevant Authority or applicable Law, (C) with the written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), (D) as set forth in Section 7.1.1 of the Company Disclosure Letter, (E) under the Company Share Plans or the Company Warrants, or (F) for Pandemic Measures, it shall, and shall cause its Subsidiaries, (x) to conduct the business of the Company and its Subsidiaries in the ordinary course of business, consistent with past practice, (y) to use commercially reasonable efforts to preserve intact the material components of the current business organization of the Company and its Subsidiaries, keep available the services of current officers and key employees, and maintain its relationships and goodwill with all material suppliers, material customers and Relevant Authorities, and (z) in addition to and without limiting the generality of the foregoing, not to:
(a)   (i) make any amendment to its Organizational Documents; (ii) split, combine or reclassify its outstanding shares or other equity interests; (iii) declare, set aside or pay any type of dividend, whether payable in cash, share or property, in respect of any Company Shares; or (iv) launch any repurchase program with respect to its shares or other equity interests that is not publicly announced as of the date hereof, other than in the ordinary course in connection with the exercise of or Tax withholdings on the vesting, settlement or payment, as applicable, under the Company Share Plans, the Company Benefit Plans and the Convertible Senior Notes;
(b)   except as permitted pursuant to Section 3.5, Section 7.1.1(d) or Section 7.1.1(e), (i) issue, sell, or dispose of any shares of the Company or any of its Subsidiaries (other than Company Shares issued or delivered pursuant to the exercise of Company Share Options or Company Warrants in accordance with their terms, the issuance or sale of Company Shares pursuant to the ESPP in accordance with its terms (as modified by Section 3.5.4), the issuance of Company Shares pursuant to Convertible Senior Notes that are granted and remain outstanding as of the execution and delivery of this MoU) or (ii) pledge or create a Lien (other than Permitted Liens or with respect to securities of its Subsidiaries, in connection with the incurrence of indebtedness in accordance with Section 7.1.1(c)), in each case of clauses (i) and (ii), with respect to (A) any shares of the Company or its Subsidiaries, (B) any securities convertible into or exchangeable or exercisable for shares of the Company or any of its Subsidiaries, (C) any options, warrants, calls, commitments or rights of any kind to acquire, shares of the Company or its Subsidiaries, or (D) any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company or its Subsidiaries on any matter, other than, in each case of clauses (i) and (ii) and with respect to securities of the Company’s Subsidiaries only, in transactions between the Company and any of its Subsidiaries or transactions between Subsidiaries;
(c)   incur any long term indebtedness for borrowed money (including any guarantee of such indebtedness), other than (i) as set forth in the Convertible Senior Notes; (ii) interest rate and cross-currency swaps on customary commercial terms consistent with past practice and not to exceed €5,000,000 of notional debt in the aggregate; (iii) borrowings and repayments for working capital purposes, and trade payables incurred, in the ordinary course of business; and (iv) indebtedness owing to the Company or any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;
(d)   in one or several transactions, transfer, exchange, swap or otherwise create a material Lien on (other than Permitted Liens) or dispose (whether by way of merger, consolidation, sale of shares or assets, or otherwise) of any material portion of the consolidated assets of the Company, including shares of the Company’s Subsidiaries, other than (i) the sale of inventory in the ordinary course of business, (ii) transactions solely between the Company and any of its Subsidiaries or transactions solely between the Company’s Subsidiaries or (iii) with respect to any Intellectual Property, as part of a transaction permitted by Section 7.1.1(i);
(e)   in one or several transactions, acquire (whether by merger, consolidation, purchase or otherwise) any Person or any division thereof or any material assets (including any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person), except for (i) transactions solely between the Company and any of its Subsidiaries or transactions solely between the Company’s Subsidiaries or (ii) any acquisitions (other than acquisitions of any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person) on commercially reasonable terms and at fair market value that both individually and in the aggregate do not exceed €5,000,000;
(f)   settle or agree to a compromise in respect of any claims or litigation if such settlement or compromise would involve, individually or in the aggregate, the payment of money by the Company or its Subsidiaries of €5,000,000 or more or would impose any material conduct requirement or restriction on the Company or its Subsidiaries;
(g)   enter into any Contract containing any non-compete or exclusivity provision or any similarly restrictive provision with respect to any line of business, Person or geographic area, in each case, that would materially restrict the Company and its Subsidiaries;
(h)   (i) other than in the ordinary course of business, enter into, materially amend, renew or terminate any Material Contract (or any other Contract that would be deemed a Material Contract if it had been entered into prior to the date of this MoU) or (ii) waive, release or assign any material rights or claims under any of the Material Contracts, in the case of each of clauses (i) and (ii), other than in the ordinary course of business consistent with past practice;
(i)   abandon, license, fail to maintain, permit to lapse or expire, subject to any Lien (other than a Permitted Lien or as a part of a transaction permitted by Section 7.1.1(c)), transfer, sell, or assign any material Intellectual Property, except, in each case, granting non-exclusive licenses in connection with the sale of products and services in the ordinary course of business;
(j)   fail to maintain in full force and effect, amend, or modify the existing material insurance policies (or alternative policies with comparable terms and conditions) covering the Company and its Subsidiaries and their respective properties, assets and businesses (including existing directors’ and officers’ liability (and fiduciary) insurance policies);
(k)   except as required by applicable Law, the existing terms of a Company Benefit Plan, or expressly under Section 3.5 of this MoU, (i) enter into, negotiate, adopt, amend, extend or terminate any Labor Agreement or other Labor Organization-related agreement or recognize or certify any Labor Organization or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries; (ii) establish, adopt, enter into, terminate, amend or modify any Company Benefit Plan (other than in accordance with Section 7.1.1(k)(iii) of this MoU); (iii) (x) enter into any change of control, transaction bonus, retention, termination or severance agreement or (y) grant, pay or increase any severance or termination pay to (other than pursuant to the severance practices described in Section 7.1.1(k) of the Company Disclosure Letter), or (z) enter into any employment, consulting or bonus agreement (other than employment or consulting agreements or offer letters, substantially consistent with a form made available to Parent prior to the date of this MoU, for new hires with an annual base salary of less than €200,000 in the ordinary course of business consistent with past practice) with, any current or former employee, director, officer or individual independent contractor; (iv) increase, decrease or accelerate the payment, funding, right to payment or vesting or lapsing of restrictions on any compensation or benefits of any current or former director, officer, employee or individual independent contractor, in each case, except for annual, promotion-related or merit-based increases in base salaries and any corresponding increase in annual bonus opportunities made in the ordinary course of business consistent with past practice; (v) hire new employees, engage new individual independent contractors or promote nonexecutive employees with annual cash compensation in excess of €200,000; (vi) terminate the employment or engagement of any executive-level employees or individual independent contractors with target annual cash compensation in excess of €200,000 (other than “for cause” terminations) or furlough or temporarily lay off any such individuals; or (vii) grant any new equity or equity-based awards or short- (other than payment of 2021 quarterly bonuses on existing terms and consistent with past practice) or long-term incentives under any Company Share Plan or otherwise except as provided in Section 7.1.1(k) of the Company Disclosure Letter;
(l)   implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would trigger the WARN Act;
(m)   (i) make any material Tax election (other than elections that are consistent with past practice); (ii) change, rescind, revoke, or otherwise modify any material Tax election; (iii) file any amended, refile, or otherwise modify any material Tax Return; (iv) adopt (outside the ordinary course of business) or change any material method of accounting; (v) settle, consent to, or compromise (in whole or in part) any assessment, audit or other examination, or administrative, judicial, or other proceeding related to a material amount of Taxes (including, without limitation, by entering into any closing or other settlement agreement with any Relevant Authority), except to the extent that any such settlement or compromise is not in excess of any reserves established for such matter on the Company’s financial statements included in the Company Reports; (vi) surrender any right to claim a material Tax refund, offset, or other reduction in liability; (vii) intentionally fail to pay any material Tax that, to the Company’s Knowledge, becomes due and payable (including any estimated Tax payments) (other than any such Taxes that are being contested in good faith by appropriate proceedings for which adequate accruals or reserves have been established in accordance with GAAP); (viii) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; (ix) participate in, initiate any discussion with respect to, or enter into any voluntary disclosure program (or similar program or agreement) with any Relevant Authority with respect to a material amount of Taxes; or (x) defer the payment of any material Tax or claim a material Tax credit pursuant to any COVID-19 Tax Measure; and
(n)   authorize or enter into an agreement to do any of the foregoing set forth in Sections 7.1.1(a) through (m) if the Company or such Subsidiary would be prohibited by the terms of Sections 7.1.1(a) through (m) from doing the foregoing;
provided that the termination of any Contract or any loss of business from a customer shall not in and of itself constitute a breach of this Section 7.1.1 (it being understood that this proviso does not limit the Company’s obligations under this Section 7.1.1).

7.1.2.   Alternate Proposal.
(a)   Notwithstanding anything to the contrary set forth in this MoU, during the period beginning immediately following the execution and delivery of this MoU and continuing until 12:01 a.m., Pacific time on April 10, 2021 (the “Go Shop Period” and such date, the “No Shop Period Start Date”), the Company and its Subsidiaries and their respective affiliates, directors, officers, employees, consultants, investment bankers, financial advisors, attorneys, accountants, agents, representatives and advisors (collectively, the “Representatives”) shall have the right to: (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Alternate Proposal Agreement; (ii) subject to the entry into, and in accordance with, a confidentiality agreement with the Company on terms not less restrictive in any material respect on such Person or group of Persons than the Confidentiality Agreement, furnish to any Person (and its Representatives and financing sources subject to the terms and obligations of such confidentiality agreement applicable to such Person) any non-public information relating to the Company or afford to any such Person (and such Representatives and financing sources) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Alternate Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Alternate Proposal, provided, however, that the Company will (y) promptly (and in any event within 48 hours) provide to Parent, or provide to Parent access to, any such non-public information concerning the Company that is provided to any such Person or its Representatives that was not previously provided or made available to Parent or its Representatives, and (z) not provide (and will instruct and use their commercially reasonable efforts to cause their Representatives not to provide) any competitively sensitive non-public information to any Person who is or whose Affiliates are a competitor of the Company and its Subsidiaries in connection with the actions permitted by this Section 7.1.2(a), except in accordance with customary “clean room” or other similar procedures; (iii) amend, modify or waive any rights under or release any Person from any “standstill” or other similar agreement with any Person solely to allow such Person to submit or amend an Alternate Proposal on a confidential basis to the Company Board; and (iv) participate or engage in discussions or negotiations with any such Person (and such Representatives and financing sources) with respect to an Alternate Proposal.
(b)   From the No Shop Period Start Date until the earlier of the Offer Acceptance Time or the termination of this MoU in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ respective Representatives not to, directly or indirectly, in any manner whatsoever (i) initiate, solicit, induce, or knowingly take any action with a view to facilitate or encourage, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Alternate Proposal, (ii) engage or otherwise participate in any discussions or negotiations (including by way of furnishing non-public information or granting access to any of the properties or assets of the Company or its Subsidiaries) with any Person relating to any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Alternate Proposal, (iii) accept, approve, endorse or recommend any Alternate Proposal, (iv) approve or recommend or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, tender offer agreement, merger agreement, acquisition agreement, business combination agreement, joint venture agreement, option agreement or other similar agreement in respect of any Alternate Proposal (any of the preceding in this sub-clause (iv), an “Alternate Proposal Agreement”), or (v) propose publicly or agree to do any of the foregoing related to any Alternate Proposal; provided, that, notwithstanding anything in this MoU to the contrary, from the No Shop Period Start Date until the Offer Acceptance Time, the Company and its Subsidiaries and their respective Representatives may engage in any of the actions described in clauses (i) through (v) above with any Exempt Person (but only for so long as such Person is and remains an Exempt Person).
(c)   During the period commencing upon the execution and delivery of this MoU and ending on the date on which the Company publicly announces the Company Board

Recommendation in accordance with Section 2.3, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ respective officers and directors (and each of them shall instruct and use commercially reasonable efforts to cause their respective Representatives) not to, initiate any consultation with the Works Council concerning any Alternate Proposal; provided, that, no discussion with the Works Council regarding an Alternate Proposal submitted prior to the date on which the Company publicly announces the Company Board Recommendation shall constitute a breach of this Section 7.1.2(c).
(d)   From and after the No Shop Period Start Date until the earlier of the Offer Acceptance Time or the termination of this MoU in accordance with its terms, the Company shall promptly (and in any event no later than the end of the next Business Day) after becoming aware of a receipt by the Company, any of its Subsidiaries or any of their respective Representatives of an Alternate Proposal or of any request for non-public information or inquiry relating to the Company or its Subsidiaries by any Person or a group of Persons who has or would reasonably be expected to make any Alternate Proposal, provide Parent with written notice of the material terms and conditions of such Alternate Proposal, request or inquiry (including in each case any subsequent material developments or modifications thereof), the identity of the Person or Persons (and if known to the Company, its or their ultimate beneficial owners) making any such Alternate Proposal, request or inquiry and any copies of (including amendments or proposed amendments) of any such Alternate Proposal, request or inquiry, and copies of any written letters of intent, proposals, agreements or other written materials (including in draft form) submitted by such Person or its Representatives. Thereafter, the Company shall promptly (and in any event within 48 hours) provide Parent with written notice setting forth all such information as is reasonably necessary to keep Parent informed of any material development, of the status and details (including any actions or discussions that may take place in accordance with Section 7.1.2(e)).
(e)   Notwithstanding anything in this MoU to the contrary, if, following the No Shop Period Date, the Company receives (other than as a result of a breach by the Company of Section 7.1.2(b)) any bona fide written Alternate Proposal or any written request for non-public information or inquiry relating to the Company or its Subsidiaries by any Person or group of Persons who has or is expected to make any bona fide written Alternate Proposal, in each case that the Company Board determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal, the Company may, subject to compliance with its obligations under this Section 7.1.2, engage in any of the actions referred to in Section 7.1.2(b)(ii); provided that (i) the Person or group of Persons making such Alternate Proposal or request, as applicable, for non-public information or inquiry has signed a confidentiality agreement with the Company on terms not less restrictive in any material respect on such Person or group of Persons than the Confidentiality Agreement and (ii) all information that is provided to such Person or group of Persons but was not previously provided to Parent shall be provided to Parent as promptly as practicable (and in any event no later than the end of the next Business Day).
(f)   Except as set forth in this Section 7.1.2(f), the Company or Company Board shall not make a Change in Company Announcement Statement or a Change in Company Board Recommendation. Notwithstanding the first sentence of this Section 7.1.2(f) or anything else to the contrary in this MoU, the Company or Company Board may (i) make a Change in Company Announcement Statement or take any action (or fail to take any action) that constitutes a Failure to Issue the Company Board Recommendation after the completion of the Consultation on the Offer in accordance with Section 2.3 or (ii) make a Change in Company Board Recommendation, as applicable, in response to the receipt of any bona fide written Alternate Proposal (received by the Company not in violation of Section 7.1.2(b)) that the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) constitutes a Superior Proposal. Prior to the Company Board making a Change in Company Announcement Statement (or taking any action (or failing to take any action) that constitutes a Failure to Issue the Company Board Recommendation) or a Change in Company Board Recommendation pursuant to this Section 7.1.2(f), the Company shall send a written notice to Parent that the Company intends, in accordance with the terms of this Section 7.1.2(f), to take such action, which notice shall include all material information relating to such Alternate Proposal (including the identity of the third party, the proposed transaction structure and financing, if any, and other material terms and conditions, including copies of all written agreements, documents or materials submitted in connection therewith). For a period of five (5) Business Days from the date on which Parent received such notice, the Company shall, upon the request of Parent, make itself available to Parent to discuss in good faith with Parent any changes to the terms of this MoU or the Offer irrevocably offered by Parent. If, after such five Business Day period, the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors in each case of international repute), after giving effect to such changes as are irrevocably offered by Parent, that such Alternate Proposal (i) continues to constitute a Superior Proposal and (ii) the failure to make a Change in Company Announcement Statement or a Change in Company Board Recommendation, as applicable, in response to such Superior Proposal would be inconsistent with its fiduciary duties under applicable Law, then the Company may make a Change in Company Announcement Statement or a Change in Company Board Recommendation, as applicable, in response to such Superior Proposal and may terminate this MoU pursuant to Section 9.4(b) (including payment of the Company Termination Fee); provided, however, that in the event of any material amendments or modifications to such Alternate Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 7.1.2(f) with respect to such new written notice (it being understood that the references to “five (5) Business Days” in respect of such new written notice will be three (3) Business Days). In the event the Company Board determines that such Alternate Proposal no longer constitutes a Superior Proposal, then the Company shall thereafter, with respect to such Alternate Proposal, be subject to the provisions of Section 7.1.2(b), Section 7.1.2(c), Section 7.1.2(d), Section 7.1.2(e), and this Section 7.1.2(f) in all respects.
(g)   From and after the No Shop Period Date until the earlier of the Offer Acceptance Time or the termination of this MoU in accordance with its terms, the Company shall, shall cause its Subsidiaries and its and their officers and directors to (and shall instruct and use commercially reasonable efforts to cause each of their respective Representatives to) (i) immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this MoU with any Person (other than an Exempt Person) conducted heretofore with respect or relating to any Alternate Proposal, (ii) promptly (and in any event no later than the end of the next Business Day) request the prompt return or destruction of all non-public information concerning the Company and its Subsidiaries theretofore furnished to any such Person, and (iii) terminate all access granted to any such Person and its Representatives to any physical or electronic data room (or any other diligence access). The Company shall promptly inform its Subsidiaries and its and its Subsidiaries’ Representatives of the obligations undertaken in this Section 7.1.2.
(h)   Nothing contained in this Section 7.1.2 shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company’s securityholders a position with respect to a tender or exchange offer by a third party contemplated by Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to securityholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to securityholders with regard to the transactions contemplated by this MoU or an Alternate Proposal; provided, however, that any Change in Company Announcement Statement or any Change in Company Board Recommendation may only be made in accordance with Section 7.1.2(f) or (ii) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.
(i)   From the date of this MoU until the earlier to occur of the No Shop Period Start Date and the termination of this MoU in accordance with its terms, the Company shall promptly (and in any event no later than the 48 hours) after becoming aware of a receipt by the Company, any of its Subsidiaries or any of their respective Representatives of an Alternate Proposal, provide Parent with the information described in the first sentence of Section 7.1.2(d) with respect to such Alternate Proposal. Within two (2) Business Days following the No Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth (A) the identity of each Exempt Person and (B) the material terms and conditions of the pending Alternate Proposal made by such Exempt

Person. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date of this MoU which prohibits the Company from complying with this Section 7.1.2(i).
(j)   Without limiting the foregoing, it is agreed that in the event any Subsidiary of the Company or any of the Company’s or its Subsidiaries’ respective Representatives (acting at the Company’s direction or with its approval or knowledge (without any duty of independent inquiry)) takes any action, on behalf of the Company, which, if taken by the Company, would constitute a breach of this Section 7.1.2, and the Company does not take reasonable action to seek to cure such breach within two (2) Business Days of the earlier of (i) the date on which the Company receives written notice from Parent or Purchaser of such breach and (ii) the date on which the Company first obtains knowledge of such breach, then the Company shall be deemed to be in breach of this Section 7.1.2.
7.1.3.   Access.   Subject to applicable Laws and the terms of the Confidentiality Agreement, upon the reasonable request of Parent, the Company shall (and shall cause its Subsidiaries to) use its commercially reasonable efforts to provide Parent’s directors, officers, employees, financing sources and other authorized Representatives (i) such information of the Company and its Subsidiaries as is reasonably necessary to facilitate the Company’s integration planning and operational transition planning efforts, (ii) such financial and operating data and other data relating to the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent may from time to time reasonably request, and (iii) such access to the Company’s officers, directors and employees as Parent may from time to time reasonably request; provided, however, that the Company shall not be required to provide access to or disclose any information if such access or disclosure (A) would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or violate any contract, Contract, Law or Order (provided that the Company shall use its commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or violation) or (B) could reasonably be expected to jeopardize the health and safety of any Representative of the Company or its Subsidiaries, including in light of any pandemic or epidemic (including COVID-19), any Pandemic Measures, any Protest Event, or any Protest Measures. No information provided pursuant to this Section 7.1.3 shall affect or be deemed to modify any representation or warranty made by the Company. All such information shall be governed by the terms of the Confidentiality Agreement. Any investigation pursuant to this Section 7.1.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Notwithstanding anything in this MoU to the contrary, neither Parent nor Purchaser, nor their respective counsel, financial advisors, auditors and other authorized representatives shall conduct any invasive investigation or sampling of any soil, subsurface strata, surface water, groundwater, sediments, air or building materials at, under, in or about any property owned, leased or operated by the Company or its Subsidiaries.
7.2.   Covenants of Parent and the Company.
7.2.1.   Publicity.   Except with respect to the Announcement, which is governed by Section 3.1, and except as contemplated by Section 7.1.2, each Party shall consult with to the extent reasonably practicable and, except as required by applicable Law, obtain the approval of the other Parties (such approval not to be unreasonably withheld, delayed or conditioned) before issuing any press release or public announcement with respect to the Offer, this MoU or the transactions contemplated hereby. In addition to the foregoing, except as contemplated by Section 7.1.2, or as required by applicable Law, neither the Company nor Parent shall issue any press release or otherwise make any public statement or disclosure concerning any other Party or any other Party’s business, financial condition or results of operations, to the extent not previously disclosed, without the prior written consent of such other Party (such consent not to be unreasonably withheld, delayed or conditioned); provided that, Parent and its Affiliates will be permitted, without the need for any consent, to disclose the terms of this Agreement and the transactions contemplated hereby to its current, former and prospective investors who are subject to customary duties of confidentiality to Parent or such Affiliates in connection with its fundraising activities and fund reporting requirements. For the avoidance of doubt, the provisions of this Section 7.2.1 do not apply to any announcement, document or publication in connection with an

Alternate Proposal, Superior Proposal, Change in Company Announcement Statement, Change in Company Board Recommendation, Failure to Issue the Company Board Recommendation, or litigation or arbitration among the Parties with respect to this MoU or the transaction contemplated hereby, as applicable.
7.2.2.   Further Assurances.   Except to the extent prohibited under applicable Law or contrary to the requirements of any Relevant Authority, and subject to Section 6.1 and Section 6.2 above (which, for the avoidance of doubt, set forth the Parties’ sole obligations with respect to the matters addressed therein), Parent and the Company shall use their respective reasonable best efforts to take or cause to be taken, on or after the date of this MoU, all actions reasonably necessary in furtherance of the consummation of the Offer and the Merger; provided, however, that, neither the Company nor any of its Subsidiaries shall be required to pay any consent or other similar fee, “profit sharing” or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the consent, waiver or approval of any Person under any Contract.
7.2.3.   Transaction Litigation.   To the extent permitted under applicable Law, each Party shall consult with the other Parties with respect to the defense or settlement of any shareholder litigation against any of the Parties or their respective officers or directors relating to the Offer and no Party shall agree to a settlement of any such litigation without the prior written consent of the other Parties (such consent not to be unreasonably withheld, delayed or conditioned).
7.2.4.   Insurance.
(a)   For six years following the Offer Acceptance Time and notwithstanding any termination of this MoU, with respect to the Company, Parent shall and, with respect to the Company’s Subsidiaries, Parent shall cause the respective Company’s Subsidiaries, as the case may be, to the extent permitted under applicable Law, to: (i) indemnify and hold harmless, against any costs or expenses (including attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any legal proceeding (whether formal or informal), and provide advancement of expenses to, all past and present directors and officers of the Company (in all of their capacities) on terms not less favorable to such director or officer than those provided to them by the Company or its Subsidiaries on the date of this MoU; and (ii) include and cause to be maintained in effect in the Company’s Subsidiaries’ (or any successor’s) Organizational Documents (to the extent such Organizational Documents have been made available to Parent prior to the date hereof) for a period of six years after the Offer Acceptance Time, provisions regarding elimination of liability of directors, indemnification of officers and directors, and advancement of expenses to officers and directors that are at least as favorable as those contained in the relevant Company’s Subsidiaries’ Organizational Documents (to the extent such Organizational Documents have been made available to Parent prior to the date hereof) on the date of this MoU. If the Company’s Subsidiaries or any of their successors or assigns (x) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (y) transfer all or substantially all of their properties and assets to any individual, corporation or other entity, then and in each such case, to the extent necessary, proper provisions shall be made so that the successors and assigns of the relevant Company’s Subsidiary shall assume all of the obligations set forth in this Section 7.2.4.
(b)   At or prior to the Offer Acceptance Time, the Company, in consultation with Parent, shall purchase an extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), which D&O Insurance shall, to the extent permitted under applicable Law, (i) have a term of six years from the Offer Acceptance Time and cover the Persons covered by such D&O Insurance for acts or omissions occurring prior to the Offer Acceptance Time, (ii) be from insurance carriers with comparable credit ratings as the Company’s current insurance carrier with respect to D&O Insurance and (iii) be on the terms, conditions, retentions and limits of liability not less favorable to the director or officer than the existing directors’ and officers’ liability (and fiduciary) insurance maintained by the Company; provided, however, that the amount paid by the Company in respect of any one policy year shall not be in excess of 200% of the annual premiums currently paid by the Company for such insurance. Parent shall, or shall cause the Company or any successor or assign, to maintain such policy in full force and effect and continue to honor the obligations thereunder.
(c)   Nothing in this MoU is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 7.2.4 is not prior to or in substitution for any such claims under such policies.
(d)   This covenant is intended to be for the benefit of, and shall be enforceable by, each of the past and present directors and officers of the Company (in all of their capacities) and their respective heirs and legal representatives. The rights to indemnification and advancement and the other rights provided for herein shall not be deemed exclusive of any other rights to which such Person is entitled, whether pursuant to Law, Contract or otherwise.
7.3.   Employee Matters.
(a)   For a period of 12 months following the date of the Offer Acceptance Time (or, if earlier, until the termination of the relevant Continuing Employee), Parent shall, or shall cause one of its Subsidiaries (including the Company and its Subsidiaries) to, provide to the Company Employees who are employed immediately prior to the Offer Acceptance Time and who remain in the employ of Parent, the Company or any of its Subsidiaries immediately after the Offer Acceptance Time (each individual, a “Continuing Employee”) (i) a base annual salary or hourly wage rate and cash bonus opportunity that is no less favorable than the base annual salary or hourly wage rate and cash bonus opportunity, respectively, to which such Continuing Employee was entitled immediately prior to the Offer Acceptance Time, (ii) other compensation (excluding any equity or equity-based compensation) that is no less favorable in the aggregate than the other compensation (excluding any deferred compensation, retention and change in control payments, transaction bonuses, equity, equity-based or other long-term compensation) provided to such Continuing Employee immediately prior to the Offer Acceptance Time and (iii) employee benefits (other than equity or equity-based, nonqualified deferred compensation, defined benefit pension, and retiree or post-employment health or welfare benefits) that are substantially comparable, in the aggregate, to those (other than equity or equity-based, nonqualified deferred compensation, defined benefit pension, and retiree or post-employment health or welfare benefits) made available by the Company and its Subsidiaries to the Continuing Employees immediately prior to the Offer Acceptance Time.
(b)   With respect to each material Company Benefit Plan, within twenty (20) Business Days after the date of this MoU, the Company shall deliver to Parent a true and complete copy of, as applicable: (i) each Company Benefit Plan and all material amendments thereto for which the Company previously only provided a high-level description pursuant to Section 4.14(a) or to the extent not provided prior to the date of this MoU, (ii) all related trust agreements, insurance contracts or policies or other funding arrangements and all amendments thereto, (iii) with respect to any such Company Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code, any applicable determination or opinion letter issued by the Internal Revenue Service of the United States (the “IRS”) confirming the tax-qualified status of such Company Benefit Plan, (iv) annual reports or returns, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the most recently completed plan year, (v) the most recent summary plan description, for each Company Benefit Plan subject to ERISA and all summaries of material modifications thereto and (vi) all related notices and correspondence from a Relevant Authority that relate to any Company Benefit Plan.
(c)   Following the Offer Acceptance Time, Parent shall use its reasonable best efforts, or shall cause its Subsidiaries (including the Company and its Subsidiaries) to use their reasonable best efforts to, cause any employee benefit plans established, maintained or contributed to by Parent or any of its Subsidiaries that cover the Continuing Employees following the Offer Acceptance Time (collectively, the “Parent Plans”) to (i) recognize the pre-Offer Acceptance Time service of participating Continuing Employees with the Company for purposes of vesting and eligibility to participate in any 401(k) and paid time off plans, and for purposes of determining the level of paid time off benefit entitlement, to the same extent and for the same purpose as such service was recognized under the corresponding Company Benefit Plan in effect prior to the Offer Acceptance Time except to the extent such service credit would result in a duplication of benefits or compensation for the same period, (ii) in the plan year in which the Offer Acceptance Time occurs, with respect to a Parent Plan that is a group health plan, use commercially reasonable efforts to (y) waive any pre-existing condition limitations for participating Continuing Employees to the extent such limitations did not apply or were satisfied under the comparable Company Benefit Plan in effect immediately prior to the Offer Acceptance Time and (z) provide credit to each participating Continuing Employee under the applicable Parent Plan that is a group health plan for amounts paid by the Continuing Employee prior to the Offer Acceptance Time during the year in which the Offer Acceptance Time occurs under the comparable Company Benefit Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of such Parent Plan.
(d)   Parent shall use its reasonable best efforts to cause, or shall cause the Company and its Subsidiaries to continue to credit under any applicable Parent Plans each Continuing Employee for all vacation and personal holiday pay that such Continuing Employee has accrued but has not used as of the Offer Acceptance Time.
(e)   Without limiting the generality of Section 10.4, nothing in this Section 7.3, express or implied, (i) is intended to or shall confer upon any Person other than the Parties hereto, including any Continuing Employee, any right, benefit or remedy of any nature whatsoever, including any third party beneficiary rights, under or by reason of this MoU, (ii) shall establish, or constitute an establishment, amendment, termination or modification of, or an undertaking to amend, establish, terminate or modify, any Company Benefit Plan, Parent Plan or any other benefit or compensation plan, program, policy, agreement or arrangement, (iii) shall alter or limit the ability of Parent, the Company or any of their respective Subsidiaries to (y) establish, amend, modify or terminate any benefit or compensation plan, program, policy, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (z) terminate the employment or service of any Person at any time for any or no reason, (iv) shall establish any covenant or obligation on the part of Parent or its Subsidiaries (including following the Offer Acceptance Time, the Company or any of its Subsidiaries) with respect to employees who are furloughed, terminated, temporarily laid off, or subject to reduced hours or benefits as a result of COVID-19-related circumstances or (v) shall create any obligation on the part of Parent or its Subsidiaries (including, following the Offer Acceptance Time, the Company or any of its Subsidiaries) to employ or engage any individual, including any Continuing Employee, for any period following the Offer Acceptance Time, or create any right to any particular term or condition of employment or service.
(f)   Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employees covered by a Labor Agreement shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms or applicable Law.
7.4.   Financing.
(a)   Parent shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to consummate the Equity Financing at or prior to the Offer Acceptance Time. Such actions shall include, but not be limited to, the following: (i) maintaining in effect the Equity Commitment Letter; (ii) complying with its obligations under the Equity Commitment Letter; (iii) satisfying on a timely basis all conditions precedent applicable to Parent or its Affiliates in the Equity Commitment Letter that are in Parent’s or its Affiliates’ control; (iv) enforcing its rights under the Equity Commitment Letter; and (v) consummating the Equity Financing at or prior to the Offer Acceptance Time, including by causing the financing sources named therein to fund the Equity Financing in accordance with the terms of this MoU and the Equity Commitment Letter.

(b)   Parent shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Equity Commitment Letter if such amendment, modification or waiver (i) reduces the aggregate amount of the Equity Financing, (ii) would impose new or additional conditions or other terms to the Equity Financing, or otherwise amend, modify or waive any of the conditions to the receipt of the Equity Financing, in a manner that would reasonably be expected to delay, prevent or impair the funding of the Equity Financing at the Offer Acceptance Time or make the satisfaction of the conditions to obtaining the Equity Financing less likely to occur or (iii) adversely impacts the ability of Parent or the Company to enforce its rights against the other parties to the Equity Commitment Letter in accordance with the terms and conditions contained therein.
7.5.   Post-Offer Reorganizations.
7.5.1.   Company Covenants.   As promptly as is reasonably practicable following the completion of the Post-Offer Consultation, the Company shall:
(a)   form Demerger Sub;
(b)   (i) execute and deliver the Demerger Agreement (together with all amendments reasonably agreed by Parent and the Company and all documents and instruments contemplated thereby in the form reasonably satisfactory to Parent and the Company, the “Demerger Documentation”) and (ii) comply with, and procure that Demerger Sub will comply with, the terms and conditions of the Demerger Documentation; and
(c)   (i) execute and deliver the Merger Agreement (together with all amendments reasonably agreed by Parent and the Company and all documents and instruments contemplated thereby in the form reasonably satisfactory to Parent and the Company, the “Merger Documentation”) and (ii) use their reasonable best efforts to comply with the terms and conditions of the Merger Documentation.
7.5.2.   Parent Covenants.   As promptly as is reasonably practicable after the date hereof, Parent shall:
(a)   procure that Purchaser forms a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the Laws of the Netherlands that is a direct, wholly owned subsidiary of Purchaser (“Merger Sub”);
(b)   (i) execute and deliver, and cause Merger Sub to execute and deliver, the Merger Documentation and (ii) comply with, and cause Merger Sub to comply with, the terms and conditions of the Merger Documentation; and
(c)   cause Merger Sub not to engage in any business activities, own property or incur any liabilities or obligations except as contemplated by this MoU or incident to its formation.
7.5.3.   Convertible Senior Notes.   At the Offer Acceptance Time, Parent and the Company shall, as and to the extent required by the Convertible Notes Indenture, execute, and use reasonable best efforts to cause the trustee to execute, any supplemental indenture(s) required by the Convertible Notes Indenture and deliver any certificates and other documents required by the Convertible Notes Indenture to be delivered by such persons in connection with such supplemental indenture(s). Prior to the Offer Acceptance Time, the Company shall deliver all notices and take all other actions required under the terms of the Convertible Senior Notes or the Convertible Notes Indenture (or required by applicable Law with respect to the Convertible Senior Notes or the Convertible Notes Indenture), including, without limitation, the giving of any notices that may be required in connection with the Offer, including with respect to any repurchases or conversions of the Convertible Senior Notes occurring as a result of or in connection with the Offer, and the Company will provide copies of such notice or other document to Parent a reasonable time (and in any event at least two (2) Business Days) prior to delivering any such notice or other document described in this Section 7.5.3 and shall reasonably consider all comments provided by Parent with respect thereto. For the avoidance of doubt, the transactions contemplated by this Agreement, wherever referred to in this Agreement, shall be deemed to include effecting any repurchases or conversions and taking all other actions required under the terms of the Convertible

Senior Notes and the Convertible Notes Indenture at and prior to the Offer Acceptance Time. Following the Offer Acceptance Time, Parent will (and will cause the Company to) ensure that the Convertible Senior Notes will not be converted into any consideration, other than cash.
7.5.4.   Additional Company Covenants.   Prior to the Offer Acceptance Time, the Company shall (and shall cause each of its Subsidiaries to) reasonably cooperate with Parent (at Parent’s sole cost) in order to facilitate the prompt consummation of (a) the Asset Sale, the Liquidation and Second Step Distribution, the Demerger and the Merger and (b) any of the other transactions contemplated by Section 3.7 that are approved by the Company in writing (which such approval shall not be unreasonably withheld, conditioned or delayed), in each case, following the Offer Acceptance Time. Notwithstanding anything in this MoU to the contrary, any actions taken by the Company or its Subsidiaries in furtherance of this Section 7.5.4 at the request of Parent shall not affect the representations, warranties, covenants or agreements of any of the parties hereto or the conditions to the obligations of any of the parties hereto hereunder and notwithstanding anything to the contrary in this Section 7.5.4, the parties agree that the taking of any such actions will not be taken into account for purposes of determining whether any Offer Condition or condition to the Transactions has been satisfied or whether any right of termination arises under Article IX.
7.5.5.   Rule 14d-10 Matters.   Prior to the scheduled expiration of the Offer, the Company (acting through the Company Board and its compensation committee) shall use reasonable efforts to take all such steps as may be required to cause to be exempt under Rule 14d-10 promulgated under the Exchange Act any then effective employment compensation, severance or other employee arrangement between the Company or any of its Subsidiaries and any director, officer or employee of the Company or any of its Subsidiaries who then holds Company Securities. Promptly upon Parent or any of its Affiliates entering into any such arrangement with any such Person, Parent will provide to the Company any and all information concerning such arrangements as may be needed by the Company to comply with this Section 7.5.5.
7.5.6.   No Employment Discussions.   Except as approved by the Company Board, at all times from and after the date of this Agreement until the Offer Acceptance Time, Parent and each of its Affiliates (including Purchaser) will not, and will not permit any of their respective Representatives to authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company or any of its Subsidiaries (i) regarding any continuing employment or consulting relationship Parent, Purchaser, the Company or any of their respective Subsidiaries from and after the Offer Acceptance Time; or (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than as set forth in Section 3.2 in connection with the Offer in respect of such holder’s Company Securities; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to Parent, Purchaser or the Company to finance any portion of the Transactions.
ARTICLE VIII
CONDITIONS
8.1.   Minimum Condition.   Notwithstanding any other terms or provisions of the Offer, neither Parent nor Purchaser shall be obligated to accept for payment, nor, subject to the rules and regulations of the SEC (including Rule 14e-1(c) promulgated under the Exchange Act), shall Parent or Purchaser be obligated to pay for, and Parent or Purchaser may delay the acceptance for payment of or payment for, any validly tendered Company Shares (including Company Shares represented by ADSs), pursuant to the Offer (and not theretofore accepted for payment or paid for), unless immediately prior to the expiration of the Offer (as extended in accordance with this MoU), the number of Company Shares (including Company Shares represented by ADSs) validly tendered pursuant to the Offer (and not properly withdrawn prior to any then scheduled Expiration Date) and Unsellable Vested Company Free Shares validly tendered (including, by exercising the Free Share Liquidity Mechanism) pursuant to the Offer (and not properly withdrawn prior to any then scheduled Expiration Date) that are validly tendered pursuant to the Offer, and Company Shares then beneficially owned by Parent or Purchaser (if any), represents at least 80%, or, in Parent or Purchaser’s sole discretion, a lower percentage; provided that in no event will such percentage be lower than 67%, of, without duplication, (a) all Company Shares (including Company Shares represented by ADSs) then outstanding (including any Company Shares held in escrow) plus (b) all Company Shares issuable upon the exercise, conversion or exchange of any options, warrants, convertible notes, stock appreciation rights, or other rights to acquire Company Shares then outstanding (including pursuant to any Company Share Options, Company Free Shares and Company Warrants but excluding pursuant to the Convertible Senior Notes), regardless of whether or not then vested but, in each case, after giving effect to the cancellation of any Company Share Options, Company Free Shares and Company Warrants in the manner set forth in Section 3.5.1, Section 3.5.2 and Section 3.5.3, as applicable (such condition in this Section 8.1, the “Minimum Condition”); provided that Parent or Purchaser may, in its sole discretion, amend at any time and from time to time any reference to 80% in the foregoing definition of Minimum Condition to a percentage not less than 67%. Notwithstanding any provision in this MoU to the contrary, neither Parent nor Purchaser, nor any other Person, may waive the Minimum Condition without the prior written consent of the Company.
8.2.   Additional Conditions to the Consummation of the Offer.   Notwithstanding any other provision of the Offer or this MoU, and in addition to (and not in limitation of) Purchaser’s rights to extend and amend the Offer (subject to the provisions of this MoU), and subject to any applicable rules and regulations of the SEC, Purchaser shall not be required to accept for payment or pay for any Company Shares tendered pursuant to the Offer or undertake and perform the other obligations of Purchaser pursuant to Section 3.5.1, Section 3.5.2 and Section 3.5.3, and may terminate the Offer and this MoU, if (i) the Minimum Condition has not been satisfied by one minute after 11:59 p.m. (New York City time) on the Expiration Date (including, for the avoidance of doubt, any extension thereof) or (ii) as of immediately prior to acceptance for payment of any Company Shares, any of the following conditions shall not be satisfied or have been waived to the extent legally permissible:
(a)   (i) the representations and warranties of the Company set forth in Sections 4.2(a) and 4.2(e) shall be true and correct in all respects, except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Parent and Purchaser, individually or in the aggregate, that is more than $7,500,000, (ii) the representations and warranties of the Company set forth in Sections 4.1, 4.2 (other than Sections 4.2(a) and 4.2(e)), 4.3, 4.21 and 4.23 shall be true and correct (without giving effect to any qualification set forth therein as to “materiality,” “Material Adverse Effect” or other qualifications based on the word “material” or similar phrases except the extent such representation or warranty relates to an affirmative obligation to list disclosure), except as would not be material to the Company and its Subsidiaries, taken as a whole, and (iii) each of the other representations and warranties of the Company set forth in Article IV shall be true and correct (without giving effect to any qualification set forth therein as to “materiality,” “Material Adverse Effect,” or other qualifications based on the word “material” or similar phrases, except with respect to Section 4.8(b) or to the extent such representation or warranty relates to an affirmative obligation to list disclosure), in the case of this clause (iii) only, where the failure of such representations and warranties of the Company to be so true and correct does not have, and would not reasonably be expected to have, a Material Adverse Effect, in each case of clauses (i), (ii), and (iii), as of the date of this MoU and as of the Expiration Date, as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case as of such specified date);
(b)   the Company shall have performed or complied in all material respects with all covenants and obligations that the Company is required to comply with or to perform under this MoU prior to the Expiration Date;
(c)   since the date of this MoU, there shall have not occurred a Material Adverse Effect;
(d)   Parent and Purchaser shall have received a certificate executed by an executive officer of the Company, dated as of the Expiration Date, to the effect that each of the conditions described in clauses (a), (b), and (c) of this Section 8.2 have been satisfied;
(e)   the Regulatory Approvals shall have been granted or obtained (or relevant waiting periods shall have expired or been terminated), unless waived by Parent in its sole discretion;

(f)   no Relevant Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order that is in effect and has the effect of making the Offer illegal or otherwise prohibiting the consummation of the Offer or the other transactions contemplated by this MoU (a “Restricting Law”); and
(g)   this MoU shall not have been validly terminated in accordance with its terms.
ARTICLE IX
TERMINATION
9.1.   Termination by Mutual Agreement.   This MoU may be terminated by mutual written agreement of Parent and the Company at any time prior to the Offer Acceptance Time.
9.2.   Termination by Either Party.   This MoU may be terminated by either Parent or the Company with a written notice to the other Party:
(a)   if the Offer Acceptance Time has not occurred by the Outside Date (as it may be extended in accordance with this MoU); provided, however, that the right to terminate this MoU pursuant to this Section 9.2(a) is not available to any Party whose failure to perform any covenant or obligation under this MoU has been the principal cause of the failure of the Offer Acceptance Time to occur prior to the Outside Date;
(b)   if any Relevant Authority of competent jurisdiction shall have (i) denied in writing any Regulatory Approval required under Section 8.2(e), or (ii) enacted, issued, promulgated, enforced or entered any Restricting Law, and in each case of clauses (i) and (ii) such denial or Restricting Law shall have become final, binding and non-appealable, as applicable; provided, however, that the right to terminate this MoU pursuant to this Section 9.2(b) shall not be available to any Party (x) whose failure to perform any covenant or obligation under this MoU (including any obligation under Section 6.1) or (y) whose material breach of this MoU has been the principal cause of, or resulted in, the occurrence of any of the events referred to in this Section 9.2(b); or
(c)   at any time prior to the public announcement of the Company Board Recommendation, if (i) the Company Board effects a Change in Company Announcement Statement or (ii) a Failure to Issue the Company Board Recommendation occurs, in each case, following the later of the Consultation on the Offer and the Post-Offer Consultation (or, in the case of a new consultation pursuant to Section 2.1(c), following such new consultation) in accordance with Section 2.3.
9.3.   Termination by Parent.   This MoU may be terminated by Parent prior to the Offer Acceptance Time with a written notice to the Company:
(a)   if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this MoU shall have occurred, which breach or failure to perform (i) would result in a failure of any Offer Condition and (ii) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured prior to the earlier of (x) 30 days after written notice thereof is given by Parent to the Company and (y) the Outside Date; provided that Parent shall not have the right to terminate this MoU pursuant to this Section 9.3(a) if Parent is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or
(b)   if (i) the Company Board effects a Change in Company Announcement Statement or a Failure to Issue the Company Board Recommendation occurs (other than solely in accordance with Section 2.3) or a Change in Company Board Recommendation or (ii) the Company shall have failed to include the Company Board Recommendation in the Schedule 14D-9 (except, in the case of clause (ii), to the extent that the Company effects a Change in Company Board Recommendation, the Company Effects a Change in Announcement Statement or there occurs a Failure to Issue the Company Board Recommendation in compliance with Section 7.1.2(f)).
9.4.   Termination by the Company.   This MoU may be terminated by the Company prior to the Offer Acceptance Time with a written notice to Parent:

(a)   if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Purchaser set forth in this MoU shall have occurred, which breach or failure to perform (a) shall have had a Parent Material Adverse Effect, and (b) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by the Company to Parent and (ii) the Outside Date; provided that the Company shall not have the right to terminate this MoU pursuant to this Section 9.4 if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or
(b)   in order to enter into an agreement with respect to a Superior Proposal pursuant to Section 7.1.2(f); provided, however, that the Company shall not terminate this MoU pursuant to this Section 9.4(b), unless in advance of or concurrently with such termination the Company pays, or causes to be paid, the Company Termination Fee; provided, however, that the Company has otherwise complied in all respects (other than de minimis noncompliance unrelated to such Superior Proposal) with the provisions of Section 7.1.2.
9.5.   Effect of Termination.
9.5.1.    Effect of Termination.   In the event of termination of this MoU pursuant to this Article IX, this MoU (other than as set forth in this Section 9.5 and Section 10.1) shall cease to have any further effect with no liability on the part of any Party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives), subject, where relevant, to full payment by the Company of the reimbursements or fees specified in Section 9.5.2; provided, however, that no such termination shall relieve any Party of any contractual or other liability or damages to the extent arising from any fraud or intentional breach of this MoU prior to termination of this MoU pursuant to this Article IX; provided, however, that the Parties shall cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Relevant Authority in connection with the Offer. For purposes of this MoU, “intentional breach” shall mean (a) with respect to any breach of a representation or warranty contained in this MoU, a material breach of such representation or warranty that has been made with the knowledge of the breaching Party, which breach would give rise to the failure of any Offer Condition, (b) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this MoU (other than those in Section 7.1.2), a material breach, or material failure to perform, that is a consequence of an act undertaken by the breaching Party with the knowledge that the taking of, or failure to take, such act is a material breach of this MoU, and (c) with respect to any breaches or failures to perform any of the covenants or other agreements contained in Section 7.1.2, a breach, or failure to perform, that is a consequence of an act undertaken by the breaching Party with the knowledge that the taking of, or failure to take, such act is a breach of Section 7.1.2. Notwithstanding the foregoing and subject to Section 10.16, and without limiting Section 10.16 and the express terms of the Equity Commitment Letter, (w) in no event shall the aggregate amount (whether relating to any losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses directly or indirectly incurred or suffered by any Person) payable by Parent, Purchaser or any of their respective Affiliates (including, for the avoidance of doubt, the Fund) or Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Parent Related Parties”) to the Company for breaches or violations of this Agreement or any other document, certificate or agreement referenced herein or executed or delivered in connection with the consummation of the transactions contemplated hereby exceed $167,603,691 (the “Parent Liability Limitation”) in the aggregate for all such breaches and violations, (x) in no event shall the Company be permitted or entitled to both a grant of specific performance that results in the Offer Acceptance Time occurring and any money damages (it being understood that the foregoing shall not limit the Company’s ability to pursue both remedies simultaneously), (y) in no event shall the Company seek or obtain, nor with it permit any of its Representatives or any other Person acting on its behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against the Parent Related Parties, and (z) in no event will the Company or any of its Affiliates be entitled to seek or obtain consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this MoU or the Transactions

(including the Offer), the termination of this MoU, the failure of the Offer Acceptance Time to occur or any claims or actions under applicable Law arising out of any such breach or termination. In addition, Parent may, at Parent’s election, settle, discharge, preclude, obviate and resolve any claims or Actions resulting from, relating to or arising out of the termination of this Agreement (including any claim or obligation with respect to the payment of money damages) by agreeing to consummate transactions required to be consummated at the Offer Acceptance Time in accordance with the terms of this Agreement and, subject to the satisfaction of the Minimum Condition, actually causing the Offer Acceptance Time to have occurred within three (3) Business Days thereafter.
9.5.2.    Fees Payable by the Company.
(a)   In the event that either Party terminates this MoU pursuant to Section 9.2(c), the Company shall within two (2) Business Days pay by wire transfer of same day funds to Parent an amount equal to $7,000,000, which amount the Parties acknowledge and agree represents a good faith estimate of the fees, costs and expenses (including financial and legal advisor fees) Parent will incur in connection with the transactions contemplated by this MoU (including the negotiation thereof) (the “Expense Reimbursement”).
(b)   The Company Termination Fee shall be payable by the Company to Parent in the event that Parent terminates this MoU pursuant to Section 9.3(b).
(c)   The Company Termination Fee shall be payable by the Company to Parent in the event that (i) (x) either Party terminates this MoU pursuant to Section 9.2(a) (solely as a result of the Minimum Condition failing to have been satisfied prior to such termination), (y) Parent terminates this MoU pursuant to Section 9.3(a) as a result of a material failure to perform any covenant or agreement on the part of the Company set forth in this MoU or (z) either Party terminates this MoU pursuant to Section 9.2(c) and (ii) (A) solely in the case of the foregoing clauses (x) and (y), following the execution and delivery of this MoU and prior to such termination, an Alternate Proposal has been publicly announced, made publicly known or otherwise publicly disclosed and not publicly withdrawn or otherwise publicly abandoned, (B) solely in the case of the foregoing clause (z), following the execution and delivery of this MoU and prior to such termination an Alternate Proposal has been disclosed or communicated (publicly or privately) to the Company Board, and (C) within nine months of such termination, the Company or any of its Subsidiaries consummates an Alternate Proposal or enters into an Alternate Proposal Agreement that is subsequently consummated (in each case, whether or not such Alternate Proposal is the same Alternate Proposal described in clause (A) or clause (B) above); provided that for the purposes of this Section 9.5.2(c), the term “Alternate Proposal” shall have the meaning set forth in Section 1.1, except that all references to “25%” in the definition of “Alternate Proposal” shall be replaced by “majority”.
(d)   The Company Termination Fee shall be payable by the Company to Parent in the event that the Company terminates this MoU pursuant to Section 9.4(b).
(e)   Any fee payable by the Company to Parent pursuant to this Section 9.5.2 shall, notwithstanding the termination of this MoU, be made by wire transfer of same day funds (i) within two (2) Business Days following a termination contemplated by Section 9.5.2(b), (ii) in the case of a termination by the Company pursuant to Section 9.4(b), concurrently with and as a condition to such termination and (iii) concurrently with the consummation of an Alternate Proposal Agreement contemplated by Section 9.5.2(c). For the avoidance of doubt, fees or reimbursements payable by the Company to Parent pursuant to this Section 9.5.2 are not cumulative and in no event shall more than one fee or reimbursement be payable by the Company to Parent pursuant to this Section 9.5.2.
(f)    Notwithstanding the obligation of the Company to pay the Expense Reimbursement or Company Termination Fee, as applicable, Parent may, in lieu of receipt thereof, elect in its sole discretion to make a claim and pursue money damages for any liability or damages resulting from any fraud or intentional breach by the Company of this MoU (it being understood that any such election shall be deemed an irrevocable waiver of Parent’s right to the Expense Reimbursement or Company Termination Fee, as applicable); provided that, (x) in no event shall the aggregate amount (whether relating to any losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses directly or indirectly incurred or suffered by any Person) payable by the Company Related Parties (as defined below) to Parent or any of its Affiliates for breaches or violations of this Agreement or any other document, certificate or agreement referenced herein or executed or delivered in connection with the consummation of the transactions contemplated hereby exceed $83,801,846 in the aggregate for all such breaches and violations (the “Company Liability Limitation”); (y) in no event shall Parent or any of its Affiliates seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against the Company Related Parties; and (z) in no event will Parent or any of its Affiliates be entitled to seek or obtain consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this MoU or the Transactions (including the Offer), the termination of this MoU, the failure of the Offer Acceptance Time to occur or any claims or actions under applicable Law arising out of any such breach, termination or failure. Subject to the foregoing sentence, and except in the case of fraud, Parent agrees that, upon any termination of this MoU under circumstances where the Expense Reimbursement or the Company Termination Fee is payable by the Company pursuant to this Section 9.5.2 and such Expense Reimbursement or the Company Termination Fee, as applicable, is paid in full, the receipt of the Expense Reimbursement or Company Termination Fee, as applicable, in such circumstance shall constitute the sole and exclusive remedy of Parent, Purchaser (and each of their respective Affiliates) against the Company and its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Company Related Parties”) for any and all losses and damages suffered or incurred as a result of the failure of the transactions contemplated by this MoU to be consummated or for a breach or failure to perform hereunder or otherwise arising out of, or directly or indirectly relating to, this MoU, the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby, and upon receipt of the Expense Reimbursement or the Company Termination Fee, as applicable, in such circumstance, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this MoU, the transactions contemplated hereby or in respect of any other document, theory of law or equity or oral representations made or alleged to be made in connection herewith or therewith, in contract, in tort or otherwise (except that the obligations under the Confidentiality Agreement shall continue to survive); provided that, the foregoing shall not be deemed to limit Parent’s right to collect the Expense Reimbursement pursuant to Section 9.5.2(a) and the Company Termination Fee pursuant to Section 9.5.2(c) following a termination of this MoU pursuant to Section 9.2(c) (it being understood that, if the Company Termination Fee is payable at such time as Parent has already received payment or concurrently receives payment from the Company of the Expense Reimbursement, the amount of the Expense Reimbursement actually received by Parent shall be deducted from the Company Termination Fee due and payable to Parent).
9.5.3.    Interest.   Each of the Company and Parent acknowledges that the agreements contained in this Section 9.5 are an integral part of the transactions contemplated by this MoU, and that, without these agreements, the other Party would not enter into this MoU; accordingly, if the Company fails to promptly pay or cause to be paid the amount due pursuant to this Section 9.5, and, in order to obtain such payment, Parent commences a judicial proceeding in accordance with Section 10.14 that results in an award or a judgment against the Company for the payment set forth in this Section 9.5 or any portion of such payment, the Company shall pay Parent its costs and expenses (including reasonable attorneys’ fees) in connection with such judicial proceedings in each case in accordance with Section 10.14, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date. In no event shall the Company be obligated pursuant to this Section 9.5 to pay the Company Termination Fee more than once, or the reimbursement of any fees, costs or expenses contemplated by Section 9.5.2(a) more than once, whether or not such fees may be payable under more than one provision of this MoU at the same or at different times and the occurrence of different events.

ARTICLE X
MISCELLANEOUS
10.1.   Survival.   This Article X, the agreements of the Company and Parent contained in Section 9.5 and the Confidentiality Agreement shall survive the termination of this MoU. No other representations, warranties, covenants and agreements in this MoU shall survive the consummation of the Offer or the termination of this MoU, other than covenants and agreements whose performance is expressly contemplated to occur after the consummation of the Offer (including, without limitation, the provisions set forth in Section 3.4 and Section 7.5, which shall survive until the consummation of the Post-Offer Reorganizations as described in Section 7.5). The Confidentiality Agreement shall terminate automatically at the Offer Acceptance Time.
10.2.   Amendment and Waiver.
(a)    Any provision of this MoU may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party or Parties against whom the waiver is to be effective; provided that any such amendment shall require the approval of a majority of the directors of the Company then in office who were not designated by Purchaser; provided, further that to the extent that there are no such directors or such directors are not available, the approval of the individuals set forth on Section 10.2(a) of the Company Disclosure Letter shall be required; provided, further that, notwithstanding any provision herein to the contrary, the Minimum Condition shall not be waived by Purchaser, Parent or any other Person without the prior written consent of the Company.
(b)    No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
10.3.   Assignment.   Neither this MoU nor any of the rights, interests or obligations under this MoU may be assigned, in whole or in part, by either Party (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that each of Parent or Purchaser may, without any consent required, assign its rights and obligations hereunder (a) to any of its Affiliates, (b) to any purchaser or acquirer of Parent, Purchaser, the Company or their respective Subsidiaries after the Offer Acceptance Time or (c) to any of its lenders as collateral security, in each case provided that no such assignment shall relieve Parent or Purchaser, as applicable, of its obligations hereunder. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the immediately preceding provisions of this Section 10.3, this MoU shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and assigns.
10.4.   Entire Agreement; No Third-Party Beneficiaries.   This MoU (including any Annexes hereto), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, and supersede all other prior agreements, understandings and undertakings among the Parties or any of their Affiliates with respect to the subject matter hereof and thereof. Other than as expressly provided in Section 7.2.4 with respect to any current or former director or officer of the Company (who shall have such rights as set forth in Section 7.2.4), Section 3.4 with respect to the Independent Directors, this MoU is not intended to, and does not confer upon any Person other than the Parties any rights or remedies hereunder.
10.5.   Severability.   The terms and conditions of this MoU shall be deemed severable and the invalidity or unenforceability of any term or condition shall not affect the validity or enforceability of the other terms or conditions hereof. If any term or condition of this MoU (or any portion thereof), or the application of any such term or condition (or any portion thereof) to any Person or any circumstance, is invalid or unenforceable, (i) a suitable provision shall be substituted therefor in order to carry out, so far as may not affect the interests of the Party or Parties concerned, as applicable, be valid and enforceable, the intent and purpose of such invalid or unenforceable provision or portion thereof and (ii) the remainder of this MoU and the application of such term or condition to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such term or condition, or the application thereof, in any other jurisdiction.
10.6.   Headings.   The Article, Section and paragraph headings and table of contents contained in this MoU are for reference purposes only and shall not in any way affect the meaning or interpretation of this MoU.
10.7.   Company Disclosure Letter.   Any disclosure contained in any section or subsection of the Company Disclosure Letter shall apply to and qualify that particular section or subsection of this MoU to which it corresponds and such other sections or subsections of this MoU to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also applies to or qualifies such other sections or subsections. The mere inclusion of any item in the Company Disclosure Letter as an exception to a representation or warranty of the Company in this MoU shall not be deemed to be an admission that such item is a material exception, fact, event or circumstance, or that such item, individually or in the aggregate, has been or is reasonably expected to have been, a Material Adverse Effect or trigger any other materiality qualification.
10.8.   Expenses.   Except as otherwise expressly provided in this MoU, all costs and expenses incurred in connection with this MoU and the transactions contemplated by this MoU shall be paid by the Party incurring such expenses.
10.9.   Transfer Taxes.   Except as otherwise expressly provided in this MoU, all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Offer or the transactions contemplated by this MoU shall be paid by Parent.
10.10.   Remedies.   Except as otherwise expressly provided in this MoU, any and all remedies expressly conferred upon a Party to this MoU shall be cumulative with, and not exclusive of, any other remedy contained in this MoU. The exercise by a Party to this MoU of any one remedy shall not preclude the exercise by it of any other remedy.
10.11.   Privilege.   To the extent that any confidential information exchanged between the Parties in connection with this MoU is covered or protected by legal advice, litigation, common interest or any other applicable privilege or doctrine, disclosure of such confidential information to a Party or its representatives does not constitute a waiver of any such privilege. Each Party agrees to assert all such privileges in opposition to any request for disclosure of confidential information propounded by any third party.
10.12.   Notices.   All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by an international courier service, or if sent by email (provided that written confirmation of receipt of email is issued to the sender of the notice), and a hard copy of such notice is also delivered by international courier service one Business Day after transmission to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:
If to Parent:
Tahoe Bidco (Cayman), LLC
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, California 94111
Email: sboro@thomabravo.com; cvirnig@thomabravo.com
Attention: Seth Boro; Chip Virnig
With a copy to (which shall not constitute a notice to Parent):
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Email: corey.fox@kirkland.com; bradley.reed@kirkland.com; peter.stach@kirkland.com
Attention: Corey D. Fox, P.C.; Bradley C. Reed, P.C.; Peter Stach

and
Kirkland & Ellis LLP
43/45 avenue Kléber, 75116
Paris, France
Email: vincent.ponsonnaille@kirkland.com
Attention: Vincent Ponsonnaille
If to the Company:
Talend S.A.
800 Bridge Parkway
Suite 200
Redwood City, California 94065
Email: cbemont@talend.com
Attention: Christal Bemont
With a copy to (which shall not constitute a notice to the Company):
Wilson Sonsini Goodrich & Rosati
One Market Plaza
Spear Tower, Suite 3300
San Francisco, CA, 94105
Email: rishi@wsgr.com; mbaudler@wsgr.com; psandor@wsgr.com
Attention: Rob Ishii; Mark Baudler; Patrick Sandor
and
Gide Loyrette Nouel A.A.R.P.I
15 rue de Laborde
75008
Paris, France
Email: TEZENAS-DU-MONTCEL@gide.com; dj.sebag@gide.com
Attention: Antoine Tezenas-Du-Montcel; David-James Sebag
Any notice given by mail or international courier service shall be effective when delivered. Any notice given by email after 17:00 (in the place of receipt) on a Business Day or on a day that is not a Business Day shall be deemed received on the following Business Day.
10.13.   Governing Law.   This MoU shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state; provided that the fiduciary duties of the Company Board shall be exclusively governed by and construed in accordance with the laws of France, without regard to the conflicts of law rules of such jurisdiction.
10.14.   Jurisdiction.   The Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this MoU, the transactions contemplated hereby or the negotiation, validity or performance of this MoU (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.12 shall be deemed effective service of process on such party.

10.15.   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS MOU, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS MOU.
10.16.   Specific Performance.   The Parties hereto agree that irreparable damage would occur if any provision of this MoU were not performed in accordance with its terms, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the Parties hereto agree that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this MoU or to enforce specifically the performance of the terms and provisions hereof in any court referred to in Section 10.14, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity.
10.17.   Counterparts.   This MoU may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this MoU to be duly executed by their respective authorized officers as of the date set forth on the cover page of this MoU.
TALEND S.A.
By:
/s/ Christal Bemont

Name:
Christal Bemont

Title:
Chief Executive Officer

[Signature Page to Memorandum of Understanding]

IN WITNESS WHEREOF, the Parties hereto have caused this MoU to be duly executed by their respective authorized officers as of the date set forth on the cover page of this MoU.
TAHOE BIDCO (CAYMAN), LLC
By:
/s/ Seth Boro

Name:
Seth Boro

Title:
Authorised Signatory

[Signature Page to Memorandum of Understanding]

ANNEX 1
See attached.

ANNEX 2
•
Part I, Chapter 3 of the Austrian Cartel Act 2005, as amended.

•
German Act against Restraints of Competition, as amended (Gesetz gegen Wettbewerbsbeschränkungen)

ANNEX C
March 9, 2021
Board of Directors
Talend S.A.
5-7, rue Salomon de Rothschild
92150 Suresnes
France
Members of the Board:
We understand that Talend S.A., a French societè anonyme (the “Company”), and Tahoe Bidco (Cayman) LLC, an exempted company incorporated under the laws of the Cayman Islands (“Parent”), propose to enter into a Memorandum of Understanding (the “MOU”), pursuant to which, among other things, Parent will (in certain circumstances) cause the commencement by Tahoe Bidco B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the Laws of the Netherlands (“Purchaser”), of a tender offer (the “Offer”) for any and all of the outstanding ordinary shares of the Company, nominal value €0.08 per share (“Company Shares”), and American Depositary Shares representing Company Shares (“Company ADSs”), for $66.00 per Company Share and per Company ADS in cash, without interest (the “Consideration”). The terms and conditions of the Offer are more fully set forth in the MOU.
You have asked for our opinion as to whether the Consideration to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the MOU by the holders of Company ADSs, in their capacity as holders of Company ADSs (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.
For purposes of the opinion set forth herein, we have reviewed a draft, dated as of March 9, 2021, of the MOU (the “Draft MOU”), certain related documents and certain publicly available financial statements of the Company and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for Company ADSs and compared the financial performance of the Company and the prices and trading activity of Company ADSs with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Offer will be consummated in accordance with the terms set forth in the Draft MOU, without any modification, waiver or delay. We have also assumed that the final executed MOU will not differ in any material respect from the Draft MOU reviewed by us. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Offer, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Offer. We have not made any independent evaluation or appraisal

C-1

of the assets or liabilities (contingent or otherwise) of the Company or its affiliates, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Offer. We will receive a fee for our services, a portion of which was paid upon our engagement, and a portion of which will become payable upon rendering of this opinion. We will also receive an additional, larger fee if the Offer is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.
Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.
This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to whether any Holder should tender Company Shares or Company ADSs in connection with the Offer and does not in any manner address the price at which Company ADSs will trade at any time.
Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Offer, or the relative merits of the Offer as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the MOU by the Holders, and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration. We also express no opinion regarding the consideration to be received by any holder of Ordinary Shares under the MOU in such holder’s capacity as a holder of Ordinary Shares.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Offer Consideration to be received pursuant to the Offer pursuant to, and in accordance with, the terms of the MOU by the Holders of Company ADSs, in their capacity as such Holders, is fair, from a financial point of view, to such Holders.
Yours faithfully,
/s/ QATALYST PARTNERS LP
QATALYST PARTNERS LP

C-2

Important : Avant d'exercer votre choix, veuillez prendre connaissance des instructions situées au verso - ***Important : Before selecting please refer to instructions on reverse side***
Quelle que soit l'option choisie, noircir comme ceci ■ la ou les cases correspondantes, dater et signer au bas du formulaire - ***Whichever option is used, shade box(es) like this ■, date and sign at the bottom of the form***

TALEND

Société Anonyme au capital de 2 608 210,56 €
Siège Social :
5-7 rue Salomon de Rothschild
92150 Suresnes
484 175 252 R.C.S. NANTERRE

ASSEMBLÉE GÉNÉRALE MIXTE

Convoquée à huis clos pour le 26 Juillet 2021 à 14h30
Au Siège Social : 5-7 rue Salomon de Rothschild - 92150 Suresnes

COMBINED GENERAL MEETING

To be held in closed session, on July 26th, 2021, at 2:30 p.m.
At the registered Office : 5-7 rue Salomon de Rothschild - 92150 Suresnes

CADRE RÉSERVÉ À LA SOCIÉTÉ - *FOR COMPANY'S USE ONLY*

Identifiant - *Account*

Nombre d'actions / *Number of shares*
- Nominatif / *Registered*
  - Vote simple / *Single vote*
  - Vote double / *Double vote*
- Porteur / *Bearer*

Nombre de voix - *Number of voting rights*

☐ **JE VOTE PAR CORRESPONDANCE / *I VOTE BY POST***
Cf. au verso (2) - *See reverse (2)*

Je vote **OUI** à tous les projets de résolutions présentés ou agréés par le Conseil d'Administration ou le Directoire ou la Gérance, à l'EXCEPTION de ceux que je signale en noircissant comme ceci ■ l'une des cases "Non" ou "Abstention". / *I vote **YES** all the draft resolutions approved by the Board of Directors, EXCEPT those indicated by a shaded box, like this ■, for which I vote No or I abstain.*

	1	2	3	4	5	6	7	8	9	10
Non / No	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
Abs.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
	11	**12**	**13**	**14**	**15**	**16**	**17**	**18**	**19**	**20**
Non / No	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
Abs.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
	21	**22**	**23**	**24**	**25**	**26**	**27**	**28**	**29**	**30**
Non / No	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
Abs.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
	31	**32**	**33**	**34**	**35**	**36**	**37**	**38**	**39**	**40**
Non / No	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
Abs.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
	41	**42**	**43**	**44**	**45**	**46**	**47**	**48**	**49**	**50**
Non / No	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
Abs.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

Sur les projets de résolutions non agréés, je vote en noircissant la case correspondant à mon choix.
On the draft resolutions not approved, I cast my vote by shading the box of my choice.

	A	B
Oui / Yes	☐	☐
Non / No	☐	☐
Abs.	☐	☐
	C	**D**
Oui / Yes	☐	☐
Non / No	☐	☐
Abs.	☐	☐
	E	**F**
Oui / Yes	☐	☐
Non / No	☐	☐
Abs.	☐	☐
	G	**H**
Oui / Yes	☐	☐
Non / No	☐	☐
Abs.	☐	☐
	J	**K**
Oui / Yes	☐	☐
Non / No	☐	☐
Abs.	☐	☐

Si des amendements ou des résolutions nouvelles étaient présentés en assemblée, je vote **NON** sauf si je signale un autre choix en noircissant la case correspondante :
*In case amendments or new resolutions are proposed during the meeting, I vote **NO** unless I indicate another choice by shading the corresponding box:*

- Je donne pouvoir au Président de l'assemblée générale. / *I appoint the Chairman of the general meeting*........ ☐
- Je m'abstiens. / *I abstain from voting*........ ☐
- Je donne procuration [cf. au verso renvoi (4)] à M., Mme ou Mlle, Raison Sociale pour voter en mon nom........ ☐
  I appoint [see reverse (4)] Mr, Mrs or Miss, Corporate Name to vote on my behalf........

☐ **JE DONNE POUVOIR AU PRÉSIDENT DE L'ASSEMBLÉE GÉNÉRALE**
Cf. au verso (3)

I HEREBY GIVE MY PROXY TO THE CHAIRMAN OF THE GENERAL MEETING
See reverse (3)

☐ **JE DONNE POUVOIR À :** Cf. au verso (4)
pour me représenter à l'Assemblée

I HEREBY APPOINT: *See reverse (4)*
to represent me at the above mentioned Meeting

M. Mme ou Mlle, Raison Sociale / Mr, Mrs or Miss, Corporate Name

Adresse / Address

ATTENTION : Pour les titres au porteur, les présentes instructions doivent être transmises à votre banque.

***CAUTION:** As for bearer shares, the present instructions will be valid only if they are directly returned to your bank.*

Nom, prénom, adresse de l'actionnaire (les modifications de ces informations doivent être adressées à l'établissement concerné et ne peuvent être effectuées à l'aide de ce formulaire). **Cf au verso (1)**
Surname, first name, address of the shareholder *(Change regarding this information have to be notified to relevant institution, no changes can be made using this proxy form).* ***See reverse (1)***

Pour être pris en considération, tout formulaire doit parvenir au plus tard :
To be considered, this completed form must be returned no later than:

sur 1ère convocation / *on 1st notification*	**sur 2ème convocation** / *on 2nd notification*
23 juillet 2021 / *July 23rd, 2021*	

à / *to* BNP Paribas Securities Services,
CTO, Service Assemblées,
Grands Moulins de Pantin,
9, rue du Débarcadère,
93761 Pantin Cedex

Date & Signature

« Si le formulaire est renvoyé daté et signé mais qu'aucun choix n'est coché (carte d'admission / vote par correspondance / pouvoir au président / pouvoir à mandataire), cela vaut automatiquement pouvoir au Président de l'assemblée générale »
'If the form is returned dated and signed but no choice is checked (admission card / postal vote / power of attorney to the President / power of attorney to a representative), this automatically applies as a proxy to the Chairman of the General Meeting'

CONDITIONS D'UTILISATION DU FORMULAIRE

(1) GENERALITES : Il s'agit d'un formulaire unique prévu par l'article R. 225-76 du Code de Commerce.
QUELLE QUE SOIT L'OPTION CHOISIE :

Le signataire est prié d'inscrire très exactement, dans la zone réservée à cet effet, ses nom (en majuscules), prénom usuel et adresse (les modifications de ces informations doivent être adressées à l'établissement concerné et ne peuvent être effectuées à l'aide de ce formulaire).

Pour les personnes morales, le signataire doit renseigner ses nom, prénom et qualité.

Si le signataire n'est pas l'actionnaire (exemple : Administrateur légal, Tuteur, etc.) il doit mentionner ses nom, prénom et la qualité en laquelle il signe le formulaire de vote.

Le formulaire adressé pour une assemblée vaut pour les assemblées successives convoquées avec le même ordre du jour (article R. 225-77 alinéa 3 du Code de Commerce).

Le texte des résolutions figure dans le dossier de convocation joint au présent formulaire (article R. 225-81 du Code de Commerce). Ne pas utiliser à la fois « Je vote par correspondance » et « Je donne pouvoir » (article R. 225-81 paragraphe 8 du Code de Commerce). Un guide méthodologique de traitement des assemblées générales, incluant une grille de lecture de ce formulaire de vote par correspondance est disponible sur le site de l'AFTI : www.afti.asso.fr.

La version française de ce document fait foi.

(2) VOTE PAR CORRESPONDANCE

Article L. 225-107 du Code de Commerce (extrait) :

"Tout actionnaire peut voter par correspondance, au moyen d'un formulaire dont les mentions sont fixées par décret en Conseil d'Etat. Les dispositions contraires des statuts sont réputées non écrites.

Pour le calcul du quorum, il n'est tenu compte que des formulaires qui ont été reçus par la société avant la réunion de l'assemblée, dans les conditions de délais fixées par décret en Conseil d'Etat. Les formulaires ne donnant aucun sens de vote ou exprimant une abstention ne sont pas considérés comme des votes exprimés"

La majorité requise pour l'adoption des décisions est déterminée en fonction des voix exprimées par les actionnaires présents ou représentés. Les voix exprimées ne comprennent pas celles attachées aux actions pour lesquelles l'actionnaire n'a pas pris part au vote, s'est abstenu ou a voté blanc ou nul. (articles L. 225-96 et L. 225-98 du Code de Commerce et, s'agissant des sociétés ayant adopté le statut de la société européenne, et articles 57 et 58 du Règlement du Conseil (CE) N°2157/2001 relatif au statut de la société européenne)

Si vous votez par correspondance : vous devez obligatoirement noircir la case "Je vote par correspondance" au recto.

1 - il vous est demandé pour chaque résolution en noircissant individuellement les cases correspondantes :

- soit de voter "Oui" (vote exprimé par défaut pour les projets de résolutions présentés ou agréés, en l'absence d'un autre choix);
- soit de voter "Non";
- soit de vous "Abstenir" en noircissant individuellement les cases correspondantes.

2 - Pour le cas où des amendements aux résolutions présentées ou des résolutions nouvelles seraient déposées lors de l'assemblée, il vous est demandé d'opter entre vote contre (vote exprimé par défaut en l'absence d'un autre choix), pouvoir au président de l'assemblée générale, abstention ou pouvoir à personne dénommée en noircissant la case correspondant à votre choix.

(3) POUVOIR AU PRÉSIDENT DE L'ASSEMBLÉE GÉNÉRALE

Article L. 225-106 du Code de Commerce (extrait) :

"Pour toute procuration d'un actionnaire sans indication de mandataire, le président de l'assemblée générale émet un vote favorable à l'adoption de projets de résolutions présentés ou agréés par le conseil d'administration ou le directoire, selon le cas, et un vote défavorable à l'adoption de tous les autres projets de résolution. Pour émettre tout autre vote, l'actionnaire doit faire choix d'un mandataire qui accepte de voter dans le sens indiqué par le mandant".

(4) POUVOIR À UNE PERSONNE DÉNOMMÉE

Article L. 225-106 du Code de Commerce (extrait) :

"I - Un actionnaire peut se faire représenter par un autre actionnaire, par son conjoint ou par le partenaire avec lequel il a conclu un pacte civil de solidarité.

II - Le mandat ainsi que, le cas échéant, sa révocation sont écrits et communiqués à la société. Les conditions d'application du présent alinéa sont précisées par décret en Conseil d'Etat.

III - Avant chaque réunion de l'assemblée générale des actionnaires, le président du conseil d'administration ou le directoire, selon le cas, peut organiser la consultation des actionnaires mentionnés à l'article L. 225-102 afin de leur permettre de désigner un ou plusieurs mandataires pour les représenter à l'assemblée générale conformément aux dispositions du présent article.

Cette consultation est obligatoire lorsque, les statuts ayant été modifiés en application de l'article L. 225-23 ou de l'article L. 225-71, l'assemblée générale ordinaire doit nommer au conseil d'administration ou au conseil de surveillance, selon le cas, un ou des salariés actionnaires ou membres des conseils de surveillance des fonds communs de placement d'entreprise détenant des actions de la société. Cette consultation est également obligatoire lorsque l'assemblée générale extraordinaire doit se prononcer sur une modification des statuts en application de l'article L. 225-23 ou de l'article L. 225-71.

Les clauses contraires aux dispositions des alinéas précédents sont réputées non écrites."

Article L. 22-10-39 du Code de Commerce:

"Outre les personnes mentionnées au I de l'article L. 225-106, un actionnaire peut se faire représenter par toute autre personne physique ou morale de son choix lorsque les actions de la société sont admises aux négociations sur un marché réglementé ou sur un système multilatéral de négociation soumis aux dispositions du II de l'article L. 433-3 du code monétaire et financier dans les conditions prévues par le règlement général de l'Autorité des marchés financiers, figurant sur une liste arrêtée par l'autorité dans des conditions fixées par son règlement général, à condition dans cette seconde hypothèse, que les statuts le prévoient.

Les clauses contraires aux dispositions du précédent alinéa sont réputées non écrites."

Article L. 22-10-40 du Code de Commerce

"Lorsque, dans les cas prévus au premier alinéa du I de l'article L. 22-10-39, l'actionnaire se fait représenter par une personne autre que son conjoint ou le partenaire avec lequel il a conclu un pacte civil de solidarité, il est informé par son mandataire de tout fait lui permettant de mesurer le risque que ce dernier poursuive un intérêt autre que le sien.

Cette information porte notamment sur le fait que le mandataire ou, le cas échéant, la personne pour le compte de laquelle il agit :

1° Contrôle, au sens de l'article L. 233-3, la société dont l'assemblée est appelée à se réunir ;

2° Est membre de l'organe de gestion, d'administration ou de surveillance de cette société ou d'une personne qui la contrôle au sens de l'article L. 233-3 ;

3° Est employé par cette société ou par une personne qui la contrôle au sens de l'article L. 233-3 ;

4° Est contrôlé ou exerce l'une des fonctions mentionnées au 2° ou au 3° dans une personne ou une entité contrôlée par une personne qui contrôle la société, au sens de l'article L. 233-3.

Cette information est également délivrée lorsqu'il existe un lien familial entre le mandataire ou, le cas échéant, la personne pour le compte de laquelle il agit, et une personne physique placée dans l'une des situations énumérées aux 1° à 4°.

Lorsqu'en cours de mandat, survient l'un des faits mentionnés aux alinéas précédents, le mandataire en informe sans délai son mandant. A défaut par ce dernier de confirmation expresse du mandat, celui-ci est caduc.

La caducité du mandat est notifiée sans délai par le mandataire à la société.

Les conditions d'application du présent article sont précisées par décret en Conseil d'Etat."

Article L. 22-10-41 du Code de commerce

"Toute personne qui procède à une sollicitation active de mandats, en proposant directement ou indirectement à un ou plusieurs actionnaires, sous quelque forme et par quelque moyen que ce soit, de recevoir procuration pour les représenter à l'assemblée d'une société mentionnée au premier alinéa de l'article L. 22-10-39, rend publique sa politique de vote.

Elle peut également rendre publiques ses intentions de vote sur les projets de résolution présentés à l'assemblée. Elle exerce alors, pour toute procuration reçue sans instructions de vote, un vote conforme aux intentions de vote ainsi rendues publiques. Les conditions d'application du présent article sont précisées par décret en Conseil d'Etat."

Article L. 22-10-42 du Code de commerce

"Le tribunal de commerce dans le ressort duquel la société a son siège social peut, à la demande du mandant et pour une durée qui ne saurait excéder trois ans, priver le mandataire du droit de participer en cette qualité à toute assemblée de la société concernée en cas de non-respect de l'obligation d'information prévue aux troisième à septième alinéas de l'article L. 22-10-40 ou des dispositions de l'article L. 22-10-41. Le tribunal peut décider la publication de cette décision aux frais du mandataire. Le tribunal peut prononcer les mêmes sanctions à l'égard du mandataire sur demande de la société en cas de non-respect des dispositions de l'article L. 22-10-41."

Les informations à caractère personnel recueillies dans le cadre du présent document sont nécessaires à l'exécution de vos instructions de vote. Vous disposez d'un certain nombre de droits concernant vos données (accès, rectification, etc.). Ces droits peuvent être exercés auprès de votre teneur de compte aux coordonnées indiquées par ce dernier.
BP2S opère des traitements de données personnelles vous concernant. Le détail de ces traitements et l'ensemble de vos droits concernant vos données figurent dans la Notice d'information sur la protection des données personnelles, disponible sur le site institutionnel de BP2S : https://securities.bnpparibas.com/fr/data-protection-notice.html

FORM TERMS AND CONDITIONS

(1) GENERAL INFORMATION: This is the sole form pursuant to article R. 225-76 du Code de Commerce
WHICHEVER OPTION IS USED:

The signatory should write his/her exact name and address in capital letters in the space provided e.g. a legal guardian: (Change regarding this information have to be notified to relevant institution, no change can be made using this proxy form).

If the signatory is a legal entity, the signatory should indicate his/her full name and the capacity in which he is entitled to sign on the legal entity's behalf.

If the signatory is not the shareholder (e.g. a legal guardian), please specify your full name and the capacity in which you are signing the proxy.

The form sent for one meeting will be valid for all meetings subsequently convened with the same agenda (art. R. 225-77 alinéa 3 du Code de Commerce).

The text of the resolutions is in the notification of the meeting which is sent with this proxy (article R. 225-81 du Code de Commerce). Please do not use both "I vote by post" and "I hereby appoint" (article R. 225-81 du Code de Commerce).

A guide relating to the general meetings processing, including an interpretation grid of this proxy form, is available on the AFTI website at: www.afti.asso.fr

The French version of this document governs; The English translation is for convenience only.

(2) POSTAL VOTING FORM

Article L. 225-107 du Code de Commerce (extract) :

"Any shareholder may vote by post, using a form the wording of which shall be fixed by a decree approved by the Conseil d'Etat. Any provisions to the contrary contained in the memorandum and articles of association shall be deemed nonexistent.

When calculating the quorum, only forms received by the company before the meeting shall be taken into account, on conditions to be laid down by a decree approved by the Conseil d'Etat. The forms giving no voting direction or indicating abstention shall not be considered as votes cast.

The majority required for the adoption of the general meeting's decisions shall be determined on the basis of the votes cast by the shareholders present or represented. The votes cast shall not include votes attaching to shares in respect of which the shareholder has not taken part in the vote or has abstained or has returned a blank or spoilt ballot paper (articles L. 225-96 and L. 225-98 du Code de Commerce and, for the companies which have adopted the statute of European company, articles 57 and 58 of the Council Regulation (EC) n°2157/2001 on the statute for a European company).

If you wish to use the postal voting form, you have to shade the box on the front of the document: "I vote by post".

1 - In such event, please comply for each resolution the following instructions by shading boxes of your choice:

- either vote "Yes" (in absence of choice, vote expressed by default for the approved draft resolutions),
- or vote "No",
- or vote "Abstention" by shading boxes of your choice.

2 - In case of amendments or new resolutions during the general meeting, you are requested to choose between vote "No" (vote expressed by default in absence of choice), proxy to the chairman of the general meeting, "Abstention" or proxy to a mentioned person individual or legal entity by shading the appropriate box.

(3) PROXY TO THE CHAIRMAN OF THE GENERAL MEETING

Article L. 225-106 du Code de Commerce (extract):

"In case of any power of representation given by a shareholder without naming a proxy, the chairman of the general meeting shall issue a vote in favor of adopting a draft resolutions submitted or approved by the Board of Directors or the Management Board, as the case may be, and a vote against adopting any other draft resolutions. To issue any other vote, the shareholder must appoint a proxy who agrees to vote in the manner indicated by his principal."

(4) PROXY TO A MENTIONED PERSON (INDIVIDUAL OR LEGAL ENTITY)

Article L. 225-106 du Code de Commerce (extract):

"I - A shareholder may be represented by another shareholder, by his or her spouse, or by his or her partner who he or she has entered into a civil union with.

II - The proxy as well as its dismissal, as the case may be, must be written and made known to the company. A Conseil d'Etat decree specifies the implementation of the present paragraph.

III - Before every general meeting, the chairman of the board of directors or the management board, as the case may be, may organise a consultation with the shareholders mentioned in article L. 225-102 to enable them to appoint one or more proxies to represent them at the meeting in accordance with the provisions of this Article.

Such a consultation shall be obligatory where, following the amendment of the memorandum and articles of association pursuant to article L. 225-23 or article L. 225-71, the ordinary general meeting is required to appoint to the board of directors or the supervisory board, as the case may be, one or more shareholder employees or members of the supervisory board of the company investment funds that holds company's shares. Such a consultation shall also be obligatory where a special shareholders' meeting is required to take a decision on an amendment to the memorandum and articles of association pursuant to article L. 225-23 or article L. 225-71.

Any clauses that conflict with the provisions of the preceding sub-paragraphs shall be deemed non-existent."

Article L. 22-10-39 du Code de commerce

"He or she can also be represented by an individual or legal entity of his or her choice:

1° When the shares are admitted to trading on a regulated market;

2° When the shares are admitted to trading on a multilateral trading facility which is subject to the provisions of the paragraph II of the article L. 433-3 of the Code monétaire et financier as provided by the general regulation of the Autorité des marchés financiers (French Financial Markets Regulatory Authority), included on a list issued by the AMF subject to the conditions provided by its general regulation, and stated in the company memorandum and articles of association."

Article L. 22-10-40 du Code de commerce

"When, in the events envisaged by the first paragraph of the article L. 22-10-39, the shareholder is represented by a person other than his or her spouse or his or her partner who he or she has entered into a civil union with, he or she is informed by the proxy of any event enabling him or her to measure the risk that the latter pursue an interest other than his or hers.

This information relates in particular to the event that the proxy or, as the case may be, the person on behalf of whom it acts :

1° Controls, within the meaning of article L. 233-3, the company whose general meeting has to meet;

2° Is member of the management board, administration or supervisory board of the company or a person which controls it within the meaning of the article L. 233-3;

3° Is employed by the company or a person which controls it within the meaning of article L. 233-3;

4° Is controlled or carries out one of the functions mentioned with the 2° or the 3° in a person or an entity controlled by a person who controls the company, within the meaning of the article L. 233-3.

This information is also delivered when a family tie exits between the proxy or, as the case may be, the person on behalf of whom it acts, and a natural person placed in one of the situations enumerated from 1° to 4° above. When during the proxy, one of the events mentioned in the preceding subparagraphs occurs, the proxy informs without delay his constituent. Failing by the latter to confirm explicitly the proxy, this one is null and void.

The termination of the proxy is notified without delay by the proxy to the company. The conditions of application of this article are determined by a Conseil d'Etat decree."

Article L. 22-10-41 du Code de commerce

"Any person who proceeds to an active request of proxy, while proposing directly or indirectly to one or more shareholders, under any form and by any means, to receive proxy to represent them at the general meeting of a company mentioned in the first paragraph of the article L. 22-10-39, shall release its voting policy.

It can also release its voting intentions on the draft resolutions submitted to the general meeting. It exercises then, for any proxy received without voting instructions, a vote in conformity with the released voting intentions. The conditions of application of this article are determined by a Conseil d'Etat decree."

Article L. 22-10-42 du Code de commerce

"The commercial court of which the company' s head office falls under can, at the request of the constituent and for a duration which cannot exceed three years, deprive the proxy of the right to take part in this capacity to any general meeting of the relevant company in the event of non-compliance with mandatory information envisaged from the third to seventh paragraphs of article L. 22-10-40 or with the provisions of article L. 22-10-41. The court can decide the publication of this decision at the expenses of the proxy.

The court can impose the same sanctions towards the proxy on request of the company in the event of non- compliance of the provisions of the article L. 22-10-41."

Personal data included in this form are necessary for the execution of your voting instructions. You have certain minimum rights regarding your data (access, correction…). These rights may be exercised using the contact details provided by your custodian.
BP2S processes personal data about you. Details of these treatments and all your data rights can be found in the Personal Data Protection Information Notice, available on the BP2S website: https://securities.bnpparibas.com/data-protection-notice.html

23/12/2020

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TALEND S.A.

Ordre du jour de l'Assemblée générale ordinaire des actionnaires

Si vous choisissez de donner pouvoir au président de l'assemblée générale pour voter en votre nom, le président émettra un vote favorable à l'adoption des résolutions suivantes.

Les points suivants, proposés par le Conseil d'administration, seront soumis au vote de l'Assemblée générale ordinaire 2021 :

1. Nomination d'Amy Coleman Redenbaugh en qualité d'administrateur sous condition suspensive ;
2. Nomination de Kenneth Virnig en qualité d'administrateur sous condition suspensive ;
3. Nomination de Mike Hoffmann en qualité d'administrateur sous condition suspensive ;
4. Nomination d'Elizabeth Yates en qualité d'administrateur sous condition suspensive ;
5. Nomination de David Murphy en qualité d'administrateur sous condition suspensive ;
6. Nomination de Kristin Nimsger en qualité d'administrateur sous condition suspensive ;
7. Nomination de Jim Hagan en qualité d'administrateur sous condition suspensive ;

Agenda of the Ordinary Shareholders' Meeting

Please note that if you grant a proxy to the chairman of the meeting to vote your ordinary shares, the chairman will vote in favor of adopting the following resolutions.

The following matters proposed by the Board of Directors will be considered at the 2021 Ordinary Shareholders' Meeting:

<u>Ordre du jour de l'Assemblée générale extraordinaire des actionnaires :</u>

Si vous choisissez de donner pouvoir au président de l'assemblée générale pour voter en votre nom, le président émettra un vote favorable à l'adoption des résolutions suivantes.

Les points suivants, proposés par le Conseil d'administration, seront soumis au vote de l'Assemblée générale extraordinaire 2021 :

8. Examen et approbation d'un projet de traité d'apport partiel d'actif et approbation de l'apport partiel d'actif qui en est l'objet, placé sous le régime juridique des scissions, consenti par la Société au profit de Talend SAS, filiale à 100 % de la Société, de l'ensemble de ses éléments d'actif et de passif, droits et obligations de toute nature et autres rapports juridiques liés à son activité conformément aux termes du traité d'Apport et délégation de pouvoirs au Conseil d'administration pour la mise en œuvre dudit apport ;

9. Examen et approbation d'un projet de traité de fusion transfrontalière et approbation de la fusion-absorption qui en est l'objet, de la Société par Tahoe AcquireCo B.V., une société à responsabilité limitée (*besloten vennootschap met beperkte aansprakelijkheid*) de droit néerlandais, conformément aux termes du traité de fusion ; et

10. Pouvoirs pour formalités.

<u>Agenda of the Extraordinary Shareholders' Meeting</u>:

Please note that if you grant a proxy to the chairman of the meeting to vote your ordinary shares, the chairman will vote in favor of adopting the following resolutions.

The following matters proposed by the Board of Directors will be considered at the 2021 Extraordinary Shareholders' Meeting:

10. Powers for formalities.

Address change ☐ Mark box, sign, and indicate changes/comments below:

TALEND S.A.

TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS (“ADRs”) REPRESENTING ORDINARY SHARES (“SHARES”) OF TALEND S.A.

Please refer to the reverse side of this card for the Resolutions to be voted at the Meeting.

PLEASE FOLD HERE

Ordinary Shareholders’ Meeting

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Res. 1	☐	☐	☐	Res. 5	☐	☐	☐
Res. 2	☐	☐	☐	Res. 6	☐	☐	☐
Res. 3	☐	☐	☐	Res. 7	☐	☐	☐
Res. 4	☐	☐	☐				

Extraordinary Shareholders’ Meeting

	FOR	AGAINST	ABSTAIN
Res. 8	☐	☐	☐
Res. 9	☐	☐	☐
Res. 10	☐	☐	☐

Mark box at immediate right if you wish to give a discretionary proxy to the Chairman of the Company’s General Shareholders’ Meeting. PLEASE NOTE: Marking this box voids any other instructions indicated above. ☐

Sign below Date:________________________

Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the face of this card and on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

AGENDA

Ordinary Shareholders' Meeting

Extraordinary Shareholders' Meeting

Talend S.A.
JPMorgan Chase Bank, N.A., Depositary
PO Box 64506, Saint Paul MN 55164-0506

Voting Instruction Card

JPMorgan Chase Bank, N.A. (the "Depositary") has received advice that a Combined General Meeting of Shareholders (the "Meeting") of Talend S.A. (the "Company") will be held at 5-7 rue Salomon de Rothschild, 92150, Suresnes, France, on Monday, July 26, 2021, at 2:30 p.m. (Paris time), for the purposes set forth on this card.

In accordance with the provisions governing the ADRs, each registered holder of ADRs (each a "Holder") at the close of business on June 30, 2021 (NY time) (the "ADR Record Date") will, subject to any applicable provisions of French law and of the Company's By-Laws, be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the Shares represented by the American Depositary Shares ("ADSs") evidenced by such Holder's ADRs. If you are desirous of having the Shares represented by your ADSs voted by the Depositary FOR or AGAINST or to ABSTAIN from the Resolutions to be proposed at the Meeting, or any of them, as the case may be, kindly execute and forward this Voting Instruction Card to the Depositary. The enclosed postage paid envelope is provided for this purpose. The Voting Instruction Card should be executed in such a manner as to show clearly whether you desire the Depositary to vote FOR or AGAINST or to ABSTAIN from each of the Resolutions, or any of them, as the case may be. Alternatively, you may check a box to give a discretionary proxy to the Chairman of the Board of Directors to vote in favor of all Resolutions endorsed by the Company's Board of Directors and against any Resolutions not so endorsed. To be valid, a properly completed and executed Voting Instruction Card MUST reach the Depositary before 12:00 p.m. (NY time) on July 19, 2021. By submitting this Voting Instruction Card, you will be requesting and authorizing the Depositary to vote or cause to be voted the Shares represented by their ADSs evidenced by your ADRs in accordance with the instructions contained herein at the Meeting.

Upon actual receipt by the ADR department of the Depositary of instructions of an eligible Holder in the manner and on or before the 12:00 p.m. (NY time) July 19, 2021 deadline set forth above, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Shares to vote or cause to be voted the Shares represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. To the extent voting instructions are not so timely or properly received by the Depositary from any Holder, the Shares represented by such Holder's ADSs will not be voted at the Meeting.

If you wish to collect further information about the Resolutions, the Company has instructed us to notify you to go to the Company's Investors' website at: https://investor.talend.com/.

NOTE: The Depositary has not reviewed the Company's website or any of the items thereon, and is not liable for the contents thereof.

JPMorgan Chase Bank, N.A., Depositary

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.